PROSPECTUS SUPPLEMENT
(To Prospectus dated August 10, 2006)
$1,173,704,000
(Approximate)

HarborView Mortgage Loan Trust
Mortgage Loan Pass-Through Certificates, Series 2006-8

Class	Approximate Principal Balance	Pass-Through Rate
Class 1A-1	$ 360,539,000	Variable
Class 2A-1A	$ 422,772,000	Variable
Class 2A-1B	$ 176,155,000	Variable
Class 2A-1C	$ 105,693,000	Variable
Class B-1	$ 29,820,000	Variable
Class B-2	$ 25,645,000	Variable
Class B-3	$ 5,964,000	Variable
Class B-4	$ 19,085,000	Variable
Class B-5	$ 8,350,000	Variable
Class B-6	$ 11,928,000	Variable
Class B-7	$ 7,753,000	Variable

Greenwich Capital Acceptance, Inc. Depositor	HarborView Mortgage Loan Trust 2006-8 Issuing Entity

Greenwich Capital Financial Products, Inc. Sponsor and Seller	Wells Fargo Bank, N.A. Master Servicer and Securities Administrator

Consider carefully the risk factors beginning on page S-13 in this prospectus supplement and on page 6 in the prospectus.

The certificates represent obligations of the trust fund only and do not represent an interest in or obligation of the sponsor, the depositor, their affiliates or any other entity.

This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

The Trust Fund
•      The trust fund will issue 15 classes of certificates, of which the 11 classes listed above are offered by this prospectus supplement and the prospectus.
•      The assets of the trust fund will consist primarily of adjustable rate residential mortgage loans. The mortgage loans will be segregated into two loan groups as described in this prospectus supplement.

The Certificates
•      The certificates represent ownership interests in the trust fund.
•      The initial class principal balances of the classes of the offered certificates may vary in the aggregate by 10%.
•      Each class of offered certificates will bear interest at the applicable interest rate calculated as described in this prospectus supplement.
•      Principal and interest will be payable monthly, as described in this prospectus supplement. The first distribution date will be September 21, 2006.
•      Credit enhancement for the offered certificates includes subordination, loss allocation, overcollateralization, excess interest and limited cross-collateralization features.

Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Greenwich Capital Markets, Inc. (the “Underwriter”) will offer the certificates pursuant to this prospectus supplement from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor with respect to the offered certificates are estimated to be approximately 99.99% of their initial total principal balance plus accrued interest, if applicable, before deducting issuance expenses payable by the depositor, estimated to be approximately $600,000. See “Method of Distribution” in this prospectus supplement.

August 28, 2006

FOR EUROPEAN PURCHASERS ONLY: IN RELATION TO EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”), THE UNDERWRITER HAS REPRESENTED AND AGREED THAT WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE (THE “RELEVANT IMPLEMENTATION DATE”) IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF SECURITIES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE PRIOR TO THE PUBLICATION OF A PROSPECTUS IN RELATION TO THE SECURITIES WHICH HAS BEEN APPROVED BY THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE OR, WHERE APPROPRIATE, APPROVED IN ANOTHER RELEVANT MEMBER STATE AND NOTIFIED TO THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE, ALL IN ACCORDANCE WITH THE PROSPECTUS DIRECTIVE, EXCEPT THAT IT MAY, WITH EFFECT FROM AND INCLUDING THE RELEVANT IMPLEMENTATION DATE, MAKE AN OFFER OF SECURITIES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE AT ANY TIME: (A) TO LEGAL ENTITIES WHICH ARE AUTHORISED OR REGULATED TO OPERATE IN THE FINANCIAL MARKETS OR, IF NOT SO AUTHORISED OR REGULATED, WHOSE CORPORATE PURPOSE IS SOLELY TO INVEST IN SECURITIES; (B) TO ANY LEGAL ENTITY WHICH HAS TWO OR MORE OF (1) AN AVERAGE OF AT LEAST 250 EMPLOYEES DURING THE LAST FINANCIAL YEAR; (2) A TOTAL BALANCE SHEET OF MORE THAN €43,000,000 AND (3) AN ANNUAL NET TURNOVER OF MORE THAN €50,000,000, AS SHOWN IN ITS LAST ANNUAL OR CONSOLIDATED ACCOUNTS; OR (C) IN ANY OTHER CIRCUMSTANCES WHICH DO NOT REQUIRE THE PUBLICATION BY THE ISSUER OF A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

Table of Contents

Page
The Offered Certificates	1
Summary of Terms	2
Risk Factors	13
Glossary	21
The Mortgage Loan Groups	21
Additional Information	57
Static Pool Information	57
The Depositor	57
The Sponsor and Seller	58
Affiliations and Relationships	58
Mortgage Loan Origination	58
The Master Servicer and the Securities Administrator	63
The Servicers	63
Mortgage Loan Servicing	64
Servicing and Administration of the Trust Fund	68
Fees and Expenses of the Trust Fund	72
The Pooling and Servicing Agreement	73
Description of the Certificates	83
Yield, Prepayment and Maturity Considerations	101
Material Federal Income Tax Consequences	120
State Taxes	122
ERISA Considerations	122
Legal Investment Considerations	125
Use of Proceeds	125
Method of Distribution	126
Legal Matters	126
Ratings	126
Glossary of Terms	128
Annex A: Global Clearance, Settlement and Tax Documentation Procedures	A-1
Annex B: Final Maturity Reserve Schedule	B-1

The Offered Certificates

The certificates consist of the classes of certificates listed in the tables below, together with the Class B-8, Class C, Class P and Class R Certificates. Only the classes of certificates listed in the tables below are offered by this prospectus supplement.

Class	Class Principal Balance(1)	Interest Rate Formula (until Optional Termination Date)(2)(3)	Interest Rate Formula (after Optional Termination Date)(3)(4)	Final Scheduled Distribution Date(5)	Expected Final Distribution Date(6)	CUSIP Number	Initial Certificate Ratings
							Moody’s	S&P
Class 1A-1	$ 360,539,000	LIBOR + 0.200%	LIBOR + 0.400%	July 2036	November 2014	41161G AA 1	Aaa	AAA
Class 2A-1A	$ 422,772,000	LIBOR + 0.190%	LIBOR + 0.380%	July 2036	November 2014	41161G AC 7	Aaa	AAA
Class 2A-1B	$ 176,155,000	LIBOR + 0.250%	LIBOR + 0.500%	July 2036	November 2014	41161G AD 5	Aaa	AAA
Class 2A-1C	$ 105,693,000	LIBOR + 0.280%	LIBOR + 0.560%	July 2036	November 2014	41161G AE 3	Aaa	AAA
Class B-1	$ 29,820,000	LIBOR + 0.390%	LIBOR + 0.585%	July 2036	November 2014	41161G AF 0	Aa1	AA+
Class B-2	$ 25,645,000	LIBOR + 0.400%	LIBOR + 0.600%	July 2036	November 2014	41161G AG 8	Aa2	AA
Class B-3	$ 5,964,000	LIBOR + 0.440%	LIBOR + 0.660%	July 2036	November 2014	41161G AH 6	Aa2	AA-
Class B-4	$ 19,085,000	LIBOR + 0.550%	LIBOR + 0.825%	July 2036	November 2014	41161G AJ 2	A1	A+
Class B-5	$ 8,350,000	LIBOR + 0.600%	LIBOR + 0.900%	July 2036	November 2014	41161G AK 9	A2	A
Class B-6	$ 11,928,000	LIBOR + 1.250%	LIBOR + 1.875%	July 2036	November 2014	41161G AL 7	Baa1	BBB+
Class B-7	$ 7,753,000	LIBOR + 2.300%	LIBOR + 3.450%	July 2036	July 2014	41161G AM 5	Baa2	BBB-
__________________________
(1)	These balances are approximate, as described in this prospectus supplement.

(2)
Reflects the interest rate formula up to and including the earliest possible distribution date on which the master servicer has the option to purchase the mortgage loans as described in this prospectus supplement under “The Pooling and Servicing Agreement—Optional Termination of the Trust Fund.”

(3)
Subject to a maximum rate equal to the lesser of (1) the product of (a) the weighted average of the net loan rates (as defined in this prospectus supplement) of the mortgage loans as of the first day of the related due period (as defined in this prospectus supplement) multiplied by (b) the quotient of 30 divided by the actual number of days in the accrual period and (2) the net maximum rate cap (as defined in this prospectus supplement).

(4)
Reflects the interest rate formula after the option to purchase the mortgage loans is not exercised by the master servicer at the earliest possible distribution date as described in this prospectus supplement under “The Pooling and Servicing Agreement—Optional Termination of the Trust Fund.”

(5)
The final scheduled distribution date for the offered certificates is based upon the first distribution date following the month of the last scheduled payment of the latest maturing 30-year mortgage loan.

(6)
The expected final distribution date, based upon (a) a constant prepayment rate of 25% annually and the structuring assumptions used in this prospectus supplement, each as described under “Yield, Prepayment and Maturity Considerations—Structuring Assumptions” and (b) the assumption that the option to purchase the mortgage loans is exercised by the master servicer on the earliest possible distribution date as described in this prospectus supplement under “The Pooling and Servicing Agreement—Optional Termination of the Trust Fund.” The actual final distribution date for each class of offered certificates may be earlier or later, and could be substantially later, than the applicable expected final distribution date listed above.

Summary of Terms

•  This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read carefully this entire document and the accompanying prospectus.

•  This summary provides an overview of certain calculations, cash flow priorities and other information to aid your understanding and is qualified by the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus. Some of the information consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, and various other matters, all of which are beyond our control. Accordingly, what actually happens may be very different from what we predict in our forward-looking statements.

•  Whenever we refer in this prospectus supplement to a percentage of some or all of the mortgage loans expected to be included as trust fund assets or in a loan group, that percentage has been calculated on the basis of the total stated principal balance of those mortgage loans as of August 1, 2006, unless stated otherwise. We explain in this prospectus supplement under “The Mortgage Loan Groups—General” how the stated principal balance of a mortgage loan is calculated. Whenever we refer in this Summary of Terms or in the Risk Factors section of this prospectus supplement to the total principal balance of any mortgage loans, we mean the total of their stated principal balances, unless we specify otherwise.

Offered Certificates

The offered certificates will be book-entry securities clearing through The Depository Trust Company in the U.S. or upon request through Clearstream, Luxembourg or Euroclear in Europe, in minimum denominations of $25,000 and integral multiples of $1 in excess thereof; provided, however, that the underwriter will only sell offered certificates to initial investors in minimum total investment amounts of $100,000.

The Class B-8, Class C, Class P and Class R Certificates will be issued by the trust fund but not offered by this prospectus supplement or the prospectus. Information about the Class B-8, Class C, Class P and Class R Certificates is being included only as far as it relates to the offered certificates.

See “Description of the Certificates—General,” “—Book-Entry Registration and Definitive Certificates” and “The Mortgage Loan Groups” in this prospectus supplement and “The Trust Fund—The Mortgage Loans—General” in the prospectus for additional information.

Cut-off Date

The cut-off date is August 1, 2006. The cut-off date is the date after which the issuing entity will be entitled to receive all collections on and proceeds of the mortgage loans.

Closing Date

On or about August 30, 2006.

Sponsor and Seller

Greenwich Capital Financial Products, Inc.

See “The Sponsor and Seller” in this prospectus supplement for additional information.

Depositor

Greenwich Capital Acceptance, Inc. The depositor’s address is 600 Steamboat Road, Greenwich, Connecticut 06830, and its telephone number is (203) 625-2700.

See “The Depositor” in this prospectus supplement for additional information.

Issuing Entity

HarborView Mortgage Loan Trust 2006-8, a common law trust formed under the laws of the State of New York.

Trustee

Deutsche Bank National Trust Company.

See “The Pooling and Servicing Agreement—The Trustee” in this prospectus supplement for additional information.

Securities Administrator

Wells Fargo Bank, N.A.

See “The Pooling and Servicing Agreement—The Securities Administrator” in this prospectus supplement for additional information.

Master Servicer

Wells Fargo Bank, N.A.

See “The Master Servicer” in this prospectus supplement for additional information.

Servicers

As of the cut-off date, IndyMac Bank F.S.B. will service approximately 99.46% of the group 1 mortgage loans, and another servicer will service approximately 0.54% of the group 1 mortgage loans. As of the cut-off date, IndyMac Bank F.S.B. and Washington Mutual Bank will service approximately 81.26% and 12.09% of the group 2 mortgage loans, respectively, and other servicers will service approximately 6.65% of the group 2 mortgage loans. See “The Servicers” and “Servicing of Mortgage Loans” in this prospectus supplement for additional information.

Credit Risk Manager

Clayton Fixed Income Services Inc. (formerly known as The Murrayhill Company) will monitor and advise the servicers with respect to default management of the mortgage loans.

Originators

As of the cut-off date, BankUnited, FSB and Paul Financial, LLC originated approximately 67.21% and 11.04% of the group 1 mortgage loans, respectively, and other originators originated approximately 21.75% of the group 1 mortgage loans.

As of the cut-off date, BankUnited, FSB, First Federal Bank of California, Paul Financial, LLC, Residential Mortgage Capital and Washington Mutual Bank originated approximately 23.31%, 15.21%, 16.12%, 10.87% and 12.09% of the group 2 mortgage loans, respectively, and other originators originated approximately 22.40% of the group 2 mortgage loans.

See “Mortgage Loan Origination” in this prospectus supplement for additional information.

Custodian

Deutsche Bank National Trust Company.

The Mortgage Loans

The assets of the trust fund will consist primarily of a pool of adjustable rate, first lien, residential mortgage loans that are divided into two loan groups, each having the characteristics described in this prospectus supplement.

The mortgage loans will have a total stated principal balance of approximately $1,192,786,747 as of the cut-off date, subject to a variance of plus or minus 10%.

All of the mortgage loans in the trust fund provide for “negative amortization.” The mortgage loans have low introductory interest rates that are generally fixed for one, two or three months after origination, and thereafter adjust monthly based on the related index. The borrower, however, is only required to make a minimum monthly payment, which may not be sufficient to pay the full monthly interest accrued, resulting in an increase to the principal balance of the mortgage loan by the amount of unpaid (or deferred) interest.

Loan Groups

•	Group 1 Mortgage Loans

A group of conventional first lien, adjustable rate mortgage loans that have original principal balances that conform to Freddie Mac guidelines and interest rates that generally have an initial fixed rate period of one month, two months or three months and thereafter adjust on a monthly basis.

•	Group 2 Mortgage Loans

A group of conventional first lien, adjustable rate mortgage loans that have original principal balances that may or may not conform to Fannie Mae and Freddie Mac guidelines and interest rates that generally have an initial fixed rate period of one month, two months or three months and thereafter adjust on a monthly or semi-annual basis.

As of August 1, 2006, substantially all of the mortgage loans were past their initial fixed rate period.

The depositor expects that the mortgage loans will have the following approximate characteristics as of the cut-off date:

Total Mortgage Loan Summary
	Range or Total	Average or Weighted Average	Total Percentage(1)
Number of Mortgage Loans	3,365	—	—
Total Stated Principal Balance	$1,192,786,747	—	—
Stated Principal Balances	$32,672 to $1,933,683	$354,469	—
Loan Rates	3.250% to 9.382%	7.604%	—
Original Terms to Maturity (in months)	180 to 480	399	—
Remaining Terms to Maturity (in months)	152 to 478	392	—
Original Loan-to-Value Ratios	5.00% to 100.00%	75.67%	—
Original Combined Loan-to-Value Ratios	5.00% to 122.32%	77.61%	—
Geographic Concentration in Excess of 10% of the Total Stated Principal Balance:
Percentage of Mortgaged Properties in California	—	—	55.27%
Percentage of Mortgaged Properties in Florida	—	—	17.39%
Percentage of Mortgaged Properties in the Maximum Single Zip Code Concentration	—	—	0.52%
Credit Scores	400 to 817	715	—
Number of Mortgage Loans with Prepayment Penalties at Origination	2,651	—	76.59%
Number of Mortgage Loans with Prepayment Penalties as of the Cut-off Date	2,509	—	72.16%
Gross Margins	1.250% to 4.950%	3.205%	—
Maximum Loan Rates	8.950% to 19.900%	10.524%	—
Minimum Loan Rates	1.250% to 4.950%	3.196%	—
Months to Next Loan Rate Adjustment	1 to 57	2	—

__________________________________
(1) Percentages calculated based on the total principal balance of the mortgage loans in all mortgage groups.

Group 1 Mortgage Loan Summary
	Range or Total	Average or Weighted Average	Total Percentage(1)
Number of Mortgage Loans	1,620	—	—
Total Stated Principal Balance	$403,738,578	—	—
Stated Principal Balances	$50,675 to $697,429	$249,221	—
Loan Rates	6.625% to 9.375%	7.759%	—
Original Terms to Maturity (in months)	360 to 480	399	—
Remaining Terms to Maturity (in months)	348 to 477	393	—
Original Loan-to-Value Ratios	17.47% to 95.00%	76.72%	—
Original Combined Loan-to Value Ratios	17.47% to 100.00%	78.11%	—
Geographic Concentration in Excess of 10% of the Total Stated Principal Balance:
Percentage of Mortgaged Properties in Florida	—	—	29.22%
Percentage of Mortgaged Properties in California	—	—	28.12%
Percentage of Mortgaged Properties in Arizona	—	—	12.19%
Percentage of Mortgaged Properties in the Maximum Single Zip Code Concentration	—	—	0.80%
Credit Scores	620 to 817	720	—
Number of Mortgage Loans with Prepayment Penalties at Origination	1,299	—	78.88%
Number of Mortgage Loans with Prepayment Penalties as of the Cut-off Date	1,296	—	78.62%
Gross Margins	2.240% to 4.950%	3.341%	—
Maximum Loan Rates	8.950% to 18.000%	10.306%	—
Minimum Loan Rates	2.240% to 4.950%	3.341%	—
Months to Next Loan Rate Adjustment	1 to 1	1	—

_________________________
(1) Percentages calculated based on the total principal balance of the group 1 mortgage loans.

Group 2 Mortgage Loan Summary
	Range or Total	Average or Weighted Average	Total Percentage(1)
Number of Mortgage Loans	1,745	—	—
Total Stated Principal Balance	$789,048,169	—	—
Stated Principal Balances	$32,672 to $1,933,683	$452,177	—
Loan Rates	3.250% to 9.382%	7.525%	—
Original Terms to Maturity (in months)	180 to 480	399	—
Remaining Terms to Maturity (in months)	152 to 478	391	—
Original Loan-to-Value Ratios	5.00% to 100.00%	75.14%	—
Original Combined Loan-to-Value Ratios	5.00% to 122.32%	77.36%	—
Geographic Concentration in Excess of 10% of the Total Stated Principal Balance:
Percentage of Mortgaged Properties in California	—	—	69.17%
Percentage of Mortgaged Properties in Florida	—	—	11.34%
Percentage of Mortgaged Properties in the Maximum Single Zip Code Concentration	—	—	0.79%
Credit Scores	400 to 817	712	—
Number of Mortgage Loans with Prepayment Penalties at Origination	1,352	—	75.41%
Number of Mortgage Loans with Prepayment Penalties as of the Cut-off Date	1,213	—	68.86%
Gross Margins	1.250% to 4.950%	3.134%	—
Maximum Loan Rates	8.950% to 19.900%	10.639%	—
Minimum Loan Rates	1.250% to 4.950%	3.120%	—
Months to Next Loan Rate Adjustment	1 to 57	3	—
___________________________
(1) Percentages calculated based on the total principal balance of the group 2 mortgage loans.

Mortgage Loan Representations and Warranties/Defective Documentation

Each originator and the seller have made certain representations and warranties concerning the mortgage loans, including a representation and warranty that none of the mortgage loans in the trust fund will be “high cost” loans under applicable federal, state or local anti-predatory or anti-abusive lending laws. The depositor’s rights under these representations and warranties will be assigned to the trustee for the benefit of the certificateholders.

In addition, within 90 days after the custodian receives the mortgage loans and the related documents, the custodian will review the documents in the mortgage loan files for defects.

After the discovery of a breach of any representation or warranty that materially and adversely affects the interests of the certificateholders in a mortgage loan or after the discovery by the custodian that a mortgage loan or related document is defective in any material respect, the applicable originator or the seller will be required to either (1) cure that breach, (2) repurchase the affected mortgage loan from the trust fund or (3) in certain circumstances, substitute another mortgage loan.

In order to substitute a new mortgage loan for a mortgage loan that has been removed from the trust fund because of a breach of a representation or warranty or defective documentation, (a) substitution must take place within two years from the closing date and (b) an opinion of counsel to the effect that the substitution will not disqualify any REMIC created under the pooling and servicing agreement or result in a prohibited transaction tax under the Internal Revenue Code must be provided.

See “The Pooling and Servicing Agreement—Assignment of the Mortgage Loans” in this prospectus supplement.

Designations

Each class of certificates will have different characteristics, some of which are reflected in the following general designations.

•	Offered Certificates
Class 1A-1, Class 2A-1A, Class 2A-1B, Class 2A-1C, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates.

•	LIBOR Certificates
Class 1A-1, Class 2A-1A, Class 2A-1B, Class 2A-1C, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-8 Certificates.

•	Senior Certificates
Class 1A-1, Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates.

•  Subordinate Certificates
Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-8 Certificates.

•  Group 1 Certificates
Class 1A-1 Certificates.

•  Group 2 Certificates
Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates.

•	Book-Entry Certificates
All classes of offered certificates.

•	Residual Certificates
Class R Certificates.

Payments of interest and/or principal, as applicable, on the Class 1A-1 Certificates will primarily be based on collections from the group 1 mortgage loans. Payments of interest and/or principal as applicable, on the Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates will primarily be based on collections from the group 2 mortgage loans.

Payments of interest and principal on the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-8 Certificates will be based on total collections from both loan groups.

The Class C Certificates will be entitled to any funds remaining in the final maturity reserve account following payment in full of all other classes of certificates.

Distribution Date

Beginning in September 2006, the securities administrator, as paying agent, will make payments on the certificates on the 21st day of each month, or if the 21st day is not a business day, on the next business day. Payments on each distribution date will be made to certificateholders of record as of the related record date, except that the final payment on the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the securities administrator.

Record Date

With respect to any distribution date, the record date for the LIBOR certificates will be the business day before that distribution date.

Interest Payments on the Certificates

General

On each distribution date, to the extent funds are available from the mortgage loans in the related mortgage loan group or groups, each class of offered certificates will be entitled to receive accrued and unpaid interest determined on the basis of the related outstanding class principal balance immediately prior to that distribution date, the applicable pass-through rate and the applicable interest accrual period, and, in the case of the LIBOR certificates, any accrued and unpaid interest shortfall attributable solely to basis risk, but solely to the extent of funds available as described in this prospectus supplement; provided, however, that the amount of interest distributable on a distribution date with respect to any class of certificates will be reduced by the amount, if any, of net deferred interest accrued on the related mortgage loans for the month before that distribution date and allocable to that class of certificates, as described under “Description of the Certificates—Interest” in this prospectus supplement. In the case of any class of offered certificates, any amount of net deferred interest allocable to that class of certificates will be added as principal to the outstanding class principal balance of that class of certificates, as described under “Description of the Certificates—Interest” in this prospectus supplement.

Net deferred interest will equal the excess, if any, of deferred interest added to the principal balances of the related mortgage loans over the aggregate amount of principal prepayments in full and partial prepayments of principal received with respect to the related group of mortgage loans during the related prepayment period.

Interest on the LIBOR certificates will accrue on the basis of an assumed 360-day year and the actual number of days in the related interest accrual period. The Class C Certificates will accrue interest as provided in the pooling and servicing agreement.

With respect to each distribution date, the interest accrual period for the LIBOR certificates will be the period beginning on the prior distribution date (or the closing date, in the case of the first distribution date) and ending on the day immediately preceding that distribution date.

The net loan rate of each mortgage loan will be equal to the loan rate on such mortgage loan, less the sum of the rates at which the master servicing fee, the related servicing fee and the credit risk manager fee are calculated and the final maturity reserve rate; provided, that the final maturity reserve rate will only be paid on and after the distribution date in September 2016 until the earlier of (1) the final scheduled distribution date or (2) the termination of the trust fund, if the total principal balance of the mortgage loans with 40-year original terms to maturity at the end of the related due period is greater than the total principal balance set forth in Annex B to this prospectus supplement for that distribution date.

The net maximum loan rate of each mortgage loan will be equal to the maximum loan rate on each such mortgage loan less the sum of the rates at which the master servicing fee, the related servicing fee and the credit risk manager fee are calculated and, if applicable, the final maturity reserve rate in the circumstances described above.

Class 1A-1 Certificates, Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates

Interest on the Class 1A-1, Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates for any distribution date will be calculated at an annual rate equal to the least of (1) one-month LIBOR plus the margin specified for the related class for that distribution date on page S-1 of this prospectus supplement (which margin will be multiplied by 2.0 after the initial optional termination date), (2) the product of (a) the weighted average of the net loan rates of the related mortgage loans as of the first day of the related due period multiplied by (b) the quotient of 30 divided by the actual number of days in the accrual period and (3) the net maximum rate cap.

Subordinate Certificates

Interest on the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates for any distribution date will be calculated at an annual rate equal to the least of (1) one-month LIBOR plus the margin specified for the related class on page S-1 of this prospectus supplement (which margin will be multiplied by 1.5 after the initial optional termination date), (2) the product of (a) the weighted average of the net loan rates of the mortgage loans as of the first day of the related due period multiplied by (b) the quotient of 30 divided by the actual number of days in the accrual period and (3) the maximum rate cap.

Reduction of Interest Payments

Interest payable on the offered certificates on any distribution date may be less than the amount calculated at the applicable pass-through rate, under certain circumstances described in this prospectus supplement and in the prospectus.

See “Description of the Certificates—Interest,” “—Pass-Through Rates” and “—Net Interest Shortfall” in this prospectus supplement.

Principal Payments on the Certificates

Principal will be paid to holders of the offered certificates to the extent of funds available to make payments of principal, on each distribution date in the amounts described in this prospectus supplement under “Description of the Certificates—Principal.”

On each distribution date (1) on or after the applicable stepdown date and (2) on which a trigger event is not in effect, principal payments will be made to the certificates in a priority of payment different than otherwise would be the case.

Prepayment Penalties on the Mortgage Loans

The Class P Certificates are entitled to the prepayment penalties collected on approximately 95.66% of the mortgage loans with prepayment penalties. The Class P Certificates will be entitled to receive these prepayment penalties, to the extent collected by the servicers, even if no interest or principal is distributed on the certificates on a distribution date.

Payment Priorities

On each distribution date, the securities administrator, as paying agent for the trustee, will apply the amounts in respect of the interest and principal, as applicable, collected on the mortgage loans in each loan group generally as follows:

•	to pay fees and expenses of the trust fund;

•	to make any required deposit in the final maturity reserve account (as described in this prospectus supplement);

•	to pay interest in respect of the senior certificates;

•	to pay interest in respect of the subordinate certificates;

•	to pay principal in respect of the senior certificates;

•	to pay principal in respect of the of the subordinate certificates;

•	to maintain overcollateralization;

•	to fund unpaid interest shortfall amounts and allocated realized loss amounts to the subordinate certificates;

•	to fund basis risk shortfalls;

•	to make distributions to the Class C Certificates and the Class R Certificates as described in the pooling and servicing agreement.

See “Description of the Certificates” in this prospectus supplement for additional information.

Limited Cross-Collateralization

In certain very limited circumstances relating to a loan group’s experiencing either rapid prepayments or disproportionately high realized losses, principal and interest collected from the other loan group may be applied to pay principal or interest, or both, to the senior certificates related to the loan group experiencing those conditions.

See “Description of the Certificates—Principal—Limited Cross-Collateralization” in this prospectus supplement for additional information.

Advances

Each servicer is required to make advances to cover delinquent payments of principal and interest in respect of the mortgage loans unless it reasonably believes that the advances are not recoverable from future payments or other recoveries on the related mortgage loans. The master servicer will be obligated to make advances if a servicer fails to do so, and the trustee (in its capacity as successor master servicer) will be obligated to make advances if the master servicer fails to do so, to the extent provided in the pooling and servicing agreement. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses. Each servicer is also required to make certain servicing-related advances.

See “Servicing of Mortgage Loans—Advances” in this prospectus supplement for additional information.

The NIMS Insurer

One or more insurance companies, referred to in this prospectus supplement collectively as the NIMS Insurer, may issue a financial guaranty insurance policy covering certain payments to be made on net interest margin securities to be issued by a separate trust or other special purpose entity and secured by all or a portion of the Class P and Class C Certificates. In that event, the NIMS Insurer will be able to exercise rights which could adversely affect certificateholders.

Optional Termination of the Trust Fund

The master servicer, with the prior written consent of the NIMS Insurer (which consent may not be unreasonably withheld), may purchase from the trust fund all of the mortgage loans and the other property of the trust fund and retire all outstanding certificates on or after the initial optional termination date, which is the first distribution date on which the total principal balance of the mortgage loans and any real estate owned by the trust fund is 10% or less of the total principal balance of the mortgage loans as of the cut-off date.

If the master servicer fails to exercise this option, the NIMS Insurer will have the right to exercise this option so long as it is insuring the net interest margin securities or any amounts payable to the NIMS Insurer in respect of the insurance remain unpaid.

If the option to purchase the mortgage loans is not exercised on the initial optional termination date, then, beginning with the next distribution date and thereafter, the margin over the LIBOR component of the pass-through rates on the LIBOR certificates will increase as described in the table on page S-1 and under “Description of the Certificates—Interest—Pass-Through Rates” and “The Pooling and Servicing Agreement—Optional Termination of the Trust Fund” in this prospectus supplement.

See “The Pooling and Servicing Agreement—Optional Termination of the Trust Fund” in this prospectus supplement for additional information.

Fees and Expenses

The servicers, the trustee, the master servicer, the securities administrator, the custodian and the credit risk manager will receive the following compensation:

•  For each servicer, for each mortgage loan serviced by it, a monthly fee out of interest collections received on that mortgage loan calculated as the product of (a) the outstanding principal balance of that mortgage loan and (b) the related servicing fee rate, equal to 0.375% per annum.

•  For the trustee, a fixed annual fee payable by the master servicer from its own funds.

•  For the master servicer, (1) a monthly fee paid out of interest collections received on each mortgage loan calculated as 0.0035% per annum of the outstanding principal balance of each mortgage loan as of the first day of the related due period and (2) any investment earnings, if any, on amounts on deposit in the distribution account.

•  For the credit risk manager, for each mortgage loan, a monthly fee out of interest collections received on that mortgage loan calculated as the product of the outstanding principal balance of the mortgage loan and the credit risk manager fee rate, equal to 0.0050% per annum.

Each servicer, the master servicer, the securities administrator, the trustee, the custodian and the credit risk manager will be entitled to reimbursement of certain expenses from the trust fund before payments are made on the certificates.

See “Fees and Expenses of the Trust Fund” in this prospectus supplement.

Final Scheduled Distribution Date and Expected Final Distribution Date

The final scheduled distribution date and expected final distribution date for each class of the offered certificates will be the applicable distribution dates specified in the table on page S-1 of this prospectus supplement. The actual final distribution date for each class of the offered certificates may be earlier or later, and could be substantially earlier, than the applicable final scheduled distribution date or expected final distribution date.

Internal Credit Enhancement

The senior certificates will have a prior right of payment over the subordinate certificates. Among the classes of subordinate certificates, the Class B-1 Certificates will have the highest payment priority and the Class B-8 Certificates will have the lowest payment priority. In addition, the rights of the holders of the Class C Certificates to receive payments will be subordinated to the rights of the holders of the subordinate certificates, in each case to the extent described in this prospectus supplement.

Subordination is designed to provide the holders of certificates with a higher payment priority with protection against losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. On any distribution date (if there is not sufficient excess interest or overcollateralization to absorb realized losses on the mortgage loans), this loss protection is accomplished by allocating the realized losses in excess of such amounts first, among the subordinate certificates, beginning with the subordinate certificates with the lowest payment priority, and second, to the related class or classes of group 2 certificates; provided, that all realized losses allocable to the Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates will be allocated sequentially to the Class 2A-1C, Class 2A-1B and Class 2A-1A Certificates, in that order, for so long as those certificates are outstanding, in each case as described in this prospectus supplement under “Description of the Certificates—Allocation of Losses.” Realized losses will not be allocated to the Class 1A-1 Certificates.

See “Description of the Certificates—Principal,” “—Allocation of Losses” and “—Subordination of the Subordinate Certificates” in this prospectus supplement.

As of the closing date, the total principal balance of the mortgage loans as of the cut-off date will exceed the total class principal balance of the LIBOR certificates and the Class P Certificates by approximately $9,540,646, which is approximately equal to the initial class principal balance of the Class C Certificates. This amount represents approximately 0.80% of the aggregate principal balance of the mortgage loans as of the cut-off date, and is the approximate amount of initial overcollateralization required to be provided under the pooling and servicing agreement. This feature is referred to as overcollateralization. The required level of overcollateralization may increase or decrease over time. We cannot assure you that sufficient interest will be generated by the mortgage loans to create or maintain the required level of overcollateralization.

See “Description of the Certificates—Overcollateralization” in this prospectus supplement.

The mortgage loans bear interest each month that in the aggregate is expected to exceed the amount needed to distribute monthly interest on the LIBOR certificates and to pay certain fees and expenses of the trust fund. This excess interest will be available to absorb realized losses on the mortgage loans, to maintain overcollateralization at required levels and cover basis risk shortfalls, if any, in each case as described in this prospectus supplement.

See “Description of the Certificates—Overcollateralization” in this prospectus supplement.

Final Maturity Reserve Trust

On each distribution date on and after the distribution date in September 2016 until the earlier of (1) the final scheduled distribution date or (2) the termination of the trust fund, if the total principal balance of the mortgage loans with 40-year original terms to maturity at the end of the related due period is greater than the total principal balance set forth in Annex B to this prospectus supplement for that distribution date, the securities administrator will deposit into the final maturity reserve account an amount equal to the final maturity reserve deposit amount (as defined in this prospectus supplement).

On the earlier of (1) the final scheduled distribution date or (2) the termination of the trust fund, any amounts on deposit in the final maturity reserve account will be applied to payment of principal or interest as described in this prospectus supplement.

See “Description of the Certificates—The Final Maturity Reserve Trust” in this prospectus supplement.

Ratings

It is a condition to the issuance of the certificates that the offered certificates initially have the ratings from Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. set forth in the table on page S-1 of this prospectus supplement.

A rating is not a recommendation to buy, sell or hold securities and it may be lowered or withdrawn at any time by the assigning rating agency.

The ratings do not address the likelihood that any basis risk shortfall will be repaid to the holders of the LIBOR certificates.

See “Ratings” in this prospectus supplement for additional information.

Material Federal Income Tax Consequences

In the opinion of McKee Nelson LLP, for federal income tax purposes, the trust fund will comprise multiple “real estate mortgage investment conduits” or REMICs. An owner of an offered certificate will be treated as having purchased REMIC “regular interests” (exclusive of the right of any certificates to receive payments in respect of basis risk shortfalls). The residual certificate will represent ownership of the “residual interest” in one or more REMICs created under the pooling and servicing agreement.

The offered certificates represent ownership of rights and obligations with respect to the purchase of such certificates from payments from the final maturity reserve trust. These additional rights and obligations will represent rights and obligations separate from the REMIC regular interest.

The offered certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the offered certificates will be required to report income on the offered certificates in accordance with the accrual method of accounting.

See “Material Federal Income Tax Consequences” in this prospectus supplement and in the prospectus for additional information.

ERISA Considerations

Employee retirement benefit plans and other retirement benefit arrangements generally may purchase the Class 1A-1 and Class 2A-1A Certificates. However, before the termination of the final maturity reserve trust, the Class 1A-1 and Class 2A-1A Certificates may not be acquired or held by any person investing assets of any such plans or arrangements, unless such acquisition or holding is eligible for the exemptive relief available under one of the administrative or statutory exemptions described in this prospectus supplement under “ERISA Considerations—ERISA Considerations with Respect to the Final Maturity Reserve Trust.” A fiduciary of an employee benefit plan or other retirement arrangement must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law. The remaining classes of offered certificates may be not be purchased by plan investors other than certain insurance company general accounts, as described in this prospectus supplement.

See “ERISA Considerations” in this prospectus supplement and in the prospectus.

Legal Investment Considerations

The senior certificates and the Class B-1, Class B-2 and Class B-3 Certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, or SMMEA, as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class B-4, Class B-5, Class B-6 and Class B-7 Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization and, therefore, will not be “mortgage related securities” for purposes of SMMEA. You should consult your legal advisor in determining whether and to what extent the offered certificates constitute legal investments for you.

There are other restrictions on the ability of certain types of investors to purchase the offered certificates that prospective investors should consider.

See “Legal Investment Considerations” in this prospectus supplement and in the prospectus.

Listing

The certificates are not listed on any exchange, and no party to the transaction intends to list the certificates on any exchange or to quote them in the automated quotation system of any registered securities organization.

Risk Factors

The following information, together with the information set forth under “Risk Factors” in the prospectus which you also should carefully consider, identifies the principal risks associated with an investment in the certificates.

Loan prepayments may adversely
affect the average life of, and rate
of return on, your certificates
Borrowers may prepay their mortgage loans in whole or in part at any time; however, as of the cut-off date, approximately 72.16% of the mortgage loans, and approximately 78.62% and 68.86% of the group 1 and group 2 mortgage loans, respectively, require the payment of a prepayment penalty in connection with any voluntary prepayment occurring during a period of six months to five years after origination. These penalties may discourage borrowers from prepaying their mortgage loans during the penalty period. All prepayment penalty payments received by the servicers from collections on the mortgage loans will be deposited into the distribution account and will be paid to the holders of the Class P Certificates. We cannot predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a payment of principal on the offered certificates.

• If you purchase your certificates at a discount, and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.
• If you purchase certificates at a premium, and principal on the related mortgage loans is repaid faster than you anticipate, then your yield may be lower than you anticipate.

•  The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline significantly below the interest rates on the mortgage loans, the mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on the mortgage loans. Conversely, if prevailing interest rates rise significantly, prepayments on the mortgage loans are likely to decrease.

•  The applicable originator or the seller, as applicable, is required to purchase from the trust fund the related mortgage loans in the event certain breaches of representations and warranties occur and are not cured, as described under “The Pooling and Servicing Agreement—Assignment of the Mortgage Loans” and “—Representations and Warranties” in this prospectus supplement. These purchases will have the same effect on the holders of the offered certificates as a prepayment in full of the related mortgage loans.

• If the rate of default or the severity of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

•  Under the principal payment priorities described in this prospectus supplement, if prepayments (net of deferred interest) in one loan group reduce the class principal balances of the related classes of senior certificates to zero, future payments that would otherwise be payable to the subordinate certificates may be used to pay outstanding senior certificates in the other loan group, thereby reducing the amount distributable to the subordinate certificates and increasing the amount distributable to the senior certificates. If you purchase subordinate certificates and this occurs, your yield may be lower than you expect.

The overcollateralization provisions are intended to result in an accelerated rate of principal payments to holders of the offered certificates then entitled to principal payments at any time that the overcollateralization provided by the mortgage pool falls below the required level. Also, as a result of the absorption of realized losses on the mortgage loans by excess interest and overcollateralization, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon such liquidations, may result in an earlier return of the principal of the offered certificates and will have a similar effect on the yields on the offered certificates as principal prepayments on the mortgage loans.

See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.
Mortgage loans with interest-only
payments
As of the cut-off date, approximately 3.76% of all of the mortgage loans, none of the group 1 mortgage loans and approximately 5.69% of the group 2 mortgage loans require the borrowers to make monthly payments of accrued interest, but not principal, for a fixed period of five years, beginning in the sixth year following origination through to the tenth year following origination of the related mortgage loans. These interest-only mortgage loans may result in longer, and in some cases substantially longer, weighted average lives of the group 2 certificates and may reduce the return on an investment in a certificate that is purchased at a discount to its principal balance.

For a discussion of the risks resulting from interest-only mortgage loans, see “Risk Factors—Risks relating to mortgage loans with interest-only payments” in the prospectus.
The yield on your certificates
may be limited by initial fixed
mortgage interest rates on some
mortgage loans and maximum
mortgage interest rates
The interest rates with respect to approximately 2.03% of the mortgage loans adjust in the first month after origination and then do not adjust again until the 60th month after origination. All of these mortgage loans are currently in this fixed rate period. The interest rates with respect to approximately 1.73% of the mortgage loans adjusted in their first month and now have a fixed rate for their remaining term. In addition, each mortgage loan has a maximum mortgage interest rate. These factors may prevent the mortgage interest rate on a mortgage loan from increasing, despite prevailing market interest rates, and the yield on your certificates may be adversely affected. On the closing date, a deposit will be made to the basis risk reserve fund that may mitigate the effect of the maximum interest rates.

See “The Mortgage Loan Groups” in this prospectus supplement.
The yields and weighted average
lives of the certificates will be subject
to any negative amortization on
the mortgage loans
As of the cut-off date, all of the mortgage loans in the trust fund provide for “negative amortization.” Generally, the mortgage interest rates on these mortgage loans are fixed for an initial period and thereafter adjust monthly. By contrast, after being fixed for an initial period, the monthly payments on these mortgage loans adjust annually, on a date specified in the related mortgage note. In the case of approximately 40.01%, 51.84% and 8.15% of mortgage loans with negative amortization as of the cut-off date, the monthly payments also adjust on any due date on which the principal balance of the mortgage loan would exceed 110%, 115% or 125%, respectively, of the loan’s original principal balance, to an amount which will fully amortize the mortgage loan at the then-current interest rate in equal monthly installments over its remaining term to maturity. However, the monthly payment may not increase on any particular adjustment date. The monthly payments on these loans may be insufficient to cover principal and accrued interest if the interest rate increases while monthly payments remain fixed. The unpaid accrued interest will be added to the principal balance of the loans, resulting in negative amortization.

Substantially all of the mortgage loans have monthly payments that remain fixed for one year after origination.

Any deferral of interest on the mortgage loans with negative amortization will result in a reduction of the amount of interest available to be distributed as interest to the certificates. The reduction in interest collections will be offset, in part, by applying certain prepayments received on the mortgage loans to interest payments on the certificates. The excess of any deferred interest on the mortgage loans over the prepayments received on the mortgage loans, or net deferred interest, will be allocated among the classes of certificates in an amount equal to the excess of the interest accrued on each such class at its applicable pass-through rate over the amount of interest that would have accrued if the applicable pass-through rate for each class had been equal to a pass-through rate adjusted for net deferred interest on the related mortgage loans as described under “Description of the Certificates—Interest” in this prospectus supplement. Accordingly, those classes of certificates that are entitled to higher amounts of accrued interest will receive higher allocations of net deferred interest. Any such allocation of net deferred interest could, as a result, affect the weighted average life of the affected class of certificates.

For a discussion of the risks resulting from negative amortization mortgage loans, see “Risk Factors—Risks related to mortgage loans that provide for negative amortization” in the prospectus.
If credit enhancement is insufficient,
you could experience losses on your
certificates
Credit enhancement will be provided for the offered certificates, first, by the right of the holders of offered certificates to receive payments before the classes subordinate to them, second, by excess interest and overcollateralization and third, by the allocation of realized losses on the mortgage loans to the subordinated classes in reverse order of their numerical class designations.

The first form of credit enhancement uses collections on the mortgage loans in a particular loan group otherwise payable to holders of subordinated classes to pay interest or principal due on more senior classes of related certificates.

The second form of credit enhancement is excess interest and overcollateralization. The mortgage loans are expected to generate more interest than is needed to distribute interest owed on the offered certificates and to pay certain fees and expenses of the issuing entity. Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans. After these financial obligations of the issuing entity are provided for, the available excess interest generated by the mortgage loans will be used to maintain overcollateralization. We cannot assure you, however, that enough excess interest will be generated to absorb losses that occur on the mortgage loans or maintain the required level of overcollateralization.

The third form of credit enhancement provides that (if realized losses exceed (1) the amount of excess interest available to absorb realized losses and (2) the amount of overcollateralization) realized losses from either loan group are allocated:

first, to the subordinate certificates in the reverse order of their priority of payment, beginning with the subordinate certificates with the lowest payment priority, until the class principal balance of each such class has been reduced to zero, and second, in the case of the group 2 certificates only, to the class or classes of group 2 certificates, pro rata based on the related class principal balance, until their respective class principal balances are reduced to zero, in addition to other losses allocated to that class of certificates, until the class principal balance thereof has been reduced to zero; provided, that realized losses allocable to the Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates will be allocated sequentially to the Class 2A-1C, Class 2A-1B and Class 2A-1A Certificates, in that order, until the class principal balance of each such class has been reduced to zero.

Realized losses will not be allocated to the class principal balance of the Class 1A-1 Certificates.

Accordingly, if the total principal balance of each subordinated class were to be reduced to zero, delinquencies and defaults on the mortgage loans in a loan group would reduce the amount of funds available for monthly payments to holders of the related senior certificates. In addition, higher than expected losses on one group of mortgage loans will decrease the amount of credit support provided by the subordinate certificates to the senior certificates with respect to the other group of mortgage loans.

See “Description of the Certificates—Allocation of Losses” and “—Subordination of the Subordinate Certificates” in this prospectus supplement for additional information. See also “Risk Factors—Credit enhancement may not be adequate to prevent losses on your securities” in the prospectus.

Loan prepayments may result in
shortfalls in interest collections and
reduce the yield on your certificates
When a mortgage loan is prepaid in full or in part, the borrower is charged interest only up to the date on which the payment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next distribution date. The related servicer is generally required to cover the shortfall in interest collections attributable to prepayments in full and/or in part, as applicable, but only to the extent of the servicing fee.

Any uncovered prepayment interest shortfall may adversely affect the yield on your investment.

See “Risk Factors—Principal prepayments on the loans may adversely affect the average life of, and rate of return on, your securities” in the prospectus.
Interest generated by the mortgage
loans may be insufficient to
maintain overcollateralization
The mortgage loans are expected to generate more interest than is needed to distribute interest owed on the offered certificates and to pay certain fees and expenses of the trust fund. Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans. After these financial obligations of the issuing entity are covered, the available excess interest generated by the mortgage loans will be used to maintain overcollateralization. We cannot assure you, however, that enough excess interest will be generated to maintain the required level of overcollateralization. The factors described below will affect the amount of excess interest that the mortgage loans will generate:

•  Every time a mortgage loan is prepaid in full, liquidated or written off, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

•  If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced because a higher percentage of interest actually received on the mortgage loans will be applied to pay the amount of current monthly interest accrued on the certificates.

•  The mortgage loans have loan rates that adjust based on an index that is different from the index used to determine the pass-through rates on the offered certificates. As a result, the pass-through rate on the offered certificates may increase relative to the loan rates on the mortgage loans, or may remain constant as the loan rates on the adjustable-rate mortgage loans decline. In either case, increases in the pass-through rates on the offered certificates would require that more of the interest generated by the mortgage loans be applied to cover interest on the offered certificates.

•  If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher loan rates than on the mortgage loans with relatively lower loan rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

To the extent the amount of excess interest is reduced, it will be more difficult to increase or maintain the amount of overcollateralization at its specified level.
The yields on the LIBOR Certificates
may be affected by changes in
interest rates
No prediction can be made as to future levels of MTA (the index used in determining the loan rate for 90.19% of the mortgage loans) or of any of the other indices used to determine the loan rate (applicable to 9.81% of the mortgage loans) on the one hand, or one-month LIBOR (the applicable index in determining the pass-through rate for the LIBOR certificates) on the other hand, or as to the timing of any changes in those indices, each of which will affect the yield of the LIBOR certificates.

The holders of the LIBOR Certificates may not always receive interest at a rate equal to one-month LIBOR plus the related margin. If one-month LIBOR plus the related margin is greater than either (1) the weighted average of the net loan rates of the mortgage loans as of the first day of the related due period multiplied by (b) the quotient of 30 divided by the actual number of days in the accrual period, and (2) the net maximum rate cap, the pass-through rate of the LIBOR Certificates will be reduced to the lesser of the net rate cap or the net maximum rate cap. Thus, the yield to investors in the LIBOR certificates will be sensitive to fluctuations in the level of both MTA or another index, on the one hand and one-month LIBOR on the other hand, and may be adversely affected by the application of the net rate cap or the net maximum rate cap, as applicable.

The prepayment of mortgage loans with relatively higher net loan rates may result in a lower weighted average net loan rate. Consequently, if on any distribution date the application of the related net rate cap results in an interest payment lower than one-month LIBOR plus the applicable margin, during the related interest accrual period, the value of those certificates may be temporarily or permanently reduced.

To the extent that the related net rate cap limits the amount of interest paid on the LIBOR certificates, the excess, if any, between the index plus the related margin (which will be an amount no greater than the net maximum loan rate cap for each such class) over the applicable net rate cap, will create a shortfall that will carry forward, with interest thereon as described in this prospectus supplement. However, any such resulting shortfall will only be paid after any current interest for such distribution date has been paid to such certificates and only to the extent that there are amounts on deposit in the basis risk reserve fund funded from interest accrued on and otherwise distributable to the Class C Certificates on the related distribution date, which net monthly excess cashflow is only payable after payments to all other classes of LIBOR certificates and any payments required to create or maintain overcollateralization. Accordingly, these shortfalls may remain unpaid on the final distribution date.

See “Description of the Certificates—Distributions of Interest” in this prospectus supplement and see “Risk Factors—Mortgage loan interest rates may limit interest rates on the variable rate securities” in the prospectus.

Default risk on high-balance
mortgage loans
As of the cut-off date, approximately 6.51% of the group 2 mortgage loans, which in total represents approximately 4.31% of all of the mortgage loans, had principal balances greater than $1,000,000. You should consider the risk that the loss and delinquency experience on these high balance mortgage loans may have a disproportionate effect on the related group and the pool of mortgage loans as a whole.

Risks associated with mortgage
loans secured by non-owner
occupied properties
Mortgage loans secured by properties acquired by investors for the purposes of rental income or capital appreciation, or properties acquired as second homes, tend to have higher severities of default than properties that are regularly occupied by the related borrowers. In a default, real property investors who do not reside in the mortgaged property may be more likely to abandon the property, increasing the severity of the default. Approximately 19.76% of all of the mortgage loans, and approximately 40.01% and 9.40% of the group 1 and group 2 mortgage loans, respectively, are secured by investment properties, and approximately 4.64% of all of the mortgage loans, and approximately 7.55% and 3.15% of the group 1 and group 2 mortgage loans, respectively, are secured by second homes.

Delinquencies due to transfer
of servicing or servicing rights
The servicing of mortgage loans may be transferred in the future to servicers other than the initial primary servicers in accordance with the provisions of the pooling and servicing agreement and the related servicing agreement as a result of, among other things, (1) the occurrence of unremedied events of default in servicer performance under the related servicing agreement, (2) the exercise by the seller of its right to terminate one or more servicers without cause upon thirty days’ or sixty days’ written notice or (3) with respect to certain servicers, the occurrence of certain mortgage loan loss and delinquency triggers. Mortgage loans subject to servicing transfers may experience increased delays in payments. At any time that a servicer transfers servicing responsibilities as described above, the related mortgage loans may experience an increase in delinquencies and defaults during the transitions of servicing responsibilities.

Geographic concentration of the
mortgage loans may adversely
affect your certificates
Approximately 55.27% of all of the mortgage loans and approximately 28.12% and 69.17% of the group 1 and group 2 mortgage loans, respectively, are secured by properties in California, approximately 17.39% of all of the mortgage loans and approximately 29.22% and 11.34% of the group 1 and group 2 mortgage loans, respectively, are secured by properties in Florida and approximately 6.24% of all of the mortgage loans and approximately 12.19% and 3.19% of the group 1 and group 2 mortgage loans, respectively, are secured by properties in Arizona. Mortgaged properties in particular regions may be more susceptible to certain types of natural disasters. For example, mortgaged properties located in California may be more susceptible to earthquakes, mudslides and wildfires, whereas mortgaged properties located in Florida may be more susceptible to storms, hurricanes and floods. The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in these states because certain conditions in these states will have a disproportionate impact on the mortgage loans in general.

Since 2001, California has experienced intermittent energy shortages that have resulted in unpredictable rolling blackouts and higher energy costs. In addition, recently the cost of crude oil reached record highs. These higher energy and fuel costs could reduce the amount of funds that the affected obligors have available to make monthly payments. Higher energy costs and blackouts could also cause business disruptions, which could cause unemployment and an economic downturn.

See “Risk Factors—Geographic concentration of mortgage loans” in the prospectus.
Credit scoring models may not
provide an accurate risk
assessment of borrowers
Credit scoring models are intended to provide a means for evaluating information about a prospective borrower. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. A credit score is designed to assess a borrower’s credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender. A borrower with a higher credit score is statistically expected to be less likely to default in payment than a borrower with a lower credit score.

In addition, credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a credit score does not take into consideration differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, such as the loan-to-value ratio, the collateral for the mortgage loan, or the debt-to-income ratio. We cannot assure you that the credit scores of the borrowers will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any borrower’s credit score would not be lower if obtained as of the date of this prospectus supplement.

Risks associated with
forty year mortgage loans
Approximately 32.34% of all of the mortgage loans and approximately 32.23% and 32.39% of the group 1 and group 2 mortgage loans, respectively, have an original term to maturity of 480 months. These mortgage loans are a relatively new product and there is little statistical information or history with respect to defaults and prepayment experience for mortgage loans of this type. These mortgage loans may have a higher risk of default due to the fact that the borrowers of these mortgage loans may have significantly higher debt-to-income ratios than borrowers who would qualify for a conventional 360 month mortgage loan. It may be difficult to judge prospective defaults on these mortgage loans based on examination of the credit score used in determining the credit-worthiness of a prospective borrower because the borrower’s credit is subject to a greater possible fluctuation due the extended payment period. Furthermore, a term to maturity of 480 months permits the borrower to have a lower monthly payment than would be the case with the same down payment under a mortgage loan with a 360 month term to maturity.

Glossary

There is a glossary of terms beginning on page S-128 where you will find definitions of the capitalized terms used in this prospectus supplement. You should read the glossary of terms carefully because it defines many concepts that are important to understanding the certificates.

The Mortgage Loan Groups

General

Statistical information in this section, unless otherwise specified, is based upon the aggregate principal balance of the mortgage loans, or the mortgage loans in a particular group, as of the cut-off date.

The assets held by HarborView Mortgage Loan Trust 2006-8 will consist primarily of two loan groups of adjustable rate, first lien, residential mortgage loans. Substantially all of the mortgage loans have loan rates that adjust based on various indices with original terms to maturity of not more than 480 months. As of the cut-off date, there are approximately 3,365 mortgage loans with an aggregate principal balance of approximately $1,192,786,747. Substantially all of the mortgage loans are “adjustable rate mortgage loans” and generally have loan rates that adjust monthly depending on the terms of the particular mortgage note.

The mortgage loans have been divided into two loan groups designated as the “group 1 mortgage loans” and “group 2 mortgage loans.” We refer to each of the groups of mortgage loans as a “loan group.” On the closing date, the depositor will deposit into the trust fund these two groups of mortgage loans, which in the aggregate will constitute the mortgage pool.

The Stated Principal Balance of each mortgage loan as of the cut-off date reflects the application of scheduled payments of principal due on that mortgage loan on or prior to the cut-off date, whether or not received, and any amounts of deferred interest added to the unpaid principal balance of such mortgage loan as a result of negative amortization (as described below). Whenever reference is made herein to a percentage of some or all of the mortgage loans, that percentage is determined on the basis of the Stated Principal Balances of such mortgage loans as of the cut-off date, unless otherwise specified. The aggregate principal balance of the mortgage loans set forth above is subject to a variance of plus or minus ten percent.

Each of the mortgage loans in the trust fund is secured by a mortgage, deed of trust or other similar security instrument that creates a first lien on the related mortgaged property. We refer to these instruments as “mortgages” in this prospectus supplement. The mortgaged properties are one- to four-family dwelling units, individual condominium units, townhouses or planned unit developments.

Pursuant to a mortgage loan purchase agreement between the seller and the depositor, the depositor will purchase the mortgage loans from the seller. Under the pooling and servicing agreement, the depositor will cause the mortgage loans and all of its rights and interest under the mortgage loan purchase agreement to be assigned to the trustee for the benefit of the certificateholders. See “The Pooling and Servicing Agreement” in this prospectus supplement.

Approximately 38.17%, 10.06% and 14.40% of the mortgage loans were originated by BankUnited, FSB (“BankUnited”), First Federal Bank of California (“First Federal”) and Paul Financial, LLC (“Paul Financial”), respectively. Approximately 37.37% of the mortgage loans were originated by other originators. Approximately 87.42% of the mortgage loans are being serviced by IndyMac Bank, F.S.B. (“IndyMac”). Approximately 12.58% of the mortgage loans are being serviced by other servicers. See “The Servicers” in this prospectus supplement.

The mortgage loans were purchased by the seller from the originators pursuant to mortgage loan purchase agreements (referred to herein as the “underlying purchase agreements”). Under an assignment and recognition agreement among the seller, the depositor and the related originator, or a reconstituted servicing agreement among the seller and the related servicer (and acknowledged by the master servicer and the trustee) (collectively referred to herein as the “reconstitution agreements”), the seller will generally assign all of its rights (other than rights to certain premium amounts in excess of the Stated Principal Balance of repurchased or prepaid mortgage loans and other than certain servicing rights on some of the mortgage loans) with respect to each underlying purchase agreement or underlying servicing agreement, as applicable, including rights with respect to representations and warranties made by the originator, to the trustee. Subject to certain limitations set forth in the underlying purchase agreements and the related reconstitution agreement, the related originator, or in certain circumstances the seller, will be obligated to repurchase any mortgage loan as to which there exists deficient documentation or an uncured breach of any such representation or warranty, if such deficiency or breach of any such representation or warranty materially and adversely affects the interests of the certificateholders in such mortgage loan. Under a separate mortgage loan purchase agreement, the seller will make certain representations and warranties to the depositor, which will in turn assign its rights under those representations and warranties to the trustee under the pooling and servicing agreement. Subject to certain limitations set forth in the pooling and servicing agreement, the seller will be obligated to repurchase, or substitute a similar loan for, any mortgage loan as to which there exists an uncured breach of any such representation or warranty, if the breach of such representation or warranty materially and adversely affects the certificateholders’ interests in such mortgage loan. See “The Pooling and Servicing Agreement—Assignment of the Mortgage Loans” in this prospectus supplement. The depositor will make no representations or warranties with respect to the mortgage loans and will have no obligation to repurchase or substitute mortgage loans with deficient documentation or that are otherwise defective. The seller is selling the mortgage loans without recourse and will have no obligation with respect to the certificates in its capacity as seller other than the repurchase or substitution obligations described above and certain indemnification obligations. Each originator will have no obligation with respect to the certificates in its capacity as an originator other than the repurchase obligations described in this prospectus supplement.

As of August 1, 2006, approximately 2.78% of all of the mortgage loans, and approximately 1.78% and 3.28% of the group 1 and group 2 mortgage loans, respectively, were 30 to 59 days delinquent in payment, and approximately 0.48% of all of the mortgage loans, and approximately 0.46% and 0.48% of the group 1 and group 2 mortgage loans, respectively, were 60 to 89 days delinquent in payment, as determined by the MBA method. As of August 1, 2006, none of the mortgage loans was 90 days or more delinquent. The delinquency status of a mortgage loan, if determined as of the close of business on the last day of a month in accordance with the MBA method, would indicate that, for example, if a borrower failed to make a monthly payment due on July 1 by July 31, that mortgage loan would be considered to be 30 days delinquent.

The Indices. The indices applicable to the determination of the loan rates for the mortgage loans generally will be a per annum rate equal to: (a) the twelve-month average yields on United States Treasury securities adjusted to a constant maturity of one year, as published by the Federal Reserve Board in Statistical Release H.15(519) (the “MTA index”) (b) the average of interbank offered rates for one-month or six-month, as applicable, U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal (the “1-Month LIBOR index,” and the “6-Month LIBOR index,” respectively) or (c) the one-month weighted average cost of funds for savings institutions that are member institutions of various federal banking districts, most commonly the 11th District members of the Federal Home Loan Bank of San Francisco (the “Cost of Funds Index,” or “COFI”). The MTA index, the 1-Month LIBOR index, the 6-Month LIBOR index and the COFI index are each referred to herein as an “index” or together as the “indices.”

The related index will be calculated as of the date specified in the related mortgage note. In the event that any of the indices described above becomes unavailable or is otherwise unpublished, the related servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable, and which is permissible under the terms of the related mortgage and mortgage note.

Loan Rate Adjustments. The loan rates for the mortgage loans are generally fixed for one, two or three months following their origination and then adjust monthly. As of the cut-off date, substantially all of the mortgage loans were no longer in their fixed rate period. For 74.25% of the mortgage loans, the loan rate for each mortgage loan will be adjusted to equal the sum, generally rounded to or rounded up to, as applicable, the nearest multiple of 0.125 of the related index and a fixed percentage amount known as the “gross margin” for that loan. The mortgage loans adjust according to the related index as discussed under “—The Indices” above.

No mortgage loan will have a loan rate that exceeds the maximum loan rate specified in the related mortgage note. Due to the application of the maximum loan rates, the loan rate on each mortgage loan that has such a maximum loan rate, as adjusted on any loan rate adjustment date, may be less than the sum of the applicable index and gross margin, rounded as described above. See “—The Indices” above.

Monthly Payment Adjustments. Monthly scheduled payments on the mortgage loans with negative amortization adjust annually on a date specified in the related mortgage note (each, a “Payment Adjustment Date”), subject to the conditions (the “Payment Caps”) that (i) the amount of the monthly payment will not increase or decrease by an amount that is more than 7.50% of the monthly payment prior to the related Payment Adjustment Date, (ii) as of the fifth Payment Adjustment Date and on the same day every fifth Payment Adjustment Date thereafter, the monthly payment will be recast without regard to the limitation in clause (i) above and (iii) if the unpaid principal balance exceeds a percentage (either 110%, 115% or 125%, depending on the mortgage loan) of the original principal balance due to deferred interest, the monthly payment will be recast without regard to the limitation in clause (i) to amortize fully the then unpaid principal balance of the mortgage loan over its remaining term to maturity.

Because the loan rates on the mortgage loans with negative amortization adjust at a different time than the monthly payments thereon and the Payment Caps may limit the amount by which the monthly payments may adjust, the amount of a monthly payment may be more or less than the amount necessary to fully amortize the Stated Principal Balance of the mortgage loans over its then remaining term at the applicable loan rate. Accordingly, these mortgage loans may be subject to reduced amortization (if the monthly payment due on a due date is sufficient to pay interest accrued during the related accrual period at the applicable loan rate but is not sufficient to reduce principal in accordance with a fully amortizing schedule); negative amortization (if interest accrued during the related accrual period at the applicable loan rate is greater than the entire monthly payment due on the related due date (such excess accrued interest, “deferred interest”)); or accelerated amortization (if the monthly payment due on a due date is greater than the amount necessary to pay interest accrued during the related accrual period at the applicable loan rate and to reduce principal in accordance with a fully amortizing schedule). In the event a mortgage loan negatively amortizes, deferred interest, if any, is added to the Stated Principal Balance of such mortgage loan and, if such deferred interest is not offset by subsequent accelerated amortization, it may result in a final lump sum payment at maturity greater than, and potentially substantially greater than, the monthly payment due on the immediately preceding due date.

Interest-Only Loans. As of the cut-off date, approximately 1.73% of all of the mortgage loans, and approximately 2.61% of the group 2 mortgage loans, have a loan interest rate that adjusts in the first month following their origination to a fixed loan interest rate, and for the next 59 months, the loan interest rate on these mortgage loans does not adjust but the mortgage loan is subject to negative amortization, based on an annual payment adjustment. On the 60th month after origination, these mortgage loans enter a period where the payment is interest-only for five years with the same loan interest rate. On the 120th month after origination, the interest-only period ends and the remaining monthly payments are recalculated to provide for amortization of the principal balance by the maturity date of that mortgage loan and payment of interest at the same loan interest rate.

In addition, as of the cut-off date, approximately 2.03% of all of the mortgage loans, and approximately 3.08% of the group 2 mortgage loans, have a loan interest rate that adjusts in the first month following their origination to a loan interest rate that is fixed for the next 59 months, and for that 59 month period, the loan interest rate on these mortgage loans does not adjust but the mortgage loan is subject to negative amortization, based on an annual payment adjustment. On the 60th month after origination, these mortgage loans enter an interest-only period of five years with a loan interest rate that adjusts at the 6-Month LIBOR index plus the margin of the respective mortgage loan. On the 120th month after origination, the interest-only period ends and the monthly payments are recalculated to provide for amortization of the principal balance by the maturity date of that loan and payment of interest that adjusts at the 6-Month LIBOR index plus the margin of the respective mortgage loan.

High Loan-to-Value Mortgage Loans. As of the cut-off date, approximately 11.71% of all of the mortgage loans, and approximately 19.30% and 7.83% of the group 1 and group 2 mortgage loans, respectively, have original loan-to-value ratios in excess of 80% (“80+ LTV loans”). Approximately 91.69% of all of the 80+ LTV loans, all of the 80+ LTV loans in group 1 and approximately 81.20% of the 80+ LTV loans in group 2, have a primary mortgage guaranty insurance policy (which policy insures, generally, any portion of the unpaid principal balance of a mortgage loan in excess of 80% of the value of the related mortgaged property). No such primary mortgage guaranty insurance policy will be required to be maintained with respect to any such mortgage loan after the date on which the related loan-to-value ratio is 80% or less.

For each mortgage loan and any date of determination, the loan-to-value ratio is calculated as a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan on that date and the denominator of which is the value of the mortgaged property as determined at the origination of the related loan on the basis of the lesser of the sale price or appraised value with respect to a purchase mortgage loan or the appraised value with respect to a refinance mortgage loan.

Prepayment Penalty Payments. As of the cut-off date, approximately 72.16% of all of the mortgage loans and approximately 78.62% and 68.86% of the group 1 and group 2 mortgage loans, respectively, require the payment of a prepayment penalty in connection with a voluntary prepayment of principal. Generally, each such mortgage loan provides for payment of a prepayment penalty in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, generally for six months to five years from the date of origination of such mortgage loan. Certain mortgage loans that require the payment of a prepayment penalty, however, may provide for brief periods during the applicable period for prepayments to be made without incurring a prepayment penalty. The amount of the applicable prepayment penalty, to the extent permitted under applicable law, is as provided in the related mortgage note. Generally, such amount is equal to six months’ interest on any amounts prepaid during any twelve-month period in excess of 20% of the original principal balance of the related mortgage loan or a specified percentage of the amounts prepaid. Any prepayment penalty payments received by the related servicer from collections on the mortgage loans will be distributed to the Class P Certificates, as described herein under “Description of the Certificates.”

Aggregate Mortgage Loan Statistics

The following statistical information, unless otherwise specified, is based upon the aggregate principal balance of the mortgage loans as of the cut-off date.

General Characteristics. The average principal balance of the mortgage loans at origination was approximately $350,935. The average Stated Principal Balance of the mortgage loans as of the cut-off date was approximately $354,469. No mortgage loan had a Stated Principal Balance of less than approximately $32,672 or greater than approximately $1,933,683 as of the cut-off date.

As of August 1, 2006, approximately 2.78% of all of the mortgage loans were 30 to 59 days delinquent in payment, and approximately 0.48% of all of the mortgage loans were 60 to 89 days delinquent in payment, as determined by the MBA method. As of August 1, 2006, none of the mortgage loans were 90 days or more delinquent.

During the 12 months preceding the cut-off date, approximately 13.53% of the mortgage loans have been 30 days or more delinquent in payment, approximately 2.68% of the mortgage loans have been 60 days or more delinquent in payment, and 0.46% of the mortgage loans were 90 days or more delinquent in payment.

As of the cut-off date, approximately 72.16% of the mortgage loans provide for payment by the mortgagor of a prepayment penalty in connection with certain full or partial prepayments of principal.

The mortgage loans had the approximate characteristics shown in the following tables. The sum in any column in the following tables may not equal the total indicated due to rounding.

Stated Principal Balances of the Mortgage Loans

Stated Principal Balance ($)	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined Loan-To-Value	Weighted Average Credit Score

0.01 - 50,000.00	4	$160,456.77	0.01%	7.578%	341	65.82%	713
50,000.01 - 100,000.00	80	6,478,550.52	0.54	7.653	374	73.52	714
100,000.01 - 150,000.00	263	33,592,458.34	2.82	7.644	383	74.41	725
150,000.01 - 200,000.00	366	63,943,275.95	5.36	7.650	387	75.38	722
200,000.01 - 250,000.00	460	103,157,009.89	8.65	7.618	383	77.64	716
250,000.01 - 300,000.00	432	118,454,947.47	9.93	7.662	389	76.70	714
300,000.01 - 350,000.00	371	120,029,765.12	10.06	7.626	391	75.22	718
350,000.01 - 400,000.00	288	107,968,243.60	9.05	7.657	400	77.58	712
400,000.01 - 450,000.00	243	102,463,140.12	8.59	7.641	387	75.71	714
450,000.01 - 500,000.00	205	97,215,439.03	8.15	7.645	398	76.34	715
500,000.01 - 550,000.00	162	84,512,638.87	7.09	7.570	399	76.95	719
550,000.01 - 600,000.00	105	60,035,915.50	5.03	7.602	393	76.08	704
600,000.01 - 650,000.00	117	73,014,803.36	6.12	7.580	401	76.06	720
650,000.01 - 700,000.00	95	63,285,917.08	5.31	7.635	381	74.89	706
700,000.01 - 750,000.00	41	29,889,088.73	2.51	7.415	401	73.51	725
750,000.01 - 800,000.00	34	26,189,452.86	2.20	7.447	389	73.78	709
800,000.01 - 850,000.00	14	11,465,573.29	0.96	7.361	387	71.78	699
850,000.01 - 900,000.00	16	13,958,520.81	1.17	7.482	415	74.23	725
900,000.01 - 950,000.00	17	15,745,777.38	1.32	7.346	409	74.52	737
950,000.01 - 1,000,000.00	10	9,832,533.17	0.82	7.479	389	76.02	722
1,000,000.01 - 1,050,000.00	15	15,251,393.49	1.28	7.369	391	66.41	717
1,050,000.01 - 1,100,000.00	1	1,099,744.31	0.09	7.125	349	80.00	702
1,100,000.01 - 1,150,000.00	5	5,633,400.45	0.47	7.840	400	75.77	681
1,150,000.01 - 1,200,000.00	1	1,186,992.28	0.10	8.000	351	75.00	722
1,200,000.01 - 1,250,000.00	4	4,840,827.30	0.41	7.483	414	71.65	720
1,250,000.01 - 1,300,000.00	3	3,832,126.74	0.32	7.328	351	72.45	665
1,300,000.01 - 1,350,000.00	1	1,315,165.08	0.11	7.750	352	55.00	702
1,350,000.01 - 1,400,000.00	2	2,764,620.89	0.23	8.125	412	67.49	720
1,400,000.01 - 1,450,000.00	2	2,838,098.72	0.24	7.515	474	73.88	742
1,450,000.01 - 1,500,000.00	3	4,442,405.96	0.37	7.667	354	66.30	721
1,500,000.01 - 1,550,000.00	2	3,019,389.25	0.25	7.285	406	66.21	643
1,600,000.01 - 1,650,000.00	2	3,235,391.41	0.27	6.829	347	56.80	628
1,900,000.01 - 1,950,000.00	1	1,933,682.87	0.16	7.082	333	60.00	601
Total	3,365	$1,192,786,746.61	100.00%	7.604%	392	75.67%	715

The average Stated Principal Balance of the mortgage loans was approximately $354,469 as of the cut-off date.

Original Terms to Stated Maturity of the Mortgage Loans

Original Term (months)	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined Loan-To-Value	Weighted Average Credit Score

180	2	$429,212.15	0.04%	6.670%	160	61.05%	759
360	2,327	806,660,575.19	67.63	7.573	353	75.49	710
480	1,036	385,696,959.27	32.34	7.669	474	76.08	725
Total	3,365	$1,192,786,746.61	100.00%	7.604%	392	75.67%	715

The weighted average original term to stated maturity of the mortgage loans was approximately 399 months as of the cut-off date.

Remaining Terms to Stated Maturity of the Mortgage Loans

Remaining Term (months)	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined Loan-To-Value	Weighted Average Credit Score

121 - 180	2	$429,212.15	0.04%	6.670%	160	61.05%	759
301 - 360	2,327	806,660,575.19	67.63	7.573	353	75.49	710
361 and above	1,036	385,696,959.27	32.34	7.669	474	76.08	725
Total	3,365	$1,192,786,746.61	100.00%	7.604%	392	75.67%	715

The weighted average remaining term to stated maturity of the mortgage loans was approximately 392 months as of the cut-off date.

Property Types of the Mortgage Loans

Property Type	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined Loan-To-Value	Weighted Average Credit Score

Condominium	567	$161,040,473.05	13.50%	7.578%	394	79.26%	723
Planned Unit Development	295	137,350,318.76	11.52	7.592	387	75.45	713
Single Family	2,017	732,831,868.87	61.44	7.593	391	74.55	711
Townhouse	367	110,917,139.22	9.30	7.607	403	78.58	731
Two- to Four-Family	119	50,646,946.71	4.25	7.874	386	74.75	718
Total	3,365	$1,192,786,746.61	100.00%	7.604%	392	75.67%	715

Stated Occupancy Status of the Mortgage Loans*

Stated Occupancy Status	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined Loan-To-Value	Weighted Average Credit Score

Investor	896	$235,746,527.99	19.76%	7.829%	387	77.88%	725
Primary	2,281	901,671,820.04	75.59	7.553	394	74.90	712
Second Home	188	55,368,398.58	4.64	7.473	383	78.88	718
Total	3,365	$1,192,786,746.61	100.00%	7.604%	392	75.67%	715

* In the preceding table, “stated occupancy status” refers to the intended use of the mortgaged property as represented by the borrower when the related mortgage loan was originated.

Product Type of the Mortgage Loans

Product Type	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to-Value	Weighted Average Credit Score

Negam 5/1 Mo MTA	1	$363,880.87	0.03%	3.250%	345	95.00%	684
Negam 5/6 Mo LIBOR IO yr 5-10	57	24,265,070.89	2.03	7.066	355	69.90	734
Negam COFI	157	64,072,613.79	5.37	7.472	407	73.58	725
Negam Fixed IO yrs 5-10	52	20,604,875.05	1.73	7.071	356	68.09	736
Negam LIBOR	17	8,064,075.90	0.68	8.108	349	73.88	717
Negam MTA	3,081	1,075,416,230.11	90.16	7.632	393	76.08	713
Total	3,365	$1,192,786,746.61	100.00%	7.604%	392	75.67%	715

Loan Purposes of the Mortgage Loans

Purpose	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined Loan-To-Value	Weighted Average Credit Score

Cash Out Refinance	1,534	$575,901,524.13	48.28%	7.620%	392	73.01%	710
Construction Permanent	2	627,475.75	0.05	7.794	356	62.66	652
Purchase	1,099	373,948,728.91	31.35	7.564	387	80.37	724
Rate/Term Refinance	730	242,309,017.82	20.31	7.627	401	74.80	712
Total	3,365	$1,192,786,746.61	100.00%	7.604%	392	75.67%	715

Documentation Programs of the Mortgage Loans

Documentation	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined Loan-To-Value	Weighted Average Credit Score

Alternative Documentation	16	$3,880,980.35	0.33%	7.537%	363	68.40%	694
Full Documentation	391	122,598,288.15	10.28	7.384	376	78.10	701
No Documentation	265	94,993,131.98	7.96	7.760	398	69.25	722
No Income Verification	380	166,862,625.12	13.99	7.534	389	73.34	722
No Income/Stated Asset	10	5,442,040.63	0.46	8.136	357	78.16	699
No Ratio	65	27,838,309.27	2.33	8.408	378	77.05	662
Reduced Documentation	161	55,388,287.20	4.64	7.051	350	70.55	677
Stated Income/Stated Asset	86	40,125,468.55	3.36	7.437	442	74.08	732
Stated Documentation	1,983	673,785,042.67	56.49	7.658	396	77.20	719
Streamline Documentation	8	1,872,572.69	0.16	7.482	349	75.46	680
Total	3,365	$1,192,786,746.61	100.00%	7.604%	392	75.67%	715

Original Loan-to-Value Ratios of the Mortgage Loans

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined Loan-To-Value	Weighted Average Credit Score

0.01 - 49.99	146	$37,055,894.58	3.11%	7.446%	385	40.51%	731
50.00 - 54.99	63	19,823,879.61	1.66	7.369	386	52.21	715
55.00 - 59.99	112	42,306,274.93	3.55	7.551	401	57.21	726
60.00 - 64.99	153	57,869,574.76	4.85	7.407	395	62.66	717
65.00 - 69.99	166	69,962,384.26	5.87	7.565	391	67.09	720
70.00 - 74.99	314	122,934,425.66	10.31	7.580	386	72.15	709
75.00 - 79.99	651	249,982,572.13	20.96	7.606	386	77.25	710
80.00 - 80.00	1,222	453,165,044.12	37.99	7.661	394	80.00	715
80.01 - 84.99	38	12,679,967.29	1.06	7.553	400	83.12	690
85.00 - 89.99	154	39,343,001.31	3.30	7.684	399	88.78	722
90.00 - 94.99	280	69,962,752.80	5.87	7.729	403	90.39	719
95.00 - 99.99	65	17,440,162.90	1.46	7.166	398	95.02	698
100.00	1	260,812.26	0.02	6.882	349	100.00	695
Total	3,365	$1,192,786,746.61	100.00%	7.604%	392	75.67%	715

The weighted average original loan-to-value ratio of the mortgage loans was approximately 75.67% as of the cut-off date.

Original Combined Loan-to-Value Ratios of the Mortgage Loans*

Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to-Value	Weighted Average Credit Score

0.01 - 49.99	141	$33,278,197.74	2.79%	7.494%	389	40.25%	740
50.00 - 54.99	65	22,094,876.35	1.85	7.325	381	50.90	706
55.00 - 59.99	109	41,290,478.99	3.46	7.570	402	57.00	724
60.00 - 64.99	146	55,253,995.20	4.63	7.411	396	62.52	716
65.00 - 69.99	162	65,106,934.29	5.46	7.569	391	66.85	721
70.00 - 74.99	283	110,079,903.10	9.23	7.541	386	71.83	711
75.00 - 79.99	530	197,808,827.07	16.58	7.601	385	77.20	709
80.00 - 80.00	958	345,703,040.94	28.98	7.629	394	79.77	718
80.01 - 84.99	49	17,848,963.50	1.50	7.584	393	81.15	693
85.00 - 89.99	281	93,575,978.20	7.85	7.690	395	82.48	715
90.00 - 94.99	538	180,540,077.70	15.14	7.734	394	83.30	713
95.00 - 99.99	82	24,106,763.62	2.02	7.293	399	90.66	703
100.00	17	5,261,580.27	0.44	7.591	429	80.99	740
100.01 to 122.32	4	837,129.64	0.07	7.052	350	83.81	733
Total	3,365	$1,192,786,746.61	100.00%	7.604%	392	75.67%	715

* Reflects the loan-to-value ratio including any subordinate liens (none of which are owned by the trust fund).

Geographic Distribution of the Mortgage Loans

Location	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined Loan-To-Value	Weighted Average Credit Score

Arizona	278	$74,379,845.04	6.24%	7.623%	406	76.69%	722
California	1,452	659,260,059.37	55.27	7.572	395	74.05	712
Colorado	33	8,405,044.57	0.70	7.576	376	74.91	714
Connecticut	14	5,125,756.57	0.43	7.496	385	71.73	692
Delaware	5	1,063,089.86	0.09	7.287	348	74.72	732
District of Columbia	5	1,435,740.69	0.12	7.613	392	71.92	743
Florida	774	207,426,158.83	17.39	7.607	393	78.46	727
Georgia	19	7,015,671.96	0.59	8.034	371	73.15	699
Hawaii	2	986,672.36	0.08	7.037	350	78.05	729
Idaho	4	537,812.85	0.05	7.612	354	78.35	704
Illinois	153	41,677,880.71	3.49	7.552	397	79.77	723
Indiana	10	1,736,875.33	0.15	7.767	372	84.09	714
Iowa	1	277,997.87	0.02	7.375	349	88.23	620
Kansas	1	438,142.26	0.04	8.000	474	80.00	740
Kentucky	2	195,429.08	0.02	7.957	352	73.89	778
Louisiana	1	146,616.85	0.01	7.375	349	62.03	772
Maryland	77	23,693,374.23	1.99	7.719	390	77.79	707
Massachusetts	26	8,026,313.38	0.67	7.646	390	77.79	713
Michigan	34	6,797,721.26	0.57	7.546	384	77.70	712
Minnesota	17	3,899,707.69	0.33	7.415	357	83.44	708
Mississippi	1	104,564.42	0.01	8.000	474	90.00	775
Missouri	7	1,168,425.64	0.10	7.767	381	80.49	729
Montana	2	1,325,482.39	0.11	7.433	352	48.44	730
Nevada	79	22,946,739.74	1.92	7.731	368	78.13	710
New Hampshire	4	1,462,759.17	0.12	7.902	349	81.44	683
New Jersey	56	20,101,638.11	1.69	7.578	373	75.87	719
New Mexico	6	1,337,700.67	0.11	7.726	351	83.18	706
New York	41	16,216,321.83	1.36	7.449	358	71.86	681
North Carolina	2	1,531,157.78	0.13	7.401	353	75.98	723
Ohio	23	5,311,341.03	0.45	7.724	378	79.08	727
Oregon	7	2,119,860.94	0.18	7.396	370	80.87	695
Pennsylvania	28	5,237,094.79	0.44	7.761	373	78.27	711
Rhode Island	5	1,074,519.39	0.09	7.426	368	80.66	709
South Carolina	3	670,537.17	0.06	7.730	393	80.00	780
Tennessee	5	647,730.87	0.05	7.664	397	81.47	736
Texas	2	246,545.82	0.02	7.903	371	82.58	645
Utah	7	1,717,855.55	0.14	7.758	378	78.80	668
Vermont	1	590,929.93	0.05	7.712	333	75.99	647
Virginia	115	40,570,686.12	3.40	7.901	389	77.67	713
Washington	44	12,783,018.56	1.07	7.884	373	77.38	713
West Virginia	3	426,095.39	0.04	7.911	428	66.44	687
Wisconsin	16	2,669,830.54	0.22	7.697	360	82.60	710
Total	3,365	$1,192,786,746.61	100.00%	7.604%	392	75.67%	715

As of the cut-off date, the greatest five-digit ZIP Code geographic concentration of mortgage loans by Stated Principal Balance was approximately 0.52% in the 94080 ZIP Code.

Loan Rates of the Mortgage Loans

Loan Rate (%)	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined Loan-To-Value	Weighted Average Credit Score

3.000 - 3.499	1	$363,880.87	0.03%	3.250%	345	95.00%	684
6.000 - 6.499	32	10,981,416.16	0.92	6.346	382	73.43	744
6.500 - 6.999	247	103,054,129.88	8.64	6.783	371	73.04	705
7.000 - 7.499	949	346,113,847.20	29.02	7.252	387	74.82	719
7.500 - 7.999	1,157	407,100,205.75	34.13	7.700	396	76.15	716
8.000 - 8.499	868	279,782,201.49	23.46	8.078	400	76.84	712
8.500 - 8.999	93	39,409,813.75	3.30	8.637	386	76.41	697
9.000 - 9.499	18	5,981,251.51	0.50	9.187	418	81.71	701
Total	3,365	$1,192,786,746.61	100.00%	7.604%	392	75.67%	715

The weighted average loan rate of the mortgage loans as of the cut-off date was approximately 7.604%.

Maximum Loan Rates of the Mortgage Loans

Maximum Loan Rate (%)	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined Loan-To-Value	Weighted Average Credit Score

N/A	52	$20,604,875.05	1.73%	7.071%	356	68.09%	736
8.500 -8.999	5	1,853,098.12	0.16	7.409	346	80.23	648
9.500 -9.999	2,411	796,630,160.72	66.79	7.606	388	76.48	715
10.000 -10.499	112	34,202,629.18	2.87	7.273	372	72.41	677
10.500 -10.999	67	26,254,698.28	2.20	7.857	370	73.28	693
11.000 -11.499	186	84,645,226.22	7.10	7.591	426	74.66	720
11.500 -11.999	101	41,011,081.64	3.44	7.545	390	74.43	716
12.000 -12.499	120	51,748,934.44	4.34	7.593	427	73.52	723
12.500 -12.999	291	129,449,572.88	10.85	7.710	400	74.98	720
13.000 -13.499	17	5,516,924.49	0.46	8.333	356	78.91	669
13.500 -13.999	1	381,677.64	0.03	8.332	329	89.90	540
18.000 -18.499	1	314,867.41	0.03	8.375	357	58.58	781
19.500 -19.999	1	173,000.54	0.01	9.000	466	95.00	724
Total	3,365	$1,192,786,746.61	100.00%	7.604%	392	75.67%	715

The weighted average maximum loan rate of the mortgage loans was approximately 10.524% as of the cut-off date.

Minimum Loan Rates of the Mortgage Loans

Minimum Loan Rate (%)	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined Loan-To-Value	Weighted Average Credit Score

N/A	52	$20,604,875.05	1.73%	7.071%	356	68.09%	736
1.000 - 1.499	1	522,113.33	0.04	6.732	332	79.91	639
1.500 - 1.999	18	6,362,177.33	0.53	6.308	390	76.25	750
2.000 - 2.499	191	79,412,262.46	6.66	6.852	384	74.53	700
2.500 - 2.999	827	310,452,960.39	26.03	7.232	384	74.72	718
3.000 - 3.499	1,184	408,135,181.10	34.22	7.637	396	76.08	718
3.500 - 3.999	946	308,790,626.66	25.89	8.009	398	76.76	712
4.000 - 4.499	123	50,315,861.81	4.22	8.496	394	76.00	700
4.500 - 4.999	23	8,190,688.48	0.69	9.031	421	78.45	692
Total	3,365	$1,192,786,746.61	100.00%	7.604%	392	75.67%	715

The weighted average minimum loan rate of the mortgage loans was approximately 3.196% as of the cut-off date.

Gross Margins of the Mortgage Loans

Gross Margin (%)	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined Loan-To-Value	Weighted Average Credit Score

N/A	52	$20,604,875.05	1.73%	7.071%	356	68.09%	736
1.000 - 1.499	1	522,113.33	0.04	6.732	332	79.91	639
1.500 - 1.999	20	6,905,539.21	0.58	6.331	387	76.87	750
2.000 - 2.499	177	72,919,001.47	6.11	6.752	377	74.65	696
2.500 - 2.999	795	294,515,105.54	24.69	7.212	381	74.65	718
3.000 - 3.499	1,218	426,198,593.02	35.73	7.637	398	76.10	718
3.500 - 3.999	955	312,132,892.41	26.17	8.010	400	76.64	713
4.000 - 4.499	124	50,797,938.10	4.26	8.496	394	76.03	700
4.500 - 4.999	23	8,190,688.48	0.69	9.031	421	78.45	692
Total	3,365	$1,192,786,746.61	100.00%	7.604%	392	75.67%	715

The weighted average gross margin of the mortgage loans was approximately 3.205% as of the cut-off date.

Credit Scores of the Mortgage Loans

Credit Score	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined Loan-To-Value	Weighted Average Credit Score

None	3	$1,321,044.37	0.11%	7.219%	454	67.57%	N/A
400 - 499	1	245,675.46	0.02	6.782	339	70.00	400
500 - 524	1	190,151.40	0.02	7.557	351	39.10	519
525 - 549	3	613,238.83	0.05	7.799	333	88.65	539
550 - 574	4	1,311,210.63	0.11	6.978	335	75.97	564
575 - 599	24	12,999,585.78	1.09	6.902	342	69.72	590
600 - 624	44	17,162,816.50	1.44	7.381	353	73.54	615
625 - 649	172	65,348,526.01	5.48	7.810	368	75.80	638
650 - 674	306	120,364,303.52	10.09	7.694	375	75.69	664
675 - 699	702	241,065,970.95	20.21	7.641	396	76.93	688
700 - 724	690	239,986,885.32	20.12	7.643	397	76.77	712
725 - 749	511	181,488,678.40	15.22	7.562	392	76.06	736
750 - 774	512	176,985,806.97	14.84	7.545	399	74.29	762
775 - 799	308	105,294,965.41	8.83	7.541	400	74.52	785
800 and above	84	28,407,887.06	2.38	7.474	412	70.22	806
Total	3,365	$1,192,786,746.61	100.00%	7.604%	392	75.67%	715

The weighted average credit score of the mortgage loans was approximately 715 as of the cut-off date.

Original Prepayment Penalty Periods of the Mortgage Loans

Original Prepayment Penalty Period (months)	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined Loan-To-Value	Weighted Average Credit Score

Not Applicable	714	$279,269,550.70	23.41%	7.410%	385	75.65%	719
6	1	598,559.79	0.05	8.932	353	80.00	661
12	504	205,535,563.23	17.23	7.440	369	74.98	695
24	32	16,248,259.33	1.36	7.872	397	75.41	707
30	9	2,895,708.80	0.24	7.559	347	79.05	667
36	2,104	688,127,611.03	57.69	7.724	402	75.88	719
60	1	111,493.73	0.01	7.875	352	80.00	745
Total	3,365	$1,192,786,746.61	100.00%	7.604%	392	75.67%	715

Negative Amortization Limits of the Mortgage Loans

Negative Amortization Limit (%)	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined Loan-To-Value	Weighted Average Credit Score

110.000	1,039	$477,258,509.28	40.01%	7.578%	394	73.96%	714
115.000	2,021	618,326,511.20	51.84	7.698	394	77.06	721
125.000	305	97,201,726.13	8.15	7.134	368	75.29	681
Total	3,365	$1,192,786,746.61	100.00%	7.604%	392	75.67%	715

Next Rate Adjustment Date of the Mortgage Loans

Next Rate Adjustment Date	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to-Value	Weighted Average Credit Score

N/A	52	$20,604,875.05	1.73%	7.071%	356	68.09%	736
September 2006	3,255	1,147,552,919.80	96.21	7.626	393	75.93	714
May 2010	1	363,880.87	0.03	3.250	345	95.00	684
December 2010	1	972,619.67	0.08	7.875	352	75.83	739
January 2011	4	1,436,347.20	0.12	7.236	353	60.00	773
February 2011	13	5,731,700.62	0.48	6.861	354	68.23	740
March 2011	11	5,032,242.90	0.42	7.013	355	69.03	721
April 2011	25	9,890,871.89	0.83	7.088	356	70.98	736
May 2011	3	1,201,288.61	0.10	7.231	357	79.71	685
Total	3,365	$1,192,786,746.61	100.00%	7.604%	392	75.67%	715

The weighted average months to next rate adjustment of the mortgage loans was approximately 2 months as of the cut-off date.

Next Payment Adjustment Date of the Mortgage Loans

Next Payment Adjustment Date	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to-Value	Weighted Average Credit Score

September 2006	79	$31,941,765.17	2.68%	7.471%	376	74.59%	710
October 2006	110	41,505,032.88	3.48	7.444	384	75.83	702
November 2006	90	39,557,800.99	3.32	7.405	396	72.52	716
December 2006	159	62,949,861.96	5.28	7.675	365	75.46	699
January 2007	148	56,301,313.37	4.72	7.736	375	73.35	708
February 2007	280	88,541,866.27	7.42	7.627	389	76.11	717
March 2007	615	192,049,963.87	16.10	7.626	402	77.15	723
April 2007	650	204,606,344.13	17.15	7.601	404	76.73	722
May 2007	779	288,089,343.95	24.15	7.639	394	75.11	715
June 2007	308	134,401,487.99	11.27	7.669	386	75.61	705
July 2007	87	31,896,534.52	2.67	7.260	378	73.60	712
August 2007	60	20,945,431.51	1.76	7.277	384	75.52	704
Total	3,365	$1,192,786,746.61	100.00%	7.604%	392	75.67%	715

The weighted average months to next payment adjustment of the mortgage loans was approximately 7 months as of the cut-off date.

30-59 Day Delinquencies of the Mortgage Loans

Number of 30-59 Day Delinquencies in the 12 Months Preceding the Cut-off Date	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut- off Date

0	2,926	$1,031,355,624.43	86.47%
1	232	84,946,496.53	7.12
2	76	28,358,923.92	2.38
3	52	18,691,538.05	1.57
4	26	9,517,549.56	0.80
5	25	9,577,458.39	0.80
6	13	5,296,745.96	0.44
7	9	3,113,093.11	0.26
8	1	775,179.24	0.06
9	1	183,616.43	0.02
10	1	268,555.10	0.02
11	1	219,410.52	0.02
12	2	482,555.37	0.04
Total	3,365	$1,192,786,746.61	100.00%

60-89 Day Delinquencies of the Mortgage Loans

Number of 60-89 Day Delinquencies in the 12 Months Preceding the Cut-off Date	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut- off Date

0	3,277	$1,160,820,845.46	97.32%
1	64	21,190,634.10	1.78
2	16	6,352,451.90	0.53
3	5	3,749,273.23	0.31
4	2	389,175.75	0.03
5	1	284,366.17	0.02
Total	3,365	$1,192,786,746.61	100.00%

90+ Day Delinquencies of the Mortgage Loans

Number of 90+ Day Delinquencies in the 12 Months Preceding the Cut-off Date	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut- off Date

0	3,354	$1,187,311,272.53	99.54%
1	8	4,425,495.46	0.37
2	1	321,048.13	0.03
3	1	545,314.06	0.05
4	1	183,616.43	0.02
Total	3,365	$1,192,786,746.61	100.00%

Group 1 Mortgage Loan Statistics

The following statistical information, unless otherwise specified, is based upon the aggregate principal balance of the group 1 mortgage loans as of the cut-off date.

General Characteristics. The average Stated Principal Balance of the group 1 mortgage loans at origination was approximately $246,833. The average Stated Principal Balance of the group 1 mortgage loans as of the cut-off date was approximately $249,221. No group 1 mortgage loan had a Stated Principal Balance of less than approximately $50,675 or greater than approximately $697,429 as of the cut-off date.

Approximately 67.21% and 11.04% of the group 1 mortgage loans were originated by BankUnited and Paul Financial, respectively. Approximately 21.75% of the group 1 mortgage loans were originated by other originators. Approximately 99.46% of the group 1 mortgage loans are being serviced by IndyMac and approximately 0.54% of the group 1 mortgage loans are being serviced by another servicer. See “The Servicers” in this prospectus supplement.

As of August 1, 2006, approximately 1.78% of all of the group 1 mortgage loans were 30 to 59 days delinquent in payment, and approximately 0.46% of all of the group 1 mortgage loans were 60 to 89 days delinquent in payment, as determined by the MBA method. As of August 1, 2006, none of the group 1 mortgage loans was 90 days or more delinquent.

During the 12 months preceding the cut-off date, approximately 7.84% of the group 1 mortgage loans have been 30 days or more delinquent in payment, approximately 0.78% of the group 1 mortgage loans have been 60 days or more delinquent in payment and 0.04% of the group 1 mortgage loans have been 90 days or more delinquent in payment.

As of the cut-off date, approximately 78.62% of the group 1 mortgage loans provide for payment by the mortgagor of a prepayment penalty in connection with certain full or partial prepayments of principal.

The group 1 mortgage loans had the approximate characteristics shown in the following tables. The sum in any column in the following tables may not equal the total indicated due to rounding.

Stated Principal Balances of the Group 1 Mortgage Loans

Stated Principal Balance ($)	Number of Group 1 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined Loan-To-Value	Weighted Average Credit Score

50,000.01-100,000.00	56	$4,589,607.63	1.14%	7.737%	385	75.01%	726
100,000.01-150,000.00	206	26,490,487.93	6.56	7.737	388	75.56	730
150,000.01-200,000.00	271	47,418,633.20	11.74	7.746	391	76.51	730
200,000.01-250,000.00	326	72,969,890.74	18.07	7.728	390	78.87	720
250,000.01-300,000.00	288	78,739,684.22	19.50	7.772	397	76.76	720
300,000.01-350,000.00	200	64,512,272.41	15.98	7.759	390	75.42	722
350,000.01-400,000.00	165	61,899,265.83	15.33	7.756	400	77.26	712
400,000.01-450,000.00	88	36,138,815.71	8.95	7.717	391	75.45	719
450,000.01-500,000.00	6	2,913,345.15	0.72	8.020	393	73.05	710
500,000.01-550,000.00	7	3,629,118.04	0.90	8.034	372	75.26	707
550,000.01-600,000.00	1	557,650.53	0.14	8.625	356	70.00	672
600,000.01-650,000.00	4	2,530,194.00	0.63	8.214	409	78.43	714
650,000.01-700,000.00	2	1,349,612.51	0.33	8.271	469	77.58	732
Total	1,620	$403,738,577.90	100.00%	7.759%	393	76.72%	720

The average Stated Principal Balance of the group 1 mortgage loans was approximately $249,221 as of the cut-off date.

Original Terms to Stated Maturity of the Group 1 Mortgage Loans

Original Term (months)	Number of Group 1 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined Loan-To-Value	Weighted Average Credit Score

360	1,110	$273,612,205.02	67.77%	7.752%	354	76.60%	717
480	510	130,126,372.88	32.23	7.772	474	76.98	728
Total	1,620	$403,738,577.90	100.00%	7.759%	393	76.72%	720

The weighted average original term to stated maturity of the group 1 mortgage loans was approximately 399 months as of the cut-off date.

Remaining Terms to Stated Maturity of the Group 1 Mortgage Loans

Remaining Term (months)	Number of Group 1 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined Loan-To-Value	Weighted Average Credit Score

301 - 360	1,110	$273,612,205.02	67.77%	7.752%	354	76.60%	717
361 and above	510	130,126,372.88	32.23	7.772	474	76.98	728
Total	1,620	$403,738,577.90	100.00%	7.759%	393	76.72%	720

The weighted average remaining term to stated maturity of the group 1 mortgage loans was approximately 393 months as of the cut-off date.

Property Types of the Group 1 Mortgage Loans

Property Type	Number of Group 1 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined Loan-To-Value	Weighted Average Credit Score

Condominium	312	$69,184,553.35	17.14%	7.713%	392	80.12%	731
Planned Unit Development	81	21,655,282.14	5.36	7.846	363	75.17	701
Single Family	910	226,973,550.33	56.22	7.765	394	75.36	718
Townhouse	261	64,175,649.83	15.90	7.650	403	78.93	728
Two- to Four-Family	56	21,749,542.25	5.39	8.067	384	75.11	710
Total	1,620	$403,738,577.90	100.00%	7.759%	393	76.72%	720

Stated Occupancy Status of the Group 1 Mortgage Loans*

Stated Occupancy Status	Number of Group 1 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined Loan-To-Value	Weighted Average Credit Score

Investor	688	$161,538,421.14	40.01%	7.847%	392	79.64%	726
Primary	803	211,722,731.74	52.44	7.717	394	73.92	716
Second Home	129	30,477,425.02	7.55	7.579	388	80.68	727
Total	1,620	$403,738,577.90	100.00%	7.759%	393	76.72%	720

* In the preceding table, “stated occupancy status” refers to the intended use of the mortgaged property as represented by the borrower when the related mortgage loan was originated.

Product Type of the Group 1 Mortgage Loans

Product Type	Number of Group 1 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to-Value	Weighted Average Credit Score

Negam COFI	48	$14,977,107.48	3.71%	7.660%	413	71.59%	719
Negam LIBOR	4	1,077,876.58	0.27	8.360	349	76.58	705
Negam MTA	1,568	387,683,593.84	96.02	7.761	392	76.92	720
Total	1,620	$403,738,577.90	100.00%	7.759%	393	76.72%	720

Loan Purposes of the Group 1 Mortgage Loans

Purpose	Number of Group 1 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined Loan-To-Value	Weighted Average Credit Score

Cash Out Refinance	692	$183,334,387.69	45.41%	7.785%	389	74.18%	714
Construction Permanent	2	627,475.75	0.16	7.794	356	62.66	652
Purchase	459	104,710,503.85	25.94	7.742	389	82.58	732
Rate/Term Refinance	467	115,066,210.61	28.50	7.731	403	75.52	721
Total	1,620	$403,738,577.90	100.00%	7.759%	393	76.72%	720

Documentation Programs of the Group 1 Mortgage Loans

Documentation	Number of Group 1 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined Loan-To-Value	Weighted Average Credit Score

Alternative Documentation	1	$291,763.83	0.07%	8.000%	357	80.00%	691
Full Documentation	141	30,400,188.79	7.53	7.745	386	77.17	722
No Documentation	95	22,763,828.76	5.64	7.777	389	64.34	733
No Income Verification	137	43,275,162.09	10.72	7.858	393	74.04	718
No Income/Stated Asset	2	758,568.77	0.19	8.244	357	77.38	667
No Ratio	28	8,722,928.13	2.16	8.536	356	77.51	661
Stated Documentation	1,216	297,526,137.53	73.69	7.720	395	77.98	721
Total	1,620	$403,738,577.90	100.00%	7.759%	393	76.72%	720

Original Loan-to-Value Ratios of the Group 1 Mortgage Loans

Original Loan-to-Value Ratio (%)	Number of Group 1 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined Loan-To-Value	Weighted Average Credit Score

0.01 - 49.99	82	$17,210,361.98	4.26%	7.710%	399	40.56%	753
50.00 - 54.99	24	5,687,282.66	1.41	7.668	388	52.63	711
55.00 - 59.99	47	11,822,907.78	2.93	7.715	410	57.34	727
60.00 - 64.99	70	18,735,570.22	4.64	7.601	392	62.52	723
65.00 - 69.99	63	14,849,441.47	3.68	7.695	397	67.02	723
70.00 - 74.99	108	28,949,172.03	7.17	7.817	379	72.06	720
75.00 - 79.99	318	83,279,800.35	20.63	7.758	383	77.58	717
80.00 - 80.00	561	145,268,180.45	35.98	7.794	393	80.00	716
80.01 - 84.99	21	5,463,501.08	1.35	7.756	439	83.56	718
85.00 - 89.99	114	25,971,679.81	6.43	7.718	406	88.73	730
90.00 - 94.99	202	44,132,328.18	10.93	7.767	400	90.15	721
95.00 - 99.99	10	2,368,351.89	0.59	7.584	402	95.00	708
Total	1,620	$403,738,577.90	100.00%	7.759%	393	76.72%	720

The weighted average original loan-to-value ratio of the group 1 mortgage loans was approximately 76.72% as of the cut-off date.

Original Combined Loan-to-Value Ratios of the Group 1 Mortgage Loans*

Original Combined Loan-to-Value Ratio (%)	Number of Group 1 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to-Value	Weighted Average Credit Score

0.01-49.99	82	$17,210,361.98	4.26%	7.710%	399	40.56%	753
50.00-54.99	24	5,687,282.66	1.41	7.668	388	52.63	711
55.00-59.99	45	11,371,743.38	2.82	7.726	411	57.38	726
60.00-64.99	67	17,660,749.98	4.37	7.598	391	62.47	726
65.00-69.99	63	14,954,422.82	3.70	7.682	395	66.78	724
70.00-74.99	101	27,292,202.76	6.76	7.796	378	71.94	722
75.00-79.99	266	66,960,773.76	16.59	7.727	385	77.72	717
80.00-80.00	471	117,676,018.16	29.15	7.756	394	79.90	718
80.01-84.99	24	6,602,707.34	1.64	7.831	430	82.58	715
85.00-89.99	155	38,587,421.80	9.56	7.748	398	85.32	723
90.00-94.99	301	74,909,344.02	18.55	7.857	393	85.38	716
95.00-99.99	16	3,792,386.28	0.94	7.642	394	88.87	709
100.00	5	1,033,162.96	0.26	7.776	410	80.00	748
Total	1,620	$403,738,577.90	100.00%	7.759%	393	76.72%	720

* Reflects the loan-to-value ratio including any subordinate liens (none of which are owned by the trust fund).

Geographic Distribution of the Group 1 Mortgage Loans

Location	Number of Group 1 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined Loan-To-Value	Weighted Average Credit Score

Arizona	208	$49,196,661.87	12.19%	7.654%	411	76.87%	724
California	349	113,514,244.43	28.12	7.841	388	73.19	709
Colorado	20	4,050,235.89	1.00	7.927	394	76.42	729
Connecticut	5	1,256,729.57	0.31	7.750	404	77.94	697
Delaware	3	772,956.84	0.19	7.431	353	75.43	759
District of Columbia	4	1,114,942.35	0.28	7.645	402	69.60	755
Florida	539	117,975,427.45	29.22	7.685	395	78.96	730
Georgia	8	1,588,663.34	0.39	8.199	356	80.01	688
Idaho	4	537,812.85	0.13	7.612	354	78.35	704
Illinois	110	26,115,913.46	6.47	7.692	415	79.76	729
Indiana	6	890,190.26	0.22	7.790	390	78.86	733
Kentucky	1	156,459.51	0.04	8.000	356	80.00	788
Maryland	59	15,514,146.62	3.84	7.780	394	77.36	709
Massachusetts	13	3,338,722.25	0.83	7.627	396	78.04	712
Michigan	16	2,578,878.58	0.64	7.755	400	76.82	712
Minnesota	10	1,916,264.90	0.47	7.912	355	88.82	720
Missouri	6	740,667.41	0.18	7.632	396	80.77	757
Nevada	51	13,401,108.63	3.32	7.825	365	76.89	715
New Hampshire	1	329,545.72	0.08	8.250	353	90.00	701
New Jersey	31	8,719,792.36	2.16	7.725	374	73.59	729
New Mexico	5	873,637.29	0.22	7.780	353	82.64	749
New York	16	4,658,774.30	1.15	7.763	363	72.89	717
Ohio	17	2,841,175.68	0.70	7.834	374	78.58	733
Oregon	2	371,893.97	0.09	8.048	412	77.36	780
Pennsylvania	22	3,474,699.84	0.86	7.908	381	77.84	715
Rhode Island	2	380,610.52	0.09	7.678	399	74.25	733
South Carolina	2	339,219.57	0.08	7.833	436	80.00	756
Tennessee	4	403,466.61	0.10	8.065	426	82.35	725
Utah	5	1,201,953.24	0.30	7.980	391	73.07	676
Virginia	69	18,502,182.37	4.58	7.886	387	78.08	715
Washington	16	4,201,615.85	1.04	7.911	367	76.74	721
West Virginia	3	426,095.39	0.11	7.911	428	66.44	687
Wisconsin	13	2,353,888.98	0.58	7.782	362	82.70	709
Total	1,620	$403,738,577.90	100.00%	7.759%	393	76.72%	720

As of the cut-off date, the greatest five-digit ZIP Code geographic concentration of group 1 mortgage loans by Stated Principal Balance was approximately 0.80% in the 32127 ZIP Code.

Loan Rates of the Group 1 Mortgage Loans

Loan Rate (%)	Number of Group 1 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined Loan-To-Value	Weighted Average Credit Score

6.500 - 6.999	27	$7,503,131.70	1.86%	6.865%	374	74.73%	734
7.000 - 7.499	371	94,292,953.94	23.35	7.278	392	76.31	726
7.500 - 7.999	591	142,992,762.84	35.42	7.715	391	76.84	720
8.000 - 8.499	585	143,203,151.34	35.47	8.054	397	77.05	719
8.500 - 8.999	37	12,829,546.73	3.18	8.671	377	75.30	698
9.000 - 9.499	9	2,917,031.35	0.72	9.194	417	79.15	688
Total	1,620	$403,738,577.90	100.00%	7.759%	393	76.72%	720

The weighted average loan rate of the group 1 mortgage loans as of the cut-off date was approximately 7.759%.

Maximum Loan Rates of the Group 1 Mortgage Loans

Maximum Loan Rate (%)	Number of Group 1 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined Loan-To-Value	Weighted Average Credit Score

8.500-8.999	1	$190,934.23	0.05%	7.282%	350	75.00%	678
9.500-9.999	1,419	342,506,634.83	84.83	7.720	395	77.00	723
10.500-10.999	8	2,177,363.48	0.54	7.538	353	76.59	689
11.000-11.499	18	5,996,946.24	1.49	8.406	357	79.18	665
11.500-11.999	16	4,718,510.64	1.17	8.259	355	79.78	658
12.000-12.499	3	429,528.46	0.11	8.000	352	80.00	705
12.500-12.999	144	44,580,381.50	11.04	7.881	392	73.92	720
13.000-13.499	10	2,823,411.11	0.70	8.349	355	77.88	677
18.000-18.499	1	314,867.41	0.08	8.375	357	58.58	781
Total	1,620	$403,738,577.90	100.00%	7.759%	393	76.72%	720

The weighted average maximum loan rate of the group 1 mortgage loans was approximately 10.306% as of the cut-off date.

Minimum Loan Rates of the Group 1 Mortgage Loans

Minimum Loan Rate (%)	Number of Group 1 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined Loan-To-Value	Weighted Average Credit Score

2.000 - 2.499	21	$5,375,933.92	1.33%	6.859%	383	76.32%	748
2.500 - 2.999	288	72,589,753.63	17.98	7.252	391	76.23	726
3.000 - 3.499	648	157,351,719.87	38.97	7.661	389	76.97	721
3.500 - 3.999	597	145,945,816.05	36.15	8.021	398	76.97	719
4.000 - 4.499	52	17,919,951.31	4.44	8.477	384	74.63	699
4.500 - 4.999	14	4,555,403.12	1.13	9.005	424	76.43	692
Total	1,620	$403,738,577.90	100.00%	7.759%	393	76.72%	720

The weighted average minimum loan rate of the group 1 mortgage loans was approximately 3.341% as of the cut-off date.
Gross Margins of the Group 1 Mortgage Loans

Gross Margin (%)	Number of Group 1 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined Loan-To-Value	Weighted Average Credit Score

2.000 - 2.499	21	$5,375,933.92	1.33%	6.859%	383	76.32%	748
2.500 - 2.999	288	72,589,753.63	17.98	7.252	391	76.23	726
3.000 - 3.499	648	157,351,719.87	38.97	7.661	389	76.97	721
3.500 - 3.999	597	145,945,816.05	36.15	8.021	398	76.97	719
4.000 - 4.499	52	17,919,951.31	4.44	8.477	384	74.63	699
4.500 - 4.999	14	4,555,403.12	1.13	9.005	424	76.43	692
Total	1,620	$403,738,577.90	100.00%	7.759%	393	76.72%	720

The weighted average gross margin of the group 1 mortgage loans was approximately 3.341% as of the cut-off date.

Credit Scores of the Group 1 Mortgage Loans

Credit Score	Number of Group 1 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined Loan-To-Value	Weighted Average Credit Score

600 - 624	6	$1,560,232.81	0.39%	7.899%	354	79.57%	621
625 - 649	48	13,328,836.00	3.30	8.024	361	73.67	638
650 - 674	119	36,407,819.03	9.02	7.831	372	75.60	666
675 - 699	364	89,700,473.56	22.22	7.774	396	78.59	688
700 - 724	353	85,900,322.75	21.28	7.767	397	78.29	711
725 - 749	265	65,495,713.38	16.22	7.725	389	77.24	736
750 - 774	263	64,375,283.84	15.94	7.712	399	75.85	762
775 - 799	159	37,256,056.37	9.23	7.686	404	73.86	786
800 and above	43	9,713,840.16	2.41	7.698	393	66.76	805
Total	1,620	$403,738,577.90	100.00%	7.759%	393	76.72%	720

The weighted average credit score of the group 1 mortgage loans was approximately 720 as of the cut-off date.

Original Prepayment Penalty Periods of the Group 1 Mortgage Loans

Original Prepayment Penalty Period (months)	Number of Group 1 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined Loan-To-Value	Weighted Average Credit Score

Not Applicable	321	$85,268,151.09	21.12%	7.464%	390	78.00%	721
12	94	26,076,408.43	6.46	7.740	369	73.10	701
24	6	1,769,942.32	0.44	8.117	355	75.92	698
36	1,199	290,624,076.06	71.98	7.844	396	76.67	722
Total	1,620	$403,738,577.90	100.00%	7.759%	393	76.72%	720

Negative Amortization Limits of the Group 1 Mortgage Loans

Negative Amortization Limit (%)	Number of Group 1 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined Loan-To-Value	Weighted Average Credit Score

110.000	240	$75,791,321.56	18.77%	7.874%	383	73.87%	710
115.000	1,380	327,947,256.34	81.23	7.732	395	77.38	723
Total	1,620	$403,738,577.90	100.00%	7.759%	393	76.72%	720

Next Rate Adjustment Date of the Group 1 Mortgage Loans

Next Rate Adjustment Date	Number of Group 1 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to-Value	Weighted Average Credit Score

September 2006	1,620	$403,738,577.90	100.00%	7.759%	393	76.72%	720
Total	1,620	$403,738,577.90	100.00%	7.759%	393	76.72%	720

The weighted average months to next rate adjustment of the group 1 mortgage loans was approximately 1 month as of the cut-off date.

Next Payment Adjustment Date of the Group 1 Mortgage Loans

Next Payment Adjustment Date	Number of Group 1 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to-Value	Weighted Average Credit Score

September 2006	31	$9,070,669.58	2.25%	7.668%	391	71.97%	723
October 2006	34	12,672,713.62	3.14	7.830	405	76.68	721
November 2006	22	6,759,554.52	1.67	7.793	418	72.75	705
December 2006	58	16,896,825.18	4.19	7.770	360	74.85	688
January 2007	52	13,613,955.19	3.37	7.723	374	73.33	716
February 2007	147	33,777,263.71	8.37	7.698	397	75.08	731
March 2007	405	95,633,266.44	23.69	7.700	401	78.06	726
April 2007	406	93,889,570.18	23.26	7.717	400	78.49	727
May 2007	376	94,516,982.93	23.41	7.808	387	76.00	717
June 2007	89	26,907,776.55	6.66	8.010	373	75.92	702
Total	1,620	$403,738,577.90	100.00%	7.759%	393	76.72%	720

The weighted average months to next payment adjustment of the group 1 mortgage loans was approximately 7 month as of the cut-off date.

30-59 Day Delinquencies of the Group 1 Mortgage Loans

Number of 30-59 Day Delinquencies in the 12 Months Preceding the Cut-off Date	Number of the Group 1 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut- off Date

0	1,506	$372,102,860.51	92.16%
1	91	24,867,043.88	6.16
2	12	3,398,109.06	0.84
3	4	1,068,276.84	0.26
4	3	1,018,896.06	0.25
5	2	714,535.34	0.18
6	2	568,856.21	0.14
Total	1,620	$403,738,577.90	100.00%

60-89 Day Delinquencies of the Group 1 Mortgage Loans

Number of 60-89 Day Delinquencies in the 12 Months Preceding the Cut-off Date	Number of the Group 1 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut- off Date

0	1,607	$400,587,638.96	99.22%
1	13	3,150,938.94	0.78
Total	1,620	$403,738,577.90	100.00%

90+ Day Delinquencies of the Group 1 Mortgage Loans

Number of 90+ Day Delinquencies in the 12 Months Preceding the Cut-off Date	Number of the Group 1 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut- off Date

0	1,619	$403,595,758.08	99.96%
1	1	142,819.82	0.04
Total	1,620	$403,738,577.90	100.00%

Group 2 Mortgage Loan Statistics

The following statistical information, unless otherwise specified, is based upon the aggregate principal balance of the group 2 mortgage loans as of the cut-off date.

General Characteristics. The average principal balance of the group 2 mortgage loans at origination was approximately $447,579. The average Stated Principal Balance of the group 2 mortgage loans as of the cut-off date was approximately $452,177. No group 2 mortgage loan had a Stated Principal Balance of less than approximately $32,672 or greater than approximately $1,933,683 as of the cut-off date.

Approximately 23.31%, 15.21%, 16.12%, 10.87% and 12.09% of the group 2 mortgage loans were originated by BankUnited, First Federal, Paul Financial, Residential Mortgage Capital and Washington Mutual Bank (“Washington Mutual”), respectively. Approximately 22.40% of the group 2 mortgage loans were originated by other originators. Approximately 81.26% and 12.09% of the group 2 mortgage loans are being serviced by IndyMac and Washington Mutual, respectively. Approximately 6.65% of the group 2 mortgage loans are being serviced by other servicers. See “The Servicers” in this prospectus supplement.

As of August 1, 2006, approximately 3.28% of all of the group 2 mortgage loans were 30 to 59 days delinquent in payment, and approximately 0.48% of all of the group 2 mortgage loans were 60 to 89 days delinquent in payment, as determined by the MBA method. As of August 1, 2006, none of the group 2 mortgage loans was 90 days or more delinquent.

During the 12 months preceding the cut-off date, approximately 16.45% of the group 2 mortgage loans have been 30 days or more delinquent in payment, approximately 3.65% of the group 2 mortgage loans have been 60 days or more delinquent in payment, and 0.68% of the group 2 mortgage loans were 90 days or more delinquent in payment.

As of the cut-off date, approximately 68.86% of the group 2 mortgage loans provide for payment by the mortgagor of a prepayment penalty in connection with certain full or partial prepayments of principal.

The group 2 mortgage loans had the approximate characteristics shown in the following tables. The sum in any column in the following tables may not equal the total indicated due to rounding.

Stated Principal Balances of the Group 2 Mortgage Loans

Stated Principal Balance ($)	Number of Group 2 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined Loan-To-Value	Weighted Average Credit Score

0.01 - 50,000.00	4	$160,456.77	0.02%	7.578%	341	65.82%	713
50,000.01 - 100,000.00	24	1,888,942.89	0.24	7.449	348	69.92	685
100,000.01 - 150,000.00	57	7,101,970.41	0.90	7.294	366	70.12	707
150,000.01 - 200,000.00	95	16,524,642.75	2.09	7.377	374	72.15	699
200,000.01 - 250,000.00	134	30,187,119.15	3.83	7.352	368	74.68	706
250,000.01 - 300,000.00	144	39,715,263.25	5.03	7.445	375	76.59	703
300,000.01 - 350,000.00	171	55,517,492.71	7.04	7.471	393	74.99	714
350,000.01 - 400,000.00	123	46,068,977.77	5.84	7.524	400	78.01	713
400,000.01 - 450,000.00	155	66,324,324.41	8.41	7.600	385	75.86	711
450,000.01 - 500,000.00	199	94,302,093.88	11.95	7.633	398	76.44	715
500,000.01 - 550,000.00	155	80,883,520.83	10.25	7.550	401	77.03	719
550,000.01 - 600,000.00	104	59,478,264.97	7.54	7.592	393	76.13	705
600,000.01 - 650,000.00	113	70,484,609.36	8.93	7.557	401	75.98	720
650,000.01 - 700,000.00	93	61,936,304.57	7.85	7.621	379	74.83	705
700,000.01 - 750,000.00	41	29,889,088.73	3.79	7.415	401	73.51	725
750,000.01 - 800,000.00	34	26,189,452.86	3.32	7.447	389	73.78	709
800,000.01 - 850,000.00	14	11,465,573.29	1.45	7.361	387	71.78	699
850,000.01 - 900,000.00	16	13,958,520.81	1.77	7.482	415	74.23	725
900,000.01 - 950,000.00	17	15,745,777.38	2.00	7.346	409	74.52	737
950,000.01 - 1,000,000.00	10	9,832,533.17	1.25	7.479	389	76.02	722
1,000,000.01 - 1,050,000.00	15	15,251,393.49	1.93	7.369	391	66.41	717
1,050,000.01 - 1,100,000.00	1	1,099,744.31	0.14	7.125	349	80.00	702
1,100,000.01 - 1,150,000.00	5	5,633,400.45	0.71	7.840	400	75.77	681
1,150,000.01 - 1,200,000.00	1	1,186,992.28	0.15	8.000	351	75.00	722
1,200,000.01 - 1,250,000.00	4	4,840,827.30	0.61	7.483	414	71.65	720
1,250,000.01 - 1,300,000.00	3	3,832,126.74	0.49	7.328	351	72.45	665
1,300,000.01 - 1,350,000.00	1	1,315,165.08	0.17	7.750	352	55.00	702
1,350,000.01 - 1,400,000.00	2	2,764,620.89	0.35	8.125	412	67.49	720
1,400,000.01 - 1,450,000.00	2	2,838,098.72	0.36	7.515	474	73.88	742
1,450,000.01 - 1,500,000.00	3	4,442,405.96	0.56	7.667	354	66.30	721
1,500,000.01 - 1,550,000.00	2	3,019,389.25	0.38	7.285	406	66.21	643
1,600,000.01 - 1,650,000.00	2	3,235,391.41	0.41	6.829	347	56.80	628
1,900,000.01 - 1,950,000.00	1	1,933,682.87	0.25	7.082	333	60.00	601
Total	1,745	$789,048,168.71	100.00%	7.525%	391	75.14%	712

The average Stated Principal Balance of the group 2 mortgage loans was approximately $452,177 as of the cut-off date.

Original Terms to Stated Maturity of the Group 2 Mortgage Loans

Original Term (months)	Number of Group 2 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined Loan-To-Value	Weighted Average Credit Score

180	2	$429,212.15	0.05%	6.670%	160	61.05%	759
360	1,217	533,048,370.17	67.56	7.481	352	74.92	706
480	526	255,570,586.39	32.39	7.617	474	75.62	724
Total	1,745	$789,048,168.71	100.00%	7.525%	391	75.14%	712

The weighted average original term to stated maturity of the group 2 mortgage loans was approximately 399 months as of the cut-off date.

Remaining Terms to Stated Maturity of the Group 2 Mortgage Loans

Remaining Term (months)	Number of Group 2 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined Loan-To-Value	Weighted Average Credit Score

121 - 180	2	$429,212.15	0.05%	6.670%	160	61.05%	759
301 - 360	1,217	533,048,370.17	67.56	7.481	352	74.92	706
361 and above	526	255,570,586.39	32.39	7.617	474	75.62	724
Total	1,745	$789,048,168.71	100.00%	7.525%	391	75.14%	712

The weighted average remaining term to stated maturity of the group 2 mortgage loans was approximately 391 months as of the cut-off date.

Property Types of the Group 2 Mortgage Loans

Property Type	Number of Group 2 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined Loan-To-Value	Weighted Average Credit Score

Condominium	255	$91,855,919.70	11.64%	7.477%	395	78.61%	717
Planned Unit Development	214	115,695,036.62	14.66	7.545	391	75.50	715
Single Family	1,107	505,858,318.54	64.11	7.515	390	74.19	707
Townhouse	106	46,741,489.39	5.92	7.548	403	78.10	735
Two- to Four-Family	63	28,897,404.46	3.66	7.729	388	74.47	724
Total	1,745	$789,048,168.71	100.00%	7.525%	391	75.14%	712

Stated Occupancy Status of the Group 2 Mortgage Loans*

Stated Occupancy Status	Number of Group 2 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined Loan-To-Value	Weighted Average Credit Score

Investor	208	$74,208,106.85	9.40%	7.790%	374	74.06%	722
Primary	1,478	689,949,088.30	87.44	7.503	394	75.20	711
Second Home	59	24,890,973.56	3.15	7.343	378	76.67	708
Total	1,745	$789,048,168.71	100.00%	7.525%	391	75.14%	712

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* In the preceding table, “stated occupancy status” refers to the intended use of the mortgaged property as represented by the borrower when the related mortgage loan was originated.

Product Type of the Group 2 Mortgage Loans

Product Type	Number of Group 2 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to-Value	Weighted Average Credit Score

Negam 5/1 MO MTA	1	$363,880.87	0.05%	3.250%	345	95.00%	684
Negam 5/6 MO LIBOR IO Yr 5-10	57	24,265,070.89	3.08	7.066	355	69.90	734
Negam COFI	109	49,095,506.31	6.22	7.415	405	74.19	727
Negam Fixed IO Yrs 5-10	52	20,604,875.05	2.61	7.071	356	68.09	736
Negam LIBOR	13	6,986,199.32	0.89	8.069	350	73.46	719
Negam MTA	1,513	687,732,636.27	87.16	7.559	393	75.61	709
Total	1,745	$789,048,168.71	100.00%	7.525%	391	75.14%	712

Loan Purposes of the Group 2 Mortgage Loans

Purpose	Number of Group 2 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined Loan-To-Value	Weighted Average Credit Score

Cash Out Refinance	842	$392,567,136.44	49.75%	7.543%	393	72.46%	708
Purchase	640	269,238,225.06	34.12	7.495	386	79.52	721
Rate/Term Refinance	263	127,242,807.21	16.13	7.533	400	74.15	704
Total	1,745	$789,048,168.71	100.00%	7.525%	391	75.14%	712

Documentation Programs of the Group 2 Mortgage Loans

Documentation	Number of Group 2 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined Loan-To-Value	Weighted Average Credit Score

Alternative Documentation	15	$3,589,216.52	0.45%	7.500%	363	67.46%	694
Full Documentation	250	92,198,099.36	11.68	7.265	373	78.41	694
No Documentation	170	72,229,303.22	9.15	7.754	401	70.79	719
No Income Verification	243	123,587,463.03	15.66	7.420	387	73.10	724
No Income/Stated Asset	8	4,683,471.86	0.59	8.118	356	78.29	704
No Ratio	37	19,115,381.14	2.42	8.350	388	76.83	662
Reduced Documentation	161	55,388,287.20	7.02	7.051	350	70.55	677
Stated Income/Stated Asset	86	40,125,468.55	5.09	7.437	442	74.08	732
Stated Documentation	767	376,258,905.14	47.69	7.609	397	76.58	717
Streamline Documentation	8	1,872,572.69	0.24	7.482	349	75.46	680
Total	1,745	$789,048,168.71	100.00%	7.525%	391	75.14%	712

Original Loan-to-Value Ratios of the Group 2 Mortgage Loans

Original Loan-to-Value Ratio (%)	Number of Group 2 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined Loan-To-Value	Weighted Average Credit Score

0.01 - 49.99	64	$19,845,532.60	2.52%	7.217%	373	40.47%	711
50.00 - 54.99	39	14,136,596.95	1.79	7.249	385	52.04	716
55.00 - 59.99	65	30,483,367.15	3.86	7.487	397	57.16	726
60.00 - 64.99	83	39,134,004.54	4.96	7.314	397	62.73	714
65.00 - 69.99	103	55,112,942.79	6.98	7.530	390	67.10	719
70.00 - 74.99	206	93,985,253.63	11.91	7.507	388	72.17	706
75.00 - 79.99	333	166,702,771.78	21.13	7.529	387	77.08	707
80.00 - 80.00	661	307,896,863.67	39.02	7.599	394	80.00	715
80.01 - 84.99	17	7,216,466.21	0.91	7.399	371	82.79	668
85.00 - 89.99	40	13,371,321.50	1.69	7.619	385	88.86	706
90.00 - 94.99	78	25,830,424.62	3.27	7.665	408	90.80	715
95.00 - 99.99	55	15,071,811.01	1.91	7.100	397	95.02	696
100.00	1	260,812.26	0.03	6.882	349	100.00	695
Total	1,745	$789,048,168.71	100.00%	7.525%	391	75.14%	712

The weighted average original loan-to-value ratio of the group 2 mortgage loans was approximately 75.14% as of the cut-off date.

Original Combined Loan-to-Value Ratios of the Group 2 Mortgage Loans*

Original Combined Loan-to-Value Ratio (%)	Number of Group 2 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to-Value	Weighted Average Credit Score

0.01 - 49.99	59	$16,067,835.76	2.04%	7.262%	379	39.91%	725
50.00 - 54.99	41	16,407,593.69	2.08	7.206	379	50.30	704
55.00 - 59.99	64	29,918,735.61	3.79	7.511	398	56.85	723
60.00 - 64.99	79	37,593,245.22	4.76	7.323	398	62.55	711
65.00 - 69.99	99	50,152,511.47	6.36	7.535	390	66.87	720
70.00 - 74.99	182	82,787,700.34	10.49	7.457	388	71.79	707
75.00 - 79.99	264	130,848,053.31	16.58	7.537	386	76.93	705
80.00 - 80.00	487	228,027,022.78	28.90	7.563	394	79.70	718
80.01 - 84.99	25	11,246,256.16	1.43	7.438	372	80.31	680
85.00 - 89.99	126	54,988,556.40	6.97	7.650	392	80.48	708
90.00 - 94.99	237	105,630,733.68	13.39	7.647	394	81.82	711
95.00 - 99.99	66	20,314,377.34	2.57	7.228	400	90.99	702
100.00	12	4,228,417.31	0.54	7.545	434	81.23	738
100.01 to 122.32	4	837,129.64	0.11	7.052	350	83.81	733
Total	1,745	$789,048,168.71	100.00%	7.525%	391	75.14%	712

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* Reflects the loan-to-value ratio including any subordinate liens (none of which are owned by the trust fund).

Geographic Distribution of the Group 2 Mortgage Loans

Location	Number of Group 2 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined Loan-To-Value	Weighted Average Credit Score

Arizona	70	$25,183,183.17	3.19%	7.563%	396	76.33%	719
California	1,103	545,745,814.94	69.17	7.516	396	74.22	712
Colorado	13	4,354,808.68	0.55	7.250	360	73.50	701
Connecticut	9	3,869,027.00	0.49	7.414	378	69.72	691
Delaware	2	290,133.02	0.04	6.902	337	72.81	660
District of Columbia	1	320,798.34	0.04	7.500	354	79.99	703
Florida	235	89,450,731.38	11.34	7.503	389	77.81	723
Georgia	11	5,427,008.62	0.69	7.985	375	71.14	703
Hawaii	2	986,672.36	0.13	7.037	350	78.05	729
Illinois	43	15,561,967.25	1.97	7.316	367	79.79	712
Indiana	4	846,685.07	0.11	7.743	352	89.59	695
Iowa	1	277,997.87	0.04	7.375	349	88.23	620
Kansas	1	438,142.26	0.06	8.000	474	80.00	740
Kentucky	1	38,969.57	0.00	7.782	337	49.38	737
Louisiana	1	146,616.85	0.02	7.375	349	62.03	772
Maryland	18	8,179,227.61	1.04	7.604	383	78.60	704
Massachusetts	13	4,687,591.13	0.59	7.660	385	77.62	714
Michigan	18	4,218,842.68	0.53	7.419	374	78.24	712
Minnesota	7	1,983,442.79	0.25	6.935	360	78.25	697
Mississippi	1	104,564.42	0.01	8.000	474	90.00	775
Missouri	1	427,758.23	0.05	8.000	355	80.00	681
Montana	2	1,325,482.39	0.17	7.433	352	48.44	730
Nevada	28	9,545,631.11	1.21	7.600	372	79.86	702
New Hampshire	3	1,133,213.45	0.14	7.800	347	78.95	677
New Jersey	25	11,381,845.75	1.44	7.465	373	77.62	711
New Mexico	1	464,063.38	0.06	7.625	348	84.21	626
New York	25	11,557,547.53	1.46	7.322	356	71.44	666
North Carolina	2	1,531,157.78	0.19	7.401	353	75.98	723
Ohio	6	2,470,165.35	0.31	7.598	382	79.65	720
Oregon	5	1,747,966.97	0.22	7.258	362	81.62	676
Pennsylvania	6	1,762,394.95	0.22	7.473	359	79.10	705
Rhode Island	3	693,908.87	0.09	7.287	351	84.17	696
South Carolina	1	331,317.60	0.04	7.625	349	80.00	804
Tennessee	1	244,264.26	0.03	7.000	348	80.00	754
Texas	2	246,545.82	0.03	7.903	371	82.58	645
Utah	2	515,902.31	0.07	7.239	347	92.15	651
Vermont	1	590,929.93	0.07	7.712	333	75.99	647
Virginia	46	22,068,503.75	2.80	7.913	390	77.34	710
Washington	28	8,581,402.71	1.09	7.870	376	77.69	709
Wisconsin	3	315,941.56	0.04	7.065	342	81.89	718
Total	1,745	$789,048,168.71	100.00%	7.525%	391	75.14%	712

As of the cut-off date, the greatest five-digit ZIP Code geographic concentration of group 2 mortgage loans by Stated Principal Balance was approximately 0.79% in the 94080 ZIP Code.

Loan Rates of the Group 2 Mortgage Loans

Loan Rate (%)	Number of Group 2 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined Loan-To-Value	Weighted Average Credit Score

3.000 - 3.499	1	$363,880.87	0.05%	3.250%	345	95.00%	684
6.000 - 6.499	32	10,981,416.16	1.39	6.346	382	73.43	744
6.500 - 6.999	220	95,550,998.18	12.11	6.776	371	72.91	702
7.000 - 7.499	578	251,820,893.26	31.91	7.242	385	74.26	717
7.500 - 7.999	566	264,107,442.91	33.47	7.692	400	75.78	714
8.000 - 8.499	283	136,579,050.15	17.31	8.102	403	76.63	706
8.500 - 8.999	56	26,580,267.02	3.37	8.620	390	76.95	697
9.000 - 9.499	9	3,064,220.16	0.39	9.179	419	84.15	713
Total	1,745	$789,048,168.71	100.00%	7.525%	391	75.14%	712

The weighted average loan rate of the group 2 mortgage loans as of the cut-off date was approximately 7.525%.

Maximum Loan Rates of the Group 2 Mortgage Loans

Maximum Loan Rate (%)	Number of Group 2 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined Loan-To-Value	Weighted Average Credit Score

N/A	52	$20,604,875.05	2.61%	7.071%	356	68.09%	736
8.500 - 8.999	4	1,662,163.89	0.21	7.423	346	80.83	645
9.500 - 9.999	992	454,123,525.89	57.55	7.520	383	76.08	709
10.000 -10.499	112	34,202,629.18	4.33	7.273	372	72.41	677
10.500 -10.999	59	24,077,334.80	3.05	7.886	371	72.98	694
11.000 -11.499	168	78,648,279.98	9.97	7.528	431	74.31	725
11.500 -11.999	85	36,292,571.00	4.60	7.452	394	73.73	723
12.000 -12.499	117	51,319,405.98	6.50	7.590	428	73.47	723
12.500 -12.999	147	84,869,191.38	10.76	7.620	404	75.54	720
13.000 -13.499	7	2,693,513.38	0.34	8.317	356	80.00	660
13.500 -13.999	1	381,677.64	0.05	8.332	329	89.90	540
19.500 -19.999	1	173,000.54	0.02	9.000	466	95.00	724
Total	1,745	$789,048,168.71	100.00%	7.525%	391	75.14%	712

The weighted average maximum loan rate of the group 2 mortgage loans was approximately 10.639% as of the cut-off date.

Minimum Loan Rates of the Group 2 Mortgage Loans

Minimum Loan Rate (%)	Number of Group 2 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined Loan-To-Value	Weighted Average Credit Score

N/A	52	$20,604,875.05	2.61%	7.071%	356	68.09%	736
1.000 - 1.499	1	522,113.33	0.07	6.732	332	79.91	639
1.500 - 1.999	18	6,362,177.33	0.81	6.308	390	76.25	750
2.000 - 2.499	170	74,036,328.54	9.38	6.851	384	74.40	696
2.500 - 2.999	539	237,863,206.76	30.15	7.226	382	74.25	716
3.000 - 3.499	536	250,783,461.23	31.78	7.621	399	75.52	716
3.500 - 3.999	349	162,844,810.61	20.64	7.998	399	76.56	706
4.000 - 4.499	71	32,395,910.50	4.11	8.507	400	76.76	701
4.500 - 4.999	9	3,635,285.36	0.46	9.062	417	80.99	692
Total	1,745	$789,048,168.71	100.00%	7.525%	391	75.14%	712

The weighted average minimum loan rate of the group 2 mortgage loans was approximately 3.120% as of the cut-off date.

Gross Margins of the Group 2 Mortgage Loans

Gross Margin (%)	Number of Group 2 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined Loan-To-Value	Weighted Average Credit Score

N/A	52	$20,604,875.05	2.61%	7.071%	356	68.09%	736
1.000 - 1.499	1	522,113.33	0.07	6.732	332	79.91	639
1.500 - 1.999	20	6,905,539.21	0.88	6.331	387	76.87	750
2.000 - 2.499	156	67,543,067.55	8.56	6.743	376	74.52	692
2.500 - 2.999	507	221,925,351.91	28.13	7.199	377	74.13	716
3.000 - 3.499	570	268,846,873.15	34.07	7.623	403	75.58	716
3.500 - 3.999	358	166,187,076.36	21.06	7.999	401	76.35	707
4.000 - 4.499	72	32,877,986.79	4.17	8.507	399	76.79	700
4.500 - 4.999	9	3,635,285.36	0.46	9.062	417	80.99	692
Total	1,745	$789,048,168.71	100.00%	7.525%	391	75.14%	712

The weighted average gross margin of the group 2 mortgage loans was approximately 3.134% as of the cut-off date.

Credit Scores of the Group 2 Mortgage Loans

Credit Score	Number of Group 2 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined Loan-To-Value	Weighted Average Credit Score

None	3	$1,321,044.37	0.17%	7.219%	454	67.57%	N/A
400 - 499	1	245,675.46	0.03	6.782	339	70.00	400
500 - 524	1	190,151.40	0.02	7.557	351	39.10	519
525 - 549	3	613,238.83	0.08	7.799	333	88.65	539
550 - 574	4	1,311,210.63	0.17	6.978	335	75.97	564
575 - 599	24	12,999,585.78	1.65	6.902	342	69.72	590
600 - 624	38	15,602,583.69	1.98	7.329	353	72.93	614
625 - 649	124	52,019,690.01	6.59	7.756	370	76.34	638
650 - 674	187	83,956,484.49	10.64	7.634	376	75.73	664
675 - 699	338	151,365,497.39	19.18	7.563	396	75.94	688
700 - 724	337	154,086,562.57	19.53	7.575	397	75.93	712
725 - 749	246	115,992,965.02	14.70	7.471	394	75.40	736
750 - 774	249	112,610,523.13	14.27	7.449	398	73.40	762
775 - 799	149	68,038,909.04	8.62	7.461	398	74.89	784
800 and above	41	18,694,046.90	2.37	7.358	422	72.02	806
Total	1,745	$789,048,168.71	100.00%	7.525%	391	75.14%	712

The weighted average credit score of the group 2 mortgage loans was approximately 712 as of the cut-off date.

Original Prepayment Penalty Periods of the Group 2 Mortgage Loans

Original Prepayment Penalty Period (months)	Number of Group 2 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined Loan-To-Value	Weighted Average Credit Score

Not Applicable	393	$194,001,399.61	24.59%	7.386%	383	74.62%	718
6	1	598,559.79	0.08	8.932	353	80.00	661
12	410	179,459,154.80	22.74	7.397	369	75.25	694
24	26	14,478,317.01	1.83	7.842	403	75.35	708
30	9	2,895,708.80	0.37	7.559	347	79.05	667
36	905	397,503,534.97	50.38	7.637	406	75.30	717
60	1	111,493.73	0.01	7.875	352	80.00	745
Total	1,745	$789,048,168.71	100.00%	7.525%	391	75.14%	712

Negative Amortization Limits of the Group 2 Mortgage Loans

Negative Amortization Limit (%)	Number of Group 2 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined Loan-To-Value	Weighted Average Credit Score

110.000	799	$401,467,187.72	50.88%	7.522%	396	73.98%	715
115.000	641	290,379,254.86	36.80	7.660	393	76.69	718
125.000	305	97,201,726.13	12.32	7.134	368	75.29	681
Total	1,745	$789,048,168.71	100.00%	7.525%	391	75.14%	712

Next Rate Adjustment Date of the Group 2 Mortgage Loans

Next Rate Adjustment Date	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to-Value	Weighted Average Credit Score

N/A	52	$20,604,875.05	2.61%	7.071%	356	68.09%	736
September 2006	1,635	743,814,341.90	94.27	7.555	394	75.50	711
May 2010	1	363,880.87	0.05	3.250	345	95.00	684
December 2010	1	972,619.67	0.12	7.875	352	75.83	739
January 2011	4	1,436,347.20	0.18	7.236	353	60.00	773
February 2011	13	5,731,700.62	0.73	6.861	354	68.23	740
March 2011	11	5,032,242.90	0.64	7.013	355	69.03	721
April 2011	25	9,890,871.89	1.25	7.088	356	70.98	736
May 2011	3	1,201,288.61	0.15	7.231	357	79.71	685
Total	1,745	$789,048,168.71	100.00%	7.525%	391	75.14%	712

The weighted average months to next rate adjustment of the group 2 mortgage loans was approximately 3 months as of the cut-off date.

Next Payment Adjustment Date of the Group 2 Mortgage Loans

Next Payment Adjustment Date	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to-Value	Weighted Average Credit Score

September 2006	48	$22,871,095.59	2.90%	7.393%	369	75.63%	705
October 2006	76	28,832,319.26	3.65	7.275	375	75.46	694
November 2006	68	32,798,246.47	4.16	7.325	391	72.48	718
December 2006	101	46,053,036.78	5.84	7.640	367	75.68	703
January 2007	96	42,687,358.18	5.41	7.740	375	73.36	706
February 2007	133	54,764,602.56	6.94	7.583	384	76.75	708
March 2007	210	96,416,697.43	12.22	7.553	403	76.25	720
April 2007	244	110,716,773.95	14.03	7.503	407	75.24	718
May 2007	403	193,572,361.02	24.53	7.557	398	74.67	715
June 2007	219	107,493,711.44	13.62	7.584	389	75.53	706
July 2007	87	31,896,534.52	4.04	7.260	378	73.60	712
August 2007	60	20,945,431.51	2.65	7.277	384	75.52	704
Total	1,745	$789,048,168.71	100.00%	7.525%	391	75.14%	712

The weighted average months to next payment adjustment of the group 2 mortgage loans was approximately 7 months as of the cut-off date.

30-59 Day Delinquencies of the Group 2 Mortgage Loans

Number of 30-59 Day Delinquencies in the 12 Months Preceding the Cut-off Date	Number of the Group 2 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut- off Date

0	1,420	$659,252,763.92	83.55%
1	141	60,079,452.65	7.61
2	64	24,960,814.86	3.16
3	48	17,623,261.21	2.23
4	23	8,498,653.50	1.08
5	23	8,862,923.05	1.12
6	11	4,727,889.75	0.60
7	9	3,113,093.11	0.39
8	1	775,179.24	0.10
9	1	183,616.43	0.02
10	1	268,555.10	0.03
11	1	219,410.52	0.03
12	2	482,555.37	0.06
Total	1,745	$789,048,168.71	100.00%

60-89 Day Delinquencies of the Group 2 Mortgage Loans

Number of 60-89 Day Delinquencies in the 12 Months Preceding the Cut-off Date	Number of the Group 2 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut- off Date

0	1,670	$760,233,206.50	96.35%
1	51	18,039,695.16	2.29
2	16	6,352,451.90	0.81
3	5	3,749,273.23	0.48
4	2	389,175.75	0.05
5	1	284,366.17	0.04
Total	1,745	$789,048,168.71	100.00%

90+ Day Delinquencies of the Group 2 Mortgage Loans

Number of 90+ Day Delinquencies in the 12 Months Preceding the Cut-off Date	Number of the Group 2 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut- off Date

0	1,735	$783,715,514.45	99.32%
1	7	4,282,675.64	0.54
2	1	321,048.13	0.04
3	1	545,314.06	0.07
4	1	183,616.43	0.02
Total	1,745	$789,048,168.71	100.00%

Additional Information

The description in this prospectus supplement of the mortgage loans is based upon the mortgage pool as constituted at the close of business on the cut-off date, adjusted to reflect scheduled payments of principal due on those mortgage loans on or prior to the cut-off date. The depositor will file a current report on Form 8-K, together with the pooling and servicing agreement and other material transaction documents, with the Securities and Exchange Commission (the “Commission”) after the initial issuance of the offered certificates.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Servicing and Administration of the Trust Fund—Evidence as to Compliance” in this prospectus supplement), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports prepared and filed by the securities administrator, together with such other reports to certificateholders or information about the certificates as will have been filed by the securities administrator with the Commission will be posted on the securities administrator’s Internet website as soon as reasonably practicable after they have been electronically filed with, or furnished to, the Commission. The address of the website is: http://www.ctslink.com.

Static Pool Information

Certain static pool information may be found at http://www.rbsgcregab.com/ in a PDF file entitled “HarborView 2006-8 Static Pool Historical Deal Information.” Access to this internet address is unrestricted and free of charge.

Various factors may affect the prepayment, delinquency and loss performance of the mortgage loans over time. The various mortgage loan groups for which performance information is shown at the above internet address had initial characteristics that differed, and may have differed in ways that were material to the performance of those mortgage groups. These differing characteristics include, among others, product type, credit quality, geographic concentration, originator concentration, servicer concentration, average principal balance, weighted average interest rate, weighted average loan-to-value ratio, weighted average term to maturity, and the presence or absence of prepayment penalties. In particular, prospective investors should note that certain of the mortgage groups for which performance information is shown consist in whole or in part of loans that have negative amortization features, while other mortgage groups do not include negative amortization loans. We do not make any representation, and you should not assume, that the performance information shown at the above internet address is in any way indicative of the performance of the mortgage loans in the trust fund.

The Depositor

The depositor is Greenwich Capital Acceptance, Inc. The depositor maintains its principal office at 600 Steamboat Road, Greenwich, Connecticut 06830 and its telephone number is (203) 625-2700.

The depositor has filed with the Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates (Registration No. 333-130961).

After the issuance of the certificates, the depositor will be required to perform certain actions on a continual basis, including but not limited to:

•
giving prompt written notice to the other parties to the pooling and servicing agreement upon the discovery by the depositor of a breach of any of the representations and warranties made by the seller in the mortgage loan purchase agreement in respect of any mortgage loan that materially adversely affects such mortgage loan or the interests of the related certificateholders in such mortgage loan;

•	appointing a successor trustee in the event the trustee resigns, is removed or becomes ineligible to continue serving in such capacity under the pooling and servicing agreement; and

•	preparing and filing any reports required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally, however, it is expected that the above functions will be performed by the depositor’s agents, the securities administrator or the trustee in accordance with the pooling and servicing agreement or mortgage loan purchase agreement, as applicable.

For a description of Greenwich Capital Acceptance, Inc., see “The Depositors” in the prospectus.

The Sponsor and Seller

The sponsor and the seller of the mortgage loans will be Greenwich Capital Financial Products, Inc.

For a description of Greenwich Capital Financial Products, Inc., see “The Sponsor” in the prospectus.

Affiliations and Relationships

The depositor, the sponsor and Greenwich Capital Markets, Inc. are all affiliates of each other and have the following ownership structure:

•	The depositor, Greenwich Capital Acceptance, Inc., is a wholly owned, direct subsidiary of Greenwich Capital Holdings, Inc.

•	The sponsor, Greenwich Capital Financial Products, Inc., is a wholly owned, direct subsidiary of Greenwich Capital Holdings, Inc.

•	The underwriter, Greenwich Capital Markets, Inc., is a wholly owned, direct subsidiary of Greenwich Capital Holdings, Inc.

•	Greenwich Capital Holdings, Inc. is a wholly owned subsidiary of The Royal Bank of Scotland Group plc.

Mortgage Loan Origination

The Originators

The mortgage loans that were sold to the seller were originated by multiple originators. See “The Mortgage Loan Groups—General,” “—Group 1 Mortgage Loan Statistics” and “—Group 2 Mortgage Loan Statistics.”

The information set forth in the following paragraphs has been provided by BankUnited.

BankUnited, FSB.

General

BankUnited was established as a full line thrift institution to facilitate the purchase and servicing of whole loans containing various levels of quality from “investment grade” to varying degrees of “Alt A investment grade” loans. BankUnited is not in the business of acquiring mortgaged properties through foreclosure or deed in lieu of foreclosure; however this does occur on occasion during the normal course of business. BankUnited originally operated under the name of United Savings Association as a Florida chartered Savings Association formed on August 13, 1984. It commenced operation from Bonita Springs, Florida on October 5, 1984. BankUnited converted to a Federal Savings Bank charter on March 5, 1993.

The principal business of BankUnited has been the origination of investment grade performing residential mortgages. These have been originated through its own retail network and through an extensive network of wholesale brokers. BankUnited’s servicing portfolio consists primarily of performing investment quality loans serviced for BankUnited’s own account or the accounts of Fannie Mae, Freddie Mac, or other private mortgage conduits and various institutional investors.

BankUnited places significant emphasis on its collection efforts in order to maintain low delinquency and foreclosure rates. As of March 31, 2006, BankUnited was servicing approximately $1.65 billion of mortgage loans for others and $8.25 billion for its own account.

Mortgage Loan Production

The following table sets forth, by number and dollar amount of mortgage loans, BankUnited’s residential mortgage loan production for the periods ending December 31st of each year except for the year-to-date 2006 numbers, which are through March 31, 2006:

	Mortgage Loan Production
	2001	2002	2003	2004	2005	2006 YTD
	(Dollars in thousands, except average loan amount and number of loans)

MTA Loans
Number of Loans	1,962	2,662	2,107	6,998	12,864	4,522
Volume of Loans	$537,635	$714,493	$576,240	$1,892,820	$3,755,811	$1,366,823
Percent of Total Dollar Volume	54%	44%	28%	62%	87%	92%

Conforming
Number of Loans	1,027	3,044	4,564	2,107	1,324	256
Volume of Loans	$143,741	$460,602	$750,355	$357,802	$237,443	$46,983
Percent of Total Dollar Volume	14%	28%	36%	12%	5%	3%

Nonconforming
Number of Loans	1,349	1,313	2,538	2,911	1,168	258
Volume of Loans	$312,079	$445,633	$739,170	$782,121	$344,993	$72,349
Percent of Total Dollar Volume	31%	27%	36%	26%	8%	5%

Totals Loans
Number of Loans	4,338	7,019	9,209	12,016	15,356	5,036
Volume of Loans	$993,455	$1,620,728	$2,065,765	$3,032,743	$4,338,247	$1,486,154
Average Loan Amount	$229,012	$230,906	$224,320	$252,392	$282,512	$295,106

MTA loans (Monthly Treasury Average) as noted above are adjustable rate loans whose index is the 12 month average of the monthly average yields of U.S. Treasury securities adjusted to a constant maturity of one year. It is calculated by averaging the previous 12 monthly values of the 1-Year CMT.

In 2005, approximately 95% of the mortgage loans in the aggregate have been acquired through our wholesale channel and were originated generally in accordance with the following underwriting guidelines established by BankUnited.

BankUnited requires title insurance on all of its mortgage loans secured by first liens on real property. BankUnited also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

Underwriting Standards

Note: Loan-to-Value Ratio as used in this section “—Underwriting Standards” has the following meaning:

The “Loan-to-Value Ratio” of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at the date of determination and the denominator of which is

•  in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale or

•  in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance.

No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the loan-to-value ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the mortgage loans.

BankUnited’s underwriting standards are in accordance with applicable federal laws and regulations.

The following is a description of the underwriting policies customarily employed by BankUnited with respect to the residential mortgage loans that BankUnited and its wholesale operation originated during the period of origination of the mortgage loans. BankUnited has represented to the depositor that the mortgage loans were originated generally in accordance with such policies.

The mortgage loans originated by BankUnited are “non-conforming mortgage loans” (i.e., loans that are not insured by the Federal Housing Authority (FHA), or partially guaranteed by the Veterans Administration (VA) or that do not qualify for sale to Fannie Mae or Freddie Mac) and are secured by first liens on one-to four-family residential properties. These loans typically differ from those underwritten to the guidelines established by Fannie Mae and Freddie Mac primarily with respect to the original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, and property types. The MTA mortgage loans were primarily originated or purchased through its wholesale broker network and were generally underwritten in accordance with the standards described herein.

The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation type used in the origination process. In general, under the Full Documentation type each prospective borrower is required to complete an application, which includes information with respect to the applicant’s assets, liabilities, income, credit history, employment history and other personal information. Self employed individuals are generally required to submit their federal income tax returns. The underwriter is required to verify the information contained in the application relating to employment, income and assets.

A prospective borrower may be eligible for a loan approval process that limits or eliminates BankUnited’s’ standard disclosure or verification requirements or both.

Such underwriting standards are applied to evaluate the prospective borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Exceptions to the underwriting standards are permitted where compensating factors are present.

Generally, each borrower will have been required to complete an application designed to provide pertinent credit information concerning the borrower. The borrower will have given information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and will have furnished the lender with authorization to obtain a credit report that summarizes the borrower’s credit history. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the borrower from other sources. With respect to second homes or vacation properties, no income derived from the property will have been considered for underwriting purposes.

All BankUnited mortgage loans with an original loan-to-value ratio at origination exceeding 80%, have a primary mortgage insurance policy insuring a portion of the balance of the loan at least equal to the product of the original principal balance of the mortgage loan and a fraction, the numerator of which is the excess of the original principal balance of such mortgage loan over 75% of the lesser of the appraised value or the selling price of the related mortgaged property and the denominator of which is the original principal balance of the related mortgage loan, plus accrued interest thereon and related foreclosure expenses is generally required. No such primary mortgage insurance policy will be required with respect to any such loan after the date on which the related loan-to-value ratio decreases to 80% or less or, based upon new appraisal, the principal balance of such mortgage loan represents 80% or less of the new appraised value. All of the insurers that have issued primary mortgage insurance policies with respect to the MTA mortgage loans meet Fannie Mae’s or Freddie Mac’s standards.

In determining whether a prospective borrower has sufficient monthly income available (i) to meet the borrower’s monthly obligation on their proposed mortgage loan and (ii) to meet the monthly housing expenses and other financial obligations on the proposed mortgage loan, BankUnited generally considers, when required by the applicable documentation type, the ratio of such amounts to the proposed borrower’s acceptable stable monthly gross income. Such ratios vary depending on a number of underwriting criteria, including loan-to-value ratios, and are determined on a loan-by-loan basis. Under its One Month MTA Guidelines, BankUnited generally permits a debt-to-income ratio based on the borrower’s total monthly debt of 42%. Higher debt-to-income ratios may also be acceptable with evidence of specific compensating factors.

BankUnited also examines a prospective borrower’s credit report. Generally, each credit report provides a credit score for the borrower. Credit scores generally range from 350 to 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. Credit scores are available from three major credit bureaus: Experian (formerly TRW Information Systems and Services), Equifax and Trans Union. If three credit scores are obtained, the middle score of the primary wage earner is used. Credit scores are empirically derived from historical credit bureau data and represent a numerical weighting of a borrower’s credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include the number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are the specific values of each characteristic. A scorecard (the model) is created with weights or points assigned to each attribute. An individual loan applicant’s credit score is derived by summing together the attribute weights for that applicant.

For purchase money or rate and term refinance mortgage loans BankUnited’s Full Documentation underwriting guidelines for mortgage loans with non-conforming original principal balances generally allow loan-to-value ratios at origination of (i) up to 97% with original principal balances of up to $450,000, (ii) up to 90% for mortgage loans with original principal balances of up to $650,000, (iii) up to 75% for mortgage loans with original principal balances of up to $1,500,000, and (iv) up to 60% for mortgage loans with original principal balances of up to $4,000,000.

For cash-out refinance mortgage loans, BankUnited’s Full Documentation underwriting guidelines for mortgage loans with non-conforming original principal balances generally allow loan-to-value ratios at origination of (i) up to 90% original principal balances ranging up to $650,000, and (ii) up to 55% for mortgage loans with original principal balances of up to $4,000,000. The maximum “cash-back” amount permitted is $2,000,000 and is based in part on the original loan-to-value ratio of the related mortgage loan. As used in this prospectus supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by BankUnited if the borrower retains an amount greater than the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan or $2,000.

Under the Reduced Documentation type some underwriting documentation concerning income, employment and asset verification is waived. BankUnited obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment. Since information relating to a prospective borrower’s income and employment is not verified, the borrower’s debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application.

Under the Stated Income Verified Asset Documentation type, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower’s employment and that the assets are consistent with the borrower’s income. For purchase money or rate and term refinance mortgage loans the Stated Income Verified Asset Documentation type permits maximum loan-to-value ratios (i) up to 95% and original principal balances ranging up to $550,000, (ii) up to 90% for mortgage loans with original principal balances of up to $650,000, (iii) up to 75% for mortgage loans with original principal balances of up to $1,500,000, and (iv) up to 65% for mortgage loans with original principal balances of up to $3,000,000.

For cash-out refinance mortgage loans with non-conforming original principal balances under the Stated Income Verified Asset Documentation generally allows loan-to-value ratios at origination of (i) up to 90% original principal balances ranging up to $500,000, and (ii) up to 55% for mortgage loans with original principal balances of up to $3,000,000. The maximum “cash-back” amount permitted is $1,500,000 and is based in part on the original loan-to-value ratio of the related mortgage loan.

Under the Stated Income/Stated Asset Documentation type, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower’s employment and that the stated assets are consistent with the borrower’s income. For purchase money or rate and term refinance mortgage loans, the Stated Income/Stated Asset Documentation permits maximum loan-to-value ratios (i) up to 90% and original principal balances ranging up to $550,000 (ii) up to 80% for mortgage loans with original principal balances of up to $650,000, (iii) up to 75% for mortgage loans with original principal balances of up to $1,000,000, and (iv) up to 65% for mortgage loans with original principal balances of up to $1,500,000.

For cash-out refinance mortgage loans with non-conforming original principal balances the Stated Income/Stated Asset Documentation generally allows loan-to-value ratios at origination of (i) up to 90% and original principal balances ranging up to $400,000, and up to 65% for mortgage loans with original principal balances of up to $1,000,000. The maximum “cash-back” amount permitted is $350,000 and is based in part on the original loan-to-value ratio of the related mortgage loan.

Under the No Ratio Documentation type, the borrower’s employment and assets are verified. The borrower’s income is not disclosed on the loan application and therefore debt-to-income ratios are not calculated or included in the underwriting analysis. This documentation type is limited to borrowers with excellent credit histories. For purchase money or rate and term refinance mortgage loans, the No Ratio Documentation permits maximum loan-to-value Ratios (i) up to 95% and original principal balances ranging up to $550,000 (ii) up to 80% for mortgage loans with original principal balances of up to $800,000, (iii) up to 75% for mortgage loans with original principal balances of up to $1,500,000, and (iv) up to 65% for mortgage loans with original principal balances of up to $3,000,000.

For cash-out refinance mortgage loans with non-conforming original principal balances the No Ratio Documentation generally allows loan-to-value ratios at origination of (i) up to 90% and original principal balances ranging up to $500,000, and up to 55% for mortgage loans with original principal balances of up to $3,000,000. The maximum “cash-back” amount permitted is $1,500,000 and is based in part on the original loan-to-value ratio of the related mortgage loan.

Under the No Income No Asset Documentation type, the borrower’s employment is verified. The borrower’s income and assets are not disclosed on the loan application and therefore debt-to-income ratios are not calculated or included in the underwriting analysis. This documentation type is limited to borrowers with excellent credit histories. For purchase money or rate and term refinance mortgage loans, the No Income No Asset Documentation permits maximum loan-to-value ratios (i) up to 90% and original principal balances ranging up to $475,000 (ii) up to 80% for mortgage loans with original principal balances of up to $550,000, (iii) up to 75% for mortgage loans with original principal balances of up to $650,000, and (iv) up to 60% for mortgage loans with original principal balances of up to $1,00,000.

For cash-out refinance mortgage loans with non-conforming original principal balances the No Income No Asset Documentation generally allows loan-to-value ratios at origination of (i) up to 80% and original principal balances ranging up to $500,000, and up to 60% for mortgage loans with original principal balances of up to $1,000,000. The maximum “cash-back” amount permitted is $300,000 and is based in part on the original loan-to-value ratio of the related mortgage loan.

Under the No Documentation type, neither disclosure nor documentation relating to a prospective borrower’s income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis. This documentation type is limited to borrowers with excellent credit histories. For purchase money or rate and term refinance mortgage loans the No Documentation allows maximum loan-to-value ratio up (i) to 90% original principal balances ranging up to $400,000, (ii) up to 80% for mortgage loans with original principal balances of up to $500,000, (iii) up to 75% for mortgage loans with original principal balances of up to $650,000, and (iv) up to 60% for mortgage loans with original principal balances of up to $1,000,000.

For cash-out refinance mortgage loans with non-conforming original principal balances the No Documentation guidelines generally allow loan-to-value ratios at origination of (i) up to 80% and original principal balances ranging up to $400,000, and (ii) up to 60% for mortgage loans with original principal balances of up to $1,000,000. The maximum “cash-back” amount permitted is $300,000 and is based in part on the original loan-to-value ratio of the related mortgage loan.

The Master Servicer and the Securities Administrator

Wells Fargo Bank, N.A. (“Wells Fargo”) will act as master servicer and securities administrator under the pooling and servicing agreement. Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsor, any originator and any servicer may maintain banking and other commercial relationships with Wells Fargo and its affiliates. Wells Fargo maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479. Wells Fargo serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the issuing entity. The terms of any custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

Wells Fargo will act as master servicer pursuant to the pooling and servicing agreement. The master servicer is responsible for the aggregation of monthly servicer reports and remittances and for oversight of the performance of the servicers under the terms of each servicing agreement. In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to the related servicer loan-level reports and reconciles any discrepancies with the related servicer. The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the pooling and servicing agreement. In addition, upon the occurrence of certain servicer events of default under the terms of a servicing agreement, the master servicer may be required to enforce certain remedies on behalf of the issuing entity against such defaulting servicer. Wells Fargo has been engaged in the business of master servicing since June 30, 1995. As of June 30, 2006, Wells Fargo was acting as master servicer for approximately 1,253 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $651,189,990,090.

Under the terms of the pooling and servicing agreement, Wells Fargo also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo is responsible for the preparation and filing of all REMIC tax returns on behalf of the issuing entity’s REMICs and the preparation of monthly reports on Form 10-D, current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Commission on behalf of the issuing entity. Wells Fargo has been engaged in the business of securities administration since June 30, 1995. As of June 30, 2006, Wells Fargo was acting as securities administrator with respect to more than $894,773,136,436 of outstanding residential mortgage-backed securities.

The Servicers

The mortgage loans will be serviced by multiple servicers (each a “servicer,” and collectively, the “servicers”). See “The Mortgage Loan Groups—General,” “—Group 1 Mortgage Loan Statistics” and “—Group 2 Mortgage Loan Statistics.” The servicers will have primary responsibility for servicing the mortgage loans including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of escrow accounts, maintenance of insurance and enforcement of foreclosure and other proceedings with respect to the mortgage loans and the related mortgaged properties in accordance with the servicing provisions of the related reconstitution agreement (such servicing provisions referred to herein as the “servicing agreements”).

The trustee and the master servicer are either parties to or third-party beneficiaries under the servicing agreements and can enforce the obligations of the seller and servicer thereunder. The servicers’ servicing responsibilities will be performed under the supervision of the master servicer in accordance with the provisions of the servicing agreements and the pooling and servicing agreement. Under the servicing agreements, the master servicer has the right to terminate the related servicer for certain events of default that indicate the servicer is not performing, or is unable to perform, its duties and obligations under the related servicing agreement. In addition, each servicing agreement provides that the owner of the servicing rights will retain the right to transfer the servicing of the mortgage loans to one or more successor servicers at any time with 30 or 60 days’ notice, as applicable, without cause, subject to the terms of the applicable servicing agreement and the pooling and servicing agreement, which includes providing prior notice to each rating agency regarding such transfer.

The information set forth in the following paragraphs has been provided by IndyMac as a servicer providing primary servicing for a substantial portion of the mortgage loans in the trust fund.

IndyMac Bank F.S.B.

The principal executive offices of IndyMac Bank, F.S.B. (“IndyMac Bank”) are located at 888 East Walnut Street, Pasadena, California 91101-7211, Pasadena, California 91101. IndyMac Bank is a federal savings bank and a wholly-owned subsidiary of IndyMac Intermediate Holdings, Inc., which is a wholly-owned subsidiary of IndyMac Bancorp, Inc. The business now operated by IndyMac Bank began in 1993. On July 1, 2000, this business was transferred by a predecessor company to IndyMac Bank and began operation as a federal savings bank. IndyMac Bank has been servicing mortgage loans since 1993 and servicing mortgage loans directly (servicing without the use of a subservicer) since 1998. As of the date of this prospectus supplement, IndyMac Bank is rated (x) by Fitch, “RPS2+” as a servicer of alt/A, prime and subprime mortgage loans, (y) by Moody’s, “SQ2” as a primary servicer of prime and subprime first lien mortgage loans and “SQ3” as a special servicer and (z) by S&P, “above average/stable” as a primary servicer and “average/stable” as a master servicer and special servicer.

IndyMac Bank will be responsible for servicing the Mortgage Loans serviced by it in accordance with the terms set forth in the applicable servicing agreement employing the same degree of skill and care that it employs in servicing other mortgage loans comparable to the Mortgage Loans serviced by IndyMac Bank for itself or others. IndyMac Bank has agreed to represent and protect the interest of the trustee in the Mortgage Loans serviced by IndyMac Bank in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan serviced by IndyMac Bank. As of December 31, 2003, December 31, 2004 and December 31, 2005, IndyMac Bank provided servicing for approximately $30.8 billion, $50.2 billion and $84.5 billion, respectively, in conventional mortgage loans.

IndyMac Bank handles foreclosures and delinquencies generally in accordance with industry practices, adopting such means and practices as are consistent with the obligations of the applicable servicing agreement and with the aim of maximizing proceeds to the owner of the Mortgage Loan.

Mortgage Loan Servicing

Servicing of the Mortgage Loans

The servicers will have primary responsibility for servicing the mortgage loans as described under “Servicing and Administration of the Trust Fund—Servicing and Administration Responsibilities” below. The servicers will directly service the mortgage loans under the supervision of the master servicer. The master servicer, however, will not be ultimately responsible for the servicing of the mortgage loans except to the extent described herein. The trustee and the master servicer will be parties to or third party beneficiaries under, each servicing agreement and can enforce the rights of the servicer thereunder. Under a separate credit risk management agreement between the credit risk manager and each servicer, the credit risk manager will provide certain monitoring and advisory services with respect to delinquent mortgage loans.

Each servicer will use its reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and will follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures are consistent with the related servicing agreement.

Each servicer will directly service the related mortgage loans under the supervision of the master servicer. Notwithstanding anything to the contrary in this prospectus supplement, the master servicer will not be ultimately responsible for the performance of the servicing activities by the servicers, except as described under “—Advances” below. If a servicer fails to fulfill its obligations under the related servicing agreement, the master servicer has the right to terminate that servicer and appoint a successor servicer as provided in the pooling and servicing agreement.

The transfer of the servicing of the mortgage loans to one or more successor servicers at any time will be subject to the conditions set forth in the pooling and servicing agreement and the servicing agreements, which include, among other things, the requirements that: (1) any such successor servicer have a net worth of not less than $15,000,000, (2) any such successor servicer be qualified to service mortgage loans for Freddie Mac or Fannie Mae and (3) that each rating agency confirm in writing that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the certificates.

Servicing Accounts

Each servicing agreement entered into by a servicer will provide that it will establish a servicing account in the name of the trust fund and its successors and assigns. On the related servicer remittance date, each servicer will remit the amounts on deposit in the related servicing account to the master servicer for deposit into the distribution account, which is maintained by the securities administrator. The “servicer remittance date” for each servicer other than Washington Mutual will be the 18th day of each month, or the business day immediately before the 18th if that day is not a business day. The “servicer remittance date” for Washington Mutual will be the 18th day of each month, or the business day immediately after the 18th if that day is not a business day, provided however, that if both the 18th and the 19th day of a particular month are not business days, the “servicer remittance date” for Washington Mutual will be the business day immediately before the 18th. Each servicer is entitled to reimburse itself from the related servicing account for any advances made and expenses incurred, as described below under “—Servicing Compensation and Payment of Expenses” and “—Advances.” Each servicing account and the distribution account will consist solely of amounts relating to the mortgage loans, and amounts on deposit therein will not be commingled with any other funds not related to the trust fund.

Servicing Compensation and Payment of Expenses

The master servicer will be paid the monthly fee (the “master servicing fee”) with respect to each mortgage loan calculated at the master servicing fee rate (the “master servicing fee rate”). The master servicing fee and the master servicing fee rate are each as set forth under “Fees and Expenses of the Trust Fund.” The master servicer will pay any ongoing fees of the securities administrator, the trustee and the custodian for substantially all of the mortgage loans using a portion of its master servicing fee. See “Fees and Expenses of the Trust Fund.”

Each servicer will be paid the monthly servicing fee with respect to each mortgage loan serviced by it calculated at the related servicing fee rate. The servicing fees and the servicing fee rates are each as set forth under “Fees and Expenses of the Trust Fund.”

The master servicing fee and each servicing fee are subject to reduction as described below under “—Prepayment Interest Shortfalls.” The master servicer and each servicer will be entitled to reimbursement for certain expenses prior to distribution of any amounts to certificateholders.

Waiver or Modification of Mortgage Loan Terms

The servicers may waive, modify or vary any term of any mortgage loan or consent to the postponement of strict compliance with any term of any mortgage loan so long as that waiver, modification or postponement is not materially adverse to the trust fund; provided, however, that unless the servicer has received the prior written consent of the master servicer, generally a servicer may not permit any modification for any mortgage loan that would change the mortgage rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on that mortgage loan. In the event of any such modification that permits the deferral of interest or principal payments on any Mortgage Loan, the related servicer must make an advance. However, no servicer may make or permit any modification, waiver or amendment of any term of any mortgage loan that would cause any REMIC created under the pooling and servicing agreement to fail to qualify as a REMIC or result in the imposition of any tax.

Prepayment Interest Shortfalls

When a borrower prepays a mortgage loan in full or in part between due dates for monthly payments, the borrower pays interest on the amount prepaid only from the last due date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made causing a “prepayment interest shortfall.” Any prepayment interest shortfall with respect to a prepayment in full and/or in part, as applicable, of a mortgage loan is generally required to be paid by the applicable servicer, generally limited to the extent that such amount does not exceed the total of its servicing fees on the related mortgage loans for the applicable distribution date.

Any prepayment interest shortfall required to be funded but not funded by the related servicer or a successor servicer is required to be funded by the master servicer, to the extent that such amount does not exceed the total of its master servicing fee for the applicable distribution date, through a reduction in the amount of the master servicer compensation.

Advances

Each servicer will generally be obligated to make advances with respect to delinquent payments of principal of and interest on the mortgage loans serviced by it (such delinquent interest reduced by the servicing fee), to the extent that such advances, in its reasonable judgment, are recoverable from future payments and collections, insurance payments or proceeds of liquidation of a mortgage loan. The master servicer will be obligated to make any such advances if a servicer is required to and fails to do so, and the trustee (in its capacity as successor master servicer) will be obligated to make any such advances if the master servicer is required to and fails in its obligation to do so, to the extent provided in the pooling and servicing agreement. Each servicer, the master servicer or the trustee, as applicable, will be entitled to recover any advances made by it with respect to a mortgage loan out of late payments thereon or out of related liquidation proceeds and insurance proceeds or, if those amounts are insufficient, from collections on other mortgage loans. Such reimbursements may result in Realized Losses.

The purpose of making these advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. No party will be required to make any advances with respect to reductions in the amount of the scheduled monthly payments on mortgage loans due to reductions made by a bankruptcy court in the amount of a scheduled monthly payment owed by a borrower or a reduction of the applicable loan rate by application of the Relief Act.

Hazard Insurance

To the extent not maintained by the related borrower, the servicers will maintain and keep, with respect to each mortgage loan (other than a loan secured by a cooperative or condominium unit), in full force and effect for each mortgaged property, a hazard insurance policy equal to at least the lesser of (i) the outstanding principal balance of the mortgage loan or (ii) either the maximum insurable value of the improvements securing such mortgage loan or, in some cases, the amount necessary to fully compensate for any damage or loss to improvements on a replacement cost basis, or equal to such other amount as calculated pursuant to a similar formulation as provided in the related servicing agreement, and containing a standard mortgagee clause. Because the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and because residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

Where the property securing a mortgage loan is located at the time of origination in a federally designated flood area, the related servicer will cause with respect to such mortgage loan flood insurance to the extent available and in accordance with industry practices, or in some cases federally mandated requirements, to be maintained. Such flood insurance will be in an amount equal to the lesser of (i) the outstanding principal balance of the related mortgage loan and (ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis or, in some cases, the full insurable value, or equal to such other amount as calculated pursuant to a similar formulation as provided in the related servicing agreement, but not more than the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program (assuming that the area in which such mortgaged property is located is participating in such program).

The servicers, on behalf of the trust fund, and certificateholders, will present claims to the insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property or released to the borrower in accordance with normal servicing procedures are to be deposited in a designated account. In most cases, the servicers are required to deposit in a specified account the amount of any deductible under a blanket hazard insurance policy.

Realization Upon Defaulted Mortgage Loans

The servicers will take such action as they deem to be in the best interest of the trust fund with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the related servicing agreement, each servicer will service the property acquired by the trust fund through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that such servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions and, in some cases, Fannie Mae guidelines.

Because insurance proceeds cannot exceed deficiency claims and certain expenses incurred by a servicer, no insurance payments will result in a recovery to certificateholders that exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon less the related trust fund expense fees.

Collection of Taxes, Assessments and Similar Items

Each servicer will, to the extent required by the related loan documents and the related servicing agreement, maintain one or more escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the mortgage loans, and will make advances with respect to delinquencies in required escrow payments by the related borrowers.

Insurance Coverage

The master servicer and each servicer will be required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

The Credit Risk Manager

Clayton Fixed Income Services Inc. (formerly known as The Murrayhill Company), a Colorado corporation, will monitor and make recommendations to the servicers regarding certain delinquent and defaulted mortgage loans. The credit risk manager will rely on mortgage loan data that is provided to it by the servicers and the master servicer in performing its advisory and monitoring functions.

The credit risk manager will be paid a monthly fee (the “credit risk manager fee”) until the termination of the trust fund or until its removal by a vote of at least 66 2/3% of the certificateholders. The credit risk manager fee will be paid by the trust fund and is calculated at the credit risk manager fee rate (the “credit risk manger fee rate”). The credit risk manager fee and credit risk manager fee rate are each as set forth under “Fees and Expenses of the Trust Fund.”

Servicer Default

If a servicer is in default in its obligations under the related servicing agreement (and such default is not cured within any applicable grace period provided for in the related servicing agreement), the master servicer may, at its option, terminate the defaulting servicer and either appoint a successor servicer in accordance with the related servicing agreement or succeed to the responsibilities of the terminated servicer, pursuant to the applicable servicing agreement and the pooling and servicing agreement.

Amendment of the Servicing Agreements

Each servicing agreement may be amended only by written agreement signed by the related servicer, the seller and the trustee. Such amendment must not materially adversely affect the interest of the Certificateholders in the mortgage loans.

Servicing and Administration of the Trust Fund

Servicing and Administrative Responsibilities

The servicers, the master servicer, the securities administrator, the trustee and the custodian (defined below) will have the following responsibilities with respect to the trust fund:

Party:	Responsibilities:

Servicers	Performing the servicing functions with respect to the mortgage loans and the mortgaged properties in accordance with the provisions of the related servicing agreement, including, but not limited to:

•  collecting monthly remittances of principal and interest on the mortgage loans from the borrowers, depositing such amounts into the related servicing account and remitting amounts on deposit in the related servicing account to the distribution account on the related remittance date;

•  collecting amounts in respect of taxes and insurance from the borrowers, depositing such amounts in the account maintained for the escrow of such payments and paying such amounts to the related taxing authorities and insurance providers, as applicable;

•  making advances with respect to delinquent payments of principal of and interest on the mortgage loans (any such delinquent interest reduced by the related servicing fee), except to the extent a servicer determines such advance is nonrecoverable;

•  paying, as servicing advances, customary costs and expenses incurred in the performance by such servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the mortgaged property, (b) any enforcement of judicial proceedings, including foreclosures, (c) compliance with the obligations under the related servicing agreement or (d) fire and hazard insurance coverage; and

• providing monthly loan-level reports to the master servicer.

See “Mortgage Loan Servicing—Servicing of the Mortgage Loans,” “—Advances,” “—Hazard Insurance” and “—Collection of Taxes, Assessments and Similar Items.”

Master Servicer	Performing the master servicing functions in accordance with the provisions of the pooling and servicing agreement, including but not limited to:

• monitoring each servicer’s performance and enforcing each servicer’s obligations under the related servicing agreement and related underlying purchase agreement, as applicable;

• upon the failure of a servicer to make advances with respect to a mortgage loan, making those advances to the extent provided in the pooling and servicing agreement;

• upon the termination of a servicer, appointing a successor servicer, and until a successor servicer is appointed, acting as successor servicer; and

• preparing and providing to the securities administrator statements based on loan-level information obtained from the servicers (“Remittance Reports”).

See “The Master Servicer” and “Mortgage Loan Servicing” above.

Party:	Responsibilities:

Securities Administrator	Performing the securities administrator functions in accordance with the provisions of the pooling and servicing agreement, including but not limited to:
• receiving amounts representing collections and payments with respect to the mortgage loans from the servicers for deposit into the distribution account on the related servicer remittance date;
• making monthly distributions to certificateholders from the distribution account on each distribution date;
• making available to the trustee, each certificateholder, the sponsor, the master servicer and each rating agency, statements based on Remittance Reports received from the master servicer;
• establishing and maintaining the final maturity account into which the securities administrator will deposit the final maturity reserve amount for distribution to the LIBOR Certificates;
• preparing and distributing annual investor reports summarizing aggregate distributions to holders necessary to enable certificateholders to prepare their tax returns;
• preparing and filing annual federal and (if required) state tax returns on behalf of the trust fund; and
• preparing and filing periodic reports with the Commission on behalf of the trust fund with respect to the certificates.
Trustee	Performing the trustee functions in accordance with the provisions of the pooling and servicing agreement, including but not limited to:
• upon the termination of the master servicer, appointing a successor master servicer, and until a successor master servicer is appointed, acting as successor master servicer.

•  upon the occurrence of a master servicer event of default under the pooling and servicing agreement to which the trustee has actual knowledge, providing notice of such master servicer event of default to the master servicer, the securities administrator, the depositor, the seller and the rating agencies;

• upon the termination of the custodian, appointing a successor custodian;
Custodian	Performing the custodial functions in accordance with the provisions of the pooling and servicing agreement, including but not limited to:
• holding and maintaining the related mortgage files in a fire resistant facility intended for the safekeeping of mortgage loan files as agent for the trustee.
See “The Pooling and Servicing Agreement—The Trustee” below.
Credit Risk Manager
Performing the credit risk manager functions in accordance with the provisions of the pooling and servicing agreement and under the credit risk management agreements with the servicers, including but not limited to:

• monitoring and/or making recommendations to the servicers regarding certain delinquent and defaulted mortgage loans.
See “Servicing of Mortgage Loans—The Credit Risk Manager.”

Trust Accounts

All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the mortgage loans will, at all times before distribution thereof to the certificateholders, be held in the trust accounts or other eligible accounts, which are accounts established by the securities administrator in the name of the trustee. Funds on deposit in the trust accounts may be invested in permitted investments by the party responsible for such trust account. The trust accounts will be established by the applicable parties listed below, and any investment income earned on each trust account will be retained or distributed as follows:

Trust Account:	Responsible Party:	Application of any Investment Earnings:

Servicing Accounts	Servicers	Any investment earnings will be paid to the related servicer and will not be available for distribution to the holders of any certificates.
Distribution Account	Securities Administrator	Any investment earnings will be paid as compensation to the master servicer and will not be available for distribution to the holders of any certificates.
Basis Risk Reserve Fund	Securities Administrator	Any investment earnings will remain in the Basis Risk Reserve Fund and will be for the benefit of, and be available for distribution to, the holder(s) of the LIBOR certificates.
Final Maturity Reserve Account	Securities Administrator	Any investment earnings will remain in the Final Maturity Reserve Account and will be for the benefit of, and be available for distribution to, the holder of the Class C Certificates.

If funds deposited in any trust accounts are invested by the responsible party identified in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related trust account by the party entitled to the investment income from such account out of its own funds, without any right of reimbursement therefor.

Any one or more of the following obligations or securities held in the name of the securities administrator for the benefit of the certificateholders acquired at a purchase price of not greater than par, regardless of whether issued or managed by the depositor, the trustee, the master servicer, the securities administrator or any of their respective affiliates or for which an affiliate serves as an advisor will be considered a permitted investment:

(i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii) (A) demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by or federal funds sold by any depository institution or trust company (including the trustee, the securities administrator or the master servicer or its agents acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term unsecured debt rating in one of the two highest available rating categories of each rating agency rating the certificates and (B) any other demand or time deposit or deposit account that is fully insured by the FDIC;

(iii) repurchase obligations with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated A or higher by the rating agencies rating the certificates;

(iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America, the District of Columbia or any State thereof and that are rated by each rating agency rating the certificates in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) that is rated by each rating agency rating the certificates in its highest short-term unsecured debt rating available at the time of such investment;

(vi) any mutual fund, money market fund, common trust fund or other pooled investment vehicle, including any such fund that is managed by the securities administrator or any affiliate of the securities administrator or for which the securities administrator or any of its affiliates acts as an adviser as long as such fund is rated in at least the second highest rating category by Moody’s Investors Service, Inc. and each other rating agency rating such fund; and

(vii) if previously confirmed in writing to the securities administrator, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each rating agency rating the certificates in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the senior certificates.

In addition, no instrument described above may evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

Evidence as to Compliance

Each servicing agreement and the pooling and servicing agreement will each provide that in March of each year (or in the case of the custodian, until the reporting obligations for the issuing entity have been suspended), beginning March 2007, the servicers and the custodian, respectively, will provide to the master servicer, securities administrator and the depositor a report on an assessment of compliance with the AB Servicing Criteria. The pooling and servicing agreement will provide that in March of each year, beginning March 2007, the master servicer and the credit risk manager will each provide to the securities administrator and the depositor, a report on an assessment of compliance with the AB Servicing Criteria applicable to it. In addition, any permitted subservicer or subcontractor of any of the parties described above that is participating in the servicing function relating to the mortgage loans within the meaning of Regulation AB will also provide to the master servicer, securities administrator and the depositor a report on an assessment of compliance with the AB Servicing Criteria.

Each party that is required to deliver a report on assessment of servicing compliance must also deliver an attestation report from a firm of independent public accountants on the related assessment of compliance. The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting and pool asset administration. Each report is required to indicate that the AB Servicing Criteria were used to test compliance of the relevant party on a platform level basis and will set out any material instances of noncompliance.

The servicing agreements will also provide for delivery to the master servicer, securities administrator and the depositor in March of each year, beginning March 2007, a separate annual statement of compliance from each servicer to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the related servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify each failure and the nature and status of that failure. This annual statement of compliance may be provided as a single form making the required statements as to more than one servicing agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance filed with the Commission by the securities administrator with the annual report on Form 10-K may be obtained on the securities administrator’s website. These items will also be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

Fees and Expenses of the Trust Fund

In consideration of their duties on behalf of the trust fund, the servicers, the master servicer, the securities administrator, the trustee, the custodian for substantially all of the mortgage loans and the credit risk manager will receive from the assets of the trust fund certain fees as set forth in the following table:

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Payable:

Servicers	monthly
For each mortgage loan the “servicing fee” will be a monthly fee out of interest collections received from such mortgage loan calculated as the product of (a) the outstanding principal balance of such mortgage loan and (b) the servicing fee rate, divided by 12. The “servicing fee rate” is 0.375% per annum.

Withdrawn from the related servicing account in respect of each mortgage loan, before distribution of any amounts to the distribution account and to certificateholders.
Master Servicer	monthly
The master servicer will receive as compensation for its services (i) for each mortgage loan, a monthly master servicing fee (after payment to the trustee of any of the trustee’s fee remaining unpaid from the distribution account, as described below) paid out of collections received from such mortgage loan calculated as the product of (a) the outstanding principal balance of such mortgage loan and (b) the “master servicing fee rate” equal to 0.0035% per annum, divided by 12 and (ii) the investment earnings on amounts on deposit in the distribution account.

Withdrawn by the master servicer from the distribution account before distribution of any amounts to certificateholders.
Trustee	monthly	The trustee will receive a fixed annual fee.	Payable by the master servicer from its own funds.
Custodian	monthly	The custodian for substantially all of the mortgage loans will receive a fee as agreed with the master servicer.	Payable by the master servicer from its own funds.
Securities Administrator	monthly	The securities administrator will receive a fee as agreed with the master servicer.	Payable by the master servicer from its own funds.
Credit Risk Manager	monthly
For each mortgage loan, the “credit risk manager fee” will be a monthly fee out of interest collections received from such mortgage loan calculated as the product of (a) the outstanding principal balance of such mortgage loan and (b) the credit risk manager fee rate.

The “credit risk manager fee rate” is 0.0050%.

Withdrawn by the securities administrator from the distribution account before distributions of any amounts to certificateholders.
The servicing fees and master servicing fee are subject to reduction as described above under “Mortgage Loan Servicing—Prepayment Interest Shortfalls.” The servicers, the master servicer, the securities administrator, the trustee, the credit risk manager and the custodian will each be entitled to reimbursement for certain expenses prior to distribution of any amounts to certificateholders.

None of the servicing fees set forth in the table above may be changed without amendment of the related servicing agreement, and none of the other fees set forth in the table above may be changed without amendment of the pooling and servicing agreement.

To the extent the servicers, the master servicer, the securities administrator, the trustee, the credit risk manager or the custodian are entitled to be reimbursed by the trust fund for expenses, they will be reimbursed before distributions are made on the certificates.

The Pooling and Servicing Agreement

General

The certificates will be issued pursuant to a pooling and servicing agreement dated as of August 1, 2006, among the depositor, the seller, the master servicer, the securities administrator, the credit risk manager, the trustee and the custodian for substantially all of the mortgage loans. The NIMS Insurer will be a third party beneficiary to the pooling and servicing agreement and as such will have certain rights under the pooling and servicing agreement for so long as the NIM Securities are outstanding or the NIMS Insurer is owed any amounts in connection with its guaranty of the NIM Securities.

The Issuing Entity

On the closing date, and until the termination of the trust fund pursuant to the pooling and servicing agreement, HarborView Mortgage Loan Trust 2006-8 (the “Issuing Entity”) will be a common law trust formed under the laws of the State of New York. The Issuing Entity will be created under the pooling and servicing agreement by the depositor and its assets will consist of:

•	all of the depositor’s right, title and interest in the mortgage loans, including the related mortgage notes, mortgages and other related documents;

•	all payments on or collections in respect of the mortgage loans due after the cut-off date, together with any proceeds thereof;

•	any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received from the foreclosed properties;

•	the rights of the trustee under all insurance policies required to be maintained pursuant to the pooling and servicing agreement;

•	the rights to enforce the representations and warranties made by the seller with respect to the mortgage loans under the mortgage loan purchase agreement;

•
the rights to enforce the representations and warranties made by the originators with respect to the mortgage loans under the underlying purchase agreements and the related reconstitution agreement, if any;

•	the rights of the depositor (which acquired the rights of the seller pursuant to the mortgage loan purchase agreement) under the servicing agreements; and

•	certain other assets of the trust fund, including rights to amounts in the distribution account and the Basis Risk Reserve Fund, as described herein.

On the closing date, the securities administrator will establish the Basis Risk Reserve Fund, which will be an asset of the trust fund. The Issuing Entity will not have any liabilities as of the closing date. The fiscal year end of the Issuing Entity will be December 31 of each year.

The Issuing Entity will not have any employees, officers or directors. The trustee, the securities administrator, the depositor, the servicers, the master servicer, the credit risk manager and the custodian will act on behalf of the Issuing Entity, and may only perform those actions on behalf of the Issuing Entity that are specified in the pooling and servicing agreement, the mortgage loan purchase agreement and the servicing agreements. See “The Master Servicer,” “The Servicers,” “Servicing of the Mortgage Loans,” “Administration of the Trust Fund” and “The Pooling and Servicing Agreement” in this prospectus supplement.

The trustee, on behalf of the Issuing Entity, is only permitted to take such actions as are permitted under the pooling and servicing agreement. Under the pooling and servicing agreement, the securities administrator on behalf of the Issuing Entity will not have the power to issue additional certificates representing interests in the pooling and servicing agreement, borrow money on behalf of the trust fund or make loans from the assets of the trust fund to any person or entity, without the amendment of the pooling and servicing agreement by certificateholders and the other parties thereto as described under “The Pooling and Servicing Agreement—Amendment” in this prospectus supplement.

If the assets of the trust fund are insufficient to pay the certificateholders all principal and interest owed, holders of some or all classes of certificateholders will not receive all of their expected distributions of interest and principal and will suffer a loss. The risk of loss to holders of subordinate certificates is greater than to holders of senior certificates. See “Risk Factors—If credit enhancement is insufficient, you could experience losses on your certificates” in this prospectus supplement. The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of a bankruptcy of the sponsor, the depositor or any originator, it is not anticipated that the trust fund would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

On the closing date, the final maturity reserve trust will be created under the pooling and servicing agreement, and its assets will consist of such amounts as from time to time are deposited in the final maturity reserve account. The final maturity reserve trust will be a common law trust formed under the laws of the State of New York. All assets of the final maturity reserve trust are payable under the pooling and servicing agreement to certificateholders. See “Description of the Certificates—The Final Maturity Reserve Trust.”

Assignment of the Mortgage Loans

On the closing date, the depositor will transfer to the trust fund all of its right, title and interest in and to each of the mortgage loans, together with the related mortgage notes, mortgages and other related documents, including all scheduled payments with respect to each mortgage loan due after the cut-off date. Concurrently with the transfer, upon order of the depositor, the securities administrator will deliver the certificates to the depositor. Each mortgage loan transferred to the trust fund will be identified on the mortgage loan schedule prepared by the seller and delivered to the trustee pursuant to the pooling and servicing agreement. The mortgage loan schedule will include the Stated Principal Balance of each mortgage loan as of the cut-off date, its loan rate and certain additional information.

Sale of the Mortgage Loans. Each transfer of the mortgage loans from the seller to the depositor and from the depositor to the trustee will be intended to be a sale of the mortgage loans and will be reflected as such in the mortgage loan purchase agreement and the pooling and servicing agreement, respectively. However, in the event of insolvency of either the seller or the depositor, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of the mortgage loans by the insolvent party as a financing secured by a pledge of the mortgage loans. In the event that a court were to recharacterize the sale of the mortgage loans by either the seller or the depositor as a financing, each of the depositor, as transferee of the mortgage loans from the seller, and the trustee will have a security interest in the mortgage loans transferred to it. The trustee’s security interest in the mortgage loans will be perfected by delivery of the mortgage notes to the custodian, which will hold the mortgage notes on behalf of the trustee.

Delivery of Mortgage Loan Files. The pooling and servicing agreement will require that, upon certain conditions and within the time period specified in the pooling and servicing agreement the seller will deliver to the trustee (or the custodian, as the trustee’s agent for that purpose) the mortgage notes evidencing the mortgage loans endorsed in blank or to the trustee on behalf of the certificateholders, together with the other related documents received by the seller from the originators pursuant to the terms of the related underlying purchase agreement. In lieu of delivery of an original mortgage, if an original is not available or is lost, the seller may deliver a true and complete copy of the original together with a lost note affidavit.

Within 90 days after the closing date, the custodian on behalf of the trustee will review the mortgage loans and the related documents pursuant to the pooling and servicing agreement. Pursuant to the terms of the underlying purchase agreements or the mortgage loan purchase agreement, if any mortgage loan or related document is found to be defective in any material respect and the defect is not cured within 90 days following notification to the related originator by the trustee (or the custodian, as the trustee’s agent for that purpose), the applicable originator or the seller, as applicable, will be obligated to repurchase the defective loan at a purchase price equal to its outstanding principal balance as of the date of purchase, plus all accrued and unpaid interest computed at the loan rate through the end of the calendar month in which the purchase is made.

The purchase price will be deposited in the distribution account on or prior to the next determination date after the related originator’s obligation to purchase the defective loan arises. The obligation of an originator to repurchase or substitute for (or, with respect to any costs and damages incurred by the trust fund in connection with any violation of any anti-predatory or anti-abusive lending laws, indemnify for) a defective mortgage loan is the sole remedy available to the trustee or the certificateholders regarding any defect in that mortgage loan and the related documents.

Upon discovery of a breach of any representation or warranty that materially and adversely affects the interests of the certificateholders in a mortgage loan and the related documents, the seller or the related originator, as applicable, will have a period of 90 days after discovery or notice of the breach to effect a cure. With respect to an originator, if such breach is not cured within the 90-day period, the applicable originator will be obligated to repurchase such mortgage loan under the same terms and conditions as set forth above for the purchase of defective loans as a result of deficient documentation. With respect to the seller, if such breach is not cured within the 90-day period, the seller will be obligated to either:

•
substitute for the defective loan an eligible substitute mortgage loan (provided that substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that the substitution will not disqualify any REMIC created under the pooling and servicing agreement or result in a prohibited transaction tax under the Internal Revenue Code), or

•
repurchase the defective loan at a purchase price equal to its outstanding principal balance as of the date of purchase, plus all accrued and unpaid interest computed at the loan rate through the end of the calendar month in which the purchase is made, plus the amount of any unreimbursed servicing-related advances, plus, in the event that the defective loan is repurchased by the seller due to a breach of any representation and warranty relating to predatory and abusive lending laws, any costs and damages incurred by the trust fund in connection with a violation of a predatory or abusive lending law with respect to such defective loan.

The purchase price will be deposited in the distribution account on or prior to the next determination date after the seller’s obligation to purchase the defective loan arises. The obligation of the seller to repurchase or substitute for (or, with respect to any costs and damages incurred by the trust fund in connection with any violation of any anti-predatory or anti-abusive lending laws, indemnify for) a defective mortgage loan is the sole remedy available to the trustee or the certificateholders regarding any defect in that mortgage loan and the related documents.

For a mortgage loan to be eligible to be substituted for a mortgage loan (the “affected loan”), the substituted loan must meet the following criteria on the date of the substitution:

•
the substituted loan has an outstanding principal balance (or in the case of a substitution of more than one mortgage loan for a single affected loan, an aggregate principal balance), not in excess of, and not more than 5% less than, the principal balance of the defective loan;

•	the substituted loan has a maximum loan rate and a gross margin not less than those of the affected loan and uses the same index as the affected loan;

•	the substituted loan has a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the affected loan;

•
the substituted loan complies with each representation and warranty as to the mortgage loans set forth in the pooling and servicing agreement (which are deemed to be made with respect to the substituted loan as of the date of substitution);

•	the substituted loan has been underwritten or re-underwritten by the seller in accordance with the same underwriting criteria and guidelines as the affected loan;

•	the substituted loan is of the same or better credit quality as the affected loan; and

•	the substituted loan satisfies certain other conditions specified in the pooling and servicing agreement.

In connection with the substitution of an eligible substitute mortgage loan, the seller will be required to deposit in the distribution account, on or prior to the next determination date after the seller’s obligation to purchase or substitute the affected loan arises, a substitution adjustment amount equal to the excess of the principal balance of the affected loan over the principal balance of the eligible substitute mortgage loan.

We can make no assurance that the seller or any originator will be able to fulfill its obligation to repurchase any of the mortgage loans when such obligation may arise.

Representations and Warranties

Pursuant to each underlying purchase agreement and the related reconstitution agreement, each originator has made to the seller, as direct purchaser or assignee, as of the date the mortgage loans were sold to the seller (the “Original Sale Date”), or the seller has made to the depositor as of the closing date, certain representations and warranties concerning the mortgage loans that generally include the following:

(a) The information contained in the mortgage loan schedule is complete, true and correct;

(b) All payments required to be made up to, and excluding, the related cut-off date for such mortgage loan under the terms of the mortgage note have been made; the seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the mortgaged property subject to the mortgage, directly or indirectly, for the payment of any amount required by the mortgage loan;

(c) There are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related mortgaged property;

(d) The terms of the mortgage note and the mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments that have been recorded, if necessary to protect the interests of the depositor, and which have been delivered to the depositor or the custodian. No mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the primary mortgage insurer, if any, and title insurer, to the extent required by the policy, and which assumption agreement is part of the mortgage file and the terms of which are reflected in the mortgage loan schedule;

(e) The mortgage note and the mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the mortgage note and the mortgage, or the exercise of any right thereunder, render the mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

(f) All buildings upon the mortgaged property are insured by an insurer acceptable to either Fannie Mae or Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the mortgaged property is located. If the mortgaged property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect, which policy conforms to the requirements of either Fannie Mae or Freddie Mac;

(g) Any and all requirements of any federal, state or local law including, without limitation, all applicable predatory and abusive lending, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the mortgage loan have been complied with;

(h) The mortgage has not been satisfied, canceled, subordinated, or rescinded, in whole or in part, and the mortgaged property has not been released from the lien of the mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

(i) The mortgage is a valid, existing and enforceable first lien on the mortgaged property, including all improvements on the mortgaged property subject only to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the mortgage loan and which do not adversely affect the appraised value of the mortgaged property and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related mortgaged property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the mortgage loan establishes and creates a valid, existing and enforceable first lien and first priority security interest on the property described therein. The mortgaged property was not, as of the date of origination of the mortgage loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the mortgage;

(j) The mortgage note and the related mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or reorganization;

(k) The seller has good and marketable title to the mortgage loan and has full right to transfer and sell the mortgage loan to the depositor free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each mortgage loan;

(l) The mortgage loan is covered by an American Land Title Association (“ALTA”) lender’s title insurance policy acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the mortgaged property is located;

(m) There is no default, breach, violation or event of acceleration existing under the mortgage or the mortgage note and no event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the seller has not waived any default, breach, violation or event of acceleration;

(n) To the best of the seller’s knowledge after reasonable inquiry and investigation, there are no mechanics’ or similar liens or claims that have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related mortgaged property that are or may be liens prior to, or equal or coordinate with, the lien of the related mortgage;

(o) The mortgage loan was originated by the seller or by a savings and loan association, a savings bank, a commercial bank or similar banking institution that is supervised and examined by a federal or state authority, or by a mortgagee approved as such by the Secretary of HUD pursuant to Sections 203 and 211 of the National Housing Act;

(p) The origination and collection practices used by the originator with respect to each mortgage note and mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing business;

(q) To the best of the seller’s knowledge, after reasonable inquiry and investigation, the mortgaged property is free of damage and waste and there is no proceeding pending for the total or partial condemnation thereof;

(r) The mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the mortgaged property of the benefits of the security provided thereby and there is no homestead or other exemption available to the mortgagor that would interfere with the right to sell the mortgaged property at a trustee’s sale or the right to foreclose the mortgage;

(s) The mortgage loan was underwritten generally in accordance with the originator’s underwriting standards in effect at the time the mortgage loan was originated or acquired and the underwriting guidelines described in the related purchase price and terms letter;

(t) The mortgage note is not and has not been secured by any collateral except the lien of the corresponding mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in (i) above;

(u) No mortgage loan contains provisions pursuant to which monthly payments are (a) paid or partially paid with funds deposited in any separate account established by the seller, the mortgagor, or anyone on behalf of the mortgagor, (b) paid by any source other than the mortgagor or (c) contains any other similar provisions that may constitute a “buydown” provision. The mortgage loan is not a graduated payment mortgage loan and the mortgage loan does not have a shared appreciation or other contingent interest feature;

(v) With respect to an adjustable rate mortgage loan, the mortgagor has received all disclosure materials required by applicable law with respect to the making of an adjustable rate mortgage loan and rescission materials with respect to refinanced mortgage loans;

(w) No fraud was committed by the originator in connection with the origination or servicing of the mortgage loan and to the best of seller’s knowledge, no fraud was committed with respect to the mortgage loan on the part of the mortgagor or any other person involved in the origination of the mortgage loan;

(x) No mortgage loan is (a) subject to the provisions of the Homeownership and Equity Protection Act of 1994 as amended (“HOEPA”), (b) a “high cost” mortgage loan, “covered” mortgage loan or “predatory” mortgage loan under any federal, state or local law or (c) subject to any comparable federal, state or local statutes or regulations, including, without limitation, the provisions of the Georgia Fair Lending Act, the City of Oakland, California Anti-Predatory Lending Ordinance No. 12361 or any other statute or regulation providing assignee liability to holders of such mortgage loans;

(y) None of the proceeds of the mortgage loan were used to finance the purchase of single premium credit life or disability insurance policies or any comparable insurance;

(z) No mortgage loan has a balloon payment feature;

(aa) Each prepayment penalty is permissible and enforceable in accordance with its terms under applicable state law, except if the enforceability of that prepayment penalty is limited due to acceleration in connection with a foreclosure or other involuntary payment; and

(bb) No mortgage loan is a convertible mortgage loan.

The rights of the seller under each underlying purchase agreement will be assigned by the seller to the depositor pursuant to the mortgage loan purchase agreement and, in turn, assigned by the depositor to the trustee for the benefit of the certificateholders under the pooling and servicing agreement.

Payments on Mortgage Loans; Deposits to Distribution Account

Distribution Account. The securities administrator will establish and maintain a separate distribution account for the benefit of the trustee and the holders of the certificates. The distribution account must be a segregated account that is:

•
an account or accounts maintained with a federal or state chartered depository institution or trust company the short term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short term unsecured debt obligations of that holding company) are rated in the highest short term rating category by each rating agency named in this prospectus supplement at the time any amounts are held on deposit in the account; or

•
an account or accounts the deposits in which are fully insured by the FDIC (to the limits established by the FDIC), or the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel delivered to the securities administrator, the trustee and to each rating agency named in this prospectus supplement, if so rated, the certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against the collateral securing those funds that is superior to claims of any other depositors or creditors of the depository institution with which the certificate account is maintained; or

•
a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity; or

•
otherwise acceptable to each rating agency named in this prospectus supplement without causing the reduction or withdrawal of its then current ratings of the certificates as evidenced by a letter from each rating agency to the trustee.

Upon receipt by the securities administrator of amounts in respect of the mortgage loans (excluding amounts representing the servicing fee, reimbursement for advances and servicing-related advances, and insurance proceeds to be applied to the restoration or repair of a mortgaged property, or similar items), the securities administrator will deposit these amounts in the distribution account. Amounts deposited in the distribution account may accrue interest with the depository institution with which it is held, or may be invested in certain eligible investments specified in the pooling and servicing agreement and maturing on or before the business day prior to the related distribution date unless they are managed or advised by the securities administrator or one of its affiliates, in which case the eligible investments may mature on the related distribution date. The types of eligible investments in which distribution account funds may be invested are specified in the pooling and servicing agreement and are specified under “Servicing and Administration of the Trust Fund—Accounts.”

Trust Fund Expense Fees

Trust fund expense fees are payable out of the interest payments on each mortgage loan. Trust fund expense fees accrue at an annual expense fee rate, referred to as the “trust expense fee rate,” calculated on the principal balance of each mortgage loan. With respect to each mortgage loan, the “trust expense fee rate” will be equal to sum of the rates at which the master servicing fee rate, the servicing fee rate and the credit risk manager fee rate.

Matters Relating to the Trustee and the Securities Administrator

The trustee (including in its capacity as custodian for substantially all of the mortgage loans) and the securities administrator will be entitled to reimbursement of all reasonable expenses incurred or made by the trustee and the securities administrator, respectively, in accordance with the pooling and servicing agreement, except for expenses incurred by the trustee or securities administrator, as the case may be, in the routine administration of its duties under the pooling and servicing agreement and except for any expenses arising from its negligence, bad faith or willful misconduct. Each of the trustee and the securities administrator will also be entitled to indemnification from the trust fund for any loss, liability or expense incurred, arising out of, or in connection with, the acceptance or administration of the trusts created under the pooling and servicing agreement or in connection with the performance of its duties under the pooling and servicing agreement, the mortgage loan purchase agreement and the servicing agreements, including the costs and expenses of defending itself against any claim in connection with the exercise or performance of its duties or powers under the pooling and servicing agreement. Each of the trustee and the securities administrator will not have any liability arising out of or in connection with the pooling and servicing agreement or the servicing agreements, except that each of the trustee and the securities administrator may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that neither the trustee nor the securities administrator will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the certificateholders, and the trustee will not be deemed to have notice of any event of default unless a responsible officer of the trustee has actual knowledge of the event of default or written notice of an event of default is received by the trustee at its corporate trust office. Neither the trustee nor the securities administrator is required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the pooling and servicing agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

On each distribution date, the securities administrator will remit to the trustee and the custodian any reimbursable expenses from the distribution account prior to the calculation of Available Funds and distributions to certificateholders. The fees of the trustee and the securities administrator will be paid by the master servicer on behalf of the trust fund.

The trustee and the securities administrator may resign at any time, in which event the depositor will be obligated to appoint a successor trustee or securities administrator, as applicable. The depositor may also remove the trustee and the trustee may remove the securities administrator if the trustee or securities administrator, as applicable, ceases to be eligible to continue as such under the pooling and servicing agreement, if the trustee or securities administrator becomes incapable of acting, bankrupt, insolvent or if a receiver takes charge of the trustee, the securities administrator or its respective property, or if the credit rating of the trustee falls below certain levels. Upon such resignation or removal of the trustee or the securities administrator, the depositor and the trustee will be entitled to appoint a successor trustee or successor securities administrator, respectively. The trustee and the securities administrator may also be removed at any time by the certificateholders evidencing ownership of not less than 51% of the certificates having voting rights. Any resignation or removal of the trustee or securities administrator and appointment of a successor trustee or successor securities administrator will not become effective until acceptance of the appointment by the successor trustee or the successor securities administrator, as applicable. Upon resignation or removal of the trustee or the securities administrator, the trustee or the securities administrator, as applicable, will be reimbursed any outstanding and unpaid fees and expenses, and if removed by the holders of the certificates as described above, the trustee or the securities administrator, as applicable, will also be reimbursed any outstanding and unpaid costs and expenses.

The Trustee and the Custodian

Deutsche Bank National Trust Company. Deutsche Bank National Trust Company (“DBNTC”) will act as trustee. DBNTC is a national banking association which has an office in Santa Ana, California. DBNTC has previously been appointed to the role of trustee for numerous mortgage-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area. DBNTC also will act as a custodian for substantially all of the mortgage loans of the related mortgage files pursuant to the pooling and servicing agreement. DBNTC has performed this custodial role in numerous mortgage-backed transactions since 1991. DBNTC will maintain the mortgage files in secure, fire-resistant facilities. DBNTC will not physically segregate the mortgage files from other mortgage files in DBNTC’s custody but they will be kept in shared facilities. However, DBNTC’s proprietary document tracking system will show the location within DBNTC’s facilities of each mortgage file and will show that the mortgage loan documents are held by the trustee on behalf of the trust fund. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC will remain liable for the duties and obligations required of it under the pooling and servicing agreement. DBNTC has no pending legal proceedings that would materially affect its ability to perform its duties as trustee on behalf of the holders of the Certificates or as a custodian.

DBNTC is providing the information in the preceding paragraph at the depositor’s request to assist the depositor in the preparation of this prospectus supplement in compliance with Regulation AB.

Custody of the Mortgage Files; Custodian

The servicers will generally not have responsibility for custody of the mortgage loan documents described under “—Assignment of Mortgage Loans” above. These documents are generally required to be delivered to the custodian. The custodian will hold the mortgage loan documents on behalf of the trustee. The mortgage loan documents related to a mortgage loan will be held together in an individual file separate from other mortgage loan files held by the custodian. The custodian will maintain the mortgage loan documents in a fire resistant facility intended for the safekeeping of mortgage loan files.

Deutsche Bank National Trust Company will act as the custodian (“the custodian”) for substantially all of the mortgage loans. The custodian will be entitled to its compensation as set forth under “Fees and Expenses of the Trust Fund.”

Voting Rights

With respect to any date of determination, 99% of the voting rights will be allocated to each class of offered certificates and the Class C Certificates, pro rata, based on a fraction, expressed as a percentage, the numerator of which is the class principal balance of that class and the denominator of which is the aggregate of the class principal balances of all classes then outstanding. The Class R Certificates will have 1% of the voting rights; provided, however, when none of the regular certificates is outstanding, all of the voting rights of the regular certificates will be allocated to the holder of the Class R Certificate. The Class P Certificates will have no voting rights.

The voting rights, if any, allocated to a class of certificates will be allocated among all holders of that class, pro rata, based on a fraction the numerator of which is the certificate principal balance of each certificate of that class and the denominator of which is the class principal balance of that class. However, any certificate registered in the name of any servicer, the master servicer, the securities administrator, the trustee, or any of their respective affiliates will not be included in the calculation of voting rights as long as other certificates registered in the names of other entities remain outstanding.

Amendment

The pooling and servicing agreement may be amended by the depositor, the seller, the master servicer, the securities administrator and the trustee, with the consent of the NIMS Insurer but without the consent of the holders of the certificates, for any of the purposes set forth under “Operative Agreements—Amendment” in the prospectus. In addition, the pooling and servicing agreement may be amended by the depositor, the seller, the master servicer, the securities administrator and the trustee, with the consent of the NIMS Insurer and the holders of a majority in interest of each class of affected certificates, for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of any class of certificates. However, in no event, may any amendment:

•
reduce in any manner the amount of, or delay the timing of, distributions required to be made on any class of offered certificates without the consent of the holders of all the affected certificates; or

•
affect adversely in any material respect the interests of the holders of any class of offered certificates in a manner other than as described in the clause above, without the consent of the holders of that class evidencing percentage interests aggregating at least 66⅔%; or

•
reduce the aforesaid percentages of the aggregate outstanding class principal balances of the offered certificates, the holders of which are required to consent to any such amendment, without the consent of the holders of all those certificates.

Optional Termination of the Trust Fund

On any distribution date following the date on which the aggregate Stated Principal Balance of the mortgage loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period) is equal to or less than 10% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date, the master servicer, with the prior written consent of the NIMS Insurer (which consent will not be reasonably withheld), will have the right to repurchase all of the mortgage loans and REO properties remaining in the trust fund. We refer to the date on which this option may be exercised as the “optional termination date” of the trust fund. In the event that the option is exercised, the repurchase will be made at a price generally equal to the sum of:

(1)
the greater of (x) the aggregate Stated Principal Balance of the mortgage loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period) and the appraised value of each REO property and (y) the fair market value of the mortgage loans and REO properties, as determined and agreed upon by the master servicer and the holders of a majority of the percentage interest in the Class C Certificates;

(2)	accrued and unpaid interest at the related loan rate up to and including the first day of the month in which the termination price is paid;

(3)	the amount of any unreimbursed servicing-related advances made by each servicer or the master servicer and any unpaid servicing fees and master servicing fees in respect of the mortgage loans; plus

(4)	any reimbursement amounts owed to the NIMS Insurer; and

(5)	any Basis Risk Shortfalls then remaining unpaid or which is due to the exercise of the option;

provided, however, the option to repurchase the assets of the trust fund will only be exercised if the termination price is sufficient to result in the payment of all interest accrued on and amounts necessary to retire the class principal balances of the NIM Securities, if any, and any amounts owed to the NIMS Insurer.

If the determination of the fair market value of the mortgage loans and REO property is required to be made as provided in clause (1)(y) above, (i) such determination will be based on an appraisal of the value of the mortgage loans and the REO properties conducted by an independent appraiser mutually agreed upon by the master servicer and the holders of a majority of the percentage interest in the Class C Certificates, (ii) such appraisal will be obtained at no expense to the trustee or the master servicer and (iii) notwithstanding anything to the contrary above, the trustee and the master servicer may solely and conclusively rely on, and will be protected in relying on, such appraisal. To extent the fair market value determined in clause (1)(y) above exceeds the amount determined in clause (1)(x) above, such excess will be distributed to the holders of the Class C Certificates by the securities administrator. All other proceeds from the termination will be included in Available Funds and will be distributed to the holders of the certificates in accordance with the pooling and servicing agreement.

Any repurchase of the mortgage loans and REO properties in accordance with the preceding paragraph will result in the early retirement of any outstanding certificates.

If the master servicer fails to exercise the option to repurchase the mortgage loans and REO properties, the NIMS Insurer will have the right to exercise such option so long as it is insuring the NIM Securities or is owed any amounts in connection with such guaranty of the NIM Securities. The pooling and servicing agreement will provide that if there are NIM Securities outstanding on the date on which the master servicer intends to exercise its option to repurchase the mortgage loans and REO properties, the master servicer may only exercise its option with the prior written consent of 100% of the NIM Securities and upon payment of an additional amount which will retire any amounts of principal and/or interest due to the holders of the NIM Securities.

Events of Default

An event of default with respect to the master servicer will consist, among other things, of:

•
any failure by the master servicer to make an advance or any other failure by the master servicer to deposit in the distribution account any deposit required to be made under the terms of the pooling and servicing agreement and the continuance of such failure for two business days following the date upon which written notice of such failure is given to the master servicer; or

•
any failure by the master servicer to duly observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement, which continues unremedied for 60 days after the date on which written notice of the failure is given to the master servicer; or

•
a sale or pledge of any of the rights of the master servicer under the pooling and servicing agreement or an assignment or a delegation of the rights or duties of the master servicer under the pooling and servicing agreement will have occurred in any manner which is not permitted under the pooling and servicing agreement and is without the prior written consent of the NIMS Insurer; or

•
insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Rights Upon Event of Default

So long as an event of default under the pooling and servicing agreement remains unremedied, the trustee may (and, pursuant to the pooling and servicing agreement, if so directed by certificateholders evidencing not less than 51% of the voting rights, must) terminate all of the rights and obligations of the master servicer in its capacity as master servicer of the mortgage loans, as provided in the pooling and servicing agreement. If this occurs, the trustee will succeed to, or appoint a successor to succeed to, all of the responsibilities and duties of the master servicer under the pooling and servicing agreement, including the obligation to make advances.

No assurance can be given that termination of the rights and obligations of the master servicer under the pooling and servicing agreement would not adversely affect the servicing of the mortgage loans, including the loss and delinquency experience of the mortgage loans.

No certificateholder, solely by virtue of its status as a holder of a certificate, will have any right under the pooling and servicing agreement to institute any proceeding with respect to the termination of the master servicer, unless the holder previously has given to the trustee written notice of the master servicer’s default and certificateholders having not less than 51% of the voting rights agree to the termination and have offered an indemnity reasonably acceptable to the trustee.

Description of the Certificates

General

The certificates will be issued pursuant to the pooling and servicing agreement. Set forth below is a description of the material terms and provisions pursuant to which the offered certificates will be issued. The following description is subject to, and is qualified in its entirety by reference to, the actual provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the provisions or terms are as specified in the pooling and servicing agreement.

The Issuing Entity will issue the following classes of senior certificates:

•	the Class 1A-1 Certificates,
•	the Class 2A-1A Certificates,
•	the Class 2A-1B Certificates, and
•	the Class 2A-1C Certificates,

in addition to the following classes of subordinate certificates:

•	the Class B-1 Certificates,
•	the Class B-2 Certificates,
•	the Class B-3 Certificates,
•	the Class B-4 Certificates,
•	the Class B-5 Certificates,
•	the Class B-6 Certificates,
•	the Class B-7 Certificates, and
•	the Class B-8 Certificates.

In addition, the issuing entity will issue (1) the Class C Certificates, entitled to interest as described in the pooling and servicing agreement, (2) the Class P Certificates, entitled to all of the prepayment penalties on the mortgage loans and (3) the Class R Certificate, entitled to an amount equal to the excess, if any, of the fair market value of the trust fund assets over the sum of the par value of such assets and any amounts owed by the trust fund, received by the master servicer (or any subsequent assignee) from any optional termination of the trust fund described above under “The Pooling and Servicing Agreement—Optional Termination of the Trust Fund.”

Only the senior certificates and the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates are offered by this prospectus supplement and the accompanying prospectus.

The classes of offered certificates will have the respective initial class principal balances set forth on the cover page or described herein. The initial class principal balances of the certificates may vary in the aggregate by plus or minus 10%. On any date subsequent to the closing date, the class principal balance of a class of certificates will be equal to its initial class principal balance, as increased by any amounts of net deferred interest allocated to such class as described under “—Interest” below, reduced by all amounts actually distributed as principal of that class, all Realized Losses applied in reduction of principal of that class on all prior distribution dates and any amounts allocated to any class of subordinate certificates in reduction of its class principal balance if the aggregate class principal balances of all classes of certificates following all distributions and the allocations of Realized Losses on that distribution date exceeds the Pool Balance as of the first day of the month of that distribution date, as described below under “—Allocation of Losses;” provided, however, that on any distribution date, the class principal balance of a class of certificates to which Realized Losses have been allocated (including any such class of certificates for which the class principal balance has been reduced to zero) will be increased, up to the amount of Recoveries for such distribution date, as follows: (a) first, the class principal balance of each class of senior certificates with respect to which each Recovery was collected will be increased, pro rata, up to the amount of Realized Losses previously allocated to reduce the class principal balance of each such class of certificates and (b) second, the class principal balance of each class of subordinate certificates will be increased, in order of seniority, up to the amount of Realized Losses previously allocated to reduce the class principal balance of each such class of certificates and not previously reimbursed.

The classes of offered certificates will have the respective pass-through rates described under “—Interest—Pass-Through Rates” below.

The Class C, Class P and Class R Certificates are not offered by this prospectus supplement. With respect to any distribution date, the Class C Certificates will have an initial class principal balance equal to the excess of the Stated Principal Balance of the mortgage loans as of the cut-off date over the total initial class principal balances of the LIBOR certificates. The initial class principal balance of the Class P Certificates will be $100. The Class P Certificates will not bear interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the mortgage loans and such amounts will not be available for distribution to the holders of the LIBOR certificates. The Class R Certificate will not have a certificate principal balance and will not bear interest.

The initial class principal balance of the Class B-8 Certificates will be approximately $9,542,000, subject to the ten percent variance described above. The Class B-8 Certificates will have the respective pass-through rate described under “—Interest—Pass-Through Rates” below.

Greenwich Capital Markets, Inc. will initially hold the Class P and Class C Certificates and intends to enter into a NIMS Transaction. The NIM Securities issued in the NIMS Transaction may be insured by a NIMS Insurer. If the NIM Securities are so insured, the NIMS Insurer will have certain rights under the pooling and servicing agreement as described herein.

The offered certificates will be issued in book-entry form as described under “—Book-Entry Registration and Definitive Certificates” below. The offered certificates, will be issued in minimum dollar denominations of $25,000 and integral multiples of $1 in excess thereof, provided, that, such certificates must be purchased in minimum total investments of at least $100,000.

Distributions on the offered certificates will be made by the securities administrator, as paying agent, on each distribution date, beginning in September 2006, to the persons or entities in whose names the offered certificates are registered at the close of business on the related record date. The record date for any distribution date with respect to the LIBOR Certificates is the last business day immediately preceding that distribution date (or the closing date, in the case of the first distribution date), unless such certificates are no longer book-entry certificates, in which case the record date is the last business day of the month immediately preceding the month in which that distribution date occurs.

Book-Entry Registration and Definitive Certificates

The offered certificates initially will be book-entry certificates. Persons and entities that acquire beneficial ownership interests in the book-entry certificates will be deemed “certificate owners” and will hold their certificates through The Depository Trust Company (“DTC”) in the United States, or, upon request, through Clearstream Banking Luxembourg, or Euroclear in Europe, if they are participants of those systems, or indirectly through organizations which are participants in those systems. Each class of book-entry certificates will be issued in the form of one or more global certificates that equal the class principal balance of that class and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream and JPMorgan Chase Bank will act as depositary for Euroclear. Except as described below, no beneficial owner of a book-entry certificate will be entitled to receive a definitive (i.e., physical) certificate. Unless and until definitive certificates are issued, it is anticipated that the only “certificateholder” of the offered certificates will be Cede & Co., as nominee of DTC. Beneficial owners of book-entry certificates will not be “Certificateholders” as that term is used in the pooling and servicing agreement. Beneficial owners of book-entry certificates are only permitted to exercise their rights indirectly through DTC participants.

A certificate owner’s ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the owner’s account for such purpose. In turn, the financial intermediary’s ownership of the book-entry certificate will be recorded on the records of DTC (or of a participant that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s financial intermediary is not a participant, and on the records of Clearstream or Euroclear, as appropriate).

Certificate owners will receive all distributions of principal of and interest on the book-entry certificates from the securities administrator, as paying agent, through DTC and DTC participants. So long as the book-entry certificates are outstanding (except under the circumstances described below), DTC’s rules (consisting of all the rules, regulations and procedures creating and affecting DTC and its operations), require that DTC:

•	make book-entry transfers among participants on whose behalf it acts with respect to the book-entry certificates, and

•	receive and transmit distributions of principal of, and interest on, the book-entry certificates.

Participants and indirect participants with which certificate owners have accounts with respect to book-entry certificates are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective certificate owners. Accordingly, although certificate owners will not possess certificates representing their respective interests in the book-entry certificates, DTC’s rules provide a mechanism by which certificate owners will receive distributions and will be able to transfer their interests.

Certificate owners will not receive or be entitled to receive certificates representing their respective interests in the offered certificates, except under the limited circumstances described below. Unless and until definitive certificates are issued, certificate owners who are not DTC participants may transfer ownership of book-entry certificates only through participants and indirect participants by instructing such participants and indirect participants to transfer the book-entry certificates, by book-entry transfer, through DTC for the account of the purchasers of the book-entry certificates, which account is maintained with their respective participants. Under DTC’s rules and in accordance with DTC’s normal procedures, transfers of ownership of book-entry certificates will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificate owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on the business day following the DTC settlement date. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the certificates, see “Material Federal Income Tax Consequences—REMIC Certificates—C. Regular Certificates—Non-U.S. Persons,” “—Information Reporting and Backup Withholding” and “—New Withholding Regulations” in the prospectus.

Transfers between participants will occur in accordance with DTC’s rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons or entities holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by the relevant European depositary. However, these cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant European depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear Participants may not deliver instructions directly to the European depositaries.

DTC is a New York-chartered limited purpose trust company, and performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the DTC’s rules as in effect from time to time.

Clearstream Banking Luxembourg, 42 Avenue J.F. Kennedy, L-2967 Luxembourg, is a limited liability company incorporated under the laws of the Grand Duchy of Luxembourg. Clearstream is a subsidiary of Clearstream International, société anonyme (“Clearstream International”), which was formed in January 2000 through the merger of Cedel International and Deutsche Boerse Clearing, a subsidiary of Deutsche Boerse AG. In July 2002, Deutsche Boerse AG acquired Cedel International and its 50 percent interest in Clearstream International.

Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Banque Central du Luxembourg (Luxembourg Central Bank) and the Commission de Surveillance du Secteur Financier (Luxembourg Commission for the Supervision of the Financial Sector), which supervise Luxembourg banks.

Clearstream holds securities for its participating organizations. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and eliminating any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./NV (the “Euroclear Operator”), under contract with Euroclear Clearance System plc, a United Kingdom corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear Operator has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the terms and conditions governing use of Euroclear. The related operating procedures of the Euroclear System and applicable Belgian law govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions on the book-entry certificates will be made on each distribution date by the securities administrator, as paying agent, to DTC. DTC will be responsible for crediting the respective amounts to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing the payments to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. In turn, each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of payments, because such payments will be forwarded by the securities administrator, as paying agent, to Cede & Co. Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant European depositary. Distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Consequences—REMIC Certificates—C. Regular Certificates— Non-U.S. Persons” and “—Information Reporting and Backup Withholding” in the prospectus. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in DTC, or otherwise take actions in respect of the book-entry certificates, may be limited due to the lack of physical certificates. In addition, issuance of certificates in book-entry form may reduce the liquidity of the certificates in the secondary market because certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

Monthly and annual reports on the trust fund will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with DTC’s rules, and to the financial intermediaries to whose DTC accounts the book-entry certificates of such beneficial owners are credited.

DTC has advised the securities administrator, that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the pooling and servicing agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that such actions are taken on behalf of financial intermediaries whose holdings include book-entry certificates. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the pooling and servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant European depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some book-entry certificates that conflict with actions taken with respect to other book-entry certificates.

Definitive certificates will be issued to beneficial owners of book-entry certificates, or their nominees, rather than to DTC, only if:

•
DTC or the depositor advises the securities administrator, , in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and the depositor or the securities administrator is unable to locate a qualified successor; or

•	the depositor, with the consent of the applicable DTC participants, elects, in writing, to terminate the book entry system through DTC; or

•
after the occurrence of an event of default under the pooling and servicing agreement, beneficial owners having percentage ownership interests aggregating not less than 51% of the book-entry certificates advise the securities administrator and DTC, through the financial intermediaries and the DTC participants in writing, that the continuation of the book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the securities administrator, as certificate registrar, will use all reasonable efforts to notify the beneficial owners of the occurrence of the event and the availability through DTC of definitive certificates. Upon surrender by DTC of the global certificate or certificates representing the book-entry certificates and instructions for re-registration, the securities administrator will issue definitive certificates, and thereafter the securities administrator will recognize the holders of the definitive certificates as “Certificateholders” under the pooling and servicing agreement. The definitive certificates will be transferable and exchangeable at the offices of the securities administrator, as certificate registrar, from time to time for these purposes. The securities administrator, as certificate registrar, has initially designated its office located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 for such purposes.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of book-entry certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures, which may be discontinued at any time.

None of the depositor, the master servicer, the servicers, the underwriter, the seller, the securities administrator or the trustee will have any responsibility for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests or transfer thereof.

According to DTC, the foregoing information with respect to DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Distributions on the Certificates

As more fully described in this prospectus supplement, distributions to holders of each class of offered certificates will be made on each distribution date from Available Funds. The holders of the Class P Certificates will be entitled to all prepayment charges received on the mortgage loans and such amounts will not be available for distribution to the holders of the offered certificates.

Interest

Distribution of Interest. On each distribution date the securities administrator will withdraw from the distribution account that portion of Available Funds for such distribution date consisting of the Interest Remittance Amount for such distribution date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Interest Remittance Amount remaining for such distribution date:

(i)
on the distribution date in September 2016 and on each distribution date thereafter until the Final Maturity Reserve Termination Date, if the aggregate Stated Principal Balance of the mortgage loans with 40-year original terms to maturity at the end of the related Due Period is greater than the balance set forth in the Final Maturity Reserve Schedule for that distribution date, for deposit into the final maturity reserve account, the Final Maturity Reserve Amount;

(ii)
from the remaining Interest Remittance Amount for the related loan group, to the holders of the Class 1A-1, Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates, as applicable, the related Monthly Interest Distributable Amount and the related Unpaid Interest Shortfall Amount, if any, to which each such class is entitled, provided, that if the Interest Remittance Amount for loan group 1 is insufficient to pay the Class 1A-1 Certificates the related Monthly Interest Distributable Amount, the securities administrator will withdraw the amount of such deficiency shortfall from the remaining Interest Remittance Amount for loan group 2 after distributions are made of the Monthly Interest Distributable Amount to the Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates, and if the Interest Remittance Amount for loan group 2 is insufficient to pay the Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates the related Monthly Interest Distributable Amount, the securities administrator will withdraw the amount of such deficiency shortfalls from the remaining Interest Remittance Amount for loan group 1 after distributions are made of the Monthly Interest Distributable Amount to the Class 1A-1 Certificates;

(iii)	from the remaining Interest Remittance Amounts for both loan groups, to the holders of the Class B-1 Certificates, the related Monthly Interest Distributable Amount;

(iv)	from the remaining Interest Remittance Amounts for both loan groups, to the holders of the Class B-2 Certificates, the related Monthly Interest Distributable Amount;

(v)	from the remaining Interest Remittance Amounts for both loan groups, to the holders of the Class B-3 Certificates, the related Monthly Interest Distributable Amount;

(vi)	from the remaining Interest Remittance Amounts for both loan groups, to the holders of the Class B-4 Certificates, the related Monthly Interest Distributable Amount;

(vii)	from the remaining Interest Remittance Amounts for both loan groups, to the holders of the Class B-5 Certificates, the related Monthly Interest Distributable Amount;

(viii)	from the remaining Interest Remittance Amounts for both loan groups, to the holders of the Class B-6 Certificates, the related Monthly Interest Distributable Amount;

(ix)	from the remaining Interest Remittance Amounts for both loan groups, to the holders of the Class B-7 Certificates, the related Monthly Interest Distributable Amount;

(x)	from the remaining Interest Remittance Amounts for both loan groups, to the holders of the Class B-8 Certificates, the related Monthly Interest Distributable Amount;

(xi)	to the credit risk manager, the credit risk manager’s fee; and

(xii)	for application as part of Net Monthly Excess Cashflow for such distribution date, as described under “—Overcollateralization” below;

The interest accrual period for each distribution date and each class of LIBOR certificates will be the period beginning on the immediately preceding distribution date (or the closing date, in the case of the first distribution date) and ending on the day immediately preceding such distribution date. The interest accrual period for each distribution date and the LIBOR certificates will be determined on the basis of an assumed 360-day year and the actual number of days elapsed in the related interest accrual period.

The “group 1 adjusted cap rate” for the Class 1A-1 Certificates and any distribution date is the net WAC cap for such distribution date, computed for this purposes by first reducing the net WAC by a per annum rate equal to the product of (i) the net deferred interest for loan group 1 for that distribution date multiplied by (ii) 12, divided by the Pool Balance for loan group 1 for such distribution date.

The “group 2 adjusted cap rate” for the Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates and any distribution date is the net WAC cap for such distribution date, computed for this purposes by first reducing the net WAC by a per annum rate equal to the product of (i) the net deferred interest for loan group 2 for that distribution date multiplied by (ii) 12, divided by the Pool Balance for loan group 2 for such distribution date.

The “subordinate adjusted cap rate” for the subordinate certificates and any distribution date is the weighted average of the group 1 adjusted cap rate and the group 2 adjusted cap rate for such distribution date, weighted in each case based on the applicable subordinate component for each loan group.

The “subordinate component” for either loan group and any distribution date is, the excess, if any, of the aggregate stated principal balance of the related mortgage loans as of the first day of the month prior to such distribution date over the aggregate certificate principal balance of the senior certificates related to such loan group immediately prior to such distribution date.

With respect to each mortgage loan and each related due date, “deferred interest” will be the excess, if any, of the amount of interest accrued on such mortgage loan from the preceding due date to such due date over the portion of the monthly payment allocated to interest for such due date. Such excess may occur because the loan rates of the mortgage loans adjust monthly, while the monthly payment adjusts generally no more frequently than annually, or as a result of the application of the Payment Caps, in either case, resulting in negative amortization. See “Description of the Mortgage Loans—General—Monthly Payment Adjustments” herein.

With respect to each loan group and each related due date, “net deferred interest” will be the excess, if any, of the aggregate of deferred interest for that due date over the aggregate amount of any principal prepayments in part or in full received during the related Prepayment Period with respect to such loan group.

For any distribution date, the net deferred interest on each loan group will be allocated among the related classes of certificates in an aggregate amount equal to the excess, if any, for each such class of (1) the current interest accrued at the pass-through rate for such class over (2) the amount that would have been calculated as current interest had the pass-through rate for such class equaled the applicable adjusted cap rate for such class and for such distribution date.

On each distribution date, any amount of net deferred interest allocable to a class of certificates on such distribution date will be added as principal to the outstanding class principal balance of such class of certificates. As a result of the allocation of net deferred interest, a portion of the interest accrued on such certificates may be distributed to such certificates later than otherwise anticipated.

The interest entitlement described above for each class of certificates for any distribution date will be reduced by the amount of net interest shortfall experienced by the related mortgage loans. See “—Net Interest Shortfall” below.

Pass-Through Rates. The pass-through rates of the Class 1A-1, Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates and the subordinate certificates for any distribution date will be calculated as described below. The “net loan rate” for each mortgage loan will be equal to the loan rate on such mortgage loan, less the trust expense fee rate, and on the distribution date in September 2016 and on each distribution date thereafter until the Final Maturity Reserve Termination Date, if the aggregate Stated Principal Balance of the mortgage loans with 40-year original terms to maturity at the end of the related Due Period is greater than the balance set forth in the Final Maturity Reserve Schedule for that distribution date, the Final Maturity Reserve Rate.

The “net WAC” for any distribution date equals the weighted average of the net loan rates of the mortgage loans as of the first day of the related Due Period.

The “net WAC cap” for any distribution date equals the product of (x) the net WAC multiplied by (y) the quotient of 30 divided by the actual number of days in the related accrual period.

The “net maximum rate cap” for any distribution date will equal the applicable net WAC Cap, computed for this purposes by assuming that each Mortgage Loan accrued interest for the related accrual period at its net maximum rate.

The “net maximum rate” for any Mortgage Loan and any distribution date is the maximum rate at which interest could accrue on such Mortgage Loan net of the sum of (a) the trust expense fee rate plus (b) on the distribution date in September 2016 and on each distribution date thereafter until the Final Maturity Reserve Termination Date, if the aggregate Stated Principal Balance of the mortgage loans with 40-year original terms to maturity at the end of the related Due Period is greater than the balance set forth in the Final Maturity Reserve Schedule for that distribution date, the Final Maturity Reserve Rate.

The “pass-through rate” of the Class 1A-1 Certificates on any distribution date will equal the least of (i) one-month LIBOR plus 0.200% per annum (the “Certificate Margin”), (ii) the related net WAC cap for that distribution date and (iii) the net maximum rate cap for that distribution date. As described under “The Pooling and Servicing Agreement—Optional Termination of the Trust Fund,” if the option to purchase the mortgage loans is not exercised by the master servicer on the Initial Optional Termination Date, then with respect to the next distribution date and each distribution date thereafter, the Certificate Margin will be increased to 0.400% per annum.

The “pass-through rate” of the Class 2A-1A Certificates on any distribution date will equal the least of (i) one-month LIBOR plus 0.190% per annum (the “Certificate Margin”), (ii) the related net WAC cap for that distribution date and (iii) the net maximum rate cap for that distribution date. As described under “The Pooling and Servicing Agreement—Optional Termination of the Trust Fund,” if the option to purchase the mortgage loans is not exercised by the master servicer on the Initial Optional Termination Date, then with respect to the next distribution date and each distribution date thereafter, the Certificate Margin will be increased to 0.380% per annum.

The “pass-through rate” of the Class 2A-1B Certificates on any distribution date will equal the least of (i) one-month LIBOR plus 0.250% per annum (the “Certificate Margin”), (ii) the related net WAC cap for that distribution date and (iii) the net maximum rate cap for that distribution date. As described under “The Pooling and Servicing Agreement—Optional Termination of the Trust Fund,” if the option to repurchase the mortgage loans is not exercised by the master servicer on the optional termination date, then on all succeeding distribution dates, the Certificate Margin will be increased to 0.500% per annum.

The “pass-through rate” of the Class 2A-1C Certificates on any distribution date will equal the least of (i) one-month LIBOR plus 0.280% per annum (the “Certificate Margin”), (ii) the related net WAC cap for that distribution date and (iii) the net maximum rate cap for that distribution date. As described under “The Pooling and Servicing Agreement—Optional Termination of the Trust Fund,” if the option to purchase the mortgage loans is not exercised by the master servicer on the Initial Optional Termination Date, then with respect to the next distribution date and each distribution date thereafter, the Certificate Margin will be increased to 0.560% per annum.

The “pass-through rate” of the Class B-1 Certificates on any distribution date will equal the least of (i) one-month LIBOR plus 0.390% per annum (the “Certificate Margin”), (ii) the related net WAC cap for that distribution date and (iii) the net maximum rate cap for that distribution date. As described under “The Pooling and Servicing Agreement—Optional Termination of the Trust Fund,” if the option to purchase the mortgage loans is not exercised by the master servicer on the Initial Optional Termination Date, then with respect to the next distribution date and each distribution date thereafter, the Certificate Margin will be increased to 0.585% per annum.

The “pass-through rate” of the Class B-2 Certificates on any distribution date will equal the least of (i) one-month LIBOR plus 0.400% per annum (the “Certificate Margin”), (ii) the related net WAC cap for that distribution date and (iii) the net maximum rate cap for that distribution date. As described under “The Pooling and Servicing Agreement—Optional Termination of the Trust Fund,” if the option to purchase the mortgage loans is not exercised by the master servicer on the Initial Optional Termination Date, then with respect to the next distribution date and each distribution date thereafter, the Certificate Margin will be increased to 0.600% per annum.

The “pass-through rate” of the Class B-3 Certificates on any distribution date will equal the least of (i) one-month LIBOR plus 0.440% per annum (the “Certificate Margin”), (ii) the related net WAC cap for that distribution date and (iii) the net maximum rate cap for that distribution date. As described under “The Pooling and Servicing Agreement—Optional Termination of the Trust Fund,” if the option to purchase the mortgage loans is not exercised by the master servicer on the Initial Optional Termination Date, then with respect to the next distribution date and each distribution date thereafter, the Certificate Margin will be increased to 0.660% per annum.

The “pass-through rate” of the Class B-4 Certificates on any distribution date will equal the least of (i) one-month LIBOR plus 0.550% per annum (the “Certificate Margin”), (ii) the related net WAC cap for that distribution date and (iii) the net maximum rate cap for that distribution date. As described under “The Pooling and Servicing Agreement—Optional Termination of the Trust Fund,” if the option to purchase the mortgage loans is not exercised by the master servicer on the Initial Optional Termination Date, then with respect to the next distribution date and each distribution date thereafter, the Certificate Margin will be increased to 0.825% per annum.

The “pass-through rate” of the Class B-5 Certificates on any distribution date will equal the least of (i) one-month LIBOR plus 0.600% per annum (the “Certificate Margin”), (ii) the related net WAC cap for that distribution date and (iii) the net maximum rate cap for that distribution date. As described under “The Pooling and Servicing Agreement—Optional Termination of the Trust Fund,” if the option to purchase the mortgage loans is not exercised by the master servicer on the Initial Optional Termination Date, then with respect to the next distribution date and each distribution date thereafter, the Certificate Margin will be increased to 0.900% per annum.

The “pass-through rate” of the Class B-6 Certificates on any distribution date will equal the least of (i) one-month LIBOR plus 1.250% per annum (the “Certificate Margin”), (ii) the related net WAC cap for that distribution date and (iii) the net maximum rate cap for that distribution date. As described under “The Pooling and Servicing Agreement—Optional Termination of the Trust Fund,” if the option to purchase the mortgage loans is not exercised by the master servicer on the Initial Optional Termination Date, then with respect to the next distribution date and each distribution date thereafter, the Certificate Margin will be increased to 1.875% per annum.

The “pass-through rate” of the Class B-7 Certificates on any distribution date will equal the least of (i) one-month LIBOR plus 2.300% per annum (the “Certificate Margin”), (ii) the related net WAC cap for that distribution date and (iii) the net maximum rate cap for that distribution date. As described under “The Pooling and Servicing Agreement—Optional Termination of the Trust Fund,” if the option to purchase the mortgage loans is not exercised by the master servicer on the Initial Optional Termination Date, then with respect to the next distribution date and each distribution date thereafter, the Certificate Margin will be increased to 3.450% per annum.

The “pass-through rate” of the Class B-8 Certificates on any distribution date will equal the least of (i) one-month LIBOR plus 1.750% per annum (the “Certificate Margin”), (ii) the related net WAC cap for that distribution date and (iii) the net maximum rate cap for that distribution date. As described under “The Pooling and Servicing Agreement—Optional Termination of the Trust Fund,” if the option to purchase the mortgage loans is not exercised by the master servicer on the Initial Optional Termination Date, then with respect to the next distribution date and each distribution date thereafter, the Certificate Margin will be increased to 2.625% per annum.

Net Interest Shortfall. The interest entitlement of each class of certificates on each distribution date as described under “—Calculation of Interest” above will be reduced by its share, as described below, of the amount of net interest shortfall experienced by (a) the related loan group, in the case of the senior certificates and (b) all of the loan groups, in the case of the subordinate certificates. For each distribution date, the “net interest shortfall” will be equal to the sum of:

•
the amount, if any, by which the aggregate prepayment interest shortfall experienced by the mortgage loans in the related loan group during the preceding calendar month exceeds the compensating interest paid out of the servicing fee or the master servicing fee for the related distribution date as described under “Servicing of Mortgage Loans—Prepayment Interest Shortfalls,” plus

•
the amount by which the interest that would otherwise have been received on any related mortgage loan was reduced due to application of the Servicemembers Civil Relief Act, as amended and similar state and local laws (the “Relief Act”).

See “Material Legal Aspects of the Loans—Servicemembers Civil Relief Act” in the prospectus and “Description of the Certificates—Allocation of Losses” in this prospectus supplement.

The net interest shortfall for a loan group on any distribution date will be allocated among all classes of the related senior certificates and all classes of the subordinate certificates based on (a) in the case of the senior certificates, the amount of interest which the respective classes of certificates would otherwise be entitled to receive with respect to such loan group on that distribution date and (b) in the case of the subordinate certificates, the amount of interest accrued on their Apportioned Principal Balances attributable to such loan group, in each case before taking into account any reduction in those amounts on such date due to the net interest shortfall; provided, however, that on any distribution date after the Senior Termination Date for a loan group, net interest shortfalls for that loan group will be allocated to the classes of subordinate certificates based on the amount of interest each such class of subordinate certificates would otherwise be entitled to receive on that distribution date.

If on any distribution date Available Funds for a loan group in the distribution account applied in the order described under “—Distributions on the Certificates” above are not sufficient to make a full distribution of the interest entitlement on the certificates in that loan group, interest will be distributed on each related class of certificates of equal priority pro rata based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount that class of certificates will be entitled to receive on the next distribution date. A shortfall could occur, for example, if delinquencies or losses realized on the mortgage loans in a loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

Basis Risk Shortfalls.

For the Class 1A-1, Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates and the subordinate certificates and any distribution date, the “Basis Risk Shortfalls” for such class will equal the sum of:

(i)
the excess, if any, of the amount of interest that such class would have been entitled to receive if the pass-through rate for such class were calculated without regard to clause (ii) in the definition thereof, over the actual amount of interest such class is entitled to receive for such distribution date;

(ii)	any excess described in clause (i) above remaining unpaid from prior distribution dates; and

(iii)
interest for the applicable interest accrual period on the amount described in clause (ii) above based on the applicable pass-through rate determined without regard to clause (ii) in the definition thereof.

For the Class 1A-1, Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates and the subordinate certificates and any distribution date, the “Unpaid Basis Risk Shortfalls” for each such class will equal the aggregate of all Basis Risk Shortfalls for such Class remaining unpaid from all previous distribution dates, together with interest thereon at the applicable pass-through rate, computed without regard to the applicable Net WAC Cap, but limited to a rate no greater than the Net Maximum Rate Cap.

Basis Risk Reserve Fund. Pursuant to the terms of the pooling and servicing agreement, the securities administrator will establish an account (the “Basis Risk Reserve Fund”), which will be held in trust by the securities administrator on behalf of the holders of the Class 1A-1, Class 2A-1A, Class 2A-1B, Class 2A-1C Certificates, the subordinate certificates and the Class C Certificates. The Basis Risk Reserve Fund will not be an asset of any REMIC. Amounts on deposit in the Basis Risk Reserve Fund will be used to pay Basis Risk Shortfalls on the Class 1A-1, Class 2A-1A, Class 2A-1B, Class 2A-1C Certificates and the subordinate certificates.

On each distribution date, interest that would otherwise be distributable with respect to the Class C Certificates will be deposited instead in the Basis Risk Reserve Fund to the extent of the “Required Reserve Fund Deposit.”

With respect to the Class C Certificates and any distribution date, the “Required Reserve Fund Deposit” will be an amount equal to the lesser of (i) the Net Monthly Excess Cashflow otherwise distributable to the Class C Certificates for such distribution date and (ii) the amount required to bring the balance on deposit in the Basis Risk Reserve Fund up to an amount equal to the greater of (a) the Basis Risk Shortfalls and any Unpaid Basis Risk Shortfalls for such distribution date with respect to the LIBOR certificates and (b) $1,000.

On any distribution date for which a Basis Risk Shortfall exists with respect to the Class 1A-1, Class 2A-1A, Class 2A-1B, Class 2A-1C Certificates and the subordinate certificates, the securities administrator will withdraw from the Basis Risk Reserve Fund the amount of such Basis Risk Shortfall for distribution to such classes of senior certificates, pro rata, based on the amount of Basis Risk Shortfall to which they would otherwise be entitled and then to the subordinate certificates, sequentially, beginning with the B-1 Certificates.

The ratings do not address the likelihood that any Basis Risk Shortfalls will be repaid to the holders of the LIBOR Certificates.

Determination of One-Month LIBOR. On the second LIBOR Business Day (as defined below) preceding the commencement of each interest accrual period (other than the first accrual period), the securities administrator will determine LIBOR based on the “Interest Settlement Rate” for U.S. dollar deposits of one-month maturity set by the British Bankers’ Association (the “BBA”) as of 11:00 a.m. (London time) on the second LIBOR Determination Date preceding the commencement of each interest accrual period (“LIBOR”).

The BBA’s Interest Settlement Rates are currently displayed on the Dow Jones Telerate Service page 3750 (such page, or such other page as may replace page 3750 on that service or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA’s Interest Settlement Rates for deposits in U.S. dollars, the “Designated Telerate Page”). Such Interest Settlement Rates are also currently available on Reuters Monitor Money Rates Service page “LIBOR01” and Bloomberg L.P. page “BBAM.” The BBA’s Interest Settlement Rates currently are rounded to five decimal places.

A “LIBOR Business Day” is any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.

A “LIBOR Determination Date” is any day on which banks in London are open for conducting transactions in foreign currency and exchange.

With respect to any LIBOR Determination Date, if the BBA’s Interest Settlement Rate does not appear on the Designated Telerate Page as of 11:00 a.m. (London time) on such date, or if the Designated Telerate Page is not available on such date, the securities administrator will obtain such rate from the Reuters or Bloomberg page. If such rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate. In the event that the BBA no longer sets an Interest Settlement Rate, the rate for such date will be determined on the basis of the rates at which one-month U.S. dollar deposits are offered by the Reference Banks (as defined below) at approximately 11:00 a.m. (London time) on such date to prime banks in London interbank market. In such event, the securities administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the securities administrator (after consultation with the Depositor), at approximately 11:00 a.m. (New York City time) on such date for one-month U.S. dollar loans to leading European banks. For this purpose, a ‘‘Reference Bank’’ will be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market which does not control, nor is controlled by, or under common control with, the securities administrator and which has an established place of business in London. Until all of the LIBOR Certificates are paid in full, the securities administrator will at all times retain at least four Reference Banks for the purpose of determining LIBOR with respect to each LIBOR Determination Date. The securities administrator initially will designate the Reference Banks (after consultation with the Depositor). If any such Reference Bank should be unwilling or unable to act as such or if the securities administrator should terminate its appointment as Reference Bank, the securities administrator will promptly appoint or cause to be appointed another Reference Bank (after consultation with the Depositor). The securities administrator will have no liability or responsibility to any person for (i) the selection of any Reference Bank for purposes of determining LIBOR or (ii) any inability to retain at least four Reference Banks which is caused by circumstances beyond its reasonable control.

The establishment of LIBOR on each LIBOR Determination Date by the securities administrator and the securities administrator’s calculation of the pass-through rate applicable to the LIBOR certificates for the related interest accrual period will (in the absence of manifest error) be final and binding.

LIBOR for the first distribution date will be determined two business days prior to the closing date.

Principal

General. All payments and other amounts received in respect of principal of the mortgage loans in each loan group will be allocated between the related senior certificates, the subordinate certificates, and the Class C Certificates.

Principal Distribution Amount. On each distribution date, the Principal Distribution Amount with respect to each loan group, to the extent of Available Funds remaining after distributions in respect of interest, will be applied as principal to the related class or classes of senior certificates and to the subordinate certificates.

I. On each distribution date (a) prior to the applicable Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Principal Distribution Amount will be distributed in the following order of priority:

(i)
first, from the Principal Distribution Amount for the related loan group, to the holders of the Class 1A-1, Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates, as the case may be, the related Principal Distribution Amount, pro rata, based on their class principal balances immediately prior to such distribution date, until their respective class principal balances are reduced to zero; and

(ii)	second, from the Principal Distribution Amount for both loan groups:

(a)	first, to the holders of the Class B-1 Certificates, until the class principal balance thereof has been reduced to zero;

(b)	second, to the holders of the Class B-2 Certificates, until the class principal balance thereof has been reduced to zero;

(c)	third, to the holders of the Class B-3 Certificates, until the class principal balance thereof has been reduced to zero;

(d)	fourth, to the holders of the Class B-4 Certificates, until the class principal balance thereof has been reduced to zero;

(e)	fifth, to the holders of the Class B-5 Certificates, until the class principal balance thereof has been reduced to zero;

(f)	sixth, to the holders of Class B-6 Certificates, until the class principal balance thereof has been reduced to zero;

(g)	seventh, to the holders of the Class B-7 Certificates, until the class principal balance thereof has been reduced to zero;

(h)	eighth, to the holders of the Class B-8 Certificates, until the class principal balance thereof has been reduced to zero; and

(i)	ninth, for application as part of Net Monthly Excess Cashflow for such distribution date, as described under “—Overcollateralization” below.

II. On each distribution date (a) on or after the applicable Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Principal Distribution Amount will be distributed in the following amounts and order of priority:

(i)
first, concurrently, pro rata, (a) to the holders of the Class 1A-1 Certificates, the Group 1 Principal Distribution Amount, until the class principal balance is reduced to zero and (b) to the holders of the Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates, the Group 2 Principal Distribution Amount, pro rata, based on their class principal balances immediately prior to such distribution date, until their respective class principal balances are reduced to zero; and

(ii)	second, from the Principal Distribution Amount for both loan groups:

(a)	first, to the holders of the Class B-1 Certificates, the Class B-1 Principal Distribution Amount, until the class principal balance thereof has been reduced to zero;

(b)	second, to the holders of the Class B-2 Certificates, the Class B-2 Principal Distribution Amount, until the class principal balance thereof has been reduced to zero;

(c)	third, to the holders of the Class B-3 Certificates, the Class B-3 Principal Distribution Amount, until the class principal balance thereof has been reduced to zero;

(d)	fourth, to the holders of the Class B-4 Certificates, the Class B-4 Principal Distribution Amount, until the class principal balance thereof has been reduced to zero;

(e)	fifth, to the holders of the Class B-5 Certificates, the Class B-5 Principal Distribution Amount, until the class principal balance thereof has been reduced to zero;

(f)	sixth, to the holders of Class B-6 Certificates, the Class B-6 Principal Distribution Amount, until the class principal balance thereof has been reduced to zero;

(g)	seventh, to the holders of the Class B-7 Certificates, the Class B-7 Principal Distribution Amount, until the class principal balance thereof has been reduced to zero;

(h)	eighth, to the holders of the Class B-8 Certificates, the Class B-8 Principal Distribution Amount, until the class principal balance thereof has been reduced to zero; and

(i)	ninth, for application as part of Net Monthly Excess Cashflow for such distribution date, as described under “—Overcollateralization” below.

The amount of principal available for distributions to the senior certificates for a loan group may be increased if such loan group is experiencing disproportionately high Realized Losses, as described under “—Limited Cross-Collateralization” below.

The allocation of distributions in respect of principal to the Class 1A-1, Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates on each distribution date (a) prior to the Stepdown Date or (b) on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Class 1A-1, Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates while, in the absence of Realized Losses, increasing the respective percentage interest in the Stated Principal Balance of the mortgage loans evidenced by the subordinate certificates. Increasing the respective percentage interest in the trust fund of the subordinate certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinate certificates.

Limited Cross-Collateralization. If, on any distribution date, the aggregate class principal balance of the senior certificates related to a loan group is greater than the aggregate principal balance of the mortgage loans in such loan group (such senior certificates related to such loan group, the “undercollateralized group” and the senior certificates related to the other loan group, the “overcollateralized group”), then the priority of distributions described in this prospectus supplement will be altered as follows:

The Available Funds for the overcollateralized group, to the extent remaining following distributions of interest and/or principal to the senior certificates relating to such loan group, will be paid in the following priority:

•  first, up to an amount necessary to equal, for the undercollateralized group, the sum of the accrued interest amount and the principal deficiency amount for such undercollateralized group will be distributed to the senior certificates related to such undercollateralized group first in payment of accrued but unpaid interest, if any, and then as principal in the same order and priority as they would receive other distributions of principal; and

•  second, any remaining amount will be distributed pursuant to clause I.(ii) or clause II.(ii), as applicable, under “Distributions on the Certificates—Principal” in this prospectus supplement.

The Final Maturity Reserve Trust

On the closing date, pursuant to the pooling and servicing agreement a separate trust will be established (the “Final Maturity Reserve Trust”), the sole asset of which will be a separate account (the “Final Maturity Reserve Account”) and the funds therein. Beginning on the distribution date in September 2016 and on each distribution date thereafter until the Final Maturity Reserve Termination Date, if the aggregate Stated Principal Balance of the mortgage loans with 40-year original terms to maturity at the end of the related Due Period is greater than the balance set forth in the Final Maturity Reserve Schedule for that distribution date, the securities administrator will deposit in the Final Maturity Reserve Account the Final Maturity Reserve Amount for each distribution date from the Available Funds as set forth under “—Distributions on the Certificates.”

On the Final Maturity Reserve Termination Date, all amounts on deposit in the Final Maturity Reserve Account will be distributed to the certificateholders. Any investment earnings on amounts on deposit in the Final Maturity Reserve Account will remain in such account and will be distributed as described below.

Amounts on deposit in the Final Maturity Reserve Account will constitute an asset of the Final Maturity Reserve Trust but will not be an asset of any REMIC.

Application of Amounts on Deposit in the Final Maturity Reserve Account. On the Final Maturity Reserve Termination Date, funds on deposit in the Final Maturity Reserve Account will be distributed in the following order of priority:

(1)  to the Class 1A-1, Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates, pro rata, after giving effect to principal distributions on such distribution date, in reduction of the related class principal balance thereof, until the class principal balance of each such class has been reduced to zero;

(2)  to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-8 Certificates, sequentially, in that order, after giving effect to principal distributions on such distribution date, in reduction of their respective class principal balances, until the class principal balance of each such class has been reduced to zero;

(3)  to the Class 1A-1, Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates, pro rata, any current interest for each such class remaining unpaid on such distribution date;

(4)  to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-8 Certificates, sequentially, in that order, any current interest for each such class remaining unpaid on such distribution date; and

(5)  to the extent of the remaining Final Maturity Reserve Amount after payment pursuant to clauses (1) through (4) above, to the Class C Certificates as provided in the pooling and servicing agreement;

Allocation of Losses

On each distribution date, the principal portion of all Realized Losses with respect to the mortgage loans in either loan group will be allocated, first, to Net Monthly Excess Cashflow, second, to the Overcollateralized Amount, and third to the classes of subordinate certificates, in the reverse order of their numerical class designations (beginning with the class of subordinate certificates then outstanding with the highest numerical class designation), in each case until the class principal balances of the respective classes of subordinate certificates have been reduced to zero, and then, with respect to the group 2 certificates only, to the related class or classes of senior certificates on a pro rata basis, until their respective class principal balances have been reduced to zero; provided, however:

•
all Realized Losses allocable to the Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates will instead be allocated sequentially, first to the Class 2A-1C Certificates, second, to the Class 2A-1B Certificates and third to the Class 2A-1A Certificates, in that order, for so long as such certificates are outstanding.

Realized Losses will not be allocated to the Class 1A-1 Certificates.

If on any distribution date the aggregate of the class principal balances of all classes of certificates following all distributions and allocations of net deferred interest and the allocation of Realized Losses on that distribution date exceeds the Pool Balance as of the first day of the month of that distribution date, the class principal balance of the class of subordinate certificates then outstanding with the highest numerical class designation will be reduced by the amount of the excess.

Any allocation of a Realized Loss to an offered certificate (other than the Class 1A-1 Certificates) will be made by reducing the class principal balance thereof by the amount so allocated as of the distribution date in the month following the calendar month in which such Realized Loss was incurred.

After Realized Losses have been allocated to and borne by the offered certificates (other than the Class 1A-1 Certificates), such amounts with respect to such Certificates will no longer accrue interest nor will such amounts be reinstated thereafter (except in the case of subsequent recoveries). However, Allocated Realized Loss Amounts may be paid to the holders of the subordinate certificates from Net Monthly Excess Cashflow, according to the priorities set forth under “—Overcollateralization” below.

On each distribution date and with respect to any mortgage loan group, the interest portion of Realized Losses will reduce the amount available for distribution on the related distribution date to the class of subordinate certificates with the highest numerical class designation that is outstanding on that date and, when the subordinate certificates are reduced to zero, to the related classes of certificates (other than the Class 1A-1 Certificates), pro rata.

Subordination of the Subordinate Certificates

The rights of the holders of the subordinate certificates to receive distributions with respect to the mortgage loans will be subordinated to the rights of the holders of the senior certificates and the rights of the holders of each class of subordinate certificates (other than the Class B-1 Certificates) to receive the distributions will be further subordinated to the rights of the class or classes of subordinate certificates with lower numerical class designations, in each case only to the extent described in this prospectus supplement. The subordination of the subordinate certificates to the senior certificates and the further subordination among the subordinate certificates is intended to provide the certificateholders having higher relative distribution priority with protection against Realized Losses. Realized Losses will be allocated, first, to Net Monthly Excess Cashflow and the Overcollateralized Amount, and, second, to the class of subordinate certificates then outstanding with the highest numerical class designation. In addition, rights of the holders of the Class C Certificates to receive distributions will be subordinated to the rights of the holders of the subordinate certificates.

Overcollateralization

The weighted average net loan rate for the mortgage loans is generally expected to be higher than the weighted average of the pass-through rates on the LIBOR certificates and the amount needed to pay certain fees and expenses of the trust fund. As a result, interest collections on the mortgage loans are expected to exceed the amount of interest distributable to the holders of the LIBOR certificates and the fees and expenses payable by the trust. The pooling and servicing agreement requires that, on each distribution date, the Net Monthly Excess Cashflow, if any, be distributed as follows:

(i) to the holders of the class or classes of certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, distributable to such holders in the order described under “—Principal” above;

(ii) to the holders of the Class B-1 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such certificates;

(iii) to the holders of the Class B-1 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such certificates;

(iv) to the holders of the Class B-2 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such certificates;

(v) to the holders of the Class B-2 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such certificates;

(vi) to the holders of the Class B-3 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such certificates;

(vii) to the holders of the Class B-3 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such certificates;

(viii) to the holders of the Class B-4 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such certificates;

(ix) to the holders of the Class B-4 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such certificates;

(x) to the holders of the Class B-5 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such certificates;

(xi) to the holders of the Class B-5 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such certificates;

(xii) to the holders of the Class B-6 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such certificates;

(xiii) to the holders of the Class B-6 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such certificates;

(xiv) to the holders of the Class B-7 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such certificates;

(xv) to the holders of the Class B-7 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such certificates;

(xvi) to the holders of the Class B-8 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such certificates;

(xvii) to the holders of the Class B-8 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such certificates;

(xviii) to the Basis Risk Reserve Fund, any amount required to be paid thereto;

(xix) to the holders of the Class C Certificates, as provided in the pooling and servicing agreement; and

(xx) any remaining amounts to the holders of the Residual Certificates as provided in the pooling and servicing agreement;

On each distribution date, the securities administrator will withdraw from the distribution account all amounts representing prepayment charges, if any, in respect of the mortgage loans received during the related prepayment period and will distribute these amounts to the holders of the Class P Certificates.

Reports to Certificateholders

On each distribution date, the securities administrator will make available to each certificateholder and each rating agency a statement (based on information received from the servicers) generally setting forth, among other things:

•	the amount of the distributions, separately identified, with respect to each class of certificates;

•
the amount of the distributions set forth in the first clause above allocable to principal, separately identifying the aggregate amount of any principal prepayments, net principal prepayments or other unscheduled recoveries of principal included in that amount;

•	the amount of the distributions set forth in the first clause above allocable to interest and how it was calculated;

•	the amount of any Unpaid Interest Shortfall Amount or Basis Risk Shortfalls (if applicable) with respect to each class of certificates;

•	for each loan group, the amount of deferred interest and net deferred interest for such loan group;

•	the class principal balance of each class of certificates after giving effect to the distribution of principal on that distribution date;

•	the principal balance of each loan group, the Pool Balance and the net WAC cap;

•
t the amount of the master servicing fee paid to or retained by the master servicer, the amount of the servicing fee paid to or retained by the servicer and the amount of the credit risk manager fee paid to the credit risk manager;

•	the amount of advances for the related Due Period;

•
the number and aggregate principal balance of mortgage loans, in the aggregate and for each loan group, that were (A) delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) in foreclosure and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding that distribution date, in each case, using the MBA method;

•	the total number and principal balance of any REO properties in each loan group as of the close of business on the last day of the preceding Due Period;

•	the aggregate amount of Realized Losses for each loan group incurred during the preceding calendar month;

•	the cumulative amount of Realized Losses for each loan group;

•	the Realized Losses, if any, allocated to each class of certificates on that distribution date;

•	the pass-through rate for each class of certificates for that distribution date;

•	the number of mortgage loans and the aggregate balance of mortgage loans that have negative amortization;

•  the Overcollateralized Amount for that distribution date;

•	the Overcollateralization Target Amount for that distribution date; and

•	the aggregate minimum amount of payments required to be made in respect of interest and principal on the mortgage loans.

The securities administrator will make that statement available each month, to any interested party, via the securities administrator’s website. The securities administrator’s Internet website will initially be located at http://www.ctslink.com. Assistance in using the website can be obtained by calling the securities administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The securities administrator will have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the above parties, and the securities administrator will provide timely and adequate notification to all above parties regarding any such changes.

In addition, upon written request within a reasonable period of time after the end of each calendar year, the securities administrator, pursuant to the pooling and servicing agreement, will prepare and deliver to each certificateholder of record during the previous calendar year a statement containing aggregate payment information necessary to enable holders of the certificates to prepare their tax returns. These statements will not have been examined and reported upon by an independent public accountant.

Yield, Prepayment and Maturity Considerations

General

The effective yields to the holders of the offered certificates will be lower than the yields otherwise produced by the applicable rate at which interest is passed through to those holders and the purchase price of the certificates because monthly distributions will not be payable to those holders until generally the 21st day of the month following the month in which interest accrues on the mortgage loans, without any additional distribution of interest or earnings on the distributions in respect of the delay.

Delinquent payments on the mortgage loans that are not advanced by the servicers, the master servicer or the trustee as successor master servicer, as the case may be, because amounts, if advanced, would be nonrecoverable, will adversely affect the yields on the senior certificates and the subordinate certificates. Because of the priority of distributions, shortfalls resulting from delinquencies not so advanced will be borne first, by excess spread and the Class C Certificates, second, by the subordinate certificates in the reverse order of their numerical class designations, and then by the related senior certificates to the extent and in the manner described under “Descriptions of the Certificates—Allocation of Losses” in the prospectus supplement. If, as a result of these shortfalls, the aggregate of the class principal balances of all classes of certificates following all distributions and the allocation of realized losses on a distribution date exceeds the Pool Balance as of the first day of the month of that distribution date, first, the class principal balance of the Class C Certificates, second, the class principal balance of the subordinate certificates, beginning with the class of subordinate certificates then outstanding with the highest numerical class designation, and third, the class principal balance of the related class or classes of senior certificates, pro rata based on class principal balance, will be reduced by the amount of the excess.

Net interest shortfalls will adversely affect the yields on the related senior certificates and the subordinate certificates. All Realized Losses initially will be borne first, by the Class C Certificates, and then by the subordinate certificates, in the reverse order of their numerical class designations. As a result, the yields on the offered certificates will depend on the rate and timing of Realized Losses on the mortgage loans.

The yields to investors will be affected by the exercise by the master servicer of its right to purchase the mortgage loans and REO properties remaining in the trust fund (or the failure to exercise such right), as described under “The Pooling and Servicing Agreement—Optional Termination” herein, or the failure of the NIMS Insurer to to exercise that right.

Prepayment Considerations and Risks

The rate of principal payments on the offered certificates, the aggregate amount of distributions on the offered certificates and the yields to maturity of the offered certificates will be related to the rate and timing of payments of principal on the mortgage loans generally in the related loan group, in the case of the senior certificates and in both loan groups, in the case of the subordinate certificates. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans, including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases due to breaches of certain representations and warranties and purchases by the originators or the seller, as applicable.

Prepayments, liquidations and purchases of the mortgage loans, including any purchase of a defaulted mortgage loan and any optional repurchase of the remaining mortgage loans in connection with the termination of the trust, in each case as described in this prospectus supplement, will result in distributions on the offered certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of offered certificates may vary from the anticipated yield will depend upon the degree to which that offered certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the related mortgage loans. Further, an investor should consider the risk that, in the case of any offered certificates purchased at a discount, a slower than anticipated rate of principal payments, including prepayments, on the related mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificates purchased at a premium, a faster than anticipated rate of principal payments on the related mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield.

The rate of principal payments, including prepayments, on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors. These factors include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions, as well as the characteristics of the mortgage loans as described under “The Mortgage Loan Groups” in this prospectus supplement. If prevailing interest rates were to fall significantly below the loan rates on the mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the loan rates on the mortgage loans because the mortgagors may seek to “lock in” a lower interest rate. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the mortgage loans would generally be expected to decrease.

The particular features of the mortgage loans may affect the prepayment experience. The interest-only feature of some of the mortgage loans may reduce the perceived benefits of refinancing to take advantage of lower market rates of interest or to avoid adjustments in the loan rates. However, as a mortgage loan nears the end of its interest-only period, the mortgagor may be more likely to refinance the mortgage loan, even if market rates are only slightly less than the loan rate in order to avoid the increase in the monthly payments to amortize the mortgage loan over its remaining life. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

Approximately 3.76% of all of the mortgage loans, none of the group 1 mortgage loans and approximately 5.69% of the group 2 mortgage loans do not provide for monthly payments of principal for five years, beginning five years after origination of the related mortgage loan. Instead, only monthly payments of interest are due during that period. Other considerations aside, borrowers may be disinclined to prepay these mortgage loans during the interest-only period. In addition, because no principal is due on these mortgage loans during the interest-only period, the related certificates will amortize at a slower rate during that period than would otherwise be the case. Thereafter, when the monthly payments on the interest-only mortgage loans are recalculated to provide for amortization of the related principal balances by the applicable maturity dates of those loans and payment of interest at the then-current related loan rates, principal payments on the related certificates are expected to increase correspondingly, and, in any case, the related certificates will amortize at a faster rate than if payments on the mortgage loans were initially calculated on the basis of a thirty year or other applicable amortization schedule.

The negative amortization of the mortgage loans may affect the yields on the related classes of certificates. As a result of the negative amortization of the mortgage loans, the outstanding principal balance of a mortgage loan in any loan group will increase by the amount of interest that is deferred as described in this prospectus supplement under “The Mortgage Loan Groups—General.” During periods in which the outstanding principal balance of a mortgage loan is increasing due to the addition of deferred interest thereto, such increasing principal balance of that mortgage loan may approach or exceed the value of the related mortgage property, thus increasing the likelihood of defaults as well as the amount of any loss experienced with respect to any such mortgage loan that is required to be liquidated. Furthermore, each mortgage loan provides for the payment of any remaining unamortized principal balance of such mortgage loan (due to the addition of deferred interest, if any, to the principal balance of such mortgage loan) in a single payment at the maturity of the mortgage loan. Because the mortgagors may be required to make a larger single payment upon maturity, it is possible that the default risk associated with the mortgage loans is greater than that associated with fully amortizing mortgage loans.

In addition, because the loan rates on the mortgage loans adjust at a different time than the monthly payments thereon and the Payment Caps may limit the amount by which the monthly payments may adjust, the amount of a monthly payment may be more or less than the amount necessary to fully amortize the principal balance of the mortgage loans over its then remaining term at the applicable loan rate. Accordingly, the mortgage loans may be subject to reduced amortization (if the monthly payment due on a due date is sufficient to pay interest accrued during the related accrual period at the applicable loan rate but is not sufficient to reduce principal in accordance with a fully amortizing schedule); or accelerated amortization (if the monthly payment due on a due date is greater than the amount necessary to pay interest accrued during the related accrual period at the applicable loan rate and to reduce principal in accordance with a fully amortizing schedule). In the event the loan rate on a mortgage loan is increased, deferred interest is added to the principal balance of such mortgage loan and, if such deferred interest is not offset by subsequent accelerated amortization, it may result in a final lump sum payment at maturity greater than, and potentially substantially greater than, the monthly payment due on the immediately preceding due date.

Net Principal Prepayments, liquidations and purchases of the mortgage loans, including any purchase of a defaulted mortgage loan and any optional repurchase of the remaining mortgage loans in connection with the termination of the trust fund, in each case as described in this prospectus supplement, will result in distributions on the offered certificates of principal amounts that would otherwise be distributed over the remaining terms of the mortgage loans. Because the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of offered certificates may vary from the anticipated yield will depend upon the degree to which that offered certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the related mortgage loans. Further, an investor should consider the risk that, in the case of any offered certificates purchased at a discount, a slower than anticipated rate of principal payments, including prepayments, on the related mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificates purchased at a premium, a faster than anticipated rate of principal payments on the related mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. The application of principal prepayments to payments of deferred interest will have the effect of slowing the rate at which principal prepayments are distributed to the related certificates and will further reduce the yield in the case of certificates purchased at a discount and will correspondingly reduce the reduction in yield in the case of certificates purchased at a premium.

The rate of principal payments, including prepayments, on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors. These factors include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions, as well as the characteristics of the mortgage loans as described under “The Mortgage Loan Groups” in this prospectus supplement. If prevailing interest rates were to fall significantly below the loan rates on the mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the loan rates on the mortgage loans because the mortgagors may seek to “lock in” a lower interest rate. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the mortgage loans would generally be expected to decrease. The existence of maximum rate limitations on the mortgage loans also may affect the likelihood of prepayments in either a rising or falling interest rate environment. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

The mortgage loans may be prepaid by the mortgagors at any time; however, as of the cut-off date approximately 72.16% of all of the mortgage loans, and approximately 78.62% and 68.86% of the group 1 and group 2 mortgage loans, respectively, require the payment of a prepayment penalty in connection with any voluntary prepayment occurring during periods that range from six months to five years after origination. These prepayment penalty payments may have the effect of reducing the amount or the likelihood of prepayments on the mortgage loans with prepayment penalty premiums during the applicable penalty period. All prepayment penalty payments received on the mortgage loans will be distributed to holders of the Class P Certificates. The mortgage loans are subject to the “due-on-sale” provisions included therein. See “The Mortgage Loan Groups” in this prospectus supplement.

The rate of prepayment may affect the pass-through rates on the offered certificates. Prepayments of mortgage loans of a loan group with net loan rates in excess of the then-current net WAC of the related mortgage loans may reduce the pass-through rate on the related certificates. Mortgage loans with higher loan rates may prepay at faster rates than mortgage loans with relatively lower loan rates in response to a given change in market interest rates. Any such disproportionate rate of prepayments may adversely affect the pass-through rate on the related certificates. In addition, differences in the rates of prepayments or of Realized Losses as among the loan groups may adversely affect the pass-through rate on the subordinate certificates by reducing the weighting factor used to determine that pass-through rate. Due to the different types of mortgage loans comprising the two loan groups, such different experience is likely to occur.

The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments is consistent with an investor’s expectation. In general, the earlier a prepayment of principal on the mortgage loans occurs (that is distributed as principal on the related class or classes of certificates), the greater the effect on an investor’s yield to maturity. The effect on an investor’s yield as a result of principal payments (that are distributed as principal on the related class or classes of certificates) occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease or increase in the rate of principal payments. In addition, generally, the amount of prepayments will be distributed to the classes of certificates in the order of priority described herein. Such order will have the likely effect of reducing the class principal balance of classes with lower certificate rates relative to other classes.

The Subordinate Certificates

If the class principal balance of the Class C Certificates has been reduced to zero, the weighted average lives of, and the yields to maturity on, the subordinate certificates, in increasing order of their numerical class designations, will be progressively more sensitive to the rate and timing of borrower defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans are higher than those assumed by a holder of a subordinate certificate, the actual yield to maturity of that certificate may be lower than the yield expected by the holder based on that assumption. The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized Losses on the mortgage loans will reduce the class principal balances of the applicable class of subordinate certificates to the extent of any losses allocated to them (as described under “Description of the Certificates—Allocation of Losses”), without the receipt of cash attributable to that reduction. In addition, shortfalls in cash available for distributions on the subordinate certificates will result in a reduction in the class principal balance of the class of subordinate certificates then outstanding with the highest numerical class designation if and to the extent that the aggregate of the class principal balances of all classes of certificates, following all distributions and the allocation of Realized Losses on a distribution date, exceeds the Pool Balance as of the first day of the month of that distribution date. As a result of these reductions, less interest will accrue on that class of subordinate certificates than otherwise would be the case. The yields to maturity of the subordinate certificates will also be affected by distributions made to senior certificates (as described under “Description of the Certificates—Principal—Limited Cross-Collateralization”) and the disproportionate allocation of Net Principal Prepayments to the senior certificates, net interest shortfalls and other cash shortfalls in Available Funds.

Weighted Average Lives

The projected weighted average life of each class of offered certificates is the average amount of time that will elapse from the closing date, until each dollar of principal is scheduled to be repaid to the investors in that class. Because it is expected that there will be prepayments and defaults on the mortgage loans, the actual weighted average lives of the classes of offered certificates are expected to vary substantially from the weighted average remaining terms to stated maturity of the mortgage loans as set forth under “The Mortgage Loan Groups” in this prospectus supplement.

In general, the weighted average lives of the offered certificates will be shortened if the level of prepayments of principal of the mortgage loans increases that is not offset by amounts of deferred interest, including any optional repurchase of remaining mortgage loans in connection with the termination of the trust fund. However, the weighted average lives of the offered certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments, the timing and amount of deferred interest experienced by the mortgage loans in the related group and the priority sequence of distributions of principal of the classes of certificates.

The interaction of the foregoing factors may have different effects on various classes of offered certificates and the effects on any class may vary at different times during the life of that class. Accordingly, no assurance can be given as to the weighted average life of any class of offered certificates. Further, to the extent that the prices of the offered certificates represent discounts or premiums to their respective original class principal balances, variability in the weighted average lives of the classes of offered certificates will result in variability in the related yields to maturity.

The assumed final distribution date for each class of offered certificates is as set forth under “Description of the Certificates—General” in this prospectus supplement. The assumed final distribution date for each class of offered certificates is the distribution date in the first month following the month of the latest maturity date of any mortgage loan. The weighted average life of each class of offered certificates is likely to be shorter than would be the case if payments actually made on the mortgage loans conformed to the foregoing assumptions, and the final distribution date with respect to the offered certificates could occur significantly earlier than the related assumed final distribution date because prepayments are likely to occur and because there may be a termination of the trust fund as provided in this prospectus supplement.

Structuring Assumptions

Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used with respect to the mortgage loans assumes a constant prepayment rate or “CPR.” This is not a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans.

The tables showing the percentage of original class principal balance outstanding at specified percentages of CPR on pages S-111 through S-119 (the “Principal Decrement Tables”) were prepared on the basis of the assumptions in the following paragraph and the tables set forth on pages S-107 through S-109 (the “Assumed Mortgage Loan Characteristics” tables). There are certain differences between the loan characteristics included in those assumptions and the characteristics of the actual mortgage loans. Any such discrepancy may have an effect upon the percentages of original class principal balances outstanding and weighted average lives of the offered certificates set forth in the Principal Decrement Tables. In addition, because the actual mortgage loans in the trust fund will have characteristics that differ from those assumed in preparing the Assumed Mortgage Loan Characteristics tables, the distributions of principal of the classes of offered certificates may be made earlier or later than indicated in the Principal Decrement Tables.

The percentages and weighted average lives in the Principal Decrement Tables were determined based on the assumptions listed below.

•	Each loan group consists of mortgage loans that have the characteristics set forth in the Assumed Mortgage Loan Characteristics tables.

•	Distributions on the certificates are received, in cash, on the 21st day of each month, commencing on September 21, 2006.

•	The mortgage loans prepay at the related constant percentages of CPR as set forth in the Principal Decrement Tables below.

•	No defaults or delinquencies occur in the payment by borrowers of principal and interest on the mortgage loans and no net interest shortfalls are incurred.

•	No mortgage loan is purchased by the seller from the trust fund pursuant to any obligation or option under the pooling and servicing agreement (other than an optional termination as described below).

•
Scheduled monthly payments on the mortgage loans are received on the first day of each month commencing in September 2006, and are computed prior to giving effect to any prepayments, which are computed after giving effect to scheduled payments received on the following day, received in the prior month.

•	Prepayments representing payment in full of individual mortgage loans are received on the last day of each month commencing in August 2006, and include 30 days’ interest for the mortgage loans.

•
The scheduled monthly payment for each mortgage loan is calculated based on its principal balance, loan rate and remaining term to maturity such that the mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of the mortgage loan by its remaining term to maturity (taking into account any interest-only period) and on the fifth payment adjustment date of a mortgage loan, and every fifth payment adjustment date thereafter, the monthly payment due on that mortgage loan will be recast without regard to the related payment cap in order to provide for the outstanding balance of the mortgage loan to be paid in full in equal monthly installments at its maturity, if necessary.

•	Interest accrues on each certificate at the related pass-through rate described under “Description of the Certificates—Interest—Pass-Through Rates” in this prospectus supplement.

•	The initial class principal balance of each class of certificates is as set forth on the cover or as described in this prospectus supplement.

•	MTA is 4.432%, One-Month LIBOR is 5.400%, Six-Month LIBOR is 5.572% and COFI is 3.884%.

•	No optional termination of the trust fund will occur, except that this assumption does not apply to the calculation of weighted average lives to the optional termination.

•	The certificates are purchased on August 30, 2006.

•	The Overcollateralization Target Amount is determined as set forth in this prospectus supplement.

•  No deposits are made to the Final Maturity Reserve Account.

Assumed Mortgage Loan Characteristics
Group 1 Mortgage Loans

Assumed Mortgage Loan Number	Current Balance ($)	Current Gross Mortgage Rate (%)	Trust Expense Fee Rate (%)	Index	Rate Adjustment Frequency (Months)	Months to Next Rate Adjustment Date	Payment Adjustment Frequency (Months)	Months to Next Payment Adjustment Date	Gross Margin (%)	Maximum Rate (%)	Minimum Rate (%)	Original Term to Maturity (Months)	Remaining Term to Maturity (Months)	Payment Cap (%)	Negative Amortization Limit (%)	Original Prepayment Penalty Term (Months)	Current Principal and Interest Payment ($)(1)
1	1,215,440.33	7.25174	0.38500	COFI	1	1	12	2	3.35144	12.50000	3.35144	360	349	7.5	110.00000	N/A	4,105.55
2	700,308.31	7.34557	0.38500	COFI	1	1	12	1	3.44557	12.50000	3.44557	360	348	7.5	110.00000	12	2,355.46
3	1,269,994.92	7.43803	0.38500	COFI	1	1	12	4	3.55682	11.94571	3.55682	360	351	7.5	110.00000	12	4,258.55
4	240,107.72	7.50000	0.38500	COFI	1	1	12	8	3.65000	9.95000	3.65000	360	355	7.5	115.00000	36	765.50
5	1,530,405.47	7.66205	0.38500	COFI	1	1	12	4	3.83020	12.38443	3.83020	360	351	7.5	110.22660	36	5,056.63
6	2,090,261.91	7.65856	0.38500	COFI	1	1	12	2	3.76166	12.50000	3.76166	360	349	7.5	110.00000	36	6,846.65
7	525,517.54	7.69664	0.38500	COFI	1	1	12	2	3.79704	12.50000	3.79704	480	469	7.5	110.00000	N/A	1,351.86
8	1,495,267.87	7.61097	0.38500	COFI	1	1	12	3	3.72334	12.50000	3.72334	480	470	7.5	110.00000	12	3,818.86
9	4,223,899.53	7.82725	0.38500	COFI	1	1	12	2	3.95176	12.50000	3.95176	480	469	7.5	110.00000	36	11,168.32
10	1,685,903.88	7.88373	0.38500	COFI	1	1	12	4	4.03265	12.50000	4.03265	480	471	7.5	110.00000	36	4,216.75
11	406,180.49	8.00000	0.38500	1 MO LIBOR	1	1	12	2	2.62500	12.50000	2.62500	360	349	7.5	110.00000	12	1,273.70
12	307,781.24	8.37500	0.38500	1 MO LIBOR	1	1	12	2	3.02500	12.50000	3.02500	360	349	7.5	110.00000	36	964.92
13	363,914.85	8.75000	0.38500	1 MO LIBOR	1	1	12	1	3.37500	12.50000	3.37500	360	348	7.5	110.00000	36	1,195.53
14	58,927,760.00	7.49320	0.38500	MTA	1	1	12	7	3.07204	10.16254	3.07204	360	354	7.5	114.02567	N/A	205,364.89
15	356,459.23	6.93200	0.38500	MTA	1	1	12	1	2.50000	9.95000	2.50000	360	348	7.5	110.00000	12	1,125.74
16	315,605.70	7.83200	0.38500	MTA	1	1	12	6	3.40000	9.95000	3.40000	360	353	7.5	110.00000	12	1,074.19
17	2,418,085.68	7.67789	0.38500	MTA	1	1	12	6	3.24589	10.41524	3.24589	360	353	7.5	111.37132	12	7,972.70
18	244,997.85	7.90700	0.38500	MTA	1	1	12	4	3.47500	9.95000	3.47500	360	351	7.5	110.00000	12	771.93
19	179,457.35	7.50000	0.38500	MTA	1	1	12	3	3.02500	9.95000	3.02500	360	350	7.5	115.00000	12	566.09
20	15,767,047.11	7.81426	0.38500	MTA	1	1	12	8	3.37873	10.44024	3.37873	360	355	7.5	112.44855	12	52,938.58
21	997,493.38	7.49510	0.38500	MTA	1	1	12	5	3.07612	9.75859	3.07612	360	352	7.5	110.00000	12	3,189.03
22	1,769,942.32	8.11712	0.38500	MTA	1	1	12	8	3.65188	12.44629	3.65188	360	355	7.5	110.48827	24	6,167.58
23	311,708.48	7.44549	0.38500	MTA	1	1	12	4	3.02361	9.95000	3.02361	360	351	7.5	115.00000	36	1,014.62
24	271,327.03	7.62500	0.38500	MTA	1	1	12	4	3.20000	9.95000	3.20000	360	351	7.5	115.00000	36	856.37
25	578,966.52	7.87500	0.38500	MTA	1	1	12	5	3.45000	10.95000	3.45000	360	352	7.5	115.00000	36	1,829.33
26	1,284,144.73	8.22629	0.38500	MTA	1	1	12	7	3.80706	11.42425	3.80706	360	354	7.5	113.68563	36	4,246.42
27	61,521,717.25	7.64662	0.38500	MTA	1	1	12	8	3.20226	9.95280	3.20226	360	355	7.5	115.00000	36	218,159.80
28	117,316,651.81	7.93788	0.38500	MTA	1	1	12	8	3.50199	10.40596	3.50199	360	355	7.5	114.09634	36	398,893.86
29	3,226,445.34	7.61829	0.38500	MTA	1	1	12	5	3.19217	11.59971	3.19217	360	352	7.5	110.58395	36	11,084.49
30	24,599,433.22	7.40026	0.38500	MTA	1	1	12	7	2.98524	10.18802	2.98524	480	474	7.5	114.29233	N/A	71,030.23
31	1,559,657.60	7.97817	0.38500	MTA	1	1	12	10	3.56533	9.95000	3.56533	480	477	7.5	112.86920	12	4,495.69
32	365,852.94	7.37500	0.38500	MTA	1	1	12	8	3.00000	9.95000	3.00000	480	475	7.5	115.00000	12	944.71
33	32,988,852.12	7.64760	0.38500	MTA	1	1	12	8	3.20548	9.95000	3.20548	480	475	7.5	114.95214	36	98,280.91
34	61,256,451.40	7.97296	0.38500	MTA	1	1	12	7	3.52336	10.09029	3.52336	480	474	7.5	114.59411	36	173,069.39
35	1,425,536.78	8.17200	0.38500	MTA	1	1	12	2	3.74395	11.82429	3.74395	480	469	7.5	110.00000	36	3,670.30

_____________
(1) The minimum principal and interest payment will reset on each payment adjustment date.

Group 2 Mortgage Loans

Assumed Mortgage Loan Number	Current Balance ($)	Current Gross Mortgage Rate (%)	Trust Expense Fee Rate (%)	Index	Rate Adjustment Frequency (Months)	Months to Next Rate Adjustment Date	Payment Adjustment Frequency (Months)	Months to Next Payment Adjustment Date	Gross Margin (%)	Maximum Rate (%)	Minimum Rate (%)	Original Term to Maturity (Months)	Remaining Term to Maturity (Months)	Payment Cap (%)	Negative Amortization Limit (%)	Original Prepayment Penalty Term (Months)	Current Principal and Interest Payment ($)(1)
1	363,880.87	3.25000	0.38500	MTA	1	45	12	10	2.40000	11.95000	2.60000	360	345	7.5	125.00000	12	1,633.11
2 (2)	11,155,987.62	7.02895	0.38500	6 MO LIBOR	6	54	12	7	2.75000	12.02895	2.75000	360	354	7.5	110.00000	N/A	42,965.28
3 (2)	8,566,542.30	7.06953	0.38500	6 MO LIBOR	6	56	12	9	2.75000	12.06953	2.75000	360	356	7.5	110.31984	12	32,927.01
4 (2)	4,542,540.97	7.14980	0.38500	6 MO LIBOR	6	55	12	8	2.75000	12.14980	2.75000	360	355	7.5	110.17816	36	17,718.39
5	5,143,907.77	7.19417	0.38500	COFI	1	1	12	7	3.30847	11.64576	3.30847	360	346	7.5	111.49544	N/A	17,011.41
6	1,784,780.54	7.08818	0.38500	COFI	1	1	12	10	3.14082	10.34145	3.14082	360	345	7.5	117.41917	12	6,348.85
7	1,262,483.15	7.05360	0.38500	COFI	1	1	12	4	3.17217	9.95000	3.17217	360	351	7.5	110.00000	12	3,988.33
8	2,941,135.61	7.41121	0.38500	COFI	1	1	12	5	3.52476	11.68561	3.52476	360	352	7.5	110.00000	12	9,720.73
9	2,269,305.01	7.00039	0.38500	COFI	1	1	12	6	3.09727	12.50000	3.09727	360	349	7.5	110.00000	24	7,580.60
10	127,537.59	7.50000	0.38500	COFI	1	1	12	11	3.57500	9.95000	3.57500	360	346	7.5	115.00000	36	428.74
11	11,668,269.61	7.49103	0.38500	COFI	1	1	12	10	3.58336	10.80296	3.58336	360	347	7.5	113.16764	36	39,068.10
12	514,919.09	7.58900	0.38500	COFI	1	1	12	2	3.49900	10.08267	3.49900	360	337	7.5	114.97505	36	2,173.28
13	6,859,121.48	7.49939	0.38500	COFI	1	1	12	2	3.59784	12.50000	3.59784	480	469	7.5	110.00000	N/A	17,403.28
14	2,392,623.66	7.42627	0.38500	COFI	1	1	12	9	3.52797	12.50000	3.52797	480	466	7.5	110.00000	12	6,368.16
15	3,833,890.81	7.44348	0.38500	COFI	1	1	12	4	3.56367	12.50000	3.56367	480	471	7.5	110.00000	12	9,482.13
16	1,617,634.84	7.40762	0.38500	COFI	1	1	12	9	3.55858	12.50000	3.55858	480	468	7.5	110.00000	24	4,063.96
17	4,116,991.09	7.66067	0.38500	COFI	1	1	12	9	3.76722	12.50000	3.76722	480	467	7.5	110.00000	36	10,752.75
18	4,562,906.06	7.51267	0.38500	COFI	1	1	12	5	3.63721	12.50000	3.63721	480	469	7.5	110.00000	36	12,049.74
19 (2)	9,788,938.97	7.00280	0.38500	Fixed IO	N/A	N/A	12	9	N/A	N/A	N/A	360	356	7.5	110.84385	N/A	36,577.29
20 (2)	923,012.42	6.74504	0.38500	Fixed IO	N/A	N/A	12	8	N/A	N/A	N/A	360	355	7.5	112.45043	12	3,062.55
21 (2)	9,892,923.66	7.16927	0.38500	Fixed IO	N/A	N/A	12	9	N/A	N/A	N/A	360	356	7.5	110.63405	36	38,445.95
22	4,023,499.23	7.93096	0.38500	1 MO LIBOR	2	1	12	5	2.54892	10.31186	2.54892	360	348	7.5	111.60730	N/A	13,765.59
23	622,495.79	8.62500	0.38500	1 MO LIBOR	1	1	12	4	3.35000	12.50000	3.35000	360	339	7.5	110.00000	12	2,169.32
24	557,405.96	8.12500	0.38500	1 MO LIBOR	1	1	12	2	2.72500	9.95000	2.72500	360	349	7.5	115.00000	36	1,809.22
25	292,433.29	7.87500	0.38500	1 MO LIBOR	1	1	12	11	2.52500	9.95000	2.52500	360	346	7.5	115.00000	36	981.97
26	1,317,364.51	8.12500	0.38500	1 MO LIBOR	1	1	12	11	2.75000	10.09379	2.75000	360	346	7.5	114.30870	36	4,714.30
27	173,000.54	9.00000	0.38500	1 MO LIBOR	1	1	12	11	3.65000	19.90000	3.65000	480	466	7.5	115.00000	36	680.22
28	148,574.37	6.93200	0.38500	MTA	1	1	12	9	2.50000	9.95000	2.50000	180	152	7.5	125.00000	N/A	1,127.06
29	280,637.78	6.53200	0.38500	MTA	1	1	12	9	2.10000	9.95000	2.10000	180	164	7.5	125.00000	12	1,900.28
30	349,490.72	6.78200	0.38500	MTA	1	1	12	11	2.35000	11.07500	2.37500	360	358	7.5	110.00000	12	1,159.72
31	1,820,268.04	7.16089	0.38500	MTA	1	1	12	11	2.72889	11.07500	2.45219	360	358	7.5	111.81963	36	6,237.65
32	643,413.46	7.53200	0.38500	MTA	1	1	12	11	3.10000	11.07500	2.47500	360	358	7.5	110.00000	36	2,163.00
33	114,671,493.93	7.38704	0.38500	MTA	1	1	12	7	2.95337	10.17865	2.95653	360	353	7.5	114.02943	N/A	386,319.18
34	598,559.79	8.93200	0.38500	MTA	1	1	12	6	4.50000	10.82500	4.50000	360	353	7.5	110.00000	6	2,210.30
35	41,638,938.85	6.96723	0.38500	MTA	1	1	12	8	2.52390	10.03127	2.53234	360	342	7.5	122.93173	12	154,214.14
36	612,917.25	6.98200	0.38500	MTA	1	1	12	10	2.55000	9.95000	2.55000	360	333	7.5	125.00000	12	2,510.06
37	439,461.19	7.87500	0.38500	MTA	1	1	12	4	3.40000	10.95000	3.40000	360	351	7.5	115.00000	12	1,389.48
38	3,953,198.03	7.50424	0.38500	MTA	1	1	12	7	3.07322	10.43495	3.20191	360	354	7.5	110.69793	12	12,973.31
39	4,412,362.56	7.41987	0.38500	MTA	1	1	12	5	2.98274	10.14351	2.98274	360	352	7.5	111.07984	12	14,733.25
40	659,528.52	7.37500	0.38500	MTA	1	1	12	5	2.90000	9.95000	2.90000	360	352	7.5	115.00000	12	2,090.66
41	62,073,272.82	7.76510	0.38500	MTA	1	1	12	8	3.34381	10.57922	3.34386	360	355	7.5	111.33498	12	206,481.67
42	7,930,445.19	6.96170	0.38500	MTA	1	1	12	2	2.52970	9.95000	2.52970	360	349	7.5	110.00000	12	25,138.78
43	12,490,050.75	7.46003	0.38500	MTA	1	1	12	5	3.02439	10.45329	3.02948	360	352	7.5	123.19505	12	46,034.16
44	777,622.14	7.50000	0.38500	MTA	1	1	12	2	3.12500	9.95000	3.12500	360	349	7.5	110.00000	12	2,457.33
45	6,170,260.63	8.09198	0.38500	MTA	1	1	12	8	3.65615	11.78692	3.65615	360	355	7.5	112.19806	24	21,263.08
46	1,054,571.92	8.32752	0.38500	MTA	1	1	12	7	3.89552	10.80190	3.89552	360	351	7.5	125.00000	30	3,801.82
47	1,841,136.88	7.11924	0.38500	MTA	1	1	12	9	2.68724	9.96971	2.68724	360	345	7.5	125.00000	30	7,338.74
48	1,212,691.87	7.62500	0.38500	MTA	1	1	12	4	3.20000	9.95000	3.20000	360	351	7.5	115.00000	36	3,827.51
49	176,273.87	7.75000	0.38500	MTA	1	1	12	4	3.30000	9.95000	3.30000	360	351	7.5	110.00000	36	572.47
50	663,508.87	7.87500	0.38500	MTA	1	1	12	4	3.45000	9.95000	3.45000	360	351	7.5	115.00000	36	2,090.66
51	22,277,941.28	7.50891	0.38500	MTA	1	1	12	9	3.07691	11.71488	3.05025	360	356	7.5	110.30223	36	76,559.74
52	2,802,068.75	7.50834	0.38500	MTA	1	1	12	9	3.07634	11.71534	3.07634	360	356	7.5	110.00000	36	9,538.11
53	28,989,943.42	7.48104	0.38500	MTA	1	1	12	7	3.04788	9.95000	3.04788	360	354	7.5	114.90739	36	98,425.92
54	116,539,596.69	7.79999	0.38500	MTA	1	1	12	7	3.36508	10.41943	3.36508	360	354	7.5	113.10947	36	389,274.19
55	4,444,182.08	7.73689	0.38500	MTA	1	1	12	4	3.17197	10.50546	3.17197	360	351	7.5	110.98281	36	14,631.09
56	5,977,422.24	7.18133	0.38500	MTA	1	1	12	8	2.76469	9.96444	2.76469	360	343	7.5	118.70378	36	22,298.30
57	9,956,890.74	7.25632	0.38500	MTA	1	1	12	7	2.80487	10.03053	2.83083	360	343	7.5	123.01368	36	36,676.80
58	111,493.73	7.87500	0.38500	MTA	1	1	12	5	3.45000	9.95000	3.45000	360	352	7.5	115.00000	60	434.63
59	2,749,770.60	7.71194	0.38500	MTA	1	1	12	11	3.27994	11.19896	2.51751	480	478	7.5	115.47984	36	8,328.97
60	1,282,278.39	7.82124	0.38500	MTA	1	1	12	11	3.38924	12.13930	3.01078	480	478	7.5	114.28440	36	3,798.30
61	42,209,876.24	7.52200	0.38500	MTA	1	1	12	8	3.09520	10.36275	3.09778	480	474	7.5	113.11024	N/A	118,036.87
62	3,396,230.61	6.72595	0.38500	MTA	1	1	12	9	2.29395	9.99534	2.29395	480	463	7.5	125.00000	12	10,841.16
63	1,163,894.07	6.80700	0.38500	MTA	1	1	12	9	2.37500	11.07500	2.37500	480	476	7.5	110.00000	12	3,123.72
64	1,476,250.10	7.47867	0.38500	MTA	1	1	12	6	3.05521	10.41150	3.05521	480	473	7.5	110.00000	12	4,213.59
65	3,657,768.33	7.92760	0.38500	MTA	1	1	12	9	3.49560	9.95000	3.49560	480	476	7.5	110.00000	12	9,172.36
66	7,565,400.12	7.94106	0.38500	MTA	1	1	12	9	3.49993	10.69916	3.49993	480	476	7.5	111.87680	12	20,369.81
67	1,333,857.65	7.29458	0.38500	MTA	1	1	12	3	2.86258	9.95000	2.86258	480	470	7.5	110.00000	12	3,292.20
68	2,556,982.97	7.13648	0.38500	MTA	1	1	12	3	2.70448	10.43890	2.70448	480	470	7.5	123.56274	12	9,259.93
69	4,421,116.53	8.08286	0.38500	MTA	1	1	12	6	3.63163	11.38257	3.63163	480	473	7.5	111.15834	24	11,812.70
70	63,471,658.23	7.56260	0.38500	MTA	1	1	12	9	3.13057	11.56352	2.99672	480	476	7.5	111.84325	36	179,236.00
71	13,334,282.65	7.50987	0.38500	MTA	1	1	12	8	3.07787	11.74178	3.07787	480	475	7.5	111.28522	36	37,511.59
72	29,042,259.07	7.47959	0.38500	MTA	1	1	12	7	3.05517	9.95000	3.05517	480	474	7.5	115.00000	36	80,466.91
73	53,266,883.17	7.90703	0.38500	MTA	1	1	12	7	3.45796	10.33902	3.45796	480	474	7.5	113.97564	36	144,850.09
74	190,849.54	7.88200	0.38500	MTA	1	1	12	2	3.45000	9.95000	3.45000	480	469	7.5	110.00000	36	480.43
75	895,059.64	6.90603	0.38500	MTA	1	1	12	11	2.47403	9.95000	2.47403	480	466	7.5	125.00000	36	2,764.41

_____________
(1) The minimum principal and interest payment will reset on each payment adjustment date.
(2) These mortgage loans require the borrowers to make monthly payments of accrued interest, but not principal, for a fixed period of five years, beginning in the sixth year following origination through to the tenth year following origination of the related mortgage loans.

There will be discrepancies between the characteristics of the actual mortgage loans and the characteristics assumed in preparing the Principal Decrement Tables. Any such discrepancy may have an effect upon the percentages of the original class principal balance outstanding (rounded to the nearest whole percentage) and the weighted average lives of the certificates set forth in the related Principal Decrement Table. In addition, to the extent that the actual mortgage loans have characteristics that differ from those assumed in preparing the Principal Decrement Tables, the certificates may mature earlier or later than indicated by the related Principal Decrement Table. Based on the foregoing assumptions, the Principal Decrement Tables indicate the projected weighted average life of each class of offered certificates and set forth the percentages of the initial class principal balance of each class that would be outstanding after each of the distribution dates shown, at various constant prepayment percentages. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the trust fund. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial class principal balances and the weighted average lives shown in the Principal Decrement Tables. Those variations may occur even if the average prepayment experience of all the mortgage loans equals any of the specified percentages of CPR.

The weighted average life of any class of certificates is determined by:

•  multiplying the assumed net reduction, if any, in the class principal balance of that class of certificates on each distribution date by the number of years from the date of issuance of the certificates to the related distribution date,

•  summing the results, and

•  dividing the sum by the aggregate amount of the assumed net reductions in the class principal balance of that class.

Percentage of Original Class Principal Balance Outstanding
at the Specified Percentages of CPR(1)

	Class 1A-1
Distribution Date	15%	20%	25%	30%	40%
Initial Percentage	100	100	100	100	100
August 21, 2007	87	81	75	69	58
August 21, 2008	75	65	56	47	31
August 21, 2009	65	52	41	31	15
August 21, 2010	54	40	29	22	12
August 21, 2011	44	30	22	16	7
August 21, 2012	35	24	16	11	4
August 21, 2013	31	20	13	8	3
August 21, 2014	26	16	10	5	1
August 21, 2015	22	13	7	4	1
August 21, 2016	18	10	5	3	*
August 21, 2017	15	8	4	2	0
August 21, 2018	13	6	3	1	0
August 21, 2019	11	5	2	1	0
August 21, 2020	9	4	1	*	0
August 21, 2021	7	3	1	0	0
August 21, 2022	6	2	*	0	0
August 21, 2023	5	2	*	0	0
August 21, 2024	4	1	0	0	0
August 21, 2025	3	1	0	0	0
August 21, 2026	3	*	0	0	0
August 21, 2027	2	*	0	0	0
August 21, 2028	2	*	0	0	0
August 21, 2029	1	0	0	0	0
August 21, 2030	1	0	0	0	0
August 21, 2031	*	0	0	0	0
August 21, 2032	*	0	0	0	0
August 21, 2033	*	0	0	0	0
August 21, 2034	0	0	0	0	0
August 21, 2035	0	0	0	0	0
August 21, 2036	0	0	0	0	0

Weighted Average Life
Years to Maturity	5.89	4.33	3.35	2.69	1.81
Years to Optional Termination	5.50	4.01	3.09	2.47	1.67

(1) Rounded to the nearest whole percentage.
* Indicates a Class Principal Balance outstanding greater than 0.00% and less than 0.50%.

Percentage of Original Class Principal Balance Outstanding
at the Specified Percentages of CPR(1)

	Class 2A-1A, Class 2A-1B and Class 2A-1C
Distribution Date	15%	20%	25%	30%	40%
Initial Percentage	100	100	100	100	100
August 21, 2007	87	81	75	69	58
August 21, 2008	75	65	56	47	31
August 21, 2009	64	51	40	30	15
August 21, 2010	53	39	29	22	12
August 21, 2011	43	30	21	15	7
August 21, 2012	34	23	16	11	4
August 21, 2013	30	20	13	8	3
August 21, 2014	25	16	9	5	1
August 21, 2015	21	12	7	4	1
August 21, 2016	18	10	5	3	*
August 21, 2017	15	8	4	2	0
August 21, 2018	12	6	3	1	0
August 21, 2019	10	5	2	*	0
August 21, 2020	9	4	1	*	0
August 21, 2021	7	3	1	0	0
August 21, 2022	6	2	*	0	0
August 21, 2023	5	2	*	0	0
August 21, 2024	4	1	0	0	0
August 21, 2025	3	1	0	0	0
August 21, 2026	3	*	0	0	0
August 21, 2027	2	*	0	0	0
August 21, 2028	2	0	0	0	0
August 21, 2029	1	0	0	0	0
August 21, 2030	1	0	0	0	0
August 21, 2031	*	0	0	0	0
August 21, 2032	*	0	0	0	0
August 21, 2033	0	0	0	0	0
August 21, 2034	0	0	0	0	0
August 21, 2035	0	0	0	0	0
August 21, 2036	0	0	0	0	0

Weighted Average Life
Years to Maturity	5.81	4.28	3.32	2.67	1.80
Years to Optional Termination	5.42	3.97	3.06	2.45	1.66

(1) Rounded to the nearest whole percentage.
* Indicates a Class Principal Balance outstanding greater than 0.00% and less than 0.50%.

Percentage of Original Class Principal Balance Outstanding
at the Specified Percentages of CPR(1)

	Class B-1
Distribution Date	15%	20%	25%	30%	40%
Initial Percentage	100	100	100	100	100
August 21, 2007	100	100	100	100	100
August 21, 2008	100	100	100	100	100
August 21, 2009	100	100	100	100	100
August 21, 2010	100	100	88	67	36
August 21, 2011	100	91	66	47	22
August 21, 2012	100	72	49	32	13
August 21, 2013	70	45	29	18	6
August 21, 2014	58	36	21	12	0
August 21, 2015	49	28	16	9	0
August 21, 2016	41	22	12	5	0
August 21, 2017	34	17	9	0	0
August 21, 2018	28	14	6	0	0
August 21, 2019	24	11	*	0	0
August 21, 2020	20	8	0	0	0
August 21, 2021	16	6	0	0	0
August 21, 2022	13	2	0	0	0
August 21, 2023	11	0	0	0	0
August 21, 2024	9	0	0	0	0
August 21, 2025	7	0	0	0	0
August 21, 2026	5	0	0	0	0
August 21, 2027	*	0	0	0	0
August 21, 2028	0	0	0	0	0
August 21, 2029	0	0	0	0	0
August 21, 2030	0	0	0	0	0
August 21, 2031	0	0	0	0	0
August 21, 2032	0	0	0	0	0
August 21, 2033	0	0	0	0	0
August 21, 2034	0	0	0	0	0
August 21, 2035	0	0	0	0	0
August 21, 2036	0	0	0	0	0

Weighted Average Life
Years to Maturity	10.32	8.03	6.46	5.34	4.26
Years to Optional Termination	9.58	7.44	5.98	4.95	3.92

(1) Rounded to the nearest whole percentage.
* Indicates a Class Principal Balance outstanding greater than 0.00% and less than 0.50%.

Percentage of Original Class Principal Balance Outstanding
at the Specified Percentages of CPR(1)

	Class B-2
Distribution Date	15%	20%	25%	30%	40%
Initial Percentage	100	100	100	100	100
August 21, 2007	100	100	100	100	100
August 21, 2008	100	100	100	100	100
August 21, 2009	100	100	100	100	100
August 21, 2010	100	100	88	67	36
August 21, 2011	100	91	66	47	22
August 21, 2012	100	72	49	32	13
August 21, 2013	70	45	29	18	0
August 21, 2014	58	36	21	12	0
August 21, 2015	49	28	16	9	0
August 21, 2016	41	22	12	0	0
August 21, 2017	34	17	9	0	0
August 21, 2018	28	14	1	0	0
August 21, 2019	24	11	0	0	0
August 21, 2020	20	8	0	0	0
August 21, 2021	16	2	0	0	0
August 21, 2022	13	0	0	0	0
August 21, 2023	11	0	0	0	0
August 21, 2024	9	0	0	0	0
August 21, 2025	4	0	0	0	0
August 21, 2026	0	0	0	0	0
August 21, 2027	0	0	0	0	0
August 21, 2028	0	0	0	0	0
August 21, 2029	0	0	0	0	0
August 21, 2030	0	0	0	0	0
August 21, 2031	0	0	0	0	0
August 21, 2032	0	0	0	0	0
August 21, 2033	0	0	0	0	0
August 21, 2034	0	0	0	0	0
August 21, 2035	0	0	0	0	0
August 21, 2036	0	0	0	0	0

Weighted Average Life
Years to Maturity	10.22	7.95	6.40	5.29	4.15
Years to Optional Termination	9.57	7.42	5.97	4.95	3.85

(1) Rounded to the nearest whole percentage.

Percentage of Original Class Principal Balance Outstanding
at the Specified Percentages of CPR(1)

	Class B-3
Distribution Date	15%	20%	25%	30%	40%
Initial Percentage	100	100	100	100	100
August 21, 2007	100	100	100	100	100
August 21, 2008	100	100	100	100	100
August 21, 2009	100	100	100	100	100
August 21, 2010	100	100	88	67	36
August 21, 2011	100	91	66	47	22
August 21, 2012	100	72	49	32	13
August 21, 2013	70	45	29	18	0
August 21, 2014	58	36	21	12	0
August 21, 2015	49	28	16	3	0
August 21, 2016	41	22	12	0	0
August 21, 2017	34	17	4	0	0
August 21, 2018	28	14	0	0	0
August 21, 2019	24	11	0	0	0
August 21, 2020	20	1	0	0	0
August 21, 2021	16	0	0	0	0
August 21, 2022	13	0	0	0	0
August 21, 2023	11	0	0	0	0
August 21, 2024	8	0	0	0	0
August 21, 2025	0	0	0	0	0
August 21, 2026	0	0	0	0	0
August 21, 2027	0	0	0	0	0
August 21, 2028	0	0	0	0	0
August 21, 2029	0	0	0	0	0
August 21, 2030	0	0	0	0	0
August 21, 2031	0	0	0	0	0
August 21, 2032	0	0	0	0	0
August 21, 2033	0	0	0	0	0
August 21, 2034	0	0	0	0	0
August 21, 2035	0	0	0	0	0
August 21, 2036	0	0	0	0	0

Weighted Average Life
Years to Maturity	10.13	7.87	6.35	5.25	4.07
Years to Optional Termination	9.55	7.41	5.97	4.95	3.81

(1) Rounded to the nearest whole percentage.

Percentage of Original Class Principal Balance Outstanding
at the Specified Percentages of CPR(1)

	Class B-4
Distribution Date	15%	20%	25%	30%	40%
Initial Percentage	100	100	100	100	100
August 21, 2007	100	100	100	100	100
August 21, 2008	100	100	100	100	100
August 21, 2009	100	100	100	100	100
August 21, 2010	100	100	88	67	36
August 21, 2011	100	91	66	47	22
August 21, 2012	100	72	49	32	13
August 21, 2013	70	45	29	18	0
August 21, 2014	58	36	21	12	0
August 21, 2015	49	28	16	0	0
August 21, 2016	41	22	9	0	0
August 21, 2017	34	17	0	0	0
August 21, 2018	28	14	0	0	0
August 21, 2019	24	6	0	0	0
August 21, 2020	20	0	0	0	0
August 21, 2021	16	0	0	0	0
August 21, 2022	13	0	0	0	0
August 21, 2023	7	0	0	0	0
August 21, 2024	0	0	0	0	0
August 21, 2025	0	0	0	0	0
August 21, 2026	0	0	0	0	0
August 21, 2027	0	0	0	0	0
August 21, 2028	0	0	0	0	0
August 21, 2029	0	0	0	0	0
August 21, 2030	0	0	0	0	0
August 21, 2031	0	0	0	0	0
August 21, 2032	0	0	0	0	0
August 21, 2033	0	0	0	0	0
August 21, 2034	0	0	0	0	0
August 21, 2035	0	0	0	0	0
August 21, 2036	0	0	0	0	0

Weighted Average Life
Years to Maturity	10.03	7.79	6.28	5.19	4.03
Years to Optional Termination	9.55	7.41	5.97	4.94	3.79

(1) Rounded to the nearest whole percentage.

Percentage of Original Class Principal Balance Outstanding
at the Specified Percentages of CPR(1)

	Class B-5
Distribution Date	15%	20%	25%	30%	40%
Initial Percentage	100	100	100	100	100
August 21, 2007	100	100	100	100	100
August 21, 2008	100	100	100	100	100
August 21, 2009	100	100	100	100	100
August 21, 2010	100	100	88	67	36
August 21, 2011	100	91	66	47	22
August 21, 2012	100	72	49	32	1
August 21, 2013	70	45	29	18	0
August 21, 2014	58	36	21	0	0
August 21, 2015	49	28	16	0	0
August 21, 2016	41	22	0	0	0
August 21, 2017	34	17	0	0	0
August 21, 2018	28	6	0	0	0
August 21, 2019	24	0	0	0	0
August 21, 2020	20	0	0	0	0
August 21, 2021	16	0	0	0	0
August 21, 2022	4	0	0	0	0
August 21, 2023	0	0	0	0	0
August 21, 2024	0	0	0	0	0
August 21, 2025	0	0	0	0	0
August 21, 2026	0	0	0	0	0
August 21, 2027	0	0	0	0	0
August 21, 2028	0	0	0	0	0
August 21, 2029	0	0	0	0	0
August 21, 2030	0	0	0	0	0
August 21, 2031	0	0	0	0	0
August 21, 2032	0	0	0	0	0
August 21, 2033	0	0	0	0	0
August 21, 2034	0	0	0	0	0
August 21, 2035	0	0	0	0	0
August 21, 2036	0	0	0	0	0

Weighted Average Life
Years to Maturity	9.87	7.65	6.17	5.10	3.97
Years to Optional Termination	9.55	7.41	5.96	4.94	3.76

(1) Rounded to the nearest whole percentage.

Percentage of Original Class Principal Balance Outstanding
at the Specified Percentages of CPR(1)

	Class B-6
Distribution Date	15%	20%	25%	30%	40%
Initial Percentage	100	100	100	100	100
August 21, 2007	100	100	100	100	100
August 21, 2008	100	100	100	100	100
August 21, 2009	100	100	100	100	100
August 21, 2010	100	100	88	67	36
August 21, 2011	100	91	66	47	20
August 21, 2012	100	72	49	32	0
August 21, 2013	70	45	29	8	0
August 21, 2014	58	36	20	0	0
August 21, 2015	49	28	1	0	0
August 21, 2016	41	22	0	0	0
August 21, 2017	34	7	0	0	0
August 21, 2018	28	0	0	0	0
August 21, 2019	24	0	0	0	0
August 21, 2020	13	0	0	0	0
August 21, 2021	2	0	0	0	0
August 21, 2022	0	0	0	0	0
August 21, 2023	0	0	0	0	0
August 21, 2024	0	0	0	0	0
August 21, 2025	0	0	0	0	0
August 21, 2026	0	0	0	0	0
August 21, 2027	0	0	0	0	0
August 21, 2028	0	0	0	0	0
August 21, 2029	0	0	0	0	0
August 21, 2030	0	0	0	0	0
August 21, 2031	0	0	0	0	0
August 21, 2032	0	0	0	0	0
August 21, 2033	0	0	0	0	0
August 21, 2034	0	0	0	0	0
August 21, 2035	0	0	0	0	0
August 21, 2036	0	0	0	0	0

Weighted Average Life
Years to Maturity	9.62	7.46	6.02	4.98	3.88
Years to Optional Termination	9.52	7.39	5.95	4.93	3.76

(1) Rounded to the nearest whole percentage.

Percentage of Original Class Principal Balance Outstanding
at the Specified Percentages of CPR(1)

	Class B-7
Distribution Date	15%	20%	25%	30%	40%
Initial Percentage	100	100	100	100	100
August 21, 2007	100	100	100	100	100
August 21, 2008	100	100	100	100	100
August 21, 2009	100	100	100	100	100
August 21, 2010	100	100	88	67	36
August 21, 2011	100	91	66	47	0
August 21, 2012	100	72	49	32	0
August 21, 2013	70	45	23	0	0
August 21, 2014	58	36	0	0	0
August 21, 2015	49	21	0	0	0
August 21, 2016	41	*	0	0	0
August 21, 2017	34	0	0	0	0
August 21, 2018	21	0	0	0	0
August 21, 2019	5	0	0	0	0
August 21, 2020	0	0	0	0	0
August 21, 2021	0	0	0	0	0
August 21, 2022	0	0	0	0	0
August 21, 2023	0	0	0	0	0
August 21, 2024	0	0	0	0	0
August 21, 2025	0	0	0	0	0
August 21, 2026	0	0	0	0	0
August 21, 2027	0	0	0	0	0
August 21, 2028	0	0	0	0	0
August 21, 2029	0	0	0	0	0
August 21, 2030	0	0	0	0	0
August 21, 2031	0	0	0	0	0
August 21, 2032	0	0	0	0	0
August 21, 2033	0	0	0	0	0
August 21, 2034	0	0	0	0	0
August 21, 2035	0	0	0	0	0
August 21, 2036	0	0	0	0	0

Weighted Average Life
Years to Maturity	9.20	7.14	5.76	4.81	3.70
Years to Optional Termination	9.20	7.14	5.76	4.81	3.69

(1) Rounded to the nearest whole percentage.

Material Federal Income Tax Consequences

General

The pooling and servicing agreement provides that a specified portion of the trust fund will constitute multiple “real estate mortgage investment conduits” or REMICs. An election will be made to treat each REMIC created by the pooling and servicing agreement as a REMIC for federal income tax purposes.

Assuming compliance with the pooling and servicing agreement, in the opinion of McKee Nelson LLP

•  each REMIC created pursuant to the pooling and servicing agreement will be characterized as a REMIC within the meaning of section 860D of the Internal Revenue Code of 1986, as amended;

•  each class of offered certificates will represent beneficial ownership of regular interests issued by a REMIC for federal income tax purposes; and

•  each residual certificate will represent beneficial ownership of the residual interest in each REMIC created pursuant to the pooling and servicing agreement.

Taxation of Regular Interests

Interest on a REMIC regular interest must be included in income by a certificateholder under the accrual method of accounting, regardless of the certificateholder’s regular method of accounting. In addition, certain classes of offered certificates may be issued with original issue discount (“OID”). See “Material Federal Income Tax Considerations—REMIC Certificates—C. Regular Certificates—Original Issue Discount and Premium” in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount or bond premium will be 25% CPR for each mortgage loan group. No representation is made that the mortgage loans will prepay at that rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the certificateholder receives currently the cash attributable to OID.

Payments from the Final Maturity Reserve Trust

Any certificateholder receiving a principal payment from the Final Maturity Reserve Trust will be treated as selling a portion of its certificate to the Class C Certificateholder and will be treated as receiving the amount of the principal payment from the Class C Certificateholder as proceeds of the sale. The portion treated as having been sold will equal the amount of the corresponding reduction in the class principal balance of such certificate. Accordingly, any principal payment from the Final Maturity Reserve Trust will not be treated as a distribution from any REMIC. Prospective investors should consult their own tax advisors regarding the consequences to them of such a sale

The Basis Risk Reserve Fund

The Basis Risk Reserve Fund will be treated as an outside reserve fund, within the meaning of Treasury Regulation Section 1.860G-2(h), beneficially owned by the beneficial owners of the Class C Certificates.

Tax Treatment of the LIBOR Certificates

For federal income tax information reporting purposes, a beneficial owner of a LIBOR Certificate (a “Component Certificate”) will be treated (i) as holding an undivided interest in a REMIC regular interest corresponding to that certificate and (ii) as having entered into a limited recourse interest rate cap contract written by the beneficial holders of the Class C Certificates, as applicable, in favor of the beneficial owners of such Component Certificate (the “Cap Contract”). The REMIC regular interest corresponding to the Component Certificate will be entitled to receive interest and principal distributions at the times and in the amounts equal to those made on the Component Certificate to which it corresponds, except that the interest distributions will be determined without regard to any payments made from the Basis Risk Reserve Fund. Any distribution on a Component Certificate that is made from the Basis Risk Reserve Fund will be deemed to have been paid pursuant to the Cap Contract. Consequently, each beneficial owner of a Component Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under “Material Federal Income Tax Consequences - REMIC Certificates—C. Regular Certificates” in the prospectus. In addition, each beneficial owner of a Component Certificate will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under “—The Cap Contract Components” below. Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components constituting each Component Certificate.

Allocations. A beneficial owner of a Component Certificate must allocate its purchase price for the certificate between its components—the REMIC regular interest component and the Cap Contract component. For information reporting purposes the Cap Contract components will be treated as having nominal value. Each Cap Contract is difficult to value, and the Internal Revenue Service (“IRS”) could assert that the value of a Cap Contract component as of the closing date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract components.

Upon the sale, exchange, or other disposition of a Component Certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract component. Assuming that the Component Certificate is held as a “capital asset” within the meaning of section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss. For a discussion of the material federal income tax consequences to a beneficial owner upon disposition of a REMIC regular interest, see “Material Federal Income Tax Consequences —REMIC Certificates—C. Regular Certificates” in the prospectus.

The Cap Contract Component. The portion of the overall purchase price of a Component Certificate attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method—the level yield constant interest method—the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of an offered certificate.

Any payments made to a beneficial owner of a Component Certificate from a Basis Risk Reserve Fund will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of the Cap Contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the period payments, such excess will represent a net deduction for that year. Although not clear, net income or a net deduction should be treated as ordinary income or as an ordinary deduction.

Limitations on deductions with respect to Cap Contracts

A beneficial owner’s ability to recognize a net deduction with respect to the Cap Contract may be limited in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a “pass-through entity” (other than in connection with such individual’s trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, non-grantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract in computing the beneficial owner’s alternative minimum tax liability.

Tax Treatment of Offered Certificates For Certain Purposes

Each of the offered certificates (other than any portion thereof representing the right to receive, or the obligation to make, payments with respect to Basis Risk Shortfalls) will constitute:

•  a “real estate asset” within the meaning of section 856(c)(4)(A) of the Code for a real estate investment trust;

•  an “obligation . . . principally secured by an interest in real property” within the meaning of section 860G(a)(3) Code if held by a REMIC; or

•  an asset described in section 7701(a)(19)(C)(xi) of the Code if held by a domestic building and loan association.

Reportable Transactions

Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code). The rules defining “reportable transactions” are complex and include transactions that result in certain losses that exceed threshold amounts. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

State Taxes

The depositor makes no representations regarding the tax consequences of the purchase, ownership or disposition of the offered certificates under the tax laws of any state. Investors considering an investment in the offered certificates should consult their own tax advisors regarding those tax consequences.

All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the offered certificates.

ERISA Considerations

ERISA and the Internal Revenue Code impose requirements on certain employee benefit plans—and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, educational savings accounts, Keogh plans and collective investment funds and separate accounts in which plans, accounts or arrangements are invested—and on persons who are fiduciaries with respect to these types of plans and arrangements. In this prospectus supplement we refer to these types of plans and arrangements as “Plans.”

ERISA prohibits “parties in interest” with respect to a Plan from engaging in certain transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving plans described under that section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the offered certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of such Certificates. See “ERISA Considerations” in the prospectus.

Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA’s requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

Investments by Plans that are subject to ERISA are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the underlying mortgage loans.

The U.S. Department of Labor has granted to Greenwich Capital Markets, Inc. Prohibited Transaction Exemption (“PTE”) 90-59, as amended by PTE 2002-41, which exempts from the application of the prohibited transaction rules transactions relating to

•
the acquisition, holding and sale by Plans of certain securities representing an undivided interest in certain asset-backed pass-through entities, such as the trust fund, holding assets such as the mortgage loans, with respect to which Greenwich Capital Markets, Inc. or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate, and

•	the servicing, operation and management of such asset-backed pass-through entities,

provided that the general conditions and certain other requirements set forth in the exemption are satisfied.

Each of the conditions listed below must be satisfied for the exemption to apply.

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The acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm’s length transaction with an unrelated party.

•	The certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories.

•	The trustee must not be an affiliate of any other member of the “restricted group” (defined below in the second following paragraph), other than the underwriter.

•
The sum of all payments made to and retained by the underwriter in connection with the distribution of the applicable certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the assignment of the trust fund to the trust fund represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicers represents not more than reasonable compensation for the servicers’ services under the agreement pursuant to which the loans are pooled and reimbursements of such person’s reasonable expenses in connection therewith.

•	The Plan investing in the certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933.

•	The mortgage loans held in the trust fund must be of the type that have been included in other investment pools.

•
Certificates evidencing interests in such other investment pools must have been rated in one of the four highest generic rating categories by a rating agency for at least one year prior to the Plan’s acquisition of certificates.

•	Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of certificates.

Moreover, the exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor provided, among other requirements, that

•
in the case of an acquisition in connection with the initial issuance of certificates, at least 50% of each class of certificates in which Plans have invested and at least 50% of the aggregate interests in the trust fund is acquired by persons independent of the restricted group;

•	such fiduciary (or its affiliate) is an obligor with respect to not more than 5% of the fair market value of the obligations contained in the trust fund;

•	the Plan’s investment in certificates of any class does not exceed 25% of all of the certificates of that class outstanding at the time of the acquisition; and

•
immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more issuers containing assets sold or serviced by the same entity.

This relief does not apply to Plans sponsored by members of the “restricted group” consisting of the depositor, the servicers, the trustee, any indemnitor or any obligor with respect to mortgage loans included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust fund, or any affiliate of these parties.

It is expected that the exemption will apply to the acquisition and holding by Plans of the Class 1A-1 and Class 2A-1A Certificates (the “Exemption Eligible Certificates”) and that all conditions of the exemption other than those within the control of the investors will be met. Each fiduciary of a Plan should satisfy itself that the exemption will apply to the acquisition and holding by such Plan of the offered certificates.

The rating of an offered certificate may change. If any of the Exemption Eligible Certificates no longer has a rating of at least “AA-” (or its equivalent), certificates of that class will no longer be eligible for relief under the exemption (although a Plan that had purchased the offered certificate when it had an investment-grade rating would not be required by the exemption to dispose of it). In addition, because the characteristics of the offered certificates, other than the Exemption Eligible Certificates, may not meet the requirements of the exemption discussed above or any other issued exemption under ERISA including Prohibited Transaction Class Exemption (“PTCE”) 83-1 discussed under “ERISA Considerations” in the prospectus, the purchase and holding of any class of offered certificates, other than the Exemption Eligible Certificates, by a Plan may result in prohibited transactions or the imposition of excise taxes or civil penalties. Consequently, the initial acquisition and subsequent transfers of the offered certificates, other than the Exemption Eligible Certificates and any Exemption Eligible Certificates rated below “AA-” (or its equivalent) (collectively “ERISA-Restricted Offered Certificates”) will not be registered by the securities administrator, as certificate registrar, unless the certificate registrar receives:

•
a representation from the acquirer or transferee of the ERISA-Restricted Offered Certificate to the effect that the transferee is not a Plan or a person acting for, or on behalf of, any such Plan or using the assets of such Plan or arrangement to effect such transfer, or

•
if the purchaser is an insurance company, a representation that the purchaser is an insurance company that is purchasing the ERISA-Restricted Offered Certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of PTCE 95-60) and that the purchase and holding of the ERISA-Restricted Offered Certificate are covered under Sections I and III of PTCE 95-60, or

•
an opinion of counsel pursuant to the pooling and servicing agreement to the effect that the purchase and holding of such ERISA Restricted Offered Certificate will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not subject the certificate registrar, the master servicer, the servicers, the securities administrator, the trustee or the depositor to any obligation in addition to those undertaken under the pooling and servicing agreement.

Acquirers or transferees of interests in ERISA-Restricted Offered Certificates will be deemed to have made the representations set forth in the first two items above.

ERISA Considerations with Respect to the Final Maturity Reserve Trust

When the certificates are retired, if payments are made from the Final Maturity Reserve Trust, for purposes of ERISA and Section 4975 of the Code this may be deemed to be a sale or exchange of property between certificateholders that are Plans and the Class C Certificateholder, whom may be a Party in Interest with respect to such Plans and consequently may result in a prohibited transaction unless another administrative exemption is available.

Accordingly, no Plan or other person using Plan Assets may acquire or hold an Exemption Eligible Certificate otherwise eligible for the Underwriter’s Exemption before the termination of the Final Maturity Reserve Trust, unless such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”) or another applicable administrative or statutory exemption. There is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code to a party in interest that is a service provider to a Plan investing in the Exemption Eligible Certificates for adequate consideration, provided such service provider is not (i) the fiduciary with respect to the Plan’s assets used to acquire the Exemption Eligible Certificates or an affiliate of such fiduciary or (ii) an affiliate of the employer sponsoring the Plan. Plan fiduciaries should consult their legal counsel concerning these issues. Each beneficial owner of such an Exemption Eligible Certificate or any interest therein, will be deemed to have represented, by virtue of its acquisition or holding of that certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of that certificate are eligible for the exemptive relief available under one of the five Prohibited Transaction Class Exemptions or another administrative or statutory exemption under ERISA Section 408(b)(17) as described immediately above. It should be noted that as PTCE 95-60 would cover the prohibited transactions discussed herein in connection with the Final Maturity Reserve Trust and any Exemption Eligible Certificate whose rating has fallen to below “AA-” or its equivalent could be purchased by insurance company general accounts pursuant to such exemption.

If any Exemption Eligible Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph will indemnify to the extent permitted by law and hold harmless the depositor, the trustee, the master servicer, the securities administrator, the NIMS Insurer, the servicers, the seller and the trust from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Legal Investment Considerations

The senior certificates and the Class B-1, Class B-2 and Class B-3 Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”) so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies and, as such, are legal investments for certain entities to the extent provided in SMMEA; provided that the related mortgage loans are secured by first liens on the related mortgaged properties. Such investments, however, will be subject to general regulatory considerations governing investment practices under state and federal laws.

Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state chartered institutions from purchasing or holding similar types of securities.

Accordingly, investors should consult their own legal advisors to determine whether and to what extent the certificates may be purchased by such investors. See “Legal Investment Considerations” in the prospectus.

Use of Proceeds

The net proceeds from the sale of the offered certificates will be applied by the depositor, or an affiliate thereof, toward the purchase of the mortgage loans from the seller of the mortgage loans. The mortgage loans will be acquired by the depositor from the seller in a privately negotiated transaction.

Method of Distribution

Subject to the terms and conditions set forth in the underwriting agreement between the depositor and Greenwich Capital Markets, Inc., which is an affiliate of the depositor and the seller, the depositor has agreed to sell to the underwriter, and the underwriter has agreed to purchase from the depositor, all of the offered certificates.

Distribution of the offered certificates will be made by the underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriter may effect those transactions by selling offered certificates to or through dealers and those dealers may receive from such underwriter, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The underwriter and any dealers that participate with such underwriter in the distribution of the offered certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profits on resale of the offered certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

The depositor has been advised by the underwriter that it intends to make a market in the offered certificates purchased by it but has no obligation to do so. There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue.

The depositor has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933.

Legal Matters

Certain legal matters in connection with the issuance of the offered certificates will be passed upon by McKee Nelson LLP as counsel for the depositor and for the underwriter. Certain federal income tax consequences with respect to the certificates will be passed upon for the trust fund by McKee Nelson LLP.

Ratings

It is a condition to the issuance of the offered certificates that they have the applicable rating or ratings by Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”) indicated under “Initial Certificate Ratings” in the table on page S-1.

The ratings assigned by each rating agency named above address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreement pursuant to which the certificates are issued. The ratings of each rating agency take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on that mortgage pool is adequate to make payments required by the certificates. However, ratings of the certificates do not constitute a statement regarding frequency of prepayments on the related mortgage loans. In addition, the ratings do not address whether any prepayment penalty amounts will be paid to the Class P Certificates.

The ratings do not address the possibility that, as a result of principal prepayments, holders of the offered certificates may receive a lower than anticipated yield, and such ratings do not address the ability of the seller to repurchase certain mortgage loans for which the interest rate or terms have converted.

The ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by such rating agency.

The ratings do not address the likelihood that any Basis Risk Shortfalls will be repaid to holders of the LIBOR Certificates.

The depositor has not engaged any rating agency other than Moody’s and S&P to provide ratings on the offered certificates. However, there can be no assurance as to whether any other rating agency will rate the offered certificates or, if it does, what ratings would be assigned by that rating agency. Any rating on the offered certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the offered certificates by Moody’s and S&P.

Glossary of Terms

AB Servicing Criteria. The minimum servicing criteria established in Item 1122(d) of Regulation AB.

Allocated Realized Loss Amount. For any distribution date and any class of offered certificates, an amount equal to the sum of any realized losses allocated to that class of Certificates on the distribution date and any Allocated Realized Loss Amounts for that class remaining unpaid from the previous distribution date minus any Recoveries applied to that Allocated Realized Loss Amount.

Apportioned Principal Balance. For any distribution date and either loan group and for any class of subordinate certificates, an amount equal to the class principal balance of that class immediately prior to such distribution date multiplied by a fraction, the numerator of which is the related subordinate component for such date and the denominator of which is the sum of the subordinate components (in the aggregate) for such date.

Available Funds. For any distribution date and either loan group, an amount equal to:

(A)	the sum of the following with respect to each mortgage loan in that loan group:

•
all scheduled installments of interest and principal due on the due date in the month in which that distribution date occurs and in each case received prior to the related Determination Date, together with any advances in respect of the mortgage loan;

•
all net proceeds of any insurance policies, including primary mortgage insurance policies, with respect to the mortgage loan, to the extent those proceeds are not applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the related servicers’ normal servicing procedures and, if the mortgage is a defaulted mortgage loan, all net liquidation proceeds with respect to the mortgage loan;

•	any amounts received with respect to foreclosed properties for that distribution date;

•	any amount of compensating interest received in respect of the mortgage loan for that distribution date;

•	all partial or full prepayments of the mortgage loan, received during the related Prepayment Period for that distribution date and all Recoveries, if any, for that distribution date; and

•
if the loan is defective and is repurchased by the seller, or if the mortgage loan is repurchased by the seller pursuant to any applicable option to repurchase, amounts received during the related Prepayment Period as payment of the purchase price or substitution adjustment amount for the mortgage loan;

reduced by

(B)	the sum of the following with respect to each mortgage loan in that loan group:

•
amounts in reimbursement for advances previously made in respect of the mortgage loan and other amounts as to which the servicers, the master servicer, the custodian, the securities administrator and the trustee are entitled to be reimbursed pursuant to the pooling and servicing agreement; and

•	the expense fees of the trust fund for such distribution date.

Class B-1 Principal Distribution Amount: For any distribution date, an amount equal to the lesser of (a) the class principal balance of the Class B-1 Certificates immediately prior to such distribution date and (b) the excess of (x) the sum of (i) the aggregate class principal balance of the senior certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such distribution date) and (ii) the class principal balance of the Class B-1 Certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) for each distribution date prior to September 2012, 79.500% and thereafter 83.600% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus approximately $5,963,934.

Class B-2 Principal Distribution Amount: For any distribution date, an amount equal to the lesser of (a) the class principal balance of the Class B-2 Certificates immediately prior to such distribution date and (b) the excess of (x) the sum of (i) the aggregate class principal balance of the senior certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such distribution date), (ii) the class principal balance of the Class B-1 Certificates immediately prior to such distribution date (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such distribution date) and (iii) the class principal balance of the Class B-2 Certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) for each distribution date prior to September 2012, 84.875% and thereafter 87.900% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus approximately $5,963,934.

Class B-3 Principal Distribution Amount: For any distribution date, an amount equal to the lesser of (a) the class principal balance of the Class B-3 Certificates immediately prior to such distribution date and (b) the excess of (x) the sum of (i) the aggregate class principal balance of the senior certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such distribution date), (ii) the class principal balance of the Class B-1 Certificates immediately prior to such distribution date (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such distribution date), (iii) the class principal balance of the Class B-2 Certificates immediately prior to such distribution date (after taking into account the distribution of the Class B-2 Principal Distribution Amount on such distribution date) and (iv) the class principal balance of the Class B-3 Certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) for each distribution date prior to September 2012, 86.125% and thereafter 88.900% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus approximately $5,963,934.

Class B-4 Principal Distribution Amount: For any distribution date, an amount equal to the lesser of (a) the class principal balance of the Class B-4 Certificates immediately prior to such distribution date and (b) the excess of (x) the sum of (i) the aggregate class principal balance of the senior certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such distribution date), (ii) the class principal balance of the Class B-1 Certificates immediately prior to such distribution date (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such distribution date), (iii) the class principal balance of the Class B-2 Certificates immediately prior to such distribution date (after taking into account the distribution of the Class B-2 Principal Distribution Amount on such distribution date), (iv) the class principal balance of the Class B-3 Certificates immediately prior to such distribution date (after taking into account the distribution of the Class B-3 Principal Distribution Amount on such distribution date) and (v) the class principal balance of the Class B-4 Certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) for each distribution date prior to September 2012, 90.125% and thereafter 92.100% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus approximately $5,963,934.

Class B-5 Principal Distribution Amount: For any distribution date, an amount equal to the lesser of (a) the class principal balance of the Class B-5 Certificates immediately prior to such distribution date and (b) the excess of (x) the sum of (i) the aggregate class principal balance of the senior certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such distribution date), (ii) the class principal balance of the Class B-1 Certificates immediately prior to such distribution date (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such distribution date), (iii) the class principal balance of the Class B-2 Certificates immediately prior to such distribution date (after taking into account the distribution of the Class B-2 Principal Distribution Amount on such distribution date), (iv) the class principal balance of the Class B-3 Certificates immediately prior to such distribution date (after taking into account the distribution of the Class B-3 Principal Distribution Amount on such distribution date), (v) the class principal balance of the Class B-4 Certificates immediately prior to such distribution date (after taking into account the distribution of the Class B-4 Principal Distribution Amount on such distribution date) and (vi) the class principal balance of the Class B-5 Certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) for each distribution date prior to September 2012, 91.875% and thereafter 93.500% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus approximately $5,963,934.

Class B-6 Principal Distribution Amount: For any distribution date, an amount equal to the lesser of (a) the class principal balance of the Class B-6 Certificates immediately prior to such distribution date and (b) the excess of (x) the sum of (i) the aggregate class principal balance of the senior certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such distribution date), (ii) the class principal balance of the Class B-1 Certificates immediately prior to such distribution date (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such distribution date), (iii) the class principal balance of the Class B-2 Certificates immediately prior to such distribution date (after taking into account the distribution of the Class B-2 Principal Distribution Amount on such distribution date), (iv) the class principal balance of the Class B-3 Certificates immediately prior to such distribution date (after taking into account the distribution of the Class B-3 Principal Distribution Amount on such distribution date), (v) the class principal balance of the Class B-4 Certificates immediately prior to such distribution date (after taking into account the distribution of the Class B-4 Principal Distribution Amount on such distribution date), (vi) the class principal balance of the Class B-5 Certificates immediately prior to such distribution date (after taking into account the distribution of the Class B-5 Principal Distribution Amount on such distribution date) and (vii) the class principal balance of the Class B-6 Certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) for each distribution date prior to September 2012, 94.375% and thereafter 95.500% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus approximately $5,963,934.

Class B-7 Principal Distribution Amount: For any distribution date, an amount equal to the lesser of (a) the class principal balance of the Class B-7 Certificates immediately prior to such distribution date and (b) the excess of (x) the sum of (i) the aggregate class principal balance of the senior certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such distribution date), (ii) the class principal balance of the Class B-1 Certificates immediately prior to such distribution date (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such distribution date), (iii) the class principal balance of the Class B-2 Certificates immediately prior to such distribution date (after taking into account the distribution of the Class B-2 Principal Distribution Amount on such distribution date), (iv) the class principal balance of the Class B-3 Certificates immediately prior to such distribution date (after taking into account the distribution of the Class B-3 Principal Distribution Amount on such distribution date), (v) the class principal balance of the Class B-4 Certificates immediately prior to such distribution date (after taking into account the distribution of the Class B-4 Principal Distribution Amount on such distribution date), (vi) the class principal balance of the Class B-5 Certificates immediately prior to such distribution date (after taking into account the distribution of the Class B-5 Principal Distribution Amount on such distribution date) (vii) the class principal balance of the Class B-6 Certificates immediately prior to such distribution date (after taking into account the distribution of the Class B-6 Principal Distribution Amount on such distribution date) and (viii) the class principal balance of the Class B-7 Certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) for each distribution date prior to September 2012, 96.000% and thereafter 96.800% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus approximately $5,963,934.

Class B-8 Principal Distribution Amount: For any distribution date, an amount equal to the lesser of (a) the class principal balance of the Class B-8 Certificates immediately prior to such distribution date and (b) the excess of (x) the sum of (i) the aggregate class principal balance of the senior certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such distribution date), (ii) the class principal balance of the Class B-1 Certificates immediately prior to such distribution date (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such distribution date), (iii) the class principal balance of the Class B-2 Certificates immediately prior to such distribution date (after taking into account the distribution of the Class B-2 Principal Distribution Amount on such distribution date), (iv) the class principal balance of the Class B-3 Certificates immediately prior to such distribution date (after taking into account the distribution of the Class B-3 Principal Distribution Amount on such distribution date), (v) the class principal balance of the Class B-4 Certificates immediately prior to such distribution date (after taking into account the distribution of the Class B-4 Principal Distribution Amount on such distribution date), (vi) the class principal balance of the Class B-5 Certificates immediately prior to such distribution date (after taking into account the distribution of the Class B-5 Principal Distribution Amount on such distribution date) (vii) the class principal balance of the Class B-6 Certificates immediately prior to such distribution date (after taking into account the distribution of the Class B-6 Principal Distribution Amount on such distribution date), (viii) the class principal balance of the Class B-7 Certificates immediately prior to such distribution date and (ix) the class principal balance of the Class B-8 Certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) for each distribution date prior to September 2012, 98.000% and thereafter 98.400% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus approximately $5,963,934.

Credit Enhancement Percentage for any distribution date and any class of certificates is equal to (i) the sum of (a) the aggregate principal balance of the classes of certificates subordinate to such class of certificates and (b) the Overcollateralized Amount divided by (ii) the aggregate principal balance of the mortgage loans.

	Initial Credit Enhancement Percentage	Target Credit Enhancement Percentage before September 2012 or Stepdown Date	Target Credit Enhancement Percentage on or after September 2012 or Stepdown Date
Senior	10.700%	26.750%	21.400%
B-1	8.200%	20.500%	16.400%
B-2	6.050%	15.125%	12.100%
B-3	5.550%	13.875%	11.100%
B-4	3.950%	9.875%	7.900%
B-5	3.250%	8.125%	6.500%
B-6	2.250%	5.625%	4.500%
B-7	1.600%	4.000%	3.200%
B-8	0.800%	2.000%	1.600%

Determination Date. For any distribution date and each mortgage loan, the date set forth in the applicable servicing agreement on which the related servicer determines the amount to be remitted to the master servicer.

Due Period. For any distribution date, the period commencing on the second day of the month preceding the month in which that distribution date occurs and ending on the first day of the month in which that distribution date occurs.

Extra Principal Distribution Amount. For any distribution date, is the lesser of (x) the Net Monthly Excess Cashflow for such distribution date and (y) the Overcollateralization Deficiency Amount for such distribution date.

Final Maturity Reserve Amount. For each distribution date on the distribution date in September 2016 and on each distribution date thereafter until the Final Maturity Reserve Termination Date, an amount equal to the least of (x) the product of (i) the Final Maturity Reserve Rate divided by 12 and (ii) aggregate Stated Principal Balance of all the mortgage loans, (y) the Interest Remittance Amount before taking into account any distributions as described under “Distributions—Interest Distributions” in this prospectus supplement and after payment of certain fees and expenses of the trust fund and (z) the Final Maturity Reserve Shortfall for such distribution date. No deposit is required on any distribution date if the aggregate stated principal balance of mortgage loans having 40-year original terms to maturity on such distribution date is less than or equal to the aggregate principal balance set forth in the Final Maturity Reserve Schedule.

Final Maturity Reserve Rate. A per annum rate equal to the product of (i) 0.80% and (ii) a fraction, the numerator of which is the aggregate Stated Principal Balance as of the cut-off date of the mortgage loans having 40-year original terms to maturity and the denominator of which is aggregate Stated Principal Balance as of the cut-off date of all of the mortgage loans.

Final Maturity Reserve Schedule. With respect to each applicable distribution date on or after the distribution date in September 2016, the amount set forth on Annex B to this prospectus supplement for that distribution date.

Final Maturity Reserve Shortfall. With respect to any distribution date, the lesser of (i) the excess of $37,473,255 over amounts on deposit in the Final Maturity Reserve Account (after giving effect to all distributions on such distribution date other than distributions from the Final Maturity Reserve Account) and (ii) the excess of (a) the aggregate Stated Principal Balance of the mortgage loans having 40-year original terms to maturity (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) over (b) amounts on deposit in the Final Maturity Reserve Account (after giving effect to all distributions on such distribution date other than distributions from the Final Maturity Reserve Account).

Final Maturity Reserve Termination Date. With respect to each distribution date on or after the distribution date in September 2016, the earlier of (1) the final scheduled distribution date or (2) the termination of the trust fund.

Group 1 Principal Distribution Amount. For any distribution date on or after the Stepdown Date and as long as a Trigger Event has not occurred or is not continuing with respect to such distribution date, will be the lesser of (a) the greater of (x) the Group 1 Senior Principal Distribution Amount and (y) the amount by which the aggregate class principal balances of the senior certificates related to the group 1 mortgage loans exceed the stated principal balances of the group 1 mortgage loans as of the last day of the related Prepayment Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (b) the aggregate class principal balance of the senior certificates related to the group 1 mortgage loans; provided, however, that with respect to any such distribution date on which the aggregate class principal balance of the senior certificates related to the group 2 mortgage loans is reduced to zero, the Group 2 Senior Principal Distribution Amount available for distribution to the senior certificates in excess of the amount necessary to reduce the aggregate class principal balance of the senior certificates related to the group 2 mortgage loans to zero will be applied to increase the Group 1 Principal Distribution Amount (so long as any class of senior certificates related to the group 1 mortgage loans is outstanding).

Group 1 Senior Principal Distribution Amount. For any distribution date, an amount equal to the excess of (x) the aggregate class principal balance of the group 1 senior certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) for each distribution date prior to September 2012, 73.25% and thereafter 78.60% and (ii) the aggregate principal balance of the group 1 mortgage loans as of the last day of the related Prepayment Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the group 1 mortgage loans as of the last day of the related Prepayment Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus approximately $2,018,693.

Group 2 Principal Distribution Amount. For any distribution date on or after the Stepdown Date and as long as a Trigger Event has not occurred or is not continuing with respect to such distribution date, will be the lesser of (a) the greater of (x) the Group 2 Senior Principal Distribution Amount and (y) the amount by which the aggregate class principal balances of the senior certificates related to the group 2 mortgage loans exceed the stated principal balances of the group 2 mortgage loans as of the last day of the related Prepayment Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (b) the aggregate class principal balance of the senior certificates related to the group 2 mortgage loans; provided, however, that with respect to any such distribution date on which the aggregate class principal balance of the senior certificates related to the group 1 mortgage loans is reduced to zero, the Group 1 Senior Principal Distribution Amount available for distribution to the senior certificates in excess of the amount necessary to reduce the aggregate class principal balance of the senior certificates related to the group 1 mortgage loans to zero will be applied to increase the Group 2 Principal Distribution Amount (so long as any class of senior certificates related to the group 2 mortgage loans is outstanding).

Group 2 Senior Principal Distribution Amount. For any distribution date, an amount equal to the excess of (x) the aggregate class principal balance of the group 2 senior certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) for each distribution date prior to September 2012, 73.25% and thereafter 78.60% and (ii) the aggregate principal balance of the group 2 mortgage loans as of the last day of the related Prepayment Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the group 2 mortgage loans as of the last day of the related Prepayment Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus approximately $3,945,241.

Interest Remittance Amount. For any distribution date and loan group, the portion of the related Available Funds for such distribution date attributable to interest received or advanced with respect to the mortgage loans.

Monthly Interest Distributable Amount. With respect to each interest-bearing class of Certificates and any distribution date, the amount of interest accrued during the related accrual period at the lesser of the related adjusted cap rate and the related pass through rate on the class principal balance immediately prior to that distribution date, in each case, reduced by any net interest shortfalls (allocated to each certificate based on its respective entitlements to interest irrespective of any prepayment interest shortfalls or shortfalls resulting from the application of the Relief Act for such distribution date).

Net Monthly Excess Cashflow. For any distribution date is equal to the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the Available Funds for such distribution date over (y) the sum for such distribution date of (A) the Monthly Interest Distributable Amounts for the offered certificates, (B) the Unpaid Interest Shortfall Amounts for the senior certificates and (C) the Principal Remittance Amount.

Net Loan Rate. For each mortgage loan, the loan rate less the sum of the rates at which the master servicing fee, the servicing fee and the credit risk manager fee and, on the distribution date in September 2016 and on each distribution date thereafter until the Final Maturity Reserve Termination Date, if the aggregate Stated Principal Balance of the mortgage loans with 40-year original terms to maturity at the end of the related Due Period is greater than the balance set forth in the Final Maturity Reserve Schedule for that distribution date, the Final Maturity Reserve Rate are calculated.

Net Principal Prepayments. The excess, if any, of principal prepayments over deferred interest on the related mortgage loans during the related Prepayment Period.

NIM Securities. The net interest margin securities issued in any NIMS Transaction.

NIMS Insurer. One or more financial guaranty insurance companies insuring the NIM Securities.

NIMS Transaction. The placement of the Class P and Class C Certificates into a separate trust or other special purpose entity which will issue NIM Securities backed by all or a portion of such Certificates.

Overcollateralization Deficiency Amount. With respect to any distribution date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such distribution date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such distribution date).

Overcollateralization Release Amount. With respect to any distribution date, the lesser of (x) the Principal Remittance Amount for such distribution date and (y) the excess, if any, of (i) the Overcollateralized Amount for such distribution date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such distribution date) over (ii) the Overcollateralization Target Amount for such distribution date.

Overcollateralization Target Amount. On any distribution date, an amount equal to:

•	prior to the Stepdown Date, 0.80% of the aggregate principal balance of the mortgage loans as of the Cut-off Date, and

•	on or after the Stepdown Date, if no Trigger Event has occurred and is continuing, the greater of:

(1)
2.00% of the current principal of the mortgage loans prior to the distribution date in September 2012 and 1.60% of the current principal balance of the mortgage loans on or after the distribution date in September 2012;

(2)	0.50% of the aggregate principal balance of the mortgage loans as of the Cut-off Date, and

•	during the occurrence and continuation of a Trigger Event, the Overcollateralization Target Amount as of the previous distribution date.

Overcollateralized Amount. For any distribution date, an amount equal to (i) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Prepayment Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus (ii) the sum of the aggregate class principal balance of the offered certificates, the Class M-8 Certificates and the Class P Certificates as of such distribution date (after giving effect to distributions to be made on such distribution date) from the Principal Remittance Amount.

Pool Balance. For any distribution date, the aggregate of the Stated Principal Balances of the mortgage loans as of the first day of the related Due Period, and, when used in reference to only loan group 1 or loan group 2, calculated by taking into account only the State Principal Balances of the mortgage loans in such loan group.

Prepayment Period. For any distribution date, the calendar month preceding the month in which that distribution date occurs.

Principal Distribution Amount. For any distribution date and loan group, the excess of (x) the related Principal Remittance Amount for such distribution date over (y) such loan group’s pro rata share, based on the aggregate outstanding principal balance of the mortgage loans, of the Overcollateralization Release Amount for such distribution date.

Principal Remittance Amount. For any distribution date and loan group, the sum of the following for each such mortgage loan in that loan group:

•
each scheduled payment of principal collected or advanced (before taking into account any deficient valuations or debt service reductions) on the mortgage loan by the related servicer in the related Due Period;

•	if the mortgage loan is repurchased, the principal portion of the related purchase price, for the loan, deposited in the distribution account during the related Prepayment Period;

•	the principal portion of any related substitution adjustment amount for the mortgage loan deposited in the distribution account during the related Prepayment Period;

•	if the mortgage loan is not yet a liquidated mortgage loan, the principal portion of all insurance proceeds for the mortgage loan received during the related Prepayment Period;

•
if the mortgage loan is a liquidated mortgage loan, the principal portion of all net liquidation proceeds for the mortgage loan received during the related Prepayment Period, other than Recoveries; and

•
the principal portion of all partial and full principal prepayments of the mortgage loan received during the related Prepayment Period (net of deferred interest) and all Recoveries, if any, for that distribution date.

Realized Loss: With respect to any liquidated mortgage loan, the amount of loss realized equal to the portion of the principal balance remaining unpaid after application of all net liquidation proceeds in respect of such liquidated mortgage loan.

Recovery. With respect to any distribution date and mortgage loan that became a liquidated mortgage loan in a month preceding the month of that distribution date, an amount received in respect of such liquidated mortgage loan during the prior calendar month that has previously been allocated as a Realized Loss to a class or classes of certificates, net of reimbursable expenses.

Senior Principal Distribution Amount. An amount equal to the sum of (i) the Group 1 Senior Principal Distribution Amount and (ii) the Group 2 Senior Principal Distribution Amount.

Senior Termination Date. For any loan group, the date on which the aggregate principal balance of the related class or classes of senior certificates is reduced to zero.

Stated Principal Balance. For any mortgage loan and any date, the unpaid principal balance of the mortgage loan as of the immediately preceding due date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to any previous partial prepayments, net liquidation proceeds received, the payment of principal due on that due date irrespective of any delinquency in payment by the related borrower and any deferred interest added to the principal balance of that mortgage loan pursuant to the terms of the related mortgage note on or prior to that due date.

Stepdown Date. The earlier to occur of (i) the first distribution date on which the aggregate class principal balance of the senior certificates has been reduced to zero and (ii) the later to occur of (x) the distribution date occurring in September 2009 and (y) the first distribution date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the mortgage loans and before distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on such distribution date) is greater than or equal to (a) prior to the distribution date in September 2012, 26.75% and (b) on or after the distribution date in September 2012, 21.40%.

Trigger Event. On any distribution date on or after the Stepdown Date, if either (i) the percentage of mortgage loans that are delinquent 60 days or more exceeds (a) prior to September 2012, 27.10% of the current Credit Enhancement Percentage of the senior certificates and (b) on or after September 2012, 33.88% of the current Credit Enhancement Percentage of the senior certificates or (ii) cumulative Realized Losses for the related distribution date as a percentage of the principal balance of the mortgage loans as of the Cut-off Date are greater than:

Distribution Date	Percentage
September 2008 - August 2009	0.20% for the first month plus an additional 1/12th of 0.25% for each month thereafter
September 2009 - August 2010	0.45% for the first month plus an additional 1/12th of 0.35% for each month thereafter
September 2010 - August 2011	0.80% for the first month plus an additional 1/12th of 0.35% for each month thereafter
September 2011 - August 2012	1.15% for the first month plus an additional 1/12th of 0.40% for each month thereafter
September 2012 - August 2013	1.55% for the first month plus an additional 1/12th of 0.15% for each month thereafter
September 2013 and thereafter	1.70%

Unpaid Interest Shortfall Amount. With respect to each class of offered certificates and any distribution date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such class for the immediately preceding distribution date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such class for such preceding distribution date exceeds (b) the aggregate amount distributed on such class in respect of interest pursuant to clause (a) of this definition on such preceding distribution date, plus interest on the amount of interest due but not paid on the certificates of such class on such preceding distribution date, to the extent permitted by law, at the pass-through rate for such class for the related interest accrual period.

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Annex A:

Global Clearance, Settlement and Tax Documentation Procedures

Except in certain limited circumstances, the globally offered HarborView Mortgage Loan Trust, Mortgage Loan Pass-Through Certificates, Series 2006-8 (the “Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed certificates issues.

Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

A holder that is not a United States person (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

Trading Between Clearstream Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Relevant Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Because the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading Between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Relevant Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the securities administrator or to the U.S. entity required to withhold tax (the “U.S. withholding agent”) establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

I. the securities administrator or the U.S. withholding agent receives a statement—

(a) from the holder on Internal Revenue Service (“IRS”) Form W-8BEN (or any successor form) that—

(i) is signed by the holder under penalties of perjury,

(ii) certifies that such owner is not a United States person, and

(iii) provides the name and address of the holder, or

(b) from a securities clearing organization, a bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business that -

(i) is signed under penalties of perjury by an authorized representative of the financial institution,

(ii) states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the holder or that another financial institution acting on behalf of the holder has received such IRS Form W-8BEN (or any successor form),

(iii) provides the name and address of the holder, and

(iv) attaches the IRS Form W-8BEN (or any successor form) provided by the holder;

II. the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the securities administrator or the U.S. withholding agent;

III. the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the securities administrator or the U.S. withholding agent; or

IV. the holder is a “nonwithholding partnership” and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the securities administrator or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example “qualified intermediaries”) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Certificates.

A holder holding book-entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, (“TIN”), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. In addition, all holders holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of up to 31% unless the holder:

I. provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

II. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

III. is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not “United States persons” within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry certificates.

The term “United States person” means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust fund and one or more United States persons have authority to control all substantial decisions of the trust fund, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

Annex B:

Final Maturity Reserve Schedule

Distribution Date:	Aggregate Principal Balance ($):

September 2016	81,894,647.67
October 2016	80,732,418.60
November 2016	79,586,257.46
December 2016	78,455,945.01
January 2017	77,341,264.96
February 2017	76,242,003.97
March 2017	75,157,951.58
April 2017	74,088,900.19
May 2017	73,034,645.00
June 2017	71,994,984.01
July 2017	70,969,717.94
August 2017	69,958,650.21
September 2017	68,961,586.92
October 2017	67,978,336.79
November 2017	67,008,711.14
December 2017	66,052,523.84
January 2018	65,109,591.29
February 2018	64,179,732.37
March 2018	63,262,768.44
April 2018	62,358,523.27
May 2018	61,466,823.00
June 2018	60,587,496.16
July 2018	59,720,373.59
August 2018	58,865,288.43
September 2018	58,022,076.09
October 2018	57,190,574.19
November 2018	56,370,622.58
December 2018	55,562,063.26
January 2019	54,764,740.40
February 2019	53,978,500.27
March 2019	53,203,191.22
April 2019	52,438,663.67
May 2019	51,684,770.06
June 2019	50,941,364.84
July 2019	50,208,304.45
August 2019	49,485,447.25
September 2019	48,772,653.53
October 2019	48,069,785.51
November 2019	47,376,707.23
December 2019	46,693,284.61
January 2020	46,019,385.38
February 2020	45,354,879.07
March 2020	44,699,636.98
April 2020	44,053,532.16
May 2020	43,416,439.37
June 2020	42,788,235.11
July 2020	42,168,797.51
August 2020	41,558,006.38
September 2020	40,955,743.17
October 2020	40,361,890.93
November 2020	39,776,334.29
December 2020	39,198,959.47
January 2021	38,629,654.22

Distribution Date:	Aggregate Principal Balance ($):

February 2021	38,068,307.82
March 2021	37,514,811.05
April 2021	36,969,056.19
May 2021	36,430,936.97
June 2021	35,900,348.57
July 2021	35,377,187.59
August 2021	34,861,352.04
September 2021	34,352,741.33
October 2021	33,851,256.21
November 2021	33,356,798.80
December 2021	32,869,272.54
January 2022	32,388,582.20
February 2022	31,914,633.83
March 2022	31,447,334.76
April 2022	30,986,593.59
May 2022	30,532,320.15
June 2022	30,084,425.51
July 2022	29,642,821.93
August 2022	29,207,422.90
September 2022	28,778,143.05
October 2022	28,354,898.19
November 2022	27,937,605.28
December 2022	27,526,182.40
January 2023	27,120,548.74
February 2023	26,720,624.61
March 2023	26,326,331.40
April 2023	25,937,591.55
May 2023	25,554,328.57
June 2023	25,176,467.03
July 2023	24,803,932.50
August 2023	24,436,651.57
September 2023	24,074,551.83
October 2023	23,717,561.88
November 2023	23,365,611.26
December 2023	23,018,630.48
January 2024	22,676,551.01
February 2024	22,339,305.24
March 2024	22,006,826.48
April 2024	21,679,048.97
May 2024	21,355,907.81
June 2024	21,037,339.02
July 2024	20,723,279.48
August 2024	20,413,666.92
September 2024	20,108,439.93
October 2024	19,807,537.94
November 2024	19,510,901.20
December 2024	19,218,470.77
January 2025	18,930,188.54
February 2025	18,645,997.15
March 2025	18,365,840.05
April 2025	18,089,661.47
May 2025	17,817,406.39
June 2025	17,549,020.52
July 2025	17,284,450.34
August 2025	17,023,643.06
September 2025	16,766,546.60
October 2025	16,513,109.58

Distribution Date:	Aggregate Principal Balance ($):

November 2025	16,263,281.34
December 2025	16,017,011.92
January 2026	15,774,252.01
February 2026	15,534,952.99
March 2026	15,299,066.93
April 2026	15,066,546.50
May 2026	14,837,345.08
June 2026	14,611,416.63
July 2026	14,388,715.77
August 2026	14,169,197.73
September 2026	13,952,818.37
October 2026	13,739,534.12
November 2026	13,529,302.04
December 2026	13,322,079.76
January 2027	13,117,825.48
February 2027	12,916,497.99
March 2027	12,718,056.64
April 2027	12,522,461.33
May 2027	12,329,672.50
June 2027	12,139,651.16
July 2027	11,952,358.82
August 2027	11,767,757.55
September 2027	11,585,809.90
October 2027	11,406,478.97
November 2027	11,229,728.34
December 2027	11,055,522.11
January 2028	10,883,824.84
February 2028	10,714,601.61
March 2028	10,547,817.96
April 2028	10,383,439.89
May 2028	10,221,433.91
June 2028	10,061,766.93
July 2028	9,904,406.36
August 2028	9,749,320.03
September 2028	9,596,476.23
October 2028	9,445,843.66
November 2028	9,297,391.48
December 2028	9,151,089.24
January 2029	9,006,906.94
February 2029	8,864,814.97
March 2029	8,724,784.13
April 2029	8,586,785.62
May 2029	8,450,791.04
June 2029	8,316,772.38
July 2029	8,184,702.00
August 2029	8,054,552.66
September 2029	7,926,297.49
October 2029	7,799,909.97
November 2029	7,675,363.96
December 2029	7,552,633.69
January 2030	7,431,693.71
February 2030	7,312,518.96
March 2030	7,195,084.68
April 2030	7,079,366.50
May 2030	6,965,340.34
June 2030	6,852,982.49
July 2030	6,742,269.52

Distribution Date:	Aggregate Principal Balance ($):

August 2030	6,633,178.36
September 2030	6,525,686.26
October 2030	6,419,770.74
November 2030	6,315,409.68
December 2030	6,212,581.23
January 2031	6,111,263.85
February 2031	6,011,436.31
March 2031	5,913,077.64
April 2031	5,816,167.21
May 2031	5,720,684.61
June 2031	5,626,609.77
July 2031	5,533,922.85
August 2031	5,442,604.32
September 2031	5,352,634.89
October 2031	5,263,995.56
November 2031	5,176,667.57
December 2031	5,090,632.43
January 2032	5,005,871.91
February 2032	4,922,368.01
March 2032	4,840,103.01
April 2032	4,759,059.41
May 2032	4,679,219.96
June 2032	4,600,567.64
July 2032	4,523,085.68
August 2032	4,446,757.52
September 2032	4,371,566.86
October 2032	4,297,497.59
November 2032	4,224,533.84
December 2032	4,152,659.97
January 2033	4,081,860.52
February 2033	4,012,120.29
March 2033	3,943,424.26
April 2033	3,875,757.63
May 2033	3,809,105.78
June 2033	3,743,454.33
July 2033	3,678,789.07
August 2033	3,615,096.00
September 2033	3,552,361.31
October 2033	3,490,571.38
November 2033	3,429,712.78
December 2033	3,369,772.27
January 2034	3,310,736.77
February 2034	3,252,593.43
March 2034	3,195,329.52
April 2034	3,138,932.53
May 2034	3,083,390.10
June 2034	3,028,690.05
July 2034	2,974,820.36
August 2034	2,921,769.20
September 2034	2,869,524.87
October 2034	2,818,075.86
November 2034	2,767,410.81
December 2034	2,717,518.51
January 2035	2,668,387.92
February 2035	2,620,008.14
March 2035	2,572,368.42
April 2035	2,525,458.19

Distribution Date:	Aggregate Principal Balance ($):

May 2035	2,479,266.97
June 2035	2,433,784.49
July 2035	2,389,000.57
August 2035	2,344,905.20
September 2035	2,301,488.50
October 2035	2,258,740.73
November 2035	2,216,652.28
December 2035	2,175,213.68
January 2036	2,134,415.60
February 2036	2,094,248.81
March 2036	2,054,704.24
April 2036	2,015,772.94
May 2036	1,977,446.06
June 2036	1,939,714.91
July 2036	1,902,570.89
August 2036	1,866,005.54

Prospectus

Mortgage-Backed/Asset-Backed Securities
(Issuable in Series)

Greenwich Capital Acceptance, Inc. or Financial Asset Securities Corp.
Depositor

The Securities

Each issue of securities will have its own series designation and will evidence either the ownership of assets in the related trust or debt obligations secured by trust assets.

•	Each series of securities will consist of one or more classes.

•	Each class of securities will represent the entitlement to a specified portion of interest payments and a specified portion of principal payments on the trust assets.

•
A series may include classes of securities that are senior in right of payment to other classes. Classes of securities may be entitled to receive principal, interest or both prior to other classes or before or after specified events.

•
No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market for them will develop.

The Trust and Its Assets

As specified in the related prospectus supplement, the assets of a trust will include one or more of the following:

•	mortgage loans secured generally by senior liens on one- to four-family residential properties,

•	closed-end and/or revolving home equity loans generally secured by junior liens on one- to four-family residential properties,

•	mortgage loans secured by senior liens on multifamily residential properties,

•	conditional sales contracts, installment sales agreements or loan agreements secured by manufactured housing,

•
home improvement installment sales contracts and loan agreements that are either unsecured or secured generally by junior liens on one- to four-family residential properties or by purchase money security interests in the related home improvements,

•	mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac, or

•	private label mortgage-backed or asset-backed securities.

Offers of the Securities

Offers of the securities may be made through one or more different methods. All securities will be distributed by, or sold through underwriters managed by, Greenwich Capital Markets, Inc.

Consider carefully the risk factors beginning on page 6 of this prospectus.

The securities of each series will represent interests or obligations of the issuing entity, and will not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

August 10, 2006

Table of Contents
Page

Important Notice About Information in This Prospectus and Each Accompanying Prospectus Supplement	5

Risk Factors	6

The Trust Fund	41
The Mortgage Loans—General	42
Single Family Loans	48
Home Equity Loans	48
Multifamily Loans	49
Manufactured Housing Contracts	50
Home Improvement Contracts	50
Agency Securities	51
Private Label Securities	57
Incorporation of Certain Information by Reference	60

Static Pool Information	60

Use of Proceeds	61

The Sponsor	61

The Depositors	62

Loan Program	62
Underwriting Standards	63
FICO Scores	64
Qualifications of Sellers	64
Representations by Sellers; Repurchases or Substitutions	65

Description of the Securities	67
General	71
Distributions on Securities	73
Advances	77
Purchase Obligations	78
Reports to Securityholders	79

Credit Enhancement and Other Support	81
General	81
Subordination	82
Pool Insurance Policies	84
Primary Mortgage Insurance Policies	86

FHA Insurance; VA Guarantees	87
Special Hazard Insurance Policies	89
Bankruptcy Bonds	91
FHA Insurance on Multifamily Loans	91
Reserve Accounts	92
Cross Support	92
Other Insurance, Surety Bonds, Guaranties, Letters of Credit and Similar Instruments or Agreements	93
Derivatives	93

Yield and Prepayment Considerations	95

Operative Agreements	98
Assignment of Trust Fund Assets	98
Payments on Loans; Deposits to Security Account	101
Pre-Funding Account	103
Sub-Servicing of Loans	104
Collection Procedures	106
Hazard Insurance	107
Realization upon Defaulted Mortgage Loans	109
Servicing and Other Compensation and Payment of Expenses	112
Evidence as to Compliance	112
Certain Matters Regarding the Master Servicer and the Depositors	113
Events of Default; Rights upon Event of Default	114
Amendment	117
Termination; Optional Termination; Calls	118
The Trustee	120

Material Legal Aspects of the Loans	122
General	122
Foreclosure	126
Repossession of Manufactured Homes	128
Rights of Redemption	130
Equitable Limitations on Remedies	130
Anti-Deficiency Legislation and Other Limitations on Lenders	131
Homeownership Act and Similar State Laws	132
Due-on-Sale Clauses	134
Prepayment Charges; Late Fees	135
Applicability of Usury Laws	135
Servicemembers Civil Relief Act	136
Environmental Risks	136
The Home Improvement Contracts	139
Installment Contracts	140
Junior Mortgages; Rights of Senior Mortgagees	141
The Title I Program	142

Material Federal Income Tax Consequences	146

General	147
Taxation of Debt Securities	148
Non-REMIC Certificates	156
Single Class of Senior Certificates	156
Multiple Classes of Senior Certificates	160
Possible Application of Contingent Payment Regulations to Certain Non-REMIC Certificates	165
Sale or Exchange of a Senior Certificate	166
Non-U.S. Persons	167
Information Reporting and Backup Withholding	167
REMIC Certificates	167
General	167
Tiered REMIC Structures	169
Regular Certificates	169
Residual Certificates	181
Prohibited Transactions and Other Taxes	187
Liquidation and Termination	187
Administrative Matters	187
Tax-Exempt Investors	188
Non-U.S. Persons	188
Tax-Related Restrictions on Transfers of Residual Certificates	189

Reportable Transactions	193

Penalty Avoidance	193

State Tax Considerations	193

ERISA Considerations	193
Insurance Company General Accounts	195
Prohibited Transaction Class Exemption 83-1	196
Underwriter Exemption	196

Legal Investment Considerations	199

Method of Distribution	201

Legal Matters	202

Financial Information	202

Available Information	203

Reports to Securityholders	203

Ratings	204

Glossary of Terms	205

Important Notice About Information in This Prospectus
and Each Accompanying Prospectus Supplement

Information about each series of securities is contained in two separate documents:

•	this prospectus, which provides general information, some of which may not apply to a particular series; and

•	the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

Although the accompanying prospectus supplement for a particular series of securities cannot contradict the information contained in this prospectus, insofar as the prospectus supplement contains specific information about the series that differs from the more general information contained in this prospectus, you should rely on the information in the prospectus supplement.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

We include cross-references in this prospectus and each accompanying prospectus supplement to captions in these materials where you can find further related discussions. There is a Glossary of Terms beginning on page 205 of this prospectus where you will find definitions of the capitalized terms used in this prospectus. The preceding Table of Contents and the Table of Contents included in each accompanying prospectus supplement provide the pages on which these captions are located.
_____________________

You may obtain additional information by contacting either depositor. The mailing address of the depositor’s principal executive offices is either Greenwich Capital Acceptance, Inc. or Financial Acceptance Securities Corp., at 600 Steamboat Road, Greenwich, Connecticut 06830 and the telephone number is (203) 625- 2700. For other means of acquiring additional information about us or a series of securities, see “The Trust Fund — Incorporation of Certain Information by Reference” on page 60 of this prospectus.
____________________

Risk Factors
You should carefully consider the following information, together with the information set forth under “Risk Factors” in the related prospectus supplement, since it identifies the principal risk factors associated with an investment in the securities.

Principal prepayments on the
loans may adversely affect the
average life of, and rate of return
on, your securities
You may be unable to reinvest the principal payments on your securities at a rate of return at least equal to the rate on your securities. The timing of principal payments on the securities of a series will be affected by a number of factors, including the following:

• the extent of prepayments on the loans in the trust or, if the trust is comprised of underlying securities, on the loans backing the underlying securities;
• how payments of principal are allocated among the classes of securities of the series as specified in the related prospectus supplement;
• if any party has an option to terminate the related trust early or to call your securities, the effect of the exercise of the option;
• the rate and timing of defaults and losses on the assets in the related trust; and
• repurchases of assets in the related trust as a result of material breaches of representations and warranties made by the depositor or master servicer.
The rate of prepayment of the loans included in, or underlying the assets held in, each trust may affect the average life of the securities.
Only the assets of the related
trust are available to pay your
securities
Unless the applicable prospectus supplement provides otherwise, the securities of each series will be payable solely from the assets of the related trust, including any applicable credit enhancement, and will not have a claim against the assets of any other trust. If the assets of the related trust are not sufficient, you may suffer a loss on your securities. Moreover, at the times specified in the related prospectus supplement, assets of the trust may be released to the applicable depositor, master servicer, any servicer, credit enhancement provider or other specified person, if all payments then due on the securities have been made and adequate provision for future payments on the remaining securities has been made. Once released, these assets will no longer be available to make payments on your securities There will be no recourse against the depositor, the master servicer, any servicer or any of their affiliates if a required distribution on the securities is not made. The securities will not represent an interest in, or an obligation of, the depositor, the master servicer, any servicer or any of their affiliates.

The depositor’s obligations are limited to its representations and warranties concerning the trust assets. Because the depositor has no significant assets, if it is required to repurchase trust assets due to the breach of a representation or warranty, the depositor’s source of funds for the repurchase would be limited to:

• moneys obtained from enforcing any similar obligation of the seller or originator of the asset, or
• funds from a reserve account or other credit enhancement established to pay for asset repurchases.
Credit enhancement may not be
adequate to prevent losses on
your securities
Credit enhancement is intended to reduce the effect of delinquent payments or loan losses on those classes of securities that have the benefit of the credit enhancement. Nevertheless, the amount of any credit enhancement is subject to the limits described in the related prospectus supplement. Moreover, the amount of credit enhancement may decline or be depleted under certain circumstances before the securities are paid in full. As a result, securityholders may suffer losses. In addition, credit enhancement may not cover all potential sources of risk of loss, such as fraud or negligence by a loan originator or other parties.

Overcollateralization: The mortgage loans are expected to generate more interest than is needed to pay interest on the related securities because the weighted average interest rate on the mortgage loans is expected to be higher than the weighted average interest rate on the related securities. If the mortgage loans generate more interest than is needed to pay interest on the related securities the “excess spread” will be used to make additional principal payments on those securities, which will reduce the total outstanding principal balance of those securities below the aggregate principal balance of the related mortgage loans, thereby creating “overcollateralization.” Overcollateralization is intended to provide limited protection to securityholders by absorbing the security’s share of losses from liquidated mortgage loans. However, there can be no guaranty that enough excess spread will be generated on the mortgage loans to maintain the required level of overcollateralization. The excess spread available on any distribution date will be affected by the actual amount of interest received, advanced or recovered in respect of the mortgage loans during the preceding month. Such amount may be influenced by changes in the weighted average of the mortgage rates resulting from prepayments, defaults and liquidations of the mortgage loans. If the protection afforded by overcollateralization is insufficient, then you could experience a loss on your investment.

Subordination: This form of credit enhancement uses collections on the mortgage loans otherwise payable to the holders of the subordinated classes to pay amounts due on the more senior classes. Such collections are the sole source of funds from which such credit enhancement is provided. Realized losses will be allocated, first, to reduce the amount of excess spread, second, to reduce the overcollateralization amount, third, to each class of subordinate securities, beginning with the class with the lowest payment priority, in each case until the principal amount of that class has been reduced to zero, and fourth, to the senior securities. Accordingly, if the aggregate principal balance of a subordinated class were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for distributions to holders of the remaining subordinated class or classes and, if the aggregate principal balance of all the subordinated classes were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to holders of the senior securities.

The weighted average lives of, and the yields to maturity on the subordinate securities will be progressively more sensitive, based on their payment priority, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans are higher than those assumed by an investor in such securities, the actual yield to maturity of such securities may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of excess spread for the related distribution date and the overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balance of each of the subordinate securities. As a result of such reductions, less interest will accrue on such class of subordinated securities than would otherwise be the case. Once a realized loss is allocated to a subordinated security, no interest will be distributable with respect to such written down amount.

Subordinated securities will not be entitled to any principal distributions during any period in which delinquencies or losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of the subordinated securities will be longer than would otherwise be the case if distributions of principal were allocated among all of the securities at the same time. As a result of the longer weighted average lives of the subordinated securities, the holders of such securities have a greater risk of suffering a loss on their investments. Further, because such securities might not receive any principal if certain delinquency or loss levels occur, it is possible for such securities to receive no principal distributions even if no losses have occurred on the mortgage pool.

You should fully consider the risks of investing in a subordinated certificate, including the risk that you may not fully recover your initial investment as a result of realized losses.

Derivatives: Payments made by the derivative contract counterparty will be used first, to cover basis risk shortfalls on the related securities with any remaining amounts to be used as net monthly excess cashflow as described in the prospectus supplement. However, if the derivative contract counterparty defaults on its obligations, then there may be insufficient funds to cover basis risk shortfalls on the bonds or interest on the bonds, and the amount of net monthly excess cashflow may be reduced. As a result, investors in the securities will be subject to the credit risk of the derivative contract counterparty.

Net amounts payable under the derivative contracts are based on the parameters described in the prospectus supplement, and to the extent the actual performance of the mortgage loans differs from the expectations on which these parameters were based, the derivative contracts may provide insufficient funds to cover these shortfalls.

Net monthly excess cashflow, including amounts from the derivative contracts, will provide some protection against any basis risk shortfalls on the securities, subject to the priorities described in the prospectus supplement. However, there can be no assurance that available net monthly excess cashflow will be sufficient to cover these shortfalls, particularly because in a situation where the interest rate on a class of securities is limited to the related available funds rate, there will be little or no related net monthly excess cashflow, except to the extent provided by the derivative contracts.

The interest accrual period may
reduce the effective yield
on your securities
Interest payable on the securities on any distribution date will include all interest accrued during the related interest accrual period. The interest accrual period for the securities of each series will be specified in the applicable prospectus supplement. If the interest accrual period ends two or more days before the related distribution date, your effective yield will be less than it would be if the interest accrual period ended the day before the distribution date. As a result, your effective yield at par would be less than the indicated coupon rate.

Mortgage loans originated according
to non-agency underwriting
guidelines may have higher
expected delinquencies
If specified in the related prospectus supplement, the mortgage loans may have been originated according to underwriting guidelines that do not comply with Fannie Mae or Freddie Mac guidelines. These types of mortgage loans are sometimes referred to as “subprime,” “non-prime” or “non-conforming” mortgage loans. Whereas “prime” loans are typically made to borrowers who have a strong credit history and can demonstrate a capacity to repay their loans, subprime loans are typically made to borrowers who are perceived as deficient in either or both of these respects. The borrowers may have imperfect credit histories, ranging from minor delinquencies to bankruptcy, or relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income. While lenders consider a borrower’s credit history when determining whether a loan is other than prime, they also consider the mortgage loan characteristics, such as loan-to-value ratio, or attributes of the property that may cause the loan to carry elevated credit risk.

Compared with prime loans, subprime loans typically have higher loan-to-value ratios, reflecting the greater difficulty that subprime borrowers have in making down payments and the propensity of these borrowers to extract equity during refinancing. Historically, subprime borrowers pay higher rates of interest, go into delinquency more often, and have their properties foreclosed at a higher rate than either prime borrowers or borrowers of mortgage loans originated in accordance with Fannie Mae or Freddie Mac guidelines. A significant portion of the mortgage loans in the trust fund may have been classified in these relatively low (i.e., relatively higher risk) credit categories.

Rising unemployment, higher interest rates, or a decline in housing prices generally or in certain regions of the United States may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of subprime mortgage loans and other mortgage loans of relatively low credit quality than on mortgage loans originated under stricter guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related mortgage loans. These risks are magnified with respect to adjustable payment mortgage loans, interest- only mortgage loans, loans with balloon payments and loans which provide for negative amortization. See “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types” for a discussion of risks related to economic conditions generally and adjustable payment mortgage loans.

Consequently, mortgage loans originated according to underwriting guidelines that are not as strict as Fannie Mae or Freddie Mac guidelines may be likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards.

“Alt-A “Mortgage Loans: If specified in the related prospectus supplement, the trust fund may include mortgage loans originated according to “Alternative-A” or “Alt-A” underwriting guidelines. Although Alt- A loans are typically made to borrowers who have a strong credit history and can demonstrate a capacity to repay their loans, Alt-A mortgage loans may have some of the characteristics and risks of subprime mortgage loans described above. In particular, Alt-A mortgage loans (1) are often originated under underwriting guidelines with more limited and reduced documentation requirements, (2) have higher loan-to- value ratios than prime loans, (3) are more likely to be secured by properties not primarily occupied by the related borrower than prime loans and (4) often have prepayment penalties. You should consider the risks discussed above if the trust fund contains Alt-A mortgage loans.

See “Loan Underwriting Procedures and Standards” in this prospectus and see the prospectus supplement for a description of the characteristics of the related mortgage loans and for a general description of the underwriting guidelines applied in originating the related mortgage loans.

Aspects of the mortgage loan
origination process may result
in higher expected delinquencies
Various factors in the process of originating the mortgage loans in the trust fund may have the effect of increasing delinquencies and defaults on the mortgage loans. These factors may include any or all of the following:

Appraisal quality: During the mortgage loan underwriting process, appraisals are generally obtained on each prospective mortgaged property. The quality of these appraisals may vary widely in accuracy and consistency. Because in most cases the appraiser is selected by the mortgage loan broker or lender, the appraiser may feel pressure from that broker or lender to provide an appraisal in the amount necessary to enable the originator to make the loan, whether or not the value of the property justifies such an appraised value. Inaccurate or inflated appraisals may result in an increase in the number and severity of losses on the mortgage loans.

Stated income underwriting guidelines: Most underwriting guidelines applied in the origination of mortgage loans have several different levels of documentation requirements applicable to prospective borrowers. There has recently been an increasing number of mortgage loans originated under “stated income” programs, which permit an applicant to qualify for a mortgage loan based upon monthly income as stated on the mortgage loan application, if the applicant meets certain criteria. Typically no verification of monthly income is required under stated income programs, which increases the risk that these borrowers have overstated their income and may not have sufficient income to make their monthly mortgage loan payments. You should consider the risk that a higher number of mortgage loans originated under stated income programs may result in increased delinquencies and defaults on the mortgage loans in the trust fund.

Underwriting guideline exceptions: Although mortgage originators generally underwrite mortgage loans in accordance with their pre-determined loan underwriting guidelines, from time to time and in the ordinary course of business, originators will make exceptions to these guidelines. Loans originated with exceptions may result in a higher number of delinquencies and loss severities than loans originated in strict compliance with the designated underwriting guidelines.

Non-owner occupied properties: Mortgage Loans secured by properties acquired by investors for the purposes of rental income or capital appreciation, or properties acquired as second homes, tend to have higher seventies of default than properties that are regularly occupied by the related borrowers. In a default, real property investors who do not reside in the mortgaged property may be more likely to abandon the related mortgaged property, increasing the severity of the default.

Broker and correspondent origination versus retail origination: Mortgage loans that have been originated on behalf of the originators by unaffiliated brokers or correspondents rather than directly by the originators themselves may experience a higher rate of delinquencies and defaults. In particular, a substantial number of subprime mortgage loans are originated by brokers rather than directly by the related originators.

Fraud: Fraud committed in the origination process may increase delinquencies and defaults on the mortgage loans. For example, a borrower may present fraudulent documentation to a lender during the mortgage loan underwriting process, which may enable the borrower to qualify for a higher balance or lower interest rate mortgage loan than the borrower would otherwise qualify for. In addition, increasingly frequent incidences of identity theft involving borrowers, particularly in the case of mortgage loans originated by brokers and under streamlined origination programs, may result in an increased number of fraudulent mortgage loans that are not secured by a mortgaged property. To the extent that the trust fund includes any mortgage loans originated electronically over the Internet, these originations are more likely to be fraudulent. You should consider the potential effect of fraud by borrowers, brokers and other third parties on the yield on your securities.

Self-employed borrowers: Self-employed borrowers may be more likely to default on their mortgage loans than salaried or commissioned borrowers and generally have less predictable income. In addition, many self-employed borrowers are small business owners who may be personally liable for their business debt. Consequently, you should consider that a higher number of self-employed borrowers may result in increased defaults on the mortgage loans in the trust fund.

First time borrowers: First time home buyers are often younger, have shorter credit histories, are more highly leveraged and have less experience with undertaking mortgage debt and maintaining a residential property than other borrowers. The presence of loans with first time buyers in the mortgage pool may increase the number of defaults on the mortgage loans.

Although the aspects of the mortgage loan origination process described above may be indicative of the performance of the mortgage loans, information regarding these factors may not be available for the mortgage loans in the trust fund, unless specified in the prospectus supplement.

See “Loan Underwriting Procedures and Standards” in this prospectus and see the prospectus supplement for a description of the characteristics of the related mortgage loans and for a general description of the underwriting guidelines applied in originating the related mortgage loans.

Changes in U.S. economic
conditions may adversely affect
the performance of mortgage
loans, particularly adjustable
payment loans of various
types
Recently, an increasingly large proportion of residential mortgage loans originated in the United States have been adjustable payment mortgage loans, including loans that have interest-only or negative amortization features. Mortgage loans that are referred to generally as adjustable payment or adjustable rate mortgage loans may include any of the following types of loans:

•  mortgage loans whose interest rate adjusts on the basis of a variable index plus a margin, with the initial adjustment typically occurring six months after origination of the related mortgage loan and adjustments occurring every six months thereafter; these loans may or may not have a low introductory interest rate;

• “hybrid” mortgage loans, whose interest rate is fixed for the initial period specified in the related mortgage note, and thereafter adjusts periodically based on the related index;

•  “interest-only” mortgage loans, which provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period specified in the related mortgage note; thereafter, the monthly payment is increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate;

•  “negative amortization” mortgage loans, which may have a low introductory interest rate, and thereafter have a mortgage interest rate which adjusts periodically based on the related index; however, the borrower is only required to make a minimum monthly payment which may not be sufficient to pay the monthly interest accrued, resulting in an increase to the principal balance of the mortgage loan by the amount of unpaid interest; and

•  “option ARMs,” which combine several of the features described above and permit the borrower to elect whether to make a monthly payment sufficient to pay accrued interest and amortize the principal balance, make an interest-only payment or make a minimum payment that may be insufficient to pay accrued interest (with the unpaid interest added to the principal balance of the loan).

If specified in the related prospectus supplement, the trust fund may include significant concentrations of these types of adjustable payment mortgage loans, which present special default and prepayment risks.

The primary attraction to borrowers of these adjustable payment mortgage loan products is that initial monthly mortgage loan payments can be significantly lower than fixed rate or level pay mortgage loans under which the borrower pays both principal and interest at an interest rate fixed for the life of the mortgage loan. As a result, many borrowers are able to incur substantially greater mortgage debt using one of these adjustable payment mortgage loan products than if they used a standard amortizing fixed rate mortgage loan.

In addition, a substantial number of these adjustable payment mortgage loans have been originated in regions of the United States that have seen substantial residential housing price appreciation over the past few years, such as California and major metropolitan areas in other states. Many borrowers in these markets have used adjustable payment mortgage loan products to purchase homes that are comparatively larger or more expensive than they would otherwise have purchased with a fixed rate mortgage loan with relatively higher monthly payments. These borrowers may have taken out these mortgage loan products in the expectation that either (1) their income will rise by the time their fixed rate period or interest-only period expires, thus enabling them to make the higher monthly payments, or (2) in an appreciating real estate market, they will be able to sell their property for a higher price or will be able to refinance the mortgage loan before the expiration of the fixed rate or interest-only period.

Borrowers with adjustable payment mortgage loans will likely be exposed to increased monthly payments (1) when the mortgage interest rate adjusts upward from a low introductory rate to the rate computed in accordance with the applicable index and margin, (2) if interest rates rise significantly, (3) in the case of interest-only mortgage loans, from the large increases in monthly payments when the interest-only terms expire and the monthly payments on these loans are recalculated to amortize the outstanding principal balance over the remaining term or (4) in the case of loans with negative amortization features, from the large increases in monthly payments when the payments are recalculated to amortize the outstanding principal balance.

When evaluating a mortgage loan application from a prospective borrower for an adjustable payment or interest-only mortgage loan, many mortgage originators determine the amount of loan that borrower can afford based on the borrower’s initial scheduled monthly payments, or the scheduled monthly payments on the first mortgage interest rate reset date, rather than based on the adjusted monthly payments as of future mortgage interest reset dates (in the case of adjustable rate mortgage loans) or the principal amortization date (in the case of interest-only mortgage loans). Mortgage loan characteristics and debt-to-income ratios set forth in the prospectus supplement will reflect the scheduled mortgage loan payments due or being made as of the “cut-off date,” and will not reflect the mortgage loan payment resets that will occur during the life of the mortgage loan. These origination practices may increase the sensitivity of mortgage loan performance and defaults to changes in U.S. economic conditions.

In recent years, mortgage interest rates have been at historically low levels. Although short-term interest rates have increased from their lowest levels, long- term interest rates have remained low. If mortgage interest rates rise, borrowers will experience increased monthly payments on their adjustable rate mortgage loans. As the fixed interest rates on hybrid mortgage loans expire and convert to adjustable rates, borrowers may find that the new minimum monthly payments are considerably higher and they may not be able to make those payments.

In addition, without regard to changes in interest rates, the monthly payments on mortgage loans with interest-only or negative amortization features will increase substantially when the principal must be repaid.

Any of these factors, or a combination of these factors, could cause mortgage loan defaults to increase substantially.

Borrowers who intend to avoid increased monthly payments by refinancing their mortgage loans may find that lenders may not in the future be willing or able to offer these adjustable payment mortgage loan products, or to offer these products at relatively low interest rates. A decline in housing prices generally or in certain regions of the United States could also leave borrowers with insufficient equity in their homes to permit them to refinance. In addition, if the recent rapid increase in house prices ceases or housing prices decline, borrowers who intend to sell their properties on or before the expiration of the fixed rate periods or interest-only periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans, especially in the case of negative amortization mortgage loans. These events could cause borrowers to default on their mortgage loans.

Rising unemployment and slow wage growth in certain regions of the United States or generally could also impact the ability of many borrowers with adjustable payment mortgage loans to make the higher monthly payments resulting from the expiration of fixed rate periods or interest-only periods, or from increases in interest rates. If borrowers become unemployed in a slowing economy, or if they find that expected increases in personal income have not occurred, they may be unable to make the higher monthly mortgage payments.

It is likely that borrowers with adjustable payment mortgage loans will over the next several years be required to spend a larger proportion of their income to service their mortgage debt. This increase could, in the absence of strong wage growth, come at the expense of other expenditures by these borrowers, particularly consumer spending. It is possible that a decline in consumer spending could cause the U.S. economy to slow or decline, which could give rise to increased unemployment and falling property values.

These factors would negatively impact the ability of many borrowers to meet their increased monthly mortgage payments as described above. As a consequence, defaults on adjustable payment mortgage loans may increase significantly.

Any of the factors described above, alone or in combination, could adversely affect the yield on your securities. Depending upon the type of security purchased and the price paid, the adverse yield effect could be substantial.

These risks are magnified with respect to mortgage loans made on the basis of relatively low credit standards. See “—Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have Higher Expected Delinquencies” for a discussion of risks related to mortgage loans that are sometimes referred to as “subprime,” “nonconforming” or “Alt-A,” or are otherwise originated in accordance with credit standards that do not conform to those of Fannie Mae or Freddie Mac.

Several types of adjustable payment mortgage loans discussed above, in particular “option ARMs” and interest-only mortgage loans, have only been originated in any significant numbers in relatively recent years. Consequently, there is no material statistical information showing payment and default trends under a variety of macroeconomic conditions. In particular, it is unclear how these mortgage loan products will perform in a declining housing market or under other negative macroeconomic conditions.

See “—Mortgage Loans with Interest-Only Payments” and “—Special Risks of Mortgage Loans that Provide for Negative Amortization “for further discussion of mortgage loans with interest-only or negative amortization features, respectively.

Legal and other factors could
reduce the amount and delay
the timing of recoveries
on defaulted loans	The following factors, among others, could adversely affect property values in such a way that the outstanding balance of the related loans would equal or exceed those values:
• an overall decline in the residential real estate markets where the properties are located,
• failure of borrowers to maintain their properties adequately, and
• natural disasters that are not necessarily covered by hazard insurance, such as earthquakes and floods.

Even if you assume that the mortgaged properties provide adequate security for the loans, substantial delays could occur before defaulted loans are liquidated and the proceeds forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses that characterize other types of lawsuits if defenses or counterclaims are made. As a result, foreclosure actions can sometimes take several years to complete. Moreover, some states prohibit a mortgage lender from obtaining a judgment against the borrower for amounts not covered by property proceeds if the property is sold outside of a judicial proceeding. As a result, if a borrower defaults, these restrictions may impede the servicer’s ability to dispose of the borrower’s property and obtain sufficient proceeds to repay the loan in full. In addition, the servicer is entitled to deduct from liquidation proceeds all the expenses it reasonably incurs in trying to recover on the defaulted loan, including legal fees and costs, real estate taxes, and property preservation and maintenance expenses.

State laws generally regulate interest rates and other loan charges, require certain disclosures, and often require licensing of loan originators and servicers. In addition, most states have other laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing and collection of loans. Depending on the provisions of the particular law or policy and the specific facts and circumstances involved, violations may limit the ability of the servicer to collect interest or principal on the loans. Also, the borrower may be entitled to a refund of amounts previously paid and the servicer may be subject to damage claims and administrative sanctions.

Risks related to mortgage loans
with interest-only payments
If specified in the related prospectus supplement, some of the mortgage loans to be included in the trust fund may provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period following origination specified in the related prospectus supplement. Following the applicable interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate.

If applicable, the presence of these mortgage loans in the trust fund will, absent other considerations, result in longer weighted average lives of the related securities than would have been the case had these loans not been included in the trust fund. In addition, borrowers may view the absence of any obligation to make a payment of principal during the interest-only period following origination specified in the related prospectus supplement as a disincentive to prepayment. Conversely, however, borrowers may be more likely to refinance their mortgage loans when the related interest-only period expires, resulting in increased prepayments.

After a borrower’s monthly payment has been increased to include principal amortization, and assuming the borrower does not refinance the related mortgage loan, delinquency or default may be more likely.

See also “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types “for a discussion of risks related to interest-only mortgage loans and economic conditions.

Risks related to mortgage loans
that provide for negative
amortization
If specified in the related prospectus supplement, the trust fund may include mortgage loans that provide for so-called “negative amortization.” Negative amortization mortgage loans generally provide the borrower with a low initial introductory interest rate. Thereafter, the mortgage interest rate is calculated at the index specified in the related mortgage note plus the applicable margin. However, the borrower is only required to make (or may elect to make) for the period specified in the related mortgage note a minimum monthly payment on the mortgage loan that may be sufficient to amortize the principal balance of the mortgage loan over the remaining term but not to pay all accrued interest, or may be insufficient to pay accrued interest and not amortize the principal balance at all.

At the end of this initial period, and periodically thereafter, the borrower’s minimum monthly payment is adjusted to reflect the prevailing interest rate, consisting of the current applicable index plus the applicable margin, plus a principal amount sufficient to amortize the mortgage loan over the remaining applicable term. Typically, the borrower’s monthly payment will not be increased or decreased by more than a periodic cap and is subject to a maximum interest rate, as specified in the related mortgage note. Nevertheless, although each year’s recalculated monthly payment will be based on the prevailing rate of the applicable index at the time of the annual payment adjustment date, this index may continue to adjust up or down throughout the course of the year.

During a period of rising interest rates, as well as before the annual adjustment to the minimum monthly payment made by the borrower, the amount of interest accruing on the principal balance of the related mortgage loan may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on the related mortgage loan may become deferred interest that will be added to its principal balance and will also bear interest at the applicable interest rate.

In addition, the amount by which a monthly payment may be adjusted on an annual payment adjustment date is generally limited and may not be sufficient to amortize fully the unpaid principal balance of a negative amortization mortgage loan over its remaining term to maturity.

Generally, under the circumstances and at the intervals provided in the related mortgage note, the monthly payment due on a negative amortization mortgage loan will be “recast” without regard to the related payment cap in order to provide for payment of the outstanding balance of the mortgage loan over its remaining term.

In summary, then, as interest rates increase (or, in some cases, even if market interest rates remain stable), the principal balance of a negative amortization mortgage loan will increase over time, thereby increasing the monthly payments to be paid by the borrower when principal must be repaid, making refinancing more difficult and increasing the potential adverse effect of macroeconomic trends. See “ Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types” above.

In addition, any deferral of interest on negative amortization mortgage loans will result in a reduction of the amount of interest available to be distributed as interest to the securities. If specified in the related prospectus supplement, the reduction in interest collections may be offset, in part, by applying certain prepayments received on the mortgage loans to interest payments on the securities. In that case, the excess of any deferred interest on the mortgage loans over the prepayments received on the mortgage loans, or net deferred interest, will be allocated among the classes of securities in an amount equal to the excess of the interest accrued on each such class at its applicable interest rate over the amount of interest that would have accrued if the applicable interest rate for each class had been equal to a rate adjusted for net deferred interest on the related mortgage loans, as described in the related prospectus supplement. Any such allocation of net deferred interest could, as a result, affect the weighted average maturity of the affected class of securities.

Loans secured by junior liens are
subject to additional risks
If a loan is in a junior lien position, a decline in property values could extinguish the value of the junior lien loan before having any effect on the related senior lien loan or loans. In general, the expenses of liquidating defaulted loans do not vary directly with the unpaid amount. So, assuming that a servicer would take the same steps to recover a defaulted loan with a small unpaid balance as it would a loan with a large unpaid balance, the net amount realized after paying liquidation expenses would be a smaller percentage of the balance of the small loan than of the large loan. Since the mortgages securing home equity loans typically will be in a junior lien position, the proceeds from any liquidation will be applied first to the claims of the related senior mortgageholders, including foreclosure costs. In addition, a junior mortgage lender may only foreclose subject to any related senior mortgage. As a result, the junior mortgage lender generally must either pay each related senior mortgage lender in full at or before the foreclosure sale or agree to make the regular payments on each senior mortgage. Since the trust will not have any source of funds to satisfy any senior mortgages or to continue making payments on them, the trust’s ability as a practical matter to foreclose on any junior lien will be limited.

Risks related to any interest
rate swap agreement
If the related prospectus supplement specifies that the trust fund or related supplemental interest trust includes one or more interest rate swap agreements, then any net swap payment payable to the swap counterparty under the terms of those interest rate swap agreements will reduce amounts available for payment to securityholders, and may reduce payments of interest on the securities. If the rate of prepayments on the mortgage loans is faster than anticipated, the scheduled notional amounts on which payments due under the interest rate swap agreements are calculated may exceed the total principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make swap payments to the swap counterparty and, under certain circumstances, requiring application of principal received on the mortgage loans to make net swap payments to the swap counterparty. Therefore, a rapid rate of prepayments during periods in which the trust fund makes net payments to a swap counterparty could adversely affect the yields on the securities.

Effect of creditworthiness of
swap counterparty on ratings
of securities
If the related prospectus supplement specifies that the trust fund includes one or more interest rate swap agreements, in the event that the trust fund, after application of all interest and principal received on the related mortgage loans, cannot make the required swap payments to the swap counterparty, a swap termination payment as described in the related prospectus supplement may be owed to the swap counterparty. Any termination payment payable to the swap counterparty in the event of early termination of any interest rate swap agreement will likely reduce amounts available for payment to securityholders.

If the related prospectus supplement specifies that the trust fund includes one or more interest rate swap agreements, the ratings on your securities will be dependent in part upon the credit ratings of the swap counterparty or its credit support provider. If a credit rating of the swap counterparty or its credit support provider is qualified, reduced or withdrawn, or if the swap counterparty or its credit support provider defaults on its obligations, and a substitute counterparty or credit support provider is not obtained in accordance with the terms of the interest rate swap agreement, the ratings of your securities may be qualified, reduced or withdrawn. In such event, the value and marketability of those securities will be adversely affected.

See the descriptions of any interest rate swap agreement and the swap counterparty in the prospectus supplement.
Special risks for certain
classes of securities
The related prospectus supplement may specify that certain classes of securities are interest-only or principal-only securities. These securities will have yields to maturity (or early termination) the yield you will receive if you hold a security until it has been paid in full—that are highly sensitive to prepayments on the related mortgage loans.

If you purchase any of these classes of securities, you should consider the risk that you may receive a lower than expected yield under the following circumstances:
• in the case of any interest-only securities, a faster than expected rate of prepayments on the mortgage loans in the trust fund; and
• in the case of any principal-only securities, a slower than expected rate of prepayments on the mortgage loans in the trust fund.

Prepayments on the mortgage loans, including liquidations, purchases and insurance payments, could result in the failure of investors in any interest-only securities to fully recover their initial investments. Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan providers, including the seller and its affiliates and any master servicer or servicer.

Exercise by a party that has a right to purchase the mortgage loans, as described in the related prospectus supplement, will adversely affect the yields on any interest-only securities.
Military action and terrorist attacks
The effects that military action by U.S. forces in Iraq, Afghanistan or other regions, terrorist attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans in the trust fund or on the values of mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the related mortgage loans. Federal agencies and non- government lenders may defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by possible future events. In addition, the activation of additional U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of the Servicemembers Civil Relief Act or similar state or local laws. The amount of interest available for payment to securityholders will be reduced by any reductions in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act or similar state or local laws and no servicer, master servicer nor any other party will be required to fund any interest shortfall caused by any such reduction.

The Servicers’ collections procedures
may affect the timing of collections
on the mortgage loans
In order to reduce borrower defaults, the servicer or servicers may from time to time use servicing and collections practices that have the effect of accelerating or deferring prepayments or borrower defaults of mortgage loans. The servicers may generally waive, modify or vary any term of any mortgage loan, or postpone strict compliance by the borrower with any term of any mortgage loan, so long as that waiver, modification or postponement is not materially adverse to the trust fund. For example, qualifying borrowers might be permitted to skip a payment or be offered other benefits that have the effect of deferring or otherwise altering the timing of the trust fund’s receipt of interest or principal payments.

Risks relating to defaults or
resignation of the Master Servicer
or Servicer
If the master servicer or servicer were to default in their obligations under the related master servicing or servicing agreement, the trustee or the seller may attempt to terminate the defaulting party. However, certain aspects of the servicing of mortgage loans are subject to various interpretations of what actions are “accepted” or “market standard” practices, and the parties’ determination of what servicing actions are in the best interest for the securityholders may, at such times, be in disagreement between the trustee, the sponsor and the seller on the one hand, and the master servicer or servicer, as applicable, on the other. As a consequence, if the trustee or the seller attempts to terminate a defaulting master servicer or servicer, the master servicer or servicer may challenge that termination. While such a dispute is being resolved, the performance of the servicing function of the master servicer or servicer may continue to suffer and may adversely affect the mortgage loans.

If the master servicer or servicer were to become a debtor in a bankruptcy proceeding, it could seek to reject its obligations under the relevant agreements under the bankruptcy laws, thus forcing the trustee to appoint a successor servicer or master servicer.

If the master servicer or servicer resigns or is in default and the cost of servicing the mortgage loans has increased, the trustee may not be able to find a successor master servicer or servicer willing to service the loans for the master servicing fee or servicing fee specified in the relevant governing agreement. These circumstances might cause the trustee to seek authority from securityholders to increase the applicable fee to an amount necessary to provide acceptable compensation to the then current master servicer or servicer or any replacement master servicer or servicer. If that approval was not granted by securityholders, under the law generally applicable to trusts the trustee could seek approval for such an increase from a court if such increase were necessary for the preservation or continued administration of the trust. Any increase in the master servicing fee or servicing fee would reduce amounts available for distribution to securityholders, particularly holders of subordinate securities.

Risk of delinquencies due
to servicing transfers
Servicing of mortgage loans may be transferred in the future to other servicers in accordance with the provisions of the trust agreement or transfer and servicing agreement, as applicable, and the related servicing agreement as a result of, among other things, (1) the occurrence of unremedied events of default in servicer performance under a servicing agreement or (2) the exercise by the seller of its right to terminate a servicer without cause.

All transfers of servicing involve some risk of disruption in collections due to data input errors, misapplied or misdirected payments, inadequate borrower notification, system incompatibilities and other reasons. As a result, the affected mortgage loans may experience increased delinquencies and defaults, at least for a period of time, until all of the borrowers are informed of the transfer and the related servicing mortgage files and records and all the other relevant data has been obtained by the new servicer. There can be no assurance as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effects on the yields on the securities.

Bankruptcy or insolvency proceedings
could delay or reduce payments
on the securities
Each transfer of a mortgage loan to Greenwich Capital Financial Products, Inc. (or to such other seller specified in the related prospectus supplement), from the seller to the depositor and, in connection with the issuance of any asset-backed notes, from the depositor to the issuer, will be intended to be an absolute and unconditional sale of that mortgage loan and will be reflected as such in the applicable documents. However, in the event of the bankruptcy or insolvency of a prior owner of a mortgage loan, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of that mortgage loan by the insolvent party as a borrowing secured by a pledge of the mortgage loan. Such an attempt, even if unsuccessful, could result in delays in payments on the securities. If such an attempt were successful, it is possible that the affected mortgage loans could be sold in order to liquidate the assets of the insolvent entity. In the case of the bankruptcy or insolvency of the applicable seller, there can be no assurance that the proceeds of such a liquidation would be sufficient to repay the securities in full.

Loans to lower credit quality
borrowers are more likely
to experience late payments
and defaults and increase your
risk of loss	Trust assets may have been made to lower credit quality borrowers who fall into one of two categories:
• customers with moderate income, limited assets and other income characteristics that cause difficulty in borrowing from banks and other traditional lenders; or
• customers with a history of irregular employment, previous bankruptcy filings, repossession of property, charged-off loans or garnishment of wages.

The average interest rate charged on loans made to these types of borrowers is generally higher than that charged by lenders that typically impose more stringent credit requirements. There is a greater likelihood of late payments on loans made to these types of borrowers than on loans to borrowers with a higher credit quality. In particular, payments from borrowers with a lower credit quality are more likely to be sensitive to changes in the economic climate in the areas in which they reside.

As much as 20% (by principal balance) of the trust assets for any particular series of securities may be contractually delinquent as of the related cut-off date.
Early or multiple payment defaults
may be indicative of higher rates
of delinquencies and losses
in the future
As specified in the related prospectus supplement, a certain number of mortgage loans included in the trust fund may be delinquent as of the applicable cut-off date or may have been delinquent in payment in the last twelve months on one or more due dates.

Prior delinquencies and, in particular, first or early payment defaults, may be an indication of underwriting errors in assessing the financial means and/or credit history of the borrower or of an adverse change in the financial status of the borrower. These mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans whose borrowers have more favorable payment histories.

Mortgage loans with high original
loan-to-value ratios may present
a greater risk of loss
As specified in the related prospectus supplement, some of the mortgage loans included in the trust fund may have original loan-to-value ratios of greater than 80%. Mortgage loans with high loan-to-value ratios, particularly those in excess of 100%, may be more likely to experience default and foreclosure than mortgage loans with low original loan-to-value ratios.

Moreover, mortgage loans with high original loan-to- value ratios are more likely to be subject to a judicial reduction of the loan amount in bankruptcy or other proceedings than mortgage loans with lower original loan-to-value ratios. If a court relieves a borrower’s obligation to repay amounts otherwise due on a mortgage loan, none of the servicers or the master servicer will be required to advance funds in respect of relieved amounts, and any related loss may reduce the amount available to be paid to securityholders. In such event, holders of subordinate classes of securities may suffer losses.

Geographic concentration of
mortgage loans
The mortgage loans to be included in the trust fund may be concentrated in one or more states, as specified in the related prospectus supplement. The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in those states because the following conditions will have a disproportionate impact on the mortgage loans in general:

• Weak economic conditions in those states, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time.

•  Declines in the residential real estate market in those states may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios of the related mortgage loans.

•  Properties in California, Florida and the Gulf of Mexico coast, in particular, may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as hurricanes, as well as earthquakes, floods, wildfires, mudslides and other natural disasters.

•  Predatory lending laws or other laws which tend to restrict the availability of credit in certain cities, counties or states may limit a borrower’s refinancing options and increase the chances of default and foreclosure.

Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of principal of those mortgage loans.

For additional information regarding the geographic concentration of the mortgage loans to be included in the trust fund, see the geographic distribution table or tables in the prospectus supplement.

Failure to perfect security
interests in manufactured
homes may result in losses
on your securities
Each manufactured housing conditional sales contract or installment loan agreement that is included in a trust fund will be secured by a security interest in the related manufactured home. The steps necessary to perfect the security interest in a manufactured home will vary from state-to-state. If, as a result of clerical error or otherwise, the master servicer fails to take the appropriate steps to perfect the security interest in a manufactured home that secures a conditional sales contract or installment loan agreement included in the trust, the trustee may not have a first priority security interest in that manufactured home. Moreover, the master servicer will not amend the certificate of title to a manufactured home to name the trustee as lienholder, note the trustee’s interest on the certificate of title or deliver the certificate of title to the trustee. As a result, in some states the assignment of the security interest in the manufactured home to the trustee may not be perfected or may not be effective against creditors of the master servicer or a bankruptcy trustee in the event of a bankruptcy of the master servicer.

In addition, courts in many states have held that manufactured homes may, in certain circumstances, become subject to real estate title and recording laws. As a result, the security interest in each manufactured home could be rendered subordinate to the interests of other parties claiming an interest in that manufactured home under applicable state real estate law.

The failure to properly perfect a valid, first priority security interest in a manufactured home that secures a conditional sales contract or installment loan agreement included in the trust could lead to losses that, to the extent not covered by any credit enhancement, could adversely affect the yield to maturity of the related securities.

Multifamily and mixed use loans
Generally are riskier than single
family loans
Loans that are secured by first liens on rental apartment buildings or projects containing five or more residential units, together with loans that are secured by first liens on mixed-use properties, shall not in the aggregate constitute 10% or more of any pool by principal balance. Multifamily loans are generally considered riskier than single-family loans for the following reasons:

• Multifamily loans typically are much larger in amount, which increases the risk represented by the default of a single borrower.
• Repayment of a multifamily loan usually depends upon successful management of the related mortgaged property.
• Changing economic conditions in particular markets can affect the supply and demand of rental units and the rents that those markets will bear.
• Government regulations, including rental control laws, may adversely affect future income from mortgaged properties that are subject to those regulations.

In addition, because individual multifamily loans often are relatively large in amount, principal prepayments resulting from defaults, casualties, condemnations or breaches of representations and warranties may adversely affect your yield.

Default risk on high balance
mortgage loans
If specified in the related prospectus supplement, a certain percentage of the mortgage loans included in the trust fund may have a principal balance as of the cut-off date in excess of $l,000,000. You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the trust fund as a whole.

Loans with balloon payments
may increase your risk of loss
Certain loans may not be fully amortizing and may require a substantial principal payment (a “balloon” payment) at their stated maturity. Loans of this type involve greater risk than fully amortizing loans since the borrower must generally be able to refinance the loan or sell the related property prior to the loan’s maturity date. The borrower’s ability to do so will depend on such factors as the level of available mortgage rates at the time of sale or refinancing, the relative strength of the local housing market, the borrower’s equity in the property, the borrower’s general financial condition and tax laws.

Mortgage loan interest rates may
limit interest rates on the variable
rate securities
The securities generally will have either fixed or variable interest rates. However, as specified in the related prospectus supplement, the interest rates on your securities may be subject to certain limitations, generally based on the weighted average interest rates of the mortgage loans in the trust fund or as otherwise described in the related prospectus supplement, net of certain allocable fees and expenses of the trust fund and any payments owed on derivative instruments. The mortgage loans to be included in the trust fund will have interest rates that either are fixed or adjust based on a variable index, as described in the related prospectus supplement.

Any adjustable rate mortgage loans in the trust fund may also have periodic maximum and minimum limitations on adjustments to their interest rates, and may have the first adjustment to their interest rates a number of years after their first payment dates. In addition, adjustable rate mortgage loans generally have lifetime maximum interest rates. As a result, your variable rate securities may accrue less interest than they would accrue if their interest rates were solely based on the specified index plus the specified margin.

A variety of factors could limit the interest rates and adversely affect the yields to maturity on the variable rate securities. Some of these factors are described below.

•  The interest rates for your securities may adjust monthly based on the one-month LIBOR index or another index, while the interest rates on the mortgage loans to be included in the trust fund may either adjust less frequently, adjust based on a different index or not adjust at all. Consequently, the limits on the interest rates on these securities may prevent increases in the interest rates for extended periods in a rising interest rate environment.

•  The interest rates on adjustable rate mortgage loans may respond to economic and market factors that differ from those that affect the one-month LIBOR index or the index applicable to your variable rate securities. It is possible that the interest rates on any adjustable rate mortgage loans may decline while the interest rates on the related securities are stable or rising. It is also possible that the interest rates on any adjustable rate mortgage loans and the interest rates on the related securities may both decline or increase during the same period, but that the interest rates on your securities may decline or may increase more slowly or rapidly.

•  To the extent that fixed rate or adjustable rate mortgage loans are subject to default or prepayment, the interest rates on the related securities may be reduced as a result of the net funds cap limitations described in the related prospectus supplement.

See “Yield and Prepayment Considerations” in this prospectus and see the prospectus supplement for a description of the interest rates applicable to your securities and for a general description of the interest rates of the related mortgage loans.

If amounts in any pre-funding
account are not used to
purchase trust assets, you will
receive a prepayment on the
related securities
The related prospectus supplement may provide that the depositor transfer a specified amount into a pre-funding account on the date the securities are issued. In this case, the transferred funds may be used only to acquire additional assets for the trust during a set period after the issuance. Any amounts remaining in the account at the end of the period will be distributed as a prepayment of principal to the holders of the related securities. The resulting prepayment could adversely affect the yield on those securities.

Violations of applicable federal
laws may reduce or delay
mortgage loan collections	The loans may also be subject to federal laws relating to the origination and underwriting. These laws
• require certain disclosures to the borrowers regarding the terms of the loans;

•  prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act, in the extension of credit;

• regulate the use and reporting of information related to the borrower’s credit experience; and

•  require additional application disclosures, limit changes that may be made to the loan documents without the borrower’s consent and restrict a lender’s ability to declare a default or to suspend or reduce a borrower’s credit limit to certain enumerated events.

Loans may also be subject to federal laws that impose additional disclosure requirements on creditors for nonpurchase money loans with high interest rates or high upfront fees and charges. These laws can impose specific statutory liabilities upon creditors that fail to comply and may affect the enforceability of the related loans. In addition, any assignee of the creditor (including the trust) would generally be subject to all claims and defenses that the borrower could assert against the creditor, including the right to rescind the loan.

Loans relating to home improvement contracts may be subject to federal laws that protect the borrower from defective or incomplete work by a contractor. These laws permit the borrower to withhold payment if the work does not meet the quality and durability standards agreed to between the borrower and the contractor. These laws have the effect of subjecting any assignee of the seller (including the trust) to all claims and defenses which the borrower in a sale transaction could assert against the seller of defective goods.

If certain provisions of these federal laws are violated, the master servicer may be unable to collect all or part of the principal or interest on the loans. The trust also could be subject to damages and administrative enforcement.

Originators and servicers may be
subject to litigation or
governmental proceedings
The mortgage lending and servicing business involves the collection of numerous accounts and compliance with various federal, state and local laws that regulate consumer lending. Lenders and servicers may be subject from time to time to various types of claims, legal actions (including class action lawsuits), investigations, subpoenas and inquiries in the course of their business. It is impossible to predict the outcome of any particular actions, investigations or inquiries or the resulting legal and financial liability. If any such proceeding were determined adversely to an originator or servicer of mortgage loans included in the trust fund and were to have a material adverse effect on its financial condition, the ability of the affected servicer to service the mortgage loans in accordance with the applicable servicing agreement, or the ability of the affected originator to fulfill its obligation to repurchase or substitute for defective mortgage loans, could be impaired.

Proceeds of liquidated loans
generally are paid first to
providers of trust services
There is no assurance that the value of the trust assets for any series of securities at any time will equal or exceed the principal amount of the outstanding securities of that series. If trust assets have to be sold because of an event of default or otherwise, providers of services to the trust (including the trustee, the master servicer and the credit enhancer, if any) generally will be entitled to receive the proceeds of the sale to the extent of their unpaid fees and other amounts due them before any proceeds are paid to investors. As a result, the proceeds of such a sale may be insufficient to pay the full amount of interest and principal of the related securities.

Mortgaged properties may be
subject to environmental risks
that could result in losses
Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the loans included in a trust. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust as owner of the related property.

In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Further, a mortgage lender may be held liable as an “owner” or “operator” for costs associated with the release of petroleum from an underground storage tank under certain circumstances. If the trust is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

You may have difficulty
selling your securities or
obtaining your desired price
No market will exist for the securities before they are issued. In addition, there can be no assurance that a secondary market will develop following the issuance and sale of the securities. Even if a secondary market does develop, you may not be able to sell your securities when you wish to or at the price you want.

Ratings of the securities do not
address all investment risks and
must be viewed with caution
Any class of securities issued under this prospectus and the accompanying prospectus supplement will be rated in one of the four highest generic rating categories of a nationally recognized rating agency. A rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class and reflects the rating agency’s assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of early, optional termination of the securities. You must not view a rating as a recommendation to purchase, hold or sell securities because it does not address the market price or suitability of the securities for any particular investor.

There is no assurance that any rating will remain in effect for any given period of time or that the rating agency will not lower or withdraw it entirely in the future. The rating agency could lower or withdraw its rating due to:

• any decrease in the adequacy of the value of the trust assets or any related credit enhancement,
• an adverse change in the financial or other condition of a credit enhancement provider, or
• a change in the rating of the credit enhancement provider’s long-term debt.
The securities may not be
suitable investments
The securities may not be a suitable investment if you require a regular or predictable schedule of payment, or payment on any specific date. Because the mortgage loans in the trust fund may include a substantial proportion of loans as to which the borrowers have blemished credit histories (including prior bankruptcy proceedings) or loans whose future performance is difficult to predict, such as adjustable payment mortgage loans, interest-only loans, and for the other factors relating to the mortgage loans discussed above, the yields and the aggregate amount and timing of distributions on your securities may be subject to substantial variability from period to period and over the lives of the securities. An investment in these types of securities involves significant risks and uncertainties and should only be considered by sophisticated investors who, either alone or with their financial, tax and legal advisors, have carefully analyzed the mortgage loans and the securities and understand the risks. In addition, investors should not purchase classes of securities that are susceptible to special risks, such as subordinate securities, interest- only securities and principal-only securities, unless the investors have the financial ability to absorb a substantial loss on their investment.

The Trust Fund

The trust fund for each series of certificates will be held by the trustee named in the related prospectus supplement for the benefit of the related securityholders. Each trust fund will consist of one or more pools of the following asset types:

•  Single Family Loans,

•  Home Equity Loans,

•  Multifamily Loans,

•  Manufactured Housing Contracts,

•  Home Improvement Contracts,

•  Agency Securities or

•  Private Label Securities,

in each case as specified in the related prospectus supplement, as well as payments relating to the assets, as specified in the related prospectus supplement.

Whenever the terms “pool,” “certificates” and “notes” are used in this prospectus, these terms are intended to apply, unless the context indicates otherwise, to a discrete asset pool and the certificates representing undivided interests in, or the notes secured by the assets of, a particular trust fund consisting primarily of the loans in that pool. Similarly, the term “pass-through rate” refers to the pass-through rate borne by the certificates of a particular series, the term “interest rate” refers to the coupon borne by notes of a particular series and the term “trust fund” refers to the related trust fund.

Unless the context indicates otherwise, the term “loan” includes Single Family Loans, Home Equity Loans, Multifamily Loans, Manufactured Housing Contracts and Home Improvement Contracts. Unless the context indicates otherwise, the term “underlying loan” refers to the Single Family Loans, Home Equity Loans, Multifamily Loans, Manufactured Housing Contracts or Home Improvement Contracts backing or securing Agency Securities or Private Label Securities.

The securities will be entitled to payment from the assets of the related trust fund as specified in the related prospectus supplement. The securities will not be entitled to payments from the assets of any other trust fund established by the depositor.

The loans, Agency Securities and Private Label Securities will be acquired by the applicable depositor, either directly or through affiliates, from sellers and conveyed by that depositor to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. Sellers may have originated or purchased the assets. Loans acquired by the applicable depositor will have been originated principally in accordance with the general underwriting criteria specified in this prospectus under the heading “Loan Program— Underwriting Standards” and as more specifically provided in a related prospectus supplement.

Because the securities issued by a trust will be secured by assets transferred to that trust by one of the depositors you should construe all references in this prospectus to the “depositor” as referring to the applicable depositor that transfers assets to your trust under the applicable operative documents.

The master servicer named in the related prospectus supplement will service the trust fund assets, either directly or through sub-servicers, under a servicing agreement for the related series of securities. If the securities are certificates, the servicing agreement will be in the form of a pooling and servicing agreement among the depositor, the master servicer and the trustee. If the securities are notes, the servicing agreement generally will be between the trustee and the master servicer.

The following sections contain a brief description of the assets expected to be included in the trust funds. If specific information respecting the assets is not known at the time the related series of securities initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the SEC after the initial issuance of the securities. A copy of the operative agreements with respect to the related series of securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the assets relating to the series will be attached to the related servicing agreement delivered to the trustee upon issuance of the securities. In the event that mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement but on or before the date of issuance of the securities if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

The Mortgage Loans—General

The loans in each trust fund are secured by the related mortgaged properties. As to each series of securities, the mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes. Except in the case of Multifamily Loans, the related mortgaged properties generally consist of detached or semi-detached one- to four-family dwellings, town houses, rowhouses, individual units in condominiums, individual units in planned unit developments and certain other dwelling units. In addition, if the related prospectus supplement so provides, the mortgaged properties may include mixed-use properties. Mixed-use properties consist of structures principally containing residential units but also including other space used for retail, professional and other commercial uses. Loans that are secured by multifamily and mixed-use properties shall not in the aggregate constitute 10% or more of any pool by principal balance.

The mortgaged properties may include vacation and second homes, investment properties and leasehold interests as specified in the related prospectus supplement. The mortgaged properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. If a loan has a loan-to-value ratio or principal balance in excess of a particular benchmark, it may be covered in whole or in part by a primary mortgage insurance policy. If the loans in a pool are covered by this type of policy, the related prospectus supplement will describe the existence, extent and duration of the coverage.

Each of the mortgage loans will be a type of mortgage loan described or referred to below:

•
Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of not more than approximately 15 years;

•
Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of more than 15 years, but not more than approximately 30 years;

•
Fully-amortizing ARM Loans having an original or modified term to maturity of not more than approximately 30 years with a related mortgage rate which generally adjusts initially either three months, six months or one, two, three, five, seven or ten years or other intervals subsequent to the initial payment date, and thereafter at either three- month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of the related Note Margin and the Note Index. The related prospectus supplement will set forth the relevant Index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds, and the highest, lowest and weighted average Note Margin with respect to the ARM Loans in the related mortgage pool. The related prospectus supplement will also indicate any periodic or lifetime limitations on changes in any per annum mortgage rate at the time of any adjustment. If specified in the related prospectus supplement, an ARM Loan may include a provision that allows the mortgagor to convert the adjustable mortgage rate to a fixed rate at some point during the term of the ARM Loan generally not later than six to ten years subsequent to the initial payment date;

•
Negatively-amortizing ARM Loans having original or modified terms to maturity of not more than approximately 30 years with mortgage rates which generally adjust initially on the payment date referred to in the related prospectus supplement, and on each of specified periodic payment dates thereafter, to equal the sum of the Note Margin and the Index. The scheduled monthly payment will be adjusted as and when described in the related prospectus supplement to an amount that would fully amortize the mortgage loan over its remaining term on a level debt service basis; provided that increases in the scheduled monthly payment may be subject to limitations as specified in the related prospectus supplement. Any Deferred Interest will be added to the principal balance of the mortgage loan;

•
Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 15 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the mortgage loan over the remainder of its approximately 15-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

•
Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to fully amortize the mortgage loan over the remainder of its approximately 30-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

•
Balloon loans having payment terms similar to those described in one of the preceding paragraphs, calculated on the basis of an assumed amortization term, but providing for a balloon payment of all outstanding principal and interest to be made at the end of a specified term that is shorter than the assumed amortization term;

•	Mortgage loans that provide for a line of credit pursuant to which amounts may be advanced to the borrower from time to time;

•
Mortgage loans that require that each monthly payment consist of an installment of interest which is calculated according to the simple interest method. This method calculates interest using the outstanding principal balance of the mortgage loan multiplied by the loan rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on the mortgage loan. As payments are received on simple interest mortgage loans, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance of the mortgage loan; or

•	Mortgage loans which provide for an interest only period and do not provide for the payment of principal for the number of years specified in the related prospectus supplement.

All of the loans in a pool will have monthly payments due on the first day of each month. The payment terms of the mortgage loans to be included in a trust fund will be described in the related prospectus supplement and may include one or more of the following features or other features described in the related prospectus supplement:

•  Interest may be payable at

•	a fixed rate,

•
a rate that adjusts from time to time in relation to an index that will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds and that will be specified in the related prospectus supplement,

•	a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate,

•	a rate that otherwise varies from time to time, or

•	a rate that is convertible from an adjustable rate to a fixed rate.

Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of these limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances specified in the related prospectus supplement. A mortgage loan may provide for the payment of interest at a rate lower than the specified interest rate borne by the loan for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the related mortgaged property or another source.

•  Principal may be

•	payable on a level debt service basis to fully amortize the loan over its term,

•	calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate, or

•	nonamortizing during all or a portion of the original term.

Payment of all or a substantial portion of the principal may be due on maturity in the form of a “balloon” payment. Principal may include interest that has been deferred and added to the principal balance of the loan.

•  Monthly payments of principal and interest may

•	be fixed for the life of the loan,

•	increase over a specified period of time, or

•	change from period to period.

Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

•  Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or during any lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include “due-on-sale” clauses which permit the lender to demand payment of the entire loan in connection with the sale or certain transfers of the related mortgaged property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including

•  the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the applicable cut-off date,

•  the type of mortgaged property securing each loan,

•  the original terms to maturity of the loans,

•  the largest principal balance and the smallest principal balance of the loans,

•  the earliest origination date and latest maturity date of the loans,

•  the aggregate principal balance of loans having loan-to-value ratios at origination exceeding 80%,

•  the loan rates or fixed percentage rates (APRs) or range of loan rates or APRs borne by the loans, and

•  the geographical location of the related mortgaged properties on a state-by-state basis.

The loan-to-value ratio of a loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the loan to the collateral value of the related mortgaged property. The collateral value of a mortgaged property, other than with respect to loans used to refinance an existing loan, is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (b) the sales price for the property. In the case of refinance loans, the collateral value of the related mortgaged property is the appraised value of the property determined in an appraisal obtained at the time of refinancing. For purposes of calculating the loan-to-value ratio of a Manufactured Housing Contract relating to a new manufactured home, the collateral value is no greater than the sum of

•
a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer, net of freight to the dealer site but including any accessories identified in the invoice (i.e., the “manufacturer invoice price”),

•	the actual cost of any accessories depending on the size of the unit, and

•	the cost of state and local taxes, filing fees and up to three years’ prepaid hazard insurance premiums.

The collateral value of a used manufactured home is the least of the sales price, appraised value, and National Automobile Dealers’ Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

The loan-to-value ratio of a Home Improvement Contract will be computed in the manner described in the related prospectus supplement.

No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the loans in a particular pool, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors which may or may not affect real property values may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. In the case of Multifamily Loans, these other factors could include

•	excessive building resulting in an oversupply of rental housing stock,

•	a decrease in employment reducing the demand for rental units in an area,

•	federal, state or local regulations and controls affecting rents, prices of goods and energy,

•	environmental restrictions,

•	increasing labor and material costs, and

•	the relative attractiveness to tenants of the mortgaged properties.

To the extent that losses are not covered by subordination provisions or alternative arrangements, losses will be borne, at least in part, by the securityholders of the securities of the related series.

The only obligations of the depositor with respect to a series of certificates will be to obtain certain representations and warranties from the related seller and to assign to the trustee for that series of certificates the depositor’s rights with respect to those representations and warranties. See“Operative Agreements—Assignment of Trust Fund Assets” in this prospectus.

The obligations of the master servicer with respect to the mortgage loans will consist principally of:

•
its contractual servicing obligations under the related servicing agreement, including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described in this prospectus under the headings “Mortgage Loan Program—Representations by Sellers; Repurchases” and “Operative Agreements— Sub-Servicing by Sellers” and “—Assignment of Trust Fund Assets”; and

•
its obligation to make certain cash advances in the event of delinquencies in payments with respect to the mortgage loans in the amounts described in this prospectus under the heading “Description of the Certificates—Advances.”

The obligations of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement.

Single Family Loans

Single Family Loans will consist of loans secured by mortgages or deeds of trust that create first liens on one- to four-family residential properties. If specified in the related prospectus supplement, Single Family Loans may include cooperative loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings. Single Family Loans may be conventional loans (loans that are not insured or guaranteed by any governmental agency), loans insured by the Federal Housing Administration (FHA) or partially guaranteed by the Veterans Administration (VA), as specified in the related prospectus supplement. Single Family Loans will have individual principal balances at origination of not less than $25,000 and not more than $1,000,000, and original terms to stated maturity of from ten to 40 years.

If specified in the related prospectus supplement, the mortgaged properties securing Single Family Loans may include five- to eight-family residential properties and small mixed-use properties. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the related mortgage loan by at least five years.

Home Equity Loans

Home Equity Loans will consist of closed-end and/or revolving home equity loans generally secured by junior liens on one- to four-family residential properties.

As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of the loan. Principal amounts on a revolving credit line loan may be drawn down (up to the maximum amount specified in the related prospectus supplement) or repaid from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date. The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments in an amount necessary to fully amortize such loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Under certain circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option, in which event the borrower is obligated to pay only the amount of interest which accrued on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

Multifamily Loans

Multifamily Loans will consist of loans or other beneficial interests in loans secured by mortgages that create first liens on rental apartment buildings or projects containing five or more residential units. Multifamily Loans may be conventional loans or FHA-insured loans, as specified in the related prospectus supplement. All Multifamily Loans will have original terms to stated maturity of not more than 40 years.

Multifamily Loans shall not constitute 10% or more of any pool by principal balance.

Mortgaged properties securing Multifamily Loans may include high-rise, mid-rise and garden apartments. Multifamily Loans may be secured by apartment buildings owned by cooperatives. A cooperative owns all the apartment units in its building and all common areas and is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder’s pro rata share of the cooperative’s payments for the cooperative’s mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by his shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative’s ability to meet debt service obligations on a Multifamily Loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders.

Manufactured Housing Contracts

Manufactured Housing Contracts will consist of manufactured housing conditional sales contracts and installment sales or loan agreements, each secured by a manufactured home. Manufactured Housing Contracts may be conventional, insured by the FHA or partially guaranteed by the VA, as specified in the related prospectus supplement. Each Manufactured Housing Contract will be fully amortizing and will bear interest at a fixed percentage rate or APR. Manufactured Housing Contracts will all have individual principal balances at origination of not less than $10,000 and not more than $1,000,000 and original terms to stated maturity of from five to 30 years.

When we use the term “manufactured home” in this prospectus, we mean, as stated in 42 U.S.C. § 5402(6), “a structure, transportable in one or more sections which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter.”

Each prospectus supplement will specify for the Manufactured Housing Contracts contained in the related trust fund, among other things, the dates of origination of the Manufactured Housing Contracts, the APRs on the Manufactured Housing Contracts, the loan-to-value ratios of the Manufactured Housing Contracts, the minimum and maximum outstanding principal balances as of the cut-off date and the average outstanding principal balance, the outstanding principal balances of the Manufactured Housing Contracts included in the related trust fund, and the original maturities of the Manufactured Housing Contracts and the last maturity date of any Manufactured Housing Contract.

Home Improvement Contracts

Home Improvement Contracts are originated by home improvement contractors, thrifts or commercial mortgage bankers in the ordinary course of business. The Home Improvement Contracts will either be unsecured or secured by mortgages or deeds of trust generally creating a junior lien on the related mortgaged properties, or secured by purchase money security interests in the financed home improvements. The Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described in the related prospectus supplement.

The home improvements securing the Home Improvement Contracts will include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

Agency Securities

Government National Mortgage Association or Ginnie Mae. The Government National Mortgage Association (Ginnie Mae) is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of FHA loans, which are mortgage loans insured by the FHA under the National Housing Act or under Title V of the Housing Act of 1949, or VA loans, which are mortgage loans partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended, or Chapter 37 of Title 38 of the United States Code.

Section 306(g) of the National Housing Act provides that “the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection.” In order to meet its obligations under any such guarantee, Ginnie Mae may, under Section 306(d) of the National Housing Act, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

Ginnie Mae Certificates. Each Ginnie Mae Certificate held in a trust fund will be a “fully modified pass-through” mortgage-backed certificate issued and serviced by a Ginnie Mae issuer that is a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA loans and/or VA loans. The Ginnie Mae Certificates may be either Ginnie Mae I Certificates issued under the Ginnie Mae I program or Ginnie Mae II Certificates issued under the Ginnie Mae II program. The mortgage loans underlying the Ginnie Mae Certificates will consist of FHA loans and/or VA loans. Each such mortgage loan is secured by a one- to four-family or multifamily residential property. Ginnie Mae will approve the issuance of each Ginnie Mae Certificate in accordance with a guaranty agreement between Ginnie Mae and the Ginnie Mae issuer. Pursuant to its guaranty agreement, a Ginnie Mae issuer will be required to advance its own funds in order to make timely payments of all amounts due on each Ginnie Mae Certificate, even if the payments received by the Ginnie Mae issuer on the underlying FHA loans or VA loans are less than the amounts due on the related Ginnie Mae Certificate.

The full and timely payment of principal of and interest on each Ginnie Mae Certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae Certificate will have an original maturity of not more than 30 years, but may have original maturities of substantially less than 30 years. Each Ginnie Mae Certificate will be based on and backed by a pool of FHA loans or VA loans secured by one- to four-family residential properties and will provide for the payment by or on behalf of the Ginnie Mae issuer to the registered holder of the Ginnie Mae Certificate scheduled monthly payments of principal and interest equal to the registered holder’s proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying the Ginnie Mae Certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the Ginnie Mae Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA loans or VA loans.

If a Ginnie Mae issuer is unable to make the payments on a Ginnie Mae Certificate as they become due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payments. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of the Ginnie Mae Certificate. In the event no payment is made by a Ginnie Mae issuer and the Ginnie Mae issuer fails to notify and request Ginnie Mae to make the payment, the holder of the Ginnie Mae Certificate will have recourse only against Ginnie Mae to obtain payment. The trustee or its nominee, as registered holder of the Ginnie Mae Certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to those Ginnie Mae Certificates for any amounts that are not paid when due.

All mortgage loans underlying a particular Ginnie Mae I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on a Ginnie Mae I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

Mortgage loans underlying a particular Ginnie Mae II Certificate may have per annum interest rates that vary from one another by up to one percentage point. The interest rate on each Ginnie Mae II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae II Certificate (except for pools of mortgage loans secured by manufactured homes).

Regular monthly installment payments on each Ginnie Mae Certificate held in a trust fund will be comprised of interest due as specified on the Ginnie Mae Certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae Certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae Certificate are due. Regular monthly installments on each Ginnie Mae Certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a Ginnie Mae I Certificate, and are required to be mailed to the trustee by the 20th day of each month in the case of a Ginnie Mae II Certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae Certificate held in a trust fund or any other early recovery of principal on such loan will be passed through to the trustee as the registered holder of the Ginnie Mae Certificate.

Ginnie Mae Certificates may be backed by graduated payment mortgage loans or by “buydown” mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers’ monthly payments during the early years of such mortgage loans. Payments due the registered holders of Ginnie Mae Certificates backed by pools containing “buydown” mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae Issuer will be the same irrespective of whether the Ginnie Mae Certificates are backed by graduated payment mortgage loans or “buydown” mortgage loans. No statistics comparable to the FHA’s prepayment experience on level payment, non-“buydown” mortgage loans are available in respect of graduated payment or “buydown” mortgages. Ginnie Mae Certificates related to a series of certificates may be held in book-entry form.

If specified in a prospectus supplement, Ginnie Mae Certificates may be backed by multifamily mortgage loans having the characteristics specified in the prospectus supplement.

Federal Home Loan Mortgage Corporation or Freddie Mac. The Federal Home Loan Mortgage Corporation (Freddie Mac) is a shareholder-owned, government sponsored enterprise created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans and the sale of the mortgage loans so purchased in the form of mortgage securities, primarily Freddie Mac Certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

Freddie Mac Certificates. Each Freddie Mac Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. A Freddie Mac Certificate may be issued under either Freddie Mac’s Cash Program or its Guarantor Program.

Mortgage loans underlying the Freddie Mac Certificates held by a trust fund will consist of mortgage loans with original terms to maturity of from ten to 40 years. Each such mortgage loan must meet the applicable standards set forth in the legislation that established Freddie Mac. The pool of loans backing a Freddie Mac Certificate may include whole loans. Under the Guarantor Program, the pool of loans backing a Freddie Mac Certificate may include only whole loans.

Freddie Mac guarantees to each registered holder of a Freddie Mac Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder’s pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans represented by that Freddie Mac Certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac Certificate that the holder will collect all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder’s pro rata share thereof, but does not, except if and to the extent specified in the related prospectus supplement for a series of certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac’s Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution, and the pool factor published in such month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac Certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

Freddie Mac Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy such obligations, distributions to holders of Freddie Mac Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac Certificates would be affected by delinquent payments and defaults on such mortgage loans.

Registered holders of Freddie Mac Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial repayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or the seller thereof. Freddie Mac is required to remit each registered Freddie Mac Certificateholder’s pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

Under Freddie Mac’s Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac Certificate may exceed the pass-through rate on the Freddie Mac Certificate. Under this program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which, when applied to the interest rate of the mortgage loans purchased, results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans in a particular Freddie Mac pool under the Cash Program will vary since mortgage loans are purchased and assigned to a Freddie Mac pool based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac’s Guarantor Program, the pass-through rate on a Freddie Mac Certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac’s management and guaranty income as agreed upon between the related seller and Freddie Mac.

Freddie Mac Certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac Certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser becomes a registered holder of the Freddie Mac Certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac Certificates sold by Freddie Mac, and makes payments of principal and interest each month to the registered Freddie Mac Certificateholders in accordance with the holders’ instructions.

Federal National Mortgage Association or Fannie Mae. The Federal National Mortgage Association (Fannie Mae) is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

Fannie Mae Certificates. Fannie Mae Certificates are Guaranteed Mortgage Pass- Through Certificates representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

Mortgage loans underlying Fannie Mae Certificates held by a trust fund will consist of conventional mortgage loans, FHA loans or VA loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae Certificate are expected to be from eight to 15 years or from 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA loans or VA loans are expected to be 30 years.

Mortgage loans underlying a Fannie Mae Certificate may have annual interest rates that vary by as much as two percentage points from one another. The rate of interest payable on a Fannie Mae Certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae’s guaranty fee. Under a regular servicing option pursuant to which the mortgagee or each other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae Certificate will be between 25 basis points and 250 basis points greater than is its annual pass-through rate. Under a special servicing option pursuant to which Fannie Mae assumes the entire risk for foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae Certificate will generally be between 30 basis points and 255 basis points greater than the annual Fannie Mae Certificate pass-through rate. If specified in the related prospectus supplement, Fannie Mae Certificates may be backed by adjustable rate mortgages.

Fannie Mae guarantees to each registered holder of a Fannie Mae Certificate that it will distribute amounts representing the holder’s proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae Certificate on the underlying mortgage loans, whether or not received, and the holder’s proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any of its agencies or instrumentalities is obligated to finance Fannie Mae’s operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae Certificates would be affected by delinquent payments and defaults on such mortgage loans.

Fannie Mae Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae Certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each Fannie Mae Certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae Certificate is entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae Certificate register in the case of fully registered Fannie Mae Certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae Certificates issued in book-entry form, distributions will be made by wire and, with respect to fully registered Fannie Mae Certificates, distributions will be made by check.

Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities as described in this prospectus and in the related prospectus supplement. Each Agency Security of this type will represent an undivided interest in all or part of the principal distributions - but not the interest distributions, or the interest distributions - but not the principal distributions, or in some specified portion of the principal and interest distributions on certain Freddie Mac, Fannie Mae or Ginnie Mae Certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or Ginnie Mae, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae or Ginnie Mae will guaranty each stripped Agency Security to the same extent as such entity guarantees the underlying securities backing the stripped Agency Security.

Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Freddie Mac, Fannie Mae or Ginnie Mae. The characteristics of any such mortgage pass-through certificates will be described in the related prospectus supplement. If specified in the related prospectus supplement, a combination of different types of Agency Securities may be held in a trust fund.

Private Label Securities

General. Private Label Securities or PLS (i.e., private mortgage-backed or asset-backed securities) may consist of

•	pass-through certificates evidencing an undivided interest in a pool of Single Family Loans, Home Equity Loans, Multifamily Loans, Manufactured Housing Contracts or Home Improvement Contracts,

•	collateralized mortgage obligations secured by Single Family Loans, Home Equity Loans, Multifamily Loans, Manufactured Housing Contracts or Home Improvement Contracts, or

•	other Private Label Securities.

Private Label Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of the principal distributions - but not the interest distributions, or the interest distributions - but not the principal distributions, or in some specified portion of the principal and interest distributions on certain mortgage loans. The Private Label Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. The seller/servicer of the underlying loans will have entered into a PLS Agreement with a trustee under that agreement. The PLS trustee or its agent, or a custodian, will possess the mortgage loans underlying the Private Label Securities. The loans underlying the Private Label Securities will be serviced by a PLS servicer directly or by one or more sub-servicers which may be subject to the supervision of the PLS servicer. The PLS servicer will be a Fannie Mae- or Freddie Mac-approved servicer and, if FHA loans underlie the Private Label Securities, approved by HUD as an FHA mortgagee.

If specified in the related prospectus supplement, the trust fund for a series of securities may include mortgage securities, as described in this prospectus. The mortgage securities may have been issued previously by the depositor or an affiliate thereof, a financial institution or other entity engaged generally in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into trusts, and selling beneficial interests in trusts. In addition, the mortgage securities may have been issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies, as specified in the related prospectus supplement. The mortgage securities will be generally similar to securities offered under this prospectus. In any securitization where mortgage securities are included in a trust fund, unless the mortgage securities are exempt from registration under the Securities Act, the offering of the mortgage securities will be registered if required in accordance with Rule 190 under the Securities Act. As to any series of mortgage securities, the related prospectus supplement will include a description of (1) the mortgage securities and any related credit enhancement, and (2) the mortgage loans underlying the mortgage securities.

The PLS issuer will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to trusts and selling beneficial interests in trusts. If specified in the related prospectus supplement, the PLS issuer may be an affiliate of the depositor. The obligations of the PLS issuer will generally be limited to certain representations and warranties with respect to the assets it conveys to the related trust. The PLS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Label Securities issued under the PLS agreement. Additionally, although the loans underlying the Private Label Securities may be guaranteed by an agency or instrumentality of the United States, the Private Label Securities themselves will not be so guaranteed, unless the related prospectus supplement specifies otherwise.

Distributions of principal and interest will be made on the Private Label Securities on the dates specified in the related prospectus supplement. The Private Label Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Label Securities by the PLS trustee or the PLS servicer. The PLS issuer or the PLS servicer may have the right to repurchase assets underlying the Private Label Securities after a particular date or under other circumstances specified in the related prospectus supplement.

Underlying Loans. The loans underlying the PMBS may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. The loans may be secured by one- to four-family residential property, small mixed-use property, five-to eight-family residential property, multifamily property, manufactured homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative. Except as otherwise specified in the related prospectus supplement, the loans will have the following characteristics:

•	no loan will have had a loan-to-value ratio at origination in excess of 95%;

•	each Single Family Loan secured by a mortgaged property having a loan-to-value ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy;

•	each loan will have had an original term to stated maturity of not less than five years and not more than 40 years;

•	no loan that was more than 89 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PLS agreement;

•	each loan (other than a cooperative loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy); and

•	each loan (other than a cooperative loan or a Manufactured Housing Contract) will be covered by a title insurance policy.

Credit Support Relating to Private Label Securities. Credit support in the form of reserve funds, subordination of other private label securities issued under the PLS agreement, letters of credit, surety bonds, insurance policies or other types of credit support may be provided with respect to the loans underlying the Private Label Securities or with respect to the Private Label Securities themselves.

Additional Information. If the trust fund for a series of securities includes Private Label Securities, the related prospectus supplement will specify

•	the aggregate approximate principal amount and type of Private Label Securities to be included in the trust fund,

•	the maximum original term-to-stated maturity of the PLS,

•	the weighted average term-to-stated maturity of the PLS,

•	the pass-through or certificate rate of the PLS,

•	the weighted average pass-through or interest rate of the PLS,

•	the PLS issuer, the PLS servicer (if other than the PLS issuer) and the PLS trustee,

•
certain characteristics of any credit support such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the loans underlying the Private Label Securities themselves,

•	the terms on which the loans underlying the PLS may, or are required to, be purchased prior to their stated maturity or the stated maturity of the PLS and

•	the terms on which mortgage loans may be substituted for those originally underlying the PLS.

In addition, the related prospectus supplement will provide information about the loans which comprise the underlying assets of the Private Label Securities, including

•	the payment features of the mortgage loans,

•	the approximate aggregate principal balance, if known, of underlying loans insured or guaranteed by a governmental entity,

•	the servicing fee or range of servicing fees with respect to the loans, and

•	the minimum and maximum stated maturities of the underlying loans at origination.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed on Form 8-K by the applicable depositor, Greenwich Capital Acceptance, Inc. (GCA) or Financial Acceptance Securities Corp. (FASCO), with respect to a trust fund pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, subsequent to the date of the applicable prospectus supplement and prior to the termination of the offering of the offered securities of the related series shall be deemed incorporated by reference into this prospectus and the related prospectus supplement. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more classes of certificates, the applicable depositor will provide without charge a copy of any such reports incorporated herein by reference, in each case to the extent that the reports relate to those classes of certificates. Requests to the depositors should be directed in writing to: Paul D. Stevelman, Greenwich Capital Acceptance, Inc. or Financial Acceptance Securities Corp. as applicable, 600 Steamboat Road, Greenwich, Connecticut 06830, telephone number (203) 625-2700. Each depositor has determined that its financial statements are not material to the offering of any of the securities.

Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 100 F Street NE, Washington, DC 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http:\\www.sec.gov containing reports, proxy and information statements and other information regarding issuers, including the depositor with respect to each trust fund, that file electronically with the SEC.

Static Pool Information

For each trust fund discussed above, the depositor will provide, to the extent material, static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type. In addition, to the extent material, the depositor will provide static pool information with respect to the portfolio of mortgage loans originated or purchased by one or more originators, presented by vintage year, if specified in the applicable prospectus supplement.

In addition, for each prior securitized pool or vintage origination year, summary information of the original characteristics of the securitized pool or the originated and purchased mortgage loans, as applicable, will be provided.

Static pool information is not deemed part of this prospectus or of the registration statement of which the prospectus is a part to the extent that the static pool information relates to (a) any trust fund that was established by the depositor or any other party before January 1, 2006 or (b) information with respect to the portfolio of mortgage loans originated or purchased by an originator for periods before January 1, 2006.

With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

Use of Proceeds

The net proceeds to be received from the sale of the securities will be applied by the applicable depositor to the purchase of trust fund assets or will be used by the depositor for general corporate purposes. The depositors expect to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of assets acquired by the depositors, prevailing interest rates, availability of funds and general market conditions.

The Sponsor

The sponsor will be Greenwich Capital Financial Products, Inc. for each series of securities unless otherwise indicated in the related prospectus supplement. The sponsor was incorporated in the State of Delaware on November 16, 1990 as a wholly owned subsidiary corporation of Greenwich Capital Holdings, Inc. and is an affiliate of each of the depositors. The sponsor was organized for the purpose of issuing securities through its affiliates Greenwich Capital Acceptance, Inc. and Financial Asset Securities Corp., private secondary mortgage market conduits.

The sponsor maintains its principal office at 600 Steamboat Road, Greenwich, Connecticut 06830. Its telephone number is (203) 625-2700.

From January 2000 through and including December 2005, the Sponsor has securitized mortgage loans with an aggregate principal balance of approximately $92.5 billion. During the calendar years 2000, 2001, 2002, 2003, 2004 and 2005, the Sponsor securitized mortgage loans with an aggregate principal balance of approximately $0.8, $0.3, $2.4, $10.7, $30.4 and $47.9 billion, respectively. Such securitizations have included fixed and adjustable rate residential mortgage loans of prime, alt-a and sub-prime residential mortgage loans originated by various third parties.

The sponsor is a purchaser of seasoned, program exception, and non-performing residential mortgages. These loans are purchased from various institutions and brokers on a bulk or flow basis by competitive bid or through a pre-negotiated agreement. Portfolios may include second liens, REO and on a limited basis, non-residential properties. Products purchased include both fixed rate and ARM programs for Alt A, Jumbo (Prime) and Subprime mortgages as well as fixed rate Second Liens. All loans acquired by the sponsor are subject to due diligence prior to purchase. Portfolios are reviewed for issues including, but not limited to, credit, documentation, litigation, default and servicing related concerns as well as a thorough compliance review with loan level testing. Broker Price Opinions (BPOs) are also obtained on a selective basis. See “The Originators—Underwriting Guidelines” in the prospectus supplement for additional information.

The sponsor has been securitizing residential mortgage loans since 1990.

The Depositors

Greenwich Capital Acceptance, Inc. is a Delaware corporation organized on April 23, 1987, and Financial Asset Securities Corp. is a Delaware corporation organized on August 2, 1995, in each case for the limited purpose of acquiring, owning and transferring mortgage assets and selling interests in those assets or bonds secured by those assets. Each of the depositors is a limited purpose finance subsidiary of Greenwich Capital Holdings, Inc. and an affiliate of Greenwich Capital Markets, Inc. Greenwich Capital Markets, Inc. is a registered broker-dealer engaged in the U.S. government securities market and related capital markets business. Each of the depositors maintains its principal office at 600 Steamboat Road, Greenwich, Connecticut 06830 and the telephone number is (203) 625-2700.

The depositors do not have, nor are they expected in the future to have, any significant assets.

From January 2000 through and including December 2005, the Depositor has securitized mortgage loans with an aggregate principal balance of approximately $55.3 billion. During the calendar years 2000, 2001, 2002, 2003, 2004 and 2005, the Depositor securitized mortgage loans with an aggregate principal balance of approximately $0.7, $1.1, $3.6, $10.3, $16.9 and $22.7 billion, respectively. Such issuances have included fixed and adjustable rate residential mortgage loans of prime, alt-a and sub-prime residential mortgage loans originated by various third parties.

In conjunction with Greenwich Capital Financial Products, Inc.’s acquisition of seasoned, program exception, and non-performing residential mortgages, the applicable depositor will execute a mortgage loan purchase agreement to transfer the loans to itself. These loans are subsequently deposited in a common law or statutory trust, described in the prospectus supplement, which will then issue the securities.

After issuance and registration of the securities contemplated in this prospectus and any supplement hereto, the depositors will have no duties or responsibilities with respect to the pool assets or the securities, except as otherwise specified in the related prospectus supplement.

Neither the depositors nor any of their affiliates will ensure or guarantee distributions on the securities of any series.

Loan Program

The depositor will have purchased the loans, either directly or through affiliates, from sellers. The loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified under the heading “—Underwriting Standards” below.

Underwriting Standards

Each seller will represent and warrant that all the loans that it originated and/or sold to the depositor or one of the depositor’s affiliates will have been underwritten in accordance with standards consistent with those utilized by institutional lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the related seller will represent that it has complied with the underwriting policies of the FHA or the VA, as the case may be.

Underwriting standards are applied by or on behalf of a lender to evaluate a prospective borrower’s credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history of any senior lien loan on the related mortgaged property. As part of the description of the borrower’s financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy. Generally, an employment verification is obtained from an independent source, which is typically the borrower’s employer. The verification reports the borrower’s length of employment with its employer, current salary, and expectations of continued employment. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. Underwriting standards which pertain to the creditworthiness of borrowers seeking Multifamily Loans will be described in the related prospectus supplement.

In determining the adequacy of the mortgaged property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal generally is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the subject home. In connection with a Manufactured Housing Contract, the appraisal is based on recent sales of comparable manufactured homes and, when deemed applicable, a replacement cost analysis based on the cost of a comparable manufactured home. In connection with a Multifamily Loan, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a multifamily project’s cashflow, expenses, capitalization and other operational information in determining the property’s value. The market approach to value focuses its analysis on the prices paid for the purchase of similar properties in the multifamily project’s area, with adjustments made for variations between these other properties and the multifamily project being appraised. The cost approach calls for the appraiser to make an estimate of land value and then determine the current cost of reproducing the building less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available

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to meet the borrower’s monthly obligations on the proposed loan, generally determined on the basis of the monthly payments due in the year of origination, and other expenses related to the mortgaged property such as property taxes and hazard insurance, and

•	to meet monthly housing expenses and other financial obligations and monthly living expenses.

The underwriting standards applied by sellers, particularly with respect to the level of loan documentation and the borrower’s income and credit history, may be varied in appropriate cases where factors such as low loan-to-value ratios or other favorable credit exist.

In the case of a loan secured by a leasehold interest in real property, the title to which is held by a third-party lessor, the related seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term of the related mortgage note.

Some types of loans which may be included in the pools may involve additional uncertainties not present in traditional types of loans. For example, loans may provide for escalating or variable payments by the borrower. These types of loans are generally underwritten on the basis of a judgment that borrowers will have the ability to make the monthly payments required initially. In some instances, however, their incomes may not be sufficient to permit continued loan payments as payments increase. These types of loans may also be underwritten primarily upon the basis of loan-to-value ratios or other favorable credit factors.

FICO Scores

The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company (“Fair, Isaac”) and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300’s to the 900’s. Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores generally will have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The FICO Score is used by an originator along with information such as, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter’s judgment.

Qualifications of Sellers

Each seller will be required to satisfy the qualifications set forth in the following sentence. Each seller must

•	be an institution experienced in originating and servicing loans of the type contained in the related pool in accordance with accepted practices and prudent guidelines,

•	maintain satisfactory facilities to originate and service the loans,

•	be a seller/servicer approved by either Fannie Mae or Freddie Mac, and

•	be a mortgagee approved by the FHA or an institution the deposit accounts in which are insured by the Federal Deposit Insurance Corporation (FDIC).

Representations by Sellers; Repurchases or Substitutions

Each seller will have made representations and warranties in respect of the loans sold by that seller and evidenced by a series of securities. These representations and warranties, unless otherwise provided in the related prospectus supplement, generally include the following:

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Except in the case of a cooperative loan, each Single Family Loan, Home Equity Loan or Multifamily Loan has a title insurance policy, required hazard insurance policy and any required primary mortgage insurance policy, each of which was in effect at the origination of the loan and remained in effect on the date that the loan was purchased from the seller by or on behalf of the depositor. If the related mortgaged property is located in an area where title insurance policies are generally not available, an attorney’s certificate of title may be substituted.

•	The terms of the mortgage note and the mortgage have not been impaired, waived, altered or modified in any respect except as provided in the mortgage loan file.

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Each mortgage is a valid and enforceable first lien on the property securing the related mortgage note and each mortgaged property is owned by the mortgagor in fee simple or by leasehold for a term longer than the term of the related Mortgage, subject only to (i) the lien of current real property taxes and assessments, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such mortgage, such exceptions being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal obtained in connection with the origination of the related mortgage loan or referred to in the lender’s title insurance policy delivered to the originator of the related mortgage loan and (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such mortgage.

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The seller had good title to each loan and no loan was subject to offsets, defenses, counterclaims or rights of rescission except to the extent that any specified buydown agreement may forgive certain indebtedness of a borrower.

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Each loan constituted a valid lien on, or a perfected security interest with respect to, the related mortgaged property, subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the related servicing agreement.

•	The mortgaged property was free from damage and was in acceptable condition.

•	There were no delinquent tax or assessment liens against the mortgaged property.

•	Each loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations, in all material respects.

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There are no mechanics’ liens or claims for work, labor or material affecting the related mortgaged property which are, or may be a lien prior to, or equal with, the lien of the related mortgage (subject only to permissible title insurance exceptions).

•	No mortgage loan is more than 90 days delinquent as to any scheduled payment of principal and/or interest.

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The information set forth in the mortgage loan schedule provided by the seller is true and correct in all material respects and the information provided to the Rating Agencies, including the mortgage loan level detail, is true and correct according to the Rating Agency requirements.

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Each mortgage loan has been serviced in all material respects in accordance with applicable federal, state and local laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and the terms of the related mortgage note, the mortgage and other loan documents.

If specified in the related prospectus supplement, the representations and warranties of a seller in respect of a loan will be made not as of the related cut-off date but as of the date on which the seller sold the loan to the depositor or one of its affiliates. Under these circumstances, a substantial period of time may have elapsed between that date and the date of initial issuance of the series of securities evidencing an interest in, or secured by, the loan. Since the representations and warranties of a seller do not address events that may occur following the sale of the loan by that seller, the repurchase obligation described in the following paragraph will not arise if the relevant event that would otherwise have given rise to the obligation occurs after the date when the seller sold the loan to the depositor or one of its affiliates. However, the depositor will not include any loan in a trust fund if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties of the related seller regarding that loan will not be accurate and complete in all material respects as of the date when the related series of securities is issued. If the master servicer is also a seller of loans for a particular series, these representations will be in addition to the representations and warranties made by the master servicer in its capacity as master servicer.

The seller will make certain representations and warranties in connection with Manufactured Housing Contracts included in the trust with respect to the enforceability of coverage under any related insurance policy or hazard insurance policy. The seller, if required by the rating agencies rating the related issue of securities, will obtain a surety bond, guaranty, letter of credit or other acceptable instrument to support its repurchase or substitution obligation specified in the immediately following paragraph.

The master servicer, or the trustee if the master servicer is the seller, will promptly notify the relevant seller of any breach of any representation or warranty made by that seller in respect of a loan which materially and adversely affects the interests of the securityholders in the loan. Unless otherwise specified in the related prospectus supplement, if the seller cannot cure the breach within 90 days after notice from the master servicer or the trustee, as the case may be, then the seller will be obligated either

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to repurchase that loan from the trust fund at a purchase price equal to 100% of the loan’s unpaid principal balance as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the related loan rate, less any advances made by the seller or amount payable as related servicing compensation if the seller is the master servicer, or

•	substitute for that loan a replacement loan that satisfies the requirements set forth in the related prospectus supplement.

This repurchase or substitution obligation will constitute the sole remedy available to the securityholders or the trustee for a breach of representation or warranty by the seller.

Except in those cases in which the master servicer is the seller, the master servicer will be required under the applicable servicing agreement to enforce this obligation for the benefit of the trustee and the related securityholders, following the practices it would employ in its good faith business judgment were it the owner of the loan.

If a REMIC election is to be made with respect to a trust fund, unless otherwise provided in the related prospectus supplement, the master servicer or a holder of the related residual certificate will be obligated to pay any prohibited transaction tax which may arise in connection with a repurchase or substitution. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to reimbursement for any such payment from the assets of the related trust fund or from any holder of the related residual certificate. See “Description of the Securities—General” in this prospectus.

Neither the depositor nor the master servicer (unless the master servicer is the seller) will be obligated to purchase a loan if the seller defaults on its obligation to do so. No assurance can be given that sellers will carry out their respective repurchase or substitution obligations with respect to the loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described under the heading “Operative Agreements—Assignment of Trust Fund Assets” in this prospectus.

Description of the Securities

Either Greenwich Capital Acceptance, Inc. or Financial Asset Securities Corp., as depositor, will establish a trust fund for each series of securities. A particular series of securities will consist of mortgage-backed or asset-backed certificates or notes or both certificates and notes.

Each series of securities may consist of any one or a combination of the following types of classes:

Accretion Directed	A class of securities designated to receive principal payments primarily from the interest that accrues on specified Accrual Classes.
Accrual
A class of securities where the accrued interest otherwise payable to such certificates is allocated to specified classes of certificates as principal payments in reduction of their certificate principal balance. The certificate principal balance of the Accrual Class will be increased to the extent such accrued interest is so allocated.

Companion
A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component
A class consisting of “components.” The components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this list.

Fixed Rate	A class with an interest rate that is fixed throughout the life of the class.
Floating Rate
A class that receives interest payments based on an interest rate that fluctuates each payment period based on a designated index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds, plus a specified margin.

Interest Only or IO	A class of securities with no principal balance and which is not entitled to principal payments. Interest usually accrues based on a specified notional amount.

Inverse Floating Rate
A class of securities where the pass-through rate adjusts based on the excess between a specified rate and LIBOR or another index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds.

Lock Out	A class of securities which is “locked out” of certain payments, usually principal, for a specified period of time.
Partial Accrual
A class that accretes a portion of the amount of accrued interest thereon, which amount will be added to the principal balance of such class on each applicable distribution date, with the remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may continue until a specified event has occurred or until such Partial Accrual class is retired.

Principal Only	A class of securities which is not entitled to interest payments.
Planned Amortization Class or PAC	A class of securities with a principal balance that is reduced based on a schedule of principal balances, assuming a certain range of prepayment rates on the underlying assets.
Scheduled Principal
A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a Planned Principal Class or Targeted Principal Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying assets. These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Senior Support
A class that absorbs the realized losses other than excess losses that would otherwise be allocated to a Super Senior Class after the related classes of subordinated securities are no longer outstanding.

Sequential Pay
Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Super Senior
A class that will not bear its proportionate share of realized losses (other than excess losses) as its share is directed to another class, referred to as the “support class” until the class principal balance of the support class is reduced to zero.

Target Amortization or TAC	A class of securities with a principal balance that is reduced based on a scheduled of principal balances, assuming a certain targeted rate of prepayments on the related collateral.
Variable Rate
A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan Rates borne by the underlying loans).

Each series of certificates will be issued pursuant to a pooling and servicing agreement or a trust agreement, dated as of the related cut-off date, among the depositor, the trustee and, if the trust includes loans, the related master servicer. The provisions of each pooling and servicing agreement or trust agreement will vary depending upon the nature of the related certificates and the related trust fund. Forms of pooling and servicing and trust agreements are exhibits to the Registration Statement of which this prospectus forms a part.

Each series of notes will be issued under an indenture between the related trust fund and the trustee named in the prospectus supplement for that series. If the trust fund includes loans, the trust fund and the servicer of the loans will also enter into a servicing agreement. Forms of indenture and servicing agreement have been filed as an exhibit to the registration statement of which this prospectus forms a part.

The following summaries describe the material provisions which may appear in each pooling and servicing agreement or trust agreement, in the case of a series of certificates, and in each indenture and servicing agreement, in the case of a series of notes. The prospectus supplement for each series of securities will describe any provision of the operative agreements relating to that series which materially differs from the description contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the related agreements and prospectus supplement. The applicable depositor will provide a copy of the operative agreements (without exhibits) relating to any series without charge, upon written request of a holder of record of a certificate or note of the series, addressed to Greenwich Capital Acceptance, Inc. or Financial Asset Securities Corp., as applicable, 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Asset Backed Finance Group.

General

The securities of each series will

•	be issued in fully registered form only, in the authorized denominations specified in the prospectus supplement,

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evidence specified beneficial ownership interests in the trust fund assets, in the case of a series of certificates, or be secured by the pledge of the trust fund assets, in the case of a series of notes, and

•	not be entitled to payments in respect of the assets included in any other trust fund established by the depositor.

The securities will not represent obligations of the depositor or any of its affiliates. The loans will not be insured or guaranteed by any governmental entity or other person, unless otherwise specified in the related prospectus supplement.

To the extent provided in the related operative agreements, each trust fund will consist of the following:

•	the assets as from time to time are subject to the related agreement, exclusive of any amounts specified in the related prospectus supplement as “retained interest”;

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those assets as from time to time are required to be deposited in the related security account as defined under the heading “Operative Agreements—Payments on Loans; Deposits to Security Account” in this prospectus;

•	property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure; and

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primary mortgage insurance policies, FHA insurance and VA guarantees, if any, and any other insurance policies or other forms of credit enhancement required to be maintained pursuant to the related agreement.

If specified in the related prospectus supplement, a trust fund may also include one or more of the following:

•	reinvestment income on payments received on the trust fund assets,

•	a reserve fund,

•	a pool insurance policy,

•	a special hazard insurance policy,

•	an interest rate swap or yield supplement agreement,

•	a currency swap,

•	a market value swap,

•	a bankruptcy bond,

•	one or more letters of credit,

•	a surety bond,

•	guaranties, or

•	similar instruments or other agreements.

Each series of securities will be issued in one or more classes. Each class of securities of a series will evidence beneficial ownership of a specified portion or percentage - which may be 0% - of future interest payments and a specified portion or percentage - which may be 0% - of future principal payments on the assets in the related trust fund. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of the series. A series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described in this prospectus and in the related prospectus supplement. Distributions on one or more classes of a series of securities may be made prior to being made on one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the trust fund assets or on a different basis, in each case as specified in the related prospectus supplement. The timing and amounts of distributions may vary among classes or over time as specified in the related prospectus supplement.

Distributions of principal and interest, or, where applicable, of principal only or interest only, on the related securities will be made by the trustee on each distribution date. Distributions will be made monthly, quarterly, semi-annually, or at such other intervals and on the dates as are specified in the related prospectus supplement, in proportion to the percentages specified in the prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the applicable record date specified in the related prospectus supplement. Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled to them at the address appearing in the register maintained for the securityholders. In the case of the final distribution in retirement of the securities, payment will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of the final distribution.

The securities will be freely transferable and exchangeable at the corporate trust office of the trustee named in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

Under current law, the purchase and holding of certain classes of securities by or on behalf of, or with the assets of, an employee benefit plan or other retirement plan or arrangement subject to the provisions of ERISA or Section 4975 of the Internal Revenue Code may result in “prohibited transactions” within the meaning of Section 406 of ERISA or Section 4975 of the Code. See“ERISA Considerations” in this prospectus.

As to each series of securities, an election may be made to treat the related trust fund, or designated portion of the trust fund, as a “real estate mortgage investment conduit” (REMIC) as defined in the Internal Revenue Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the operative agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may only be made if certain conditions are satisfied. As to any series of securities for which a REMIC election will be made, the terms and provisions applicable to the making of the REMIC election, as well as any material federal income tax consequences to securityholders not otherwise described in this prospectus, will be set forth in the related prospectus supplement. If a REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of “residual interests” in the related REMIC, as defined in the Code. All other classes of securities in that series will constitute “regular interests” in the related REMIC, as defined in the Code. As to each series with respect to which a REMIC election is to be made, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The master servicer will be entitled to reimbursement for any such payment from the assets of the trust fund or from any holder of the related residual certificate.

Distributions on Securities

General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to that series. See “Credit Enhancement and Other Support” in this prospectus. Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of that series.

The trustee will make distributions allocable to principal and interest on the securities out of, and only to the extent of, funds in the related security account, including any funds transferred from any reserve account. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of principal prepayments and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, distributions to any class of securities will be made pro rata to all securityholders of that class.

Available Funds. All distributions on the securities of each series on each distribution date will be made from Available Funds in accordance with the terms described in the related prospectus supplement and specified in the related operative agreement. Unless otherwise provided in the related prospectus supplement, the term “Available Funds” for each distribution date will equal the sum of the following amounts:

(i)
the aggregate of all previously undistributed payments on account of principal, including principal prepayments, if any, and prepayment penalties, if so provided in the related prospectus supplement, and interest on the mortgage loans in the related trust fund (including Liquidation Proceeds and Insurance Proceeds and amounts drawn under letters of credit or other credit enhancement instruments as permitted thereunder and as specified in the related operative agreement) received by the master servicer after the cut-off date and on or prior to the related determination date specified in the prospectus supplement except:

•  all payments which were due on or before the cut-off date;

•  all Liquidation Proceeds and all Insurance Proceeds, all principal prepayments and all other proceeds of any loan purchased by the depositor, the master servicer, any sub-servicer or any seller pursuant to the related operative agreement that were received after the prepayment period specified in the prospectus supplement and all related payments of interest representing interest for any period after the related collection period;

•  all scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of distribution;

•  amounts received on particular loans as late payments of principal or interest or other amounts required to be paid by borrowers, but only to the extent of any unreimbursed advance in respect of those loans made by the master servicer, the related sub-servicers, support servicers or the trustee;

•  amounts representing reimbursement, to the extent permitted by the related operative agreement and as described under the heading “—Advances” immediately below, for advances made by the master servicer, sub-servicers, support servicers or the trustee that were deposited into the security account, and amounts representing reimbursement for certain other losses and expenses incurred by the master servicer or the depositor and described below; and

•  that portion of each collection of interest on a particular loan in the trust fund which represents servicing compensation payable to the master servicer or retained interest which is to be retained from such collection or is permitted to be retained from related Insurance Proceeds, Liquidation Proceeds or proceeds of loans purchased pursuant to the related operative agreement;

(ii)	the amount of any advance made by the master servicer, sub-servicer, support servicer or the trustee as described under “—Advances” immediately below and deposited by it in the security account;

(iii)	if applicable, amounts withdrawn from a reserve account;

(iv)	any applicable, amounts provided under a letter of credit, insurance policy, surety bond or other third-party credit enhancement; and

(v)	if applicable, the amount of any prepayment interest shortfall.

Distributions of Interest. Unless otherwise specified in the related prospectus supplement, interest will accrue on the aggregate principal balance of each class of securities or the aggregate notional principal balance of each class of securities entitled to distributions of interest only at the pass-through rate (or interest rate) and for the periods specified in the prospectus supplement. Except in the case of a class of accrual securities that provides for interest that accrues but is not currently payable, the pass-through rate may be a fixed rate or an adjustable rate that adjusts as specified in the prospectus supplement. Interest accrued during each specified period on each class of securities entitled to interest will be distributable on the distribution dates specified in the related prospectus supplement, to the extent that funds are available, until the aggregate principal balance of the securities of that class has been distributed in full or, in the case of a class of securities entitled only to distributions allocable to interest, until the aggregate notional principal balance of that class is reduced to zero or for the period of time designated in the related prospectus supplement. The original principal balance of each security will equal the aggregate distributions allocable to principal to which that security is entitled. Unless otherwise specified in the related prospectus supplement, distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional principal balance of that security. The notional principal balance of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

With respect to any class of accrual securities, if specified in the related prospectus supplement, any interest that has accrued but is not paid on any distribution date will be added to the aggregate principal balance of that class on that distribution date. Unless otherwise specified in the related prospectus supplement, distributions of interest on each class of accrual securities will commence only after the occurrence of the events specified in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, the beneficial ownership interest of a class of accrual securities in the trust fund will increase on each distribution date, as reflected in the aggregate principal balance of that class, by the amount of interest that accrued on that class during the preceding interest accrual period but was not required to be distributed to the class on the distribution date. Each class of accrual securities will thereafter accrue interest on the outstanding aggregate principal balance of that class as so increased.

Distributions of Principal. Unless otherwise specified in the related prospectus supplement, the aggregate principal balance of any class of securities entitled to distributions of principal will equal

•	the original aggregate principal balance of that class as specified in the related prospectus supplement reduced by

•	all distributions reported to securityholders of that class as allocable to principal increased by

•	in the case of a class of accrual securities, all interest accrued but not then distributable on that class and subject to

•	in the case of adjustable rate certificates, the effect of any negative amortization.

The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which the amount will be allocated among the classes of securities entitled to distributions of principal.

If so provided in the related prospectus supplement, one or more classes of senior securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments in the percentages and under the circumstances or for the periods specified in the prospectus supplement. Any allocation of principal prepayments to a class or classes of senior securities will have the effect of accelerating the amortization of the senior securities while increasing the interests evidenced by the subordinated securities in the related trust fund. Increasing the interests of the subordinated securities relative to that of the senior securities is intended to preserve the availability of the subordination provided by the subordinated securities. See “Credit Enhancement and Other Support—Subordination” in this prospectus.

Unscheduled Distributions. If specified in the related prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled distribution date under the circumstances and in the manner described in this paragraph and the following paragraph and in the prospectus supplement. The trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal - including principal prepayments - on the trust fund assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the security account and, if applicable, from any reserve account may be insufficient to make required distributions on the securities on that distribution date. Unless otherwise specified in the related prospectus supplement, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. Unless otherwise specified in the related prospectus supplement, all unscheduled distributions will include interest at the applicable pass-through rate, if any, on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

Unless otherwise specified in the related prospectus supplement, all distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the securities would have been made on the next distribution date, and with respect to securities of the same class, unscheduled distributions of principal will be made on a pro rata basis. Notice of any unscheduled distribution will be given by the trustee prior to the date of distribution.

Advances

Unless otherwise provided in the related prospectus supplement, the master servicer will be required to make advances, from its own funds, from funds advanced by sub-servicers or support servicers or from funds held in the security account for future distributions to the securityholders. On each distribution date, the amount of any advances will be equal to the aggregate of payments of principal and interest that were delinquent on the related determination date and were not advanced by any sub-servicer, subject to the master servicer’s determination that these advances will be recoverable from late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. In the case of cooperative loans, the master servicer also will be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to the securityholders rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace those funds on or before any future distribution date to the extent that funds in the applicable security account on a distribution date would be less than the amount required to be available for distributions to securityholders on that date. Any funds advanced by the master servicer will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which the advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any loan purchased by a sub-servicer or a seller under the circumstances described in this prospectus). Advances by the master servicer and any advances by a sub-servicer or a support servicer also will be reimbursable to the master servicer or sub-servicer or support servicer, as applicable, from cash otherwise distributable to securityholders, including the holders of senior securities, to the extent that the master servicer determines that any advances previously made are not ultimately recoverable as described in this paragraph. The master servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related operative agreement. If specified in the related prospectus supplement, the obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in the related prospectus supplement.

The master servicer or sub-servicer may enter into a support agreement with a support servicer pursuant to which the support servicer agrees to provide funds on behalf of the master servicer or sub-servicer in connection with the obligation of the master servicer or sub-servicer, as the case may be, to make advances. The support agreement will be delivered to the trustee and the trustee will be authorized to accept a substitute support agreement in exchange for an original support agreement, provided that the substitution of the support agreement will not adversely affect the rating or ratings assigned to the securities by each rating agency named in the related prospectus supplement.

Unless otherwise provided in the prospectus supplement, in the event the master servicer, a sub-servicer or a support servicer fails to make an advance, the trustee will be obligated to make the advance in its capacity as successor servicer. If the trustee makes an advance, it will be entitled to be reimbursed for that advance to the same extent and degree as the master servicer, a sub-servicer or a support servicer is entitled to be reimbursed for advances. See“—Distributions on Securities” above.

Purchase Obligations

Some types of trust assets and some classes of securities of any series, as specified in the related prospectus supplement, may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable securityholders. A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, remarketing agreement, maturity guaranty, put option or demand feature.

A purchase commitment is a contractual obligation of an obligor to purchase either specified trust assets or classes of securities of any series, on one or more specified dates, or upon the occurrence of one or more specified events. A liquidity facility is an obligation of a lender to advance funds, which may be used to purchase specified trust assets from the issuing entity on one or more specified dates, or upon the occurrence of one or more specified events . A remarketing agreement is an obligation of a remarketing agent to sell specified trust assets on behalf of the issuing entity on one or more specified dates, or upon the occurrence of one or more specified events, and may include an obligation of the remarketing agent to cover any shortfall between the sale proceeds and a specified level. A maturity guaranty is a contractual obligation of an obligor to purchase either specified trust assets or classes of securities of any series, on one or more specified maturity dates. A put option is a contractual obligation of an obligor to purchase either specified trust assets or classes of securities of any series on one or more specified dates, or upon the occurrence of one or more specified events. A demand feature is a contractual obligation of an obligor to purchase either specified trust assets or classes of securities of any series upon demand made by a specified party, on one or more specified dates, or upon the occurrence of one or more specified events.

The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation relating to trust assets may apply to those trust assets or to the related securities. Each purchase obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. As specified in the accompanying prospectus supplement, each purchase obligation relating to trust assets will be payable solely to the trustee for the benefit of the securityholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which that obligation relate.

Reports to Securityholders

Prior to or concurrently with each distribution on a distribution date and except as otherwise set forth in the related prospectus supplement, the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to that series of securities, among other things:

•	the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

•	the total cash flows received and the general sources thereof;

•	the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

•	the amount, accrued or paid in respect of any credit enhancement or other support, including the payee and the general purpose of such payment;

•
the amount, if any, of the distribution allocable to principal (by class), separately identifying the aggregate amount of any principal prepayments and, if specified in the prospectus supplement, any prepayment penalties included in the distribution;

•	the amount, if any, of the distribution allocable to interest (by class and any shortfalls or carry-forwards);

•	the amount of, if any, of excess cash flow or excess spread and the application of such excess cash flow;

•	interest rates, as applicable, to the pool assets and securities;

•	the beginning and ending balance of the reserve fund or similar account, if any, together with any material activity;

•	the amounts drawn on any credit enhancement, or other support, and the amount of coverage remaining under any enhancement;

•	the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on the distribution date;

•	number and amount of pool assets, together with updated pool composition information;

•
the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances at the close of business on the distribution date, and the general source of funds for reimbursements;

•	if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

•	material breaches of pool asset representation or warranties or transaction covenants;

•
information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the prospectus supplement and whether the trigger was met;

•
information regarding any new issuance of securities backed by the same asset pool, any pool asset changes, such as additions or removals in connection with a prefunding and pool asset substitutions and repurchases, and cash flows available for future purchases, such as the balances of any prefunding, if applicable;

•
any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select new pool assets;

•
the special hazard amount, fraud loss amount and bankruptcy amount, if applicable, as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts;

•
with respect to any series of securities as to which the trust fund includes mortgage securities, additional information as required under the related Agreement and specified in the related prospectus supplement.

•
the aggregate amount (a) otherwise allocable to the subordinated securityholders on that distribution date and (b) withdrawn from the reserve fund, if any, that is included in the amounts distributed to the senior securityholders;

•	the percentage of principal payments on the loans (excluding prepayments), if any, which each class will be entitled to receive on the following distribution date;

•	the percentage of principal prepayments on the mortgage loans, if any, which each class will be entitled to receive on the following distribution date;

•
the amount of the servicing compensation retained or withdrawn from the security account by the master servicer and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

•
the number and aggregate principal balance of mortgage loans delinquent, but not in foreclosure, (i) from 30 to 59 days, (ii) from 60 to 89 days and (iii) 90 days or more, as of the close of business on the last day of the calendar month preceding that distribution date;

•
the number and aggregate principal balance of mortgage loans delinquent and in foreclosure (i) from 30 to 59 days, (ii) from 60 to 89 days and (iii) 90 days or more, as of the close of business on the last day of the calendar month preceding that distribution date, and loss information for the period;

•
the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure and, if the real estate secured a Multifamily Loan, any additional information specified in the prospectus supplement;

•
if a class is entitled only to a specified portion of interest payments on the loans in the related pool, the pass-through rate, if adjusted from the date of the last statement, of the loans expected to be applicable to the next distribution to that class; and

•	the pass-through rate as of the day prior to the immediately preceding distribution date.

Where applicable, any amount set forth in the above list may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified in the above list.

In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail, to each securityholder of record at any time during such calendar year, a report setting forth:

•	other customary information as may be deemed necessary or desirable for securityholders to have in order to prepare their tax returns.

Reports, whether monthly or annual, will be posted on a website as described below under “Available Information” and “Reports to Securityholders.”

Credit Enhancement and Other Support

General

Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the assets in the related trust fund. In addition, derivative instruments whose primary purpose is not to provide credit enhancement may be utilized to reduce or alter risks associated with changes in interest rates or currency fluctuations, or to ensure that securityholders receive payment of the full face amount of their securities if those securities are subject to mandatory action. Credit enhancement may take the form of one or more of the following:

•	a limited financial guaranty policy issued by an entity named in the related prospectus supplement,

•	the subordination of one or more classes of the securities of that series and any provision for excess interest or overcollateralization,

•	the establishment of one or more reserve accounts,

•	an interest rate swap (or cap, floor or collar) or a yield supplement agreement,

•	a currency swap,

•	a market value swap,

•	the use of a cross-support feature, or

•	a pool insurance policy, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract.

Unless otherwise specified in the related prospectus supplement, any credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest. If losses occur which exceed the amount covered by the credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of deficiencies.

Subordination

If specified in the related prospectus supplement, protection afforded to holders of one or more classes of the senior securities of a series by means of the subordination feature will be accomplished by the holders of one or more other classes of that series having a preferential right to distributions in respect of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to the holders of one or more other subordinated classes of securities of that series under the circumstances and to the extent specified in the prospectus supplement. If specified in the related prospectus supplement, protection may also be afforded to the holders of the senior securities of a series by:

•	reducing the ownership interest of the holders of the related subordinated securities,

•	a combination of the subordination feature and reducing the ownership interest of the subordinated securityholders, or

•	as otherwise described in the related prospectus supplement.

If specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans and losses on defaulted loans will be borne first by the various classes of subordinated securities and thereafter by the various classes of senior securities, in each case under the circumstances and subject to the limitations specified in that prospectus supplement.

The related prospectus supplement may also limit the following:

•	the aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time,

•	the aggregate losses in respect of defaulted loans which must be borne by the subordinated securities by virtue of their subordination, and

•	the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date.

If aggregate distributions in respect of delinquent payments on the loans or aggregate losses in respect of the loans were to exceed the amount specified in the related prospectus supplement, holders of the senior securities would experience losses on their securities.

In addition to or in lieu of the foregoing, if specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of the subordinated securities on any distribution date may instead be deposited into one or more reserve accounts established with the trustee. The related prospectus supplement may specify that deposits in any reserve account may be made

•	on each distribution date,

•	for specified periods, or

•
until the balance in the reserve account has reached a specified amount and, following payments from the reserve account to holders of the senior securities or otherwise, thereafter to the extent necessary to restore the balance in the reserve account to the specified level.

If specified in the related prospectus supplement, amounts on deposit in the reserve account may be released to the holders of the class or classes of securities specified in the prospectus supplement at the times and under the circumstances specified in the prospectus supplement.

If specified in the related prospectus supplement, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated securities, respectively, through a cross-support mechanism or otherwise.

As among classes of senior securities and as among classes of subordinated securities, distributions may be allocated among these classes as follows:

•	in the order of their scheduled final distribution dates,

•	in accordance with a schedule or formula,

•	in relation to the occurrence of events or otherwise,

in each case as specified in the related prospectus supplement. As among classes of subordinated securities, the related prospectus supplement will specify the allocation of payments to holders of the related senior securities on account of delinquencies or losses and the allocation payments to any reserve account.

Pool Insurance Policies

The related prospectus supplement may specify that a separate pool insurance policy will be obtained for the pool. This policy will be issued by the pool insurer named in the prospectus supplement. Subject to the limits described in this section, each pool insurance policy will cover loss by reason of default in payment on loans in the related pool in an amount equal to a percentage, which is specified in the related prospectus supplement, of the aggregate principal balances of the loans on the cut-off date which are not covered as to their entire outstanding principal balances by primary mortgage insurance policies. As more fully described in the following paragraph, the master servicer will present claims to the pool insurer on behalf of itself, the trustee and the securityholders. However, the pool insurance policies are not blanket policies against loss, since claims under the policies may only be made respecting particular defaulted loans and only upon satisfaction of the conditions precedent described in the following paragraph. Unless otherwise specified in the related prospectus supplement, no pool insurance policy will cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.

Unless otherwise specified in the related prospectus supplement, the pool insurance policy will provide that no claims may be validly presented unless the following conditions are satisfied:

•	any required primary mortgage insurance policy is in effect for the defaulted loan and a claim under that policy has been submitted and settled;

•	hazard insurance on the related mortgaged property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

•
if there has been physical loss or damage to the mortgaged property, the property has been restored to its physical condition, reasonable wear and tear excepted, at the time of issuance of the policy; and

•	the insured has acquired good and merchantable title to the mortgaged property free and clear of liens except certain permitted encumbrances.

Upon satisfaction of these conditions, the pool insurer will have the option either

•
to purchase the property securing the defaulted loan at a price equal to the loan’s principal balance plus accrued and unpaid interest at the loan rate to the date of purchase plus certain expenses incurred by the master servicer on behalf of the trustee and securityholders, or

•
to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the loan rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of amounts paid or assumed to have been paid under the related primary mortgage insurance policy.

If any property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that

•	the restoration will increase the proceeds to securityholders on liquidation of the related loan after reimbursement to the master servicer of its expenses, and

•	the master servicer will be able to recover its expenses from proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy.

Unless otherwise specified in the related prospectus supplement, no pool insurance policy will insure against losses sustained by reason of a default arising, among other things, from

•	fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination of the loan, or

•	failure to construct a mortgaged property in accordance with plans and specifications.

Many primary mortgage insurance policies also do not insure against these types of losses. Nevertheless, a failure of coverage attributable to one of the foregoing events might result in a breach of the related seller’s representations and, in that event, might give rise to an obligation on the part of the seller to purchase the defaulted loan if the breach cannot be cured. No pool insurance policy will cover a claim in respect of a defaulted loan that occurs when the loan’s servicer, at the time of default or thereafter, was not approved by the insurer. Many primary mortgage insurance policies also do not cover claims in this case.

Unless otherwise specified in the related prospectus supplement, the original amount of coverage under the pool insurance policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid, less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim, unless otherwise specified in the related prospectus supplement. Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by the securityholders.

The terms of any pool insurance policy relating to a pool of Manufactured Housing Contracts or Home Improvement Contracts will be described in the related prospectus supplement.

Primary Mortgage Insurance Policies

The related prospectus supplement may specify a mortgage loan (the “PMI Mortgage Loan”) is backed by a primary mortgage insurance policy (the “PMI Policy”). This PMI policy will be issued by the primary mortgage insurance policy insurer named in the prospectus supplement (the “PMI Insurer”). The PMI Policy covers loss by reason of default in payment on the insured’s mortgage loan. A PMI Policy generally requires that delinquencies on any PMI Mortgage Loan must be reported to the PMI Insurer within four months of default, and appropriate proceedings to obtain title to the property securing the PMI Mortgage Loan must be commenced within six months of default. The PMI Policy usually contains provisions substantially as follows: (i) for the insured to present a claim, the insured must have acquired, and tendered to the PMI Insurer, good and merchantable title to the property securing the PMI Mortgage Loan, free and clear of all liens and encumbrances, including, but not limited to, any right of redemption by the mortgagor unless such acquisition of good and merchantable title is excused under the terms of the PMI Policy; (ii) a claim generally includes unpaid principal, accrued interest to the date of such tender to the PMI Insurer by the insured, and certain expenses; (iii) when a claim is presented, the PMI Insurer will have the option of either (A) paying the claim in full, taking title to the property securing the PMI Mortgage Loan, and arranging for its sale or (B) paying the insured percentage of the claim, with the insured retaining title to the property securing the PMI Mortgage Loan; (iv) claims generally must be filed within 60 days after the insured has acquired good and merchantable title to the property securing the PMI Mortgage Loan and (v) a claim generally must be paid within 60 days after the claim is filed by the insured.

No payment for a loss will be made under the PMI Policy unless the property securing the PMI Mortgage Loan is in the same physical condition as when the PMI Mortgage Loan was originally insured, except for reasonable wear and tear and unless premiums on the standard homeowner's insurance policy, real estate taxes and foreclosure protection and preservation expenses have been advanced by or on behalf of the insured.

Unless approved in writing by the PMI Insurer, the insured under the PMI Policy may not make any change in the terms of a PMI Mortgage Loan, including the borrowed amount, interest rate, term or amortization schedule of the PMI Mortgage Loan, except as specifically permitted by terms of the PMI Mortgage Loan; nor make any change in the property or other collateral securing the PMI Mortgage Loan; nor release any mortgagor under the PMI Mortgage Loan from liability. If a PMI Mortgage Loan is assumed with the insured’s approval, the PMI Insurer’s liability for coverage of the PMI Mortgage Loan under the PMI Policy generally will terminate as of the date of such assumption, unless the PMI Insurer approves the assumption in writing.

Unless otherwise specified in the related prospectus supplement, the PMI Policy specifically excludes coverage of (i) any claim resulting from a default existing at the inception of coverage or occurring after lapse or cancellation of coverage; (ii) certain claims where there is an environmental condition which existed on the property securing the PMI Mortgage Loan, whether or not known by the person or persons submitting an application for coverage of the PMI Mortgage Loan, as of the effective date of coverage; (iii) any claim involving a PMI Mortgage Loan which is for the purchase of the Mortgaged Property, and for which the mortgagor did not make a down payment as described in the application for coverage; (iv) any claim, if the mortgage, deed of trust or other similar instrument did not provide the insured at origination with a first lien on the property securing the PMI Mortgage Loan; (v) certain claims involving or arising out of any breach by the insured of its obligations under, or its failure to comply with the terms of, the PMI Policy or of its obligations as imposed by operation of law; and (vi) any claim arising from the failure of the borrower under a PMI Mortgage Loan to make any balloon payment, if applicable, under the PMI Mortgage Loan.

The PMI Policy generally will not insure against a loss sustained by reason of a default arising from or involving certain matters, including (i) fraud or negligence in origination or servicing of the PMI Mortgage Loans, including, but not limited to, misrepresentation by the borrower, lender or other persons involved in the origination of the PMI Mortgage Loan or the application for insurance; (ii) failure to construct a property securing a PMI Mortgage Loan in accordance with specified plans or (iii) physical damage to a property securing a PMI Mortgage Loan.

FHA Insurance; VA Guarantees

Single Family Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. These mortgage loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Single Family Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Single Family Loan relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time the loan was originated.

The insurance premiums for Single Family Loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development (HUD), or by the master servicer or any sub-servicer, and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged property to HUD or upon assignment of the defaulted mortgage loan to HUD. With respect to a defaulted FHA-insured Single Family Loan, the master servicer or any sub-servicer is limited in its ability to initiate foreclosure proceedings. When it is determined by the master servicer or sub-servicer or HUD that the default was caused by circumstances beyond the mortgagor’s control, the master servicer or such sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. These plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when this type of default is accompanied by certain other criteria, HUD may provide relief by making payments to the master servicer or sub-servicer in partial or full satisfaction of amounts due under the mortgage loan or by accepting assignment of the loan from the master servicer or sub-servicer. Any payments made by HUD are to be repaid by the mortgagor to HUD. With certain exceptions, at least three full monthly installments must be due and unpaid under the mortgage loan, and HUD must have rejected any request for relief from the mortgagor, before the master servicer or sub-servicer may initiate foreclosure proceedings.

In most cases, HUD has the option to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash. Claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures’ interest rate. The master servicer or sub-servicer of each FHA-insured Single Family Loan will be obligated to purchase any HUD debenture issued in satisfaction of a mortgage loan upon default for an amount equal to the debenture’s principal amount.

The amount of insurance benefits paid by the FHA generally is equal to the entire unpaid principal amount of the defaulted mortgage loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance of the mortgaged property to HUD, the master servicer or sub-servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to the conveyance date generally only to the extent allowed pursuant to the related forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Single Family Loan, bears interest from the date which is 30 days after the mortgagor’s first uncorrected failure to perform any obligation to make any payment due under the mortgage loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate.

Single Family Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman’s Readjustment Act of 1944, as amended, which permits a veteran, the spouse of a veteran in certain cases, to obtain a mortgage loan guaranteed by the VA covering financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years’ duration. However, no Single Family Loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for that mortgage loan.

The maximum guarantee that may be issued by the VA under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 U.S.C. Section 1803(a), as amended. As of November 1, 1998 the maximum guarantee that may be issued by the VA under a VA-guaranteed mortgage loan of more than $144,000 is the lesser of 25% of the original principal amount of the mortgage loan and $50,570. The liability on the guarantee is reduced or increased, pro rata, with any reduction or increase in the amount of indebtedness, but in no event will the amount payable under the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to the guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage loan upon the loan’s assignment to the VA.

With respect to a defaulted VA-guaranteed Single Family Loan, the master servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim under the guaranty is submitted after liquidation of the mortgaged property.

The amount payable under the guaranty will be the percentage of the VA-guaranteed Single Family Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that these amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

Special Hazard Insurance Policies

If specified in the related prospectus supplement, a separate special hazard insurance policy will be obtained for the pool and will be issued by the special hazard insurer named in the prospectus supplement. Subject to the limitations described in the immediately following sentence, each special hazard insurance policy will protect holders of the related securities from

•
loss by reason of damage to mortgaged properties caused by certain hazards - including earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the prospectus supplement - not insured against under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located or under a flood insurance policy if the mortgaged property is located in a federally designated flood area, and

•	loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies.

See “Operative Agreements—Hazard Insurance” in this prospectus. No special hazard insurance policy will cover losses occasioned by fraud or conversion by the trustee or master servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the mortgaged property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any special hazard insurance policy will be specified in the related prospectus supplement. Each special hazard insurance policy will provide that no claim may be paid unless hazard insurance and, if applicable, flood insurance on the related mortgaged property have been kept in force and other protection and preservation expenses have been paid.

Subject to the limitations set forth in the immediately preceding paragraph, and unless otherwise specified in the related prospectus supplement, each special hazard insurance policy will provide coverage where there has been damage to property securing a foreclosed mortgage loan, and title to the mortgaged property has been acquired by the insured, to the extent that the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the borrower or the master servicer. In this circumstance, the special hazard insurer will pay the lesser of

•	the cost to repair or replace the mortgaged property, and

•
upon transfer of the property to the special hazard insurer, the unpaid principal balance of the loan at the time the property is acquired by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement, together with certain expenses incurred by the master servicer with respect to the property.

If the unpaid principal balance of a loan plus accrued interest and certain servicing expenses are paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost to repair the damaged property will also reduce coverage by such amount. So long as a pool insurance policy remains in effect, the payment by the special hazard insurer to cover the unpaid principal balance of a loan plus accrued interest and certain servicing expenses or to cover the cost to repair a mortgaged property will not affect the total insurance proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and the pool insurance policy.

Since each special hazard insurance policy will be designed to permit full recovery under the mortgage pool insurance policy in circumstances in which recoveries would otherwise be unavailable because mortgaged properties have been damaged by a cause not insured against by a standard hazard policy and thus would not be restored, each operative agreement will provide that, unless otherwise specified in the related prospectus supplement, the master servicer will be under no obligation to maintain the special hazard insurance policy once the related pool insurance policy has been terminated or been exhausted due to payment of claims.

To the extent specified in the related prospectus supplement, the master servicer may deposit in a special trust account, cash, an irrevocable letter of credit or any other instrument acceptable to each rating agency named in the prospectus supplement, in order to provide protection in lieu of or in addition to that provided by a special hazard insurance policy. The amount of any special hazard insurance policy or of the deposit to the special trust account relating to securities may be reduced so long as the reduction will not result in a downgrading of the rating of the securities by any rating agency named in the prospectus supplement.

The terms of any special hazard insurance policy relating to a pool of Manufactured Housing Contracts or Home Improvement Contracts will be described in the related prospectus supplement.

Bankruptcy Bonds

If specified in the related prospectus supplement, a bankruptcy bond for proceedings under the federal Bankruptcy Code will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a loan or a reduction by the court of the principal amount of a loan. The bankruptcy bond will also cover unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under any bankruptcy bond will be set forth in the related prospectus supplement. Coverage under a bankruptcy bond may be cancelled or reduced by the master servicer if the cancellation or reduction would not adversely affect the then current rating of the securities by any rating agency named in the prospectus supplement. See “Material Legal Aspects of the Mortgage Loans—Anti-Deficiency Legislation and Other Limitations on Lenders” in this prospectus.

To the extent specified in the related prospectus supplement, the master servicer may deposit in a special trust account, cash, an irrevocable letter of credit or any other instrument acceptable to each rating agency named in the prospectus supplement, to provide protection in lieu of or in addition to that provided by a bankruptcy bond. The amount of any bankruptcy bond or of the deposit to the special trust account relating to the securities may be reduced so long as the reduction would not result in a downgrading of the rating of the securities by any rating agency named in the prospectus supplement.

The terms of any bankruptcy bond relating to a pool of Manufactured Housing Contracts or Home Improvement Contracts will be described in the related prospectus supplement.

FHA Insurance on Multifamily Loans

There are two primary FHA insurance programs that are available for Multifamily Loans. Sections 221(d)(3) and (d)(4) of the National Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of mortgage loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of a mortgage loan may be up to 40 years and the ratio of loan amount to property replacement cost can be up to 90%.

Section 223(f) of the National Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work but repairs may be made for, generally up to the greater of 15% of the value of the project or a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan-to-value ratio of no more than 85% is required for the purchase of a project and a loan-to-value ratio of no more than 70% for the refinancing of a project.

FHA insurance is generally payable in cash or, at the option of the mortgagee, in debentures. The insurance does not cover 100% of the mortgage loan but is subject to certain deductions and certain losses of interest from the date of the default.

Reserve Accounts

If specified in the related prospectus supplement, credit support with respect to a series of securities may be provided by the establishment and maintenance of one or more reserve accounts for that series, in trust, with the related trustee. The prospectus supplement will specify whether or not a reserve accounts will be included in the related trust fund.

The reserve account for a series of securities will be funded in one of the following ways:

•
by a deposit of cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments on U.S. Treasury securities, letters of credit, demand notes, securities of deposit or a combination of these, in the aggregate amount specified in the related prospectus supplement;

•	by deposit from time to time of amounts specified in the related prospectus supplement to which the subordinated securityholders, if any, would otherwise be entitled; or

•	in such other manner as the prospectus supplement may specify.

Any amounts on deposit in the reserve account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in permitted investments. Unless otherwise specified in the related prospectus supplement, “permitted investments” will include obligations of the United States and certain of its agencies, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks and certain repurchase agreements of United States government securities with eligible commercial banks. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. Unless otherwise specified in the related prospectus supplement, any instrument deposited in a reserve account will name the trustee, in its capacity as trustee for the securityholders, as beneficiary and will be issued by an entity acceptable to each rating agency named in the prospectus supplement. Additional information with respect to instruments deposited in the reserve account will be set forth in the related prospectus supplement.

Any amounts deposited, and payments on instruments deposited, in a reserve account will be available for withdrawal from the reserve account for distribution to securityholders, for the purposes, in the manner and at the times specified in the related prospectus supplement.

Cross Support

If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of securities. In this case, credit support may be provided by a cross support feature which requires that distributions be made with respect to securities evidencing a beneficial ownership interest in, or secured by, other asset groups within the same trust fund. The related prospectus supplement for a series which includes a cross support feature will describe the manner and conditions for applying the cross support feature.

If specified in the related prospectus supplement, the coverage provided by one or more forms of external credit support (for example, financial guaranty insurance or other insurance policies) may apply concurrently to one or more related loan groups. If applicable, the related prospectus supplement will identify the loan groups to which the external credit support relates and the manner of determining the amount of the coverage provided and the application of the coverage to the identified loan groups.

Other Insurance, Surety Bonds, Guaranties, Letters of Credit and Similar Instruments or Agreements

If specified in the related prospectus supplement, a trust fund may also include insurance, guaranties, surety bonds, letters of credit or similar arrangements for the following purposes:

•	to maintain timely payments or provide additional protection against losses on the assets included in the trust fund,

•	to pay administrative expenses, or

•	to establish a minimum reinvestment rate on the payments made in respect of the assets included in the trust fund or principal payment rate on the assets.

These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the prospectus supplement.

Derivatives

The trust fund may include one or more derivative instruments, as described in this section. All derivative instruments included in any trust fund will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool. Derivative instruments may include 1) interest rate swaps (or caps, floors and collars) and yield supplement agreements as described below, 2) currency swaps and 3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the trust fund or to a class of offered securities and that are used solely in conjunction with auctions.

An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or “notional” principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In a typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates. An interest rate cap, collar or floor is an agreement where the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

The trustee on behalf of a trust fund may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates or to provide supplemental credit support. Cap Agreements and yield supplement agreements may be entered into to supplement the interest rate or other rates available to make interest payments on one or more classes of the securities of any series.

A market value swap might be used in a structure where the pooled assets are hybrid ARMs, or mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

Any derivative contracts will be documented based upon the standard forms provided by the International Swaps and Derivatives Association, or ISDA. These forms generally consist of an ISDA master agreement, a schedule to the master agreement, and a confirmation, although in some cases the schedule and confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference. Standard ISDA definitions also will be incorporated by reference. Each confirmation will provide for payments to be made by the derivative counterparty to the trust, and in some cases by the trust to the derivative counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values. For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement. The confirmation also will specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the derivative counterparty to the trust on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities), the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or to take certain other measures intended to assure performance of those obligations. Posting of collateral will be documented using the ISDA Credit Support Annex.

There can be no assurance that the trustee will be able to enter into derivatives at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivatives may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a derivative when it would be economically advantageous to the trust fund to do so. The terms of any derivative product agreement and any counterparties will be described in the accompanying prospectus supplement.

Yield and Prepayment Considerations

The yields to maturity and weighted average lives of the certificates will be affected primarily by the amount and timing of principal payments received on or in respect of the assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the types of loans included. Each prospectus supplement will contain information with respect to the types and maturities of the loans in the related pool. Unless otherwise specified in the related prospectus supplement, loans may be prepaid, without penalty, in full or in part at any time. Multifamily Loans may prohibit prepayment for a specified period after origination, may prohibit partial prepayments entirely, and may require the payment of a prepayment penalty upon prepayment in full or in part. The prepayment experience of the loans in a pool will affect the life of the related series of securities.

The rate of prepayments on the loans cannot be predicted. A number of factors, including homeowner mobility, economic conditions, the presence and enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds may affect the prepayment experience of loans. Some of these factors, as well as other factors including limitations on prepayment and the relative tax benefits associated with the ownership of income-producing real property, may affect the prepayment experience of Multifamily Loans.

Home Equity Loans and Home Improvement Contracts have been originated in significant volume only during the past few years and neither depositor is aware of any publicly available studies or statistics on the rate of prepayment of these types of loans. Generally, Home Equity Loans and Home Improvement Contracts are not viewed by borrowers as permanent financing. Accordingly, these loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because Home Equity Loans that are revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments to be lower than, or similar to, those of traditional fully-amortizing first mortgages. The prepayment experience of the related trust fund may also be affected by the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of Home Equity Loans or Home Improvement Contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and junior mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, these types of loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on Home Equity Loans for federal income tax purposes may further increase the rate of prepayments of these loans.

Collections on Home Equity Loans that are revolving credit line loans may vary because, among other things, borrowers may

•  make payments during any month as low as the minimum monthly payment for that month or, during the interest-only period for revolving credit line loans and, in more limited circumstances, closed-end loans, as to which an interest-only payment option has been selected, the interest and the fees and charges for that month; or

•  make payments as high as the entire outstanding principal balance plus accrued interest and related fees and charges.

It is possible that borrowers may fail to make the required periodic payments. In addition, collection on these loans may vary due to seasonal purchasing and the payment habits of borrowers.

Unless otherwise provided in the related prospectus supplement, all conventional loans other than Multifamily Loans will contain due-on-sale provisions permitting the mortgagee or holder of the contract to accelerate the maturity of the related loan upon the sale or certain other transfers of the related mortgaged property by the borrower. As described in the related prospectus supplement, conventional Multifamily Loans may contain due-on-sale provisions, due-on-encumbrance provisions or both. Loans insured by the FHA, and loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments of these loans may be lower than that of conventional mortgage loans bearing comparable interest rates. Unless otherwise provided in the related prospectus supplement, the master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the mortgaged property and reasonably believes that it is entitled to do so under applicable law. However, the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See “Operative Agreements—Collection Procedures” and “Material Legal Aspects of the Mortgage Loans” in this prospectus for a description of certain provisions of each operative agreement and certain legal matters that may affect the prepayment experience of the loans.

The rate of prepayments of conventional mortgage loans has fluctuated significantly in recent years. In general, prepayment rates may be influenced by a variety of economic, geographic, social and other factors, including changes in housing needs, job transfers, unemployment and servicing decisions. In general, however, if prevailing rates fall significantly below the loan rate borne by a loan, that loan is likely to be subject to a higher prepayment rate than would be the case if prevailing interest rates remain at or above its rate. Conversely, if prevailing interest rates rise appreciably above the loan rate borne by a loan, that loan is likely to experience a lower prepayment rate than would be the case if prevailing rates remain at or below its loan rate. However, there can be no assurance that these generalities will hold true in particular cases. The rate of prepayment of Multifamily Loans may also be affected by other factors including loan terms including the existence of lockout periods, due-on-sale and due-on-encumbrance clauses and prepayment changes, relative economic conditions in the area where the mortgaged properties are located, the quality of management of the mortgaged properties and possible changes in tax laws.

When a loan is prepaid in full, the borrower is charged interest on the principal amount of the loan only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Unless otherwise specified in the related prospectus supplement, the effect of a prepayment in full will be to reduce the amount of interest passed through in the following month to securityholders, because interest on the principal balance of the prepaid loan will be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the prepaid loans either on the first day of the month of receipt or of the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in that month. Unless otherwise specified in the related prospectus supplement, neither prepayments in full nor partial prepayments will be passed through until the month following receipt. Prepayment charges collected with respect to Multifamily Loans will be distributed to securityholders, or to other persons entitled to them, as described in the related prospectus supplement.

If so specified in the related prospectus supplement, the master servicer will be required to remit to the trustee, with respect to each loan in the related trust as to which a principal prepayment in full or a principal payment which is in excess of the scheduled monthly payment and is not intended to cure a delinquency was received during any due period, an amount, from and to the extent of amounts otherwise payable to the master servicer as servicing compensation, equal to the excess, if any, of

•  30 days’ interest on the principal balance of the related loan at the loan rate net of the annual rate at which the master servicer’s servicing fee accrues, over

•  the amount of interest actually received on that loan during the due period, net of the master servicer’s servicing fee.

If the rate at which interest is passed through to the holders of securities of a series is calculated on a loan by loan basis, disproportionate principal prepayments with respect to loans bearing different loan rates will affect the yield on the securities. In general, the effective yield to securityholders will be slightly lower than the yield otherwise produced by the applicable security pass-through rate and purchase price because, while interest generally will accrue on each loan from the first day of the month, the distribution of interest generally will not be made earlier than the month following the month of accrual.

Under certain circumstances, the master servicer, the holders of the residual interests in a REMIC or any other person named in the related prospectus supplement may have the option to purchase the assets of a trust fund to effect early retirement of the related series of securities. See “Operative Agreements—Termination; Optional Termination; Optional Calls” in this prospectus.

Factors other than those identified in this prospectus and in the related prospectus supplement could significantly affect principal prepayments at any time and over the lives of the securities. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of trust fund assets at any time or over the lives of the securities.

The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments including prepayments, delinquencies and losses on the yield, weighted average lives and maturities of the securities.

In the event that a receiver, bankruptcy trustee, debtor in possession or similar entity (each, an “insolvency trustee”) is appointed with respect to a seller due to its insolvency or a seller becomes a debtor under the federal Bankruptcy Code or any similar insolvency law, the insolvency trustee may attempt to characterize the transfer of the related mortgage loans from the seller to the depositor as a pledge to secure a financing rather than as a sale. In the event that this attempt were successful, the insolvency trustee might elect, among other remedies, to accelerate payment of the related securities and liquidate the related loans, with each securityholder being entitled to receive its allocable share of the principal balance of the loans, together with its allocable share of interest on the loans at the applicable pass-through rate, or weighted average “strip rate” as defined in the related prospectus supplement, as the case may be, to the date of payment. In this event, the related securityholders might incur reinvestment losses with respect to principal received and investment losses attendant to the liquidation of the loans and the resulting early retirement of the related security. In addition, certain delays in distributions might be experienced by the securityholders in connection with any such insolvency proceedings.

Operative Agreements

Set forth below is a summary of the material provisions of each operative agreement that are not described elsewhere in this prospectus. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of each operative agreement applicable to a particular series of certificates. As to each series of securities, the related material agreements, including each agreement required to be filed under Regulation AB, will be filed with the Commission in a current report on Form 8-K following the issuance of the securities. Where particular provisions or terms used in the operative agreements are referred to, those provisions or terms are as specified in the agreements. Except as otherwise specified, the operative agreements described in this prospectus contemplate a trust fund that is comprised of loans. Although an agreement governing a trust fund that consists of Agency Securities or Private Label Securities may contain provisions that are similar to those described below, they will be described more fully in the related prospectus supplement.

Assignment of Trust Fund Assets

Assignment of the Trust Fund Loans. When the securities of a series are issued, the depositor named in the prospective supplement will cause the loans comprising the related trust fund to be assigned to the trustee, together with all principal and interest received by or on behalf of the depositor with respect to those loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest specified in the related prospectus supplement. Concurrently with this assignment, the trustee will deliver the securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include information as to the outstanding principal balance of each loan after application of payments due on the cut-off date, as well as information regarding the loan rate or APR, the current scheduled monthly payment of principal and interest, the maturity of the loan, its loan-to-value ratio or combined loan-to-value ratio at origination and certain other information.

If so specified in the related prospectus supplement, and in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. (MERS), assignments of the mortgages for some or all of the mortgage loans in the related trust will be registered electronically through the MERS® System. With respect to mortgage loans registered through the MERS® System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

In addition, the depositor will deliver to the trustee or a custodian the following items in connection with each loan in the related trust fund:

•	the original mortgage note or contract, endorsed without recourse in blank or to the order of the trustee;

•
in the case of Single Family Loans, Home Equity Loans or Multifamily Loans, the mortgage, deed of trust or similar instrument (each, a “mortgage”) with evidence of recording indicated on the mortgage; however, in the case of any mortgage not returned from the public recording office, the depositor will deliver or cause to be delivered a copy of the mortgage together with a certificate stating that the original mortgage was delivered to the recording office;

•	in the case of a contract, other than an unsecured contract, the security interest in the mortgaged property securing the contract;

•
an assignment of the mortgage or contract to the trustee, which assignment will be in recordable form in the case of a mortgage assignment or evidence that the mortgage is held for the trustee through the MERS® System; and

•	any other security documents as may be specified in the related prospectus supplement, including those relating to any senior lienholder interests in the related mortgaged property.

Unless otherwise specified in the related prospectus supplement, the depositor will promptly cause the assignments of any Single Family Loan, Home Equity Loan and Multifamily Loan (except for mortgages held under the MERS® System) to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interest in the loans against the claim of any subsequent transferee or any successor to, or creditor of, the depositor or the originator of the loans. Unless otherwise specified in the related prospectus supplement, the depositor will promptly make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee’s ownership of the contracts.

With respect to any loans which are cooperative loans, the depositor will deliver the following items to the trustee:

•	the related original cooperative note endorsed, without recourse, in blank or to the order of the trustee,

•	the original security agreement,

•	the proprietary lease or occupancy agreement,

•	the recognition agreement,

•	an executed financing agreement and the relevant stock certificate,

•	related blank stock powers, and

•	any other document specified in the related prospectus supplement.

The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee’s security interest in each cooperative loan.

The trustee or custodian will review the mortgage loan documents, upon receipt, within the time period specified in the related prospectus supplement. The trustee will hold the documents in trust for the benefit of the securityholders. Unless otherwise specified in the related prospectus supplement, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian will notify the master servicer and the depositor, and the master servicer will notify the related seller. If the seller cannot cure the omission or defect within a specified member of days after receipt of notice, the seller will be obligated either to purchase the loan from the trustee or to substitute a qualified substitute loan for the defective loan. There can be no assurance that a seller will fulfill this obligation. Although the master servicer may be obligated to enforce the seller’s obligation to the extent described in this prospectus under “Mortgage Loan Program—Representations by Sellers; Repurchases,” neither the master servicer nor the depositor will be obligated to purchase the mortgage loan if the seller defaults on its obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. Unless otherwise specified in the related prospectus supplement, the seller’s obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for the omission of, or a material defect in, a constituent loan document.

The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

The master servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the agreement. Upon a breach of any representation of the master servicer which materially and adversely affects the interests of the securityholders in a loan, the master servicer will be obligated either to cure the breach in all material respects or to purchase the loan. Unless otherwise specified in the related prospectus supplement, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for a breach of representation by the master servicer.

Notwithstanding the provisions of the foregoing two paragraphs, with respect to a trust fund for which a REMIC election is to be made, unless the related prospectus supplement otherwise provides, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Internal Revenue Code.

Assignment of Agency Securities. The applicable depositor will cause any Agency Securities included in a trust fund to be registered in the name of the trustee or its nominee, and the trustee concurrently will execute, countersign and deliver the securities. Each Agency Security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement, which will specify as to each Agency Security its original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate, if any, and the maturity date.

Assignment of Private Label Securities. The applicable depositor will cause any Private Label Securities included in a trust fund to be registered in the name of the trustee. The trustee or custodian will have possession of any Private Label Securities that are in certificated form. Unless otherwise specified in the related prospectus supplement, the trustee will not be in possession, or be assignee of record, of any assets underlying the Private Label Securities. See “The Trust Fund—Private Label Securities.” The Private Label Securities will be identified in a schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, the outstanding principal balance as of the cut-off date, the annual pass-through rate or interest rate, the maturity date and other pertinent information for the Private Label Securities conveyed to the trustee.

Payments on Loans; Deposits to Security Account

The master servicer and each sub-servicer servicing a loan pursuant to a sub-servicing agreement will establish and maintain with respect to the related trust fund a security account which is a separate account or accounts for the collection of payments on the assets in the trust fund. Unless otherwise specified in the related prospectus supplement, each security account shall meet one of the requirements listed below.

•
It must be maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by each rating agency rating(s) named in the prospectus supplement.

•	It must be an account the deposits in which are fully insured by the FDIC.

•
It must be an account or accounts the deposits in which are insured by the FDIC to its established limits and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the security account is maintained.

•	It must be an account otherwise acceptable to each rating agency named in the prospectus supplement.

A security account established by a sub-servicer must meet the requirements listed above and must be otherwise acceptable to the master servicer. A sub-servicing account must be established with a Federal Home Loan Bank or with a depository institution (including the sub-servicer if it is a depository institution), the accounts in which are insured by the Federal Deposit Insurance Corporation (FDIC). If a sub-servicing account is maintained at an institution that is a Federal Home Loan Bank or an FDIC-insured institution and, in either case, the amount on deposit in the sub-servicing account exceeds the FDIC insurance coverage amount, then such excess amount must be remitted to the master servicer within one business day after receipt. In addition, the sub-servicer must maintain a separate account for escrow and impound funds relating to the loans. Each sub-servicer is required to deposit into its sub-servicing account on a daily basis all amounts that it receives in respect of the loans described immediately below under “—Sub-Servicing by Sellers,” less its servicing or other compensation. On or before the date specified in the sub-servicing agreement, the sub-servicer will remit to the master servicer or the trustee all funds held in the sub-servicing account with respect to the loans that are required to be remitted. The sub-servicer is also required to advance, on the scheduled remittance date, an amount corresponding to any monthly installment of principal and interest, less its servicing or other compensation, on any loan the payment of which was not received from the borrower. Unless otherwise specified in the related prospectus supplement, this obligation of each sub-servicer to advance continues up to and including the first of the month following the date on which the related mortgaged property is sold at a foreclosure sale or is acquired on behalf of the securityholders by deed in lieu of foreclosure, or until the related loan is liquidated.

The collateral eligible to secure amounts in the security account is limited to United States government securities and other high-quality permitted investments. A security account may be maintained as an interest-bearing account or the funds held in the account may be invested pending each succeeding distribution date in permitted investments. Unless otherwise provided in the prospectus supplement, the master servicer will have sole discretion to determine the particular investments made so long as they comply with the investment terms of the related pooling and servicing agreement or the related servicing agreement and indenture. Unless otherwise specified in the related prospectus supplement, the master servicer or its designee will be entitled to receive any interest or other income earned on funds in the security account as additional compensation and will be obligated to deposit in the security account the amount of any loss immediately as realized. The security account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided that the master servicer or its affiliate, as applicable, meets the standards set forth above.

On a daily basis, the master servicer or servicer, as applicable, will deposit in the certificate account for each trust fund, to the extent applicable and unless otherwise specified in the related prospectus supplement and provided in the pooling and servicing agreement, the following payments and collections received, or advances made, by the master servicer or servicer or on behalf of either entity subsequent to the cut-off date, other than payments due on or before the cut-off date and exclusive of any amounts representing a retained interest:

•	all payments on account of principal, including principal prepayments and, if specified in the related prospectus supplement, prepayment penalties, on the loans;

•	all payments on account of interest on the loans, net of applicable servicing compensation;

•	Insurance Proceeds;

•	Liquidation Proceeds;

•	any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

•
all proceeds of any loan or mortgaged property purchased by the master servicer, the depositor, any sub-servicer or any seller as described in this prospectus under “Loan Program—Representations by Sellers; Repurchases or Substitutions” or “— Assignment of Trust Fund Assets” above and all proceeds of any loan repurchased as described in this prospectus under “—Termination; Optional Termination” below;

•	all payments required to be deposited in the security account with respect to any deductible clause in any blanket insurance policy described in this prospectus under “—Hazard Insurance” below;

•	any amount required to be deposited by the master servicer in connection with losses realized on investments of funds held in the security account made for the benefit of the master servicer; and

•	all other amounts required to be deposited in the security account pursuant to the related agreement.

Pre-Funding Account

If so specified in the related prospectus supplement, the pooling and servicing agreement or other agreement may provide for the transfer by the Sellers of additional mortgage loans to the related trust after the Closing Date. The additional mortgage loans will be required to conform to the requirements set forth in the related pooling and servicing agreement or other agreement providing for the transfer, and will be underwritten to the same standards as the mortgage loans initially included in the trust fund as described in the prospectus supplement. The transfer may be funded by the establishment of a pre-funding account established with the trustee. If a pre-funding account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series will be deposited in the account to be released as additional mortgage loans are transferred. A pre-funding account will be required to be maintained as an Eligible Account, the amounts therein may be required to be invested in Permitted Investments and the amount held therein shall at no time exceed 50% of the proceeds of the offering of the related securities. The related pooling and servicing agreement or other agreement providing for the transfer of additional mortgage loans generally will provide that the transfers must be made within up to three months (with respect to any series of certificates) or up to, but not in excess of, one year (with respect to any series of notes) after the Closing Date, and that amounts set aside to fund the transfers (whether in a pre-funding account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in the prospectus supplement. To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans, holders of the securities may receive an additional prepayment, which may affect their yield to maturity. In addition, securityholders may not be able to reinvest amounts received from any pre-funding account in comparable securities, or may only be able to do so at a lower interest rate.

Sub-Servicing of Loans

Each seller of a loan or any other servicing entity may act as the sub-servicer for that loan pursuant to a sub-servicing agreement which will not contain any terms inconsistent with the related operative agreement. While each sub-servicing agreement will be a contract solely between the master servicer and the related sub-servicer, the operative agreement pursuant to which a series of securities is issued will provide that, the trustee or any successor master servicer must recognize the sub-servicer’s rights and obligations under the sub-servicing agreement, if for any reason the master servicer for that series is no longer the master servicer of the related loans.

With the approval of the master servicer, a sub-servicer may delegate its servicing obligations to third-party servicers, but the sub-servicer will remain obligated under its sub-servicing agreement. Each sub-servicer will be required to perform the customary functions of a servicer of mortgage loans. These functions generally include

•	collecting payments from borrowers and remitting collections to the master servicer;

•
maintaining hazard insurance policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims under those policies, subject in certain cases to the master servicer’s right to approve settlements in advance;

•	maintaining borrower escrow or impoundment accounts for payment of taxes, insurance and other items required to be paid by the borrower under the related loan;

•
processing assumptions or substitutions, although the master servicer is generally required to enforce due-on-sale clauses to the extent their enforcement is permitted by law and would not adversely affect insurance coverage;

•	attempting to cure delinquencies;

•	supervising foreclosures;

•	inspecting and managing mortgaged properties under certain circumstances;

•	maintaining accounting records relating to the loans; and

•	to the extent specified in the related prospectus supplement, maintaining additional insurance policies or credit support instruments and filing and settling claims under them.

A sub-servicer will also be obligated to make advances in respect of delinquent installments of principal and interest on loans, as described more fully in this prospectus under “—Payments on Loans; Deposits to Security Account” above, and in respect of certain taxes and insurance premiums not paid on a timely basis by borrowers.

As compensation for its servicing duties, each sub-servicer will be entitled to a monthly servicing fee, to the extent the scheduled payment on the related loan has been collected, in the amount set forth in the related prospectus supplement. Each sub-servicer is also entitled to collect and retain, as part of its servicing compensation, any prepayment or late charges provided in the note or related instruments. Each sub-servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under the agreement. The master servicer may purchase the servicing of loans if the sub-servicer elects to release the servicing of the loans to the master servicer. See “— Servicing and Other Compensation and Payment of Expenses” below.

Each sub-servicer may be required to agree to indemnify the master servicer for any liability or obligation sustained by the master servicer in connection with any act or failure to act by the sub-servicer in its servicing capacity. Each sub-servicer will be required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the master servicer.

Each sub-servicer will be required to service each loan pursuant to the terms of its sub-servicing agreement for the entire term of the loan, unless the sub-servicing agreement is earlier terminated by the master servicer or unless servicing is released to the master servicer. The master servicer, if specified in the applicable agreement, may terminate a sub-servicing agreement without cause, upon written notice to the sub-servicer in the manner specified in that sub-servicing agreement.

The master servicer may agree with a sub-servicer to amend a sub-servicing agreement or, upon termination of the sub-servicing agreement, the master servicer may act as servicer of the related loans or enter into new sub-servicing agreements with other sub-servicers. If the master servicer acts as servicer, it will not assume liability for the representations and warranties of the sub-servicer which it replaces. Each sub-servicer must be a seller or meet the standards for becoming a seller or have such servicing experience as to be otherwise satisfactory to the master servicer and the depositor. The master servicer will make reasonable efforts to have the new sub-servicer assume liability for the representations and warranties of the terminated sub-servicer, but no assurance can be given that an assumption of liability will occur. In the event of an assumption of liability, the master servicer may in the exercise of its business judgment, release the terminated sub-servicer from liability in respect of such representations and warranties. Any amendments to a sub-servicing agreement or new sub-servicing agreements may contain provisions different from those which are in effect in the original sub-servicing agreement. However, each sub-servicing agreement will provide that any amendment or new agreement may not be inconsistent with or violate the original sub-servicing agreement.

Collection Procedures

The trustee, securities administrator or master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each agreement and any mortgage pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty and bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the loans included in the related trust fund. Consistent with the preceding sentence, the master servicer may, in its discretion,

•	waive any assumption fee, late payment or other charge in connection with a loan; and

•
to the extent not inconsistent with the coverage of the loan by a pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty or bankruptcy bond or alternative arrangements, arrange with the borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment.

Both the sub-servicer and the master servicer remain obligated to make advances during any period when an arrangement of this type is in effect.

In certain instances in which a mortgage loan is in default (or if default is reasonably foreseeable), the master servicer may, acting in accordance with procedures specified in the applicable pooling and servicing agreement, permit certain modifications of the mortgage loan rather than proceeding with foreclosure. Modifications of this type may have the effect of reducing the mortgage rate, forgiving the payment of principal or interest or extending the final maturity date of the mortgage loan. Any such modified mortgage loan may remain in the related trust fund, and the reduction in collections resulting from the modification may result in reduced distributions of interest (or other amounts) on, or may extend the final maturity of, one or more classes of the related securities. If no satisfactory arrangement can be made for the collection of such delinquent payments, the master servicer will continue to follow procedures specified in the applicable pooling and servicing agreement. These procedures could result, among other possible outcomes, in the sale of the delinquent mortgage loan by the master servicer on behalf of the related trust fund.

Unless otherwise specified in the related prospectus supplement, in any case in which property securing a loan has been, or is about to be, conveyed by the borrower, the master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise its rights to accelerate the maturity of the loan under any applicable due-on-sale clause, but only if the exercise of its rights is permitted by applicable law and will not impair or threaten to impair any recovery under any primary mortgage insurance policy. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause, or if the loan is insured by the FHA or partially guaranteed by the VA, the master servicer will enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed. Pursuant to the assumption agreement, the transferee of the property becomes liable for repayment of the loan and, to the extent permitted by applicable law, the original borrower also remains liable on the loan. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. In the case of Multifamily Loans and unless otherwise specified in the related prospectus supplement, the master servicer will agree to exercise any right it may have to accelerate the maturity of a Multifamily Loan to the extent it has knowledge of any further encumbrance of the related mortgaged property effected in violation of any applicable due-on-encumbrance clause. See “Material Legal Aspects of the Mortgage Loans—Due-on-Sale Clauses” in this prospectus. In connection with any assumption, the terms of the original loan may not be changed.

With respect to cooperative loans, any prospective purchaser of a cooperative unit will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See “Material Legal Aspects of the Loans” in this prospectus. This approval is usually based on the purchaser’s income and net worth and numerous other factors. Although the cooperative’s approval is unlikely to be unreasonably withheld or delayed, the need to acquire approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund’s ability to sell and realize the value of those shares.

In general, a “tenant-stockholder,” as defined in Section 216(b)(2) of the Internal Revenue Code, of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Code to the cooperative corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for the taxable year in which these items are allowable as a deduction to the corporation, Section 216(b)(1) requires, among other things, that at least 80% of the gross income of the cooperative corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to particular cooperative loans will qualify under this section for any given year. In the event that a cooperative fail to qualify for one or more years, the value of the collateral securing the related cooperative loan could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

Hazard Insurance

The master servicer will require each borrower to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of mortgaged property in the state where the property is located. This coverage will be in an amount not less than the replacement value of the improvements or manufactured home securing the loan or the principal balance owing on the loan, whichever is less. All amounts collected by the master servicer under any hazard policy will be deposited in the related security account, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation to maintain hazard insurance. A blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit into the related security account from its own funds the amounts which would have been deposited in the security account but for the deductible clause. Any additional insurance coverage for mortgaged properties with respect to a pool of Multifamily Loans will be specified in the related prospectus supplement.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements or manufactured home securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic policy terms are dictated by respective state laws. In addition, most policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the mortgaged property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the borrower to obtain and maintain flood insurance.

The hazard insurance policies covering mortgaged properties typically contain a clause which have the effect of requiring the insured at all times to carry insurance of a specified percentage - generally 80% to 90% - of the full replacement value of the mortgaged property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, then the insurer’s liability in the event of partial loss will not exceed the larger of

•
the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed, generally defined to equal replacement cost at the time and place of the loss less physical depreciation; and

•	such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

Since the amount of hazard insurance that the master servicer may cause to be maintained on the improvements securing the loans will decline as the principal balances owing on the loans decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement may be that, in the event of a partial loss, hazard insurance proceeds will be insufficient to restore the damaged property fully. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described. See “Credit Enhancement and Other Support—Special Hazard Insurance Policies” in this prospectus.

The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower’s cooperative dwelling or the cooperative’s building could significantly reduce the value of the collateral securing the cooperative loan to the extent not covered by other credit support.

Realization upon Defaulted Mortgage Loans

Primary Mortgage Insurance Policies. To the extent specified in the related prospectus supplement, the master servicer will maintain, or cause each sub-servicer to maintain, in full force and effect, a primary mortgage insurance policy with regard to each loan for which coverage is required. The master servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable agreement unless the primary mortgage insurance policy that replaces the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series by each rating agency named in the related prospectus supplement.

Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a loan will consist of the insured percentage of the unpaid principal amount of the covered loan, accrued and unpaid interest thereon and reimbursement of certain expenses, less the following amounts:

•	all rents or other payments collected or received by the insured other than the proceeds of hazard insurance that are derived from or in any way related to the mortgaged property,

•	hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the loan,

•	amounts expended but not approved by the issuer of the related primary mortgage insurance policy,

•	claim payments previously made by the primary insurer, and

•	unpaid premiums.

Primary mortgage insurance policies generally reimburse losses sustained by reason of defaults in payments by borrowers. Primary mortgage insurance policies do not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving the following matters, among others:

•	fraud or negligence in origination or servicing of the loan, including misrepresentation by the originator, borrower or other persons involved in the origination of the loan,

•	failure to construct the related mortgaged property in accordance with specified plans,

•	physical damage to the mortgaged property and

•	lack of approval by the primary mortgage insurance policy insurer of the master servicer or sub-servicer to act as servicer of the loan.

Recoveries Under a Primary Mortgage Insurance Policy. As conditions precedent to the filing or payment of a claim under a primary mortgage insurance policy covering a loan, the insured will be required

•	to advance or discharge all hazard insurance policy premiums;

•	to advance

•	real estate property taxes,

•	all expenses required to maintain the related mortgaged property in at least as good a condition as existed at the effective date of the policy, ordinary wear and tear excepted,

•	mortgaged property sales expenses,

•	any outstanding liens on the mortgaged property (as defined in the policy) and

•	foreclosure costs, including court costs and reasonable attorneys’ fees,

•	in each case as necessary and approved in advance by the primary mortgage insurance policy insurer;

•
in the event of any physical loss or damage to the mortgaged property, to have the mortgaged property restored and repaired to at least as good a condition as existed at the effective date of the policy, ordinary wear and tear excepted; and

•	to tender to the primary mortgage insurance policy carrier good and merchantable title to and possession of the mortgaged property.

In those cases in which a loan is serviced by a sub-servicer, the sub-servicer, on behalf of itself, the trustee and securityholders, will present claims to the primary mortgage insurance policy carrier, and all collections under the policy will be deposited in the sub-servicing account. In all other cases, the master servicer, on behalf of itself, the trustee and the securityholders, will present claims to the carrier of each primary mortgage insurance policy and will take such reasonable steps as are necessary to receive payment or to permit recovery under the policy with respect to defaulted loans. As set forth above, all collections by or on behalf of the master servicer under any primary mortgage insurance policy and, when the mortgaged property has not been restored, the hazard insurance policy are to be deposited in the security account, subject to withdrawal as previously described.

If the mortgaged property securing a defaulted loan is damaged and any proceeds from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any related primary mortgage insurance policy, the master servicer is not required to expend its own funds to restore the damaged property unless it determines that

•	the restoration will increase the proceeds to securityholders upon liquidation of the loan after reimbursement of the master servicer for its expenses, and

•	the master servicer will be able to recover its expenses from related Insurance Proceeds or Liquidation Proceeds.

If recovery on a defaulted loan is not available under the primary mortgage insurance policy for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by a primary mortgage insurance policy, the master servicer will be obligated to follow such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the related mortgaged property are less than the principal balance of the loan plus accrued interest that is payable to securityholders, the trust fund will realize a loss in the amount of that difference plus the amount of expenses that it incurred in connection with the liquidation and that are reimbursable under the agreement. In the unlikely event that proceedings result in a total recovery which, after reimbursement to the master servicer of its expenses, is in excess of the principal balance of the defaulted loan plus accrued interest that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan and, unless otherwise specified in the related prospectus supplement, amounts representing the balance of the excess amount, exclusive of any amount required by law to be forwarded to the related borrower , as additional servicing compensation.

If the master servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of the related loan plus accrued interest that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan. In the event that the master servicer has expended its own funds to restore the damaged mortgaged property and those funds have not been reimbursed under the related hazard insurance policy, the master servicer will be entitled to withdraw from the security account, out of related Liquidation Proceeds or Insurance Proceeds, an amount equal to the expenses that it incurred, in which event the trust fund may realize a loss up to the amount of those expenses. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no payment or recovery will result in a recovery to the trust fund that exceeds the principal balance of the defaulted loan together with accrued interest. See“Credit Enhancement and Other Support” in this prospectus supplement.

Servicing and Other Compensation and Payment of Expenses

The master servicer’s primary servicing compensation with respect to a series of securities will come from the payment to it each month, out of each interest payment on a loan, of an amount equal to the annual percentage specified in the related prospectus supplement of the outstanding principal balance of that loan. Since the master servicer’s primary compensation is a percentage of the outstanding principal balance of each mortgage loan, this amount will decrease as the mortgage loans amortize. In addition to this primary servicing compensation, the master servicer or the sub-servicers will be entitled to retain all assumption fees and late payment charges to the extent collected from borrowers and, if so provided in the related prospectus supplement, any prepayment charges and any interest or other income which may be earned on funds held in the security account or any sub-servicing account. Unless otherwise specified in the related prospectus supplement, any sub-servicer will receive a portion of the master servicer’s primary compensation as its sub-servicing compensation.

Unless otherwise specified in the related prospectus supplement, the master servicer will pay from its servicing compensation, in addition to amounts payable to any sub-servicer, certain expenses incurred in connection with its servicing of the loans, including, without limitation:

•	payment of any premium for any insurance policy, guaranty, surety or other form of credit enhancement as specified in the related prospectus supplement;

•	payment of the fees and disbursements of the trustee and independent accountants;

•	payment of expenses incurred in connection with distributions and reports to securityholders; and

•	payment of any other expenses described in the related prospectus supplement.

Evidence as to Compliance

The operative agreements will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the cut-off date occurs, each related party participating in the servicing function will provide to the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

Each operative agreement will also provide that the each party participating in the servicing function will deliver, along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

Each operative agreement will also provide for delivery to the related trustee or master servicer, on or before a specified date in March of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the operative agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one operative agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charge upon written request to the master servicer or trustee. These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

Certain Matters Regarding the Master Servicer and the Depositors

The master servicer under each operative agreement will be named in the related prospectus supplement. The entity serving as master servicer may have normal business relationships with the depositor or the depositor’s affiliates.

Each operative agreement will provide that the master servicer may not resign from its obligations and duties under the agreement except (i) upon a determination that it is no longer permissible to perform them under applicable law or (ii) if so provided in the related operative agreement, a determination by the master servicer that it will no longer engage in the business of servicing mortgage loans. In no event will the master servicer’s resignation become effective until the trustee or a successor servicer has assumed the master servicer’s obligations and duties under the agreement.

Each operative agreement will further provide that none of the master servicer, the depositor or any director, officer, employee or agent of the master servicer or of the depositor will be under any liability to the related trust fund or the securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the agreement, or for errors in judgment. However, none of the master servicer, the depositor or any director, officer, employee or agent of the master servicer or of the depositor will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement. Each operative agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or of the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with (i) any legal action relating to the agreement or the securities or (ii) a breach of a representation or warranty regarding the loan or loans, other than

•	any loss, liability or expense related to any specific loan in the trust fund or the loans in general except for any loss, liability or expense otherwise reimbursable under the agreement, and

•
any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement.

In addition to the foregoing, if so provided in the agreement, the master servicer, the depositor and any director, officer, employee or agent of the master servicer or of the depositor may be entitled to indemnification by the related trust fund and may be held harmless against any loss, liability or expense in connection with any actions taken under the agreement.

In addition, each operative agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its responsibilities under the agreement and which, in its opinion, may involve it in any expense or liability. However, the master servicer or the depositor may, in its discretion, undertake any action which it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties and the interests of the securityholders. In that event, the legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled to reimbursement from funds otherwise distributable to securityholders.

Any entity into which the master servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the master servicer is a party, or any entity succeeding to the business of the master servicer, will be the successor of the master servicer under each agreement, provided that the successor entity is qualified to sell loans to, and service loans on behalf of, Fannie Mae or Freddie Mac and that the merger, consolidation or succession does not adversely affect the then current rating of the securities rated by each rating agency named in the related prospectus supplement.

Events of Default; Rights upon Event of Default

Pooling and Servicing Agreement; Servicing Agreement. Unless otherwise specified in the related prospectus supplement, the following will be deemed “events of default” under each agreement:

•
any failure by the master servicer, trustee, servicer or securities administrator to distribute to security holders of any class any required payment - other than an advance - which failure continues unremedied for five business days after the giving of written notice to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of that class evidencing not less than 25% of the aggregate percentage interests evidenced by that class;

•	any failure by the master servicer to make an advance as required under the agreement, unless cured as specified in the agreement;

•
any failure by the master servicer, trustee, servicer or securities administrator duly to observe or perform in any material respect any of its other covenants or agreements in the agreement, which failure continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting that class; and

•
events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

If specified in the related prospectus supplement, the agreement will permit the trustee to sell the assets of the trust fund in the event that payments are insufficient to make the payments required under the agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

So long as an event of default under the related agreement remains unremedied, the depositor or the trustee may, and, at the direction of holders of securities of any class evidencing not less than 51%, or such other percentage as is specified in the applicable prospectus supplement, of the aggregate percentage interests constituting that class and under such other circumstances as may be specified in the agreement, the trustee shall, terminate all of the rights and obligations of the master servicer relating to the trust fund and in and to the related loans. Thereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and the trustee will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable to act in this way, it may appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the agreement. Pending the appointment, the trustee is obligated to act in this capacity. The trustee and any successor master servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the agreement.

No securityholder, solely by virtue of its status as a securityholder, will have any right under any agreement to institute any proceeding with respect to that agreement, unless

•	the holder has previously given to the trustee written notice of default;

•
the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting that class have made written request upon the trustee to institute the proceeding in its own name as trustee and have offered a reasonable indemnity to the trustee; and

•	the trustee for 60 days has neglected or refused to institute any such proceeding.

Indenture. Unless otherwise specified in the related prospectus supplement, the following will be deemed “events of default” under the indenture for each series of notes:

•	failure to pay for five days or more any principal or interest on any note of that series;

•
failure by the depositor or the trust to perform any other covenant in the indenture, which failure continues unremedied for 30 days after notice is given in accordance with the procedures described in the related prospectus supplement;

•
the material breach of any representation or warranty made by the depositor or the trust in the indenture or in any document delivered under the indenture, which breach continues uncured for 30 days after notice is given in accordance with the procedures described in the related prospectus supplement;

•	events of bankruptcy insolvency, receivership or liquidation of the depositor in the trust; or

•	any other event of default specified in the indenture.

If an event of default with respect to the notes of a series (other than principal only notes) occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of that series may declare the principal amount of all the notes of that series to be due and payable immediately. In the case of principal only notes, the portion of the principal amount necessary to make such a declaration will be specified in the related prospective supplement. This declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the percentage ownership interest of the notes of that series.

If, following an event of default with respect to any series of notes, the notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration so long as the collateral continues to provide sufficient funds for the payment of principal and interest on the notes as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless one of the following conditions precedent has occurred:

•	the holders of 100% of the percentage ownership interest in the related notes consent to the sale or liquidation;

•	the proceeds of the sale or liquidation are sufficient to pay the full amount of principal and accrued interest, due and unpaid, on the related notes at the date of the sale or liquidation; or

•
the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the related notes as they would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66% of the percentage ownership interest of each class of the related notes.

Unless otherwise specified in the related prospectus supplement, in the event the principal of the notes of a series is declared due and payable as described above, the holders of any of those notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of the unamortized discount.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holder of the related notes, unless the holders offer to the trustee satisfactory security or indemnity against the trustee’s costs, expenses and liabilities which might be incurred in complying with their request or direction. Subject to the indemnification provisions and certain limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the related notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the related notes, and holders of a majority of the then aggregate outstanding amount of the related notes may, in certain cases, waive any default other than a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the affected notes.

Amendment

Unless otherwise specified in the related prospectus supplement, each operative agreement may be amended by the depositor, the master servicer, the trustee and other applicable parties, without the consent of any of the securityholders, for the following purposes:

•	to cure any ambiguity,

•	to correct or supplement any provision in the agreement which may be defective or inconsistent with any other provision, or

•	to make any other revisions with respect to matters or questions arising under the agreement which are not inconsistent with its other provisions.

In no event, however, shall any amendment adversely affect in any material respect the interests of any securityholder as evidenced by either (i) an opinion of counsel or (ii) confirmation by the rating agencies that such amendment will not result in the downgrading of the securities. No amendment shall be deemed to adversely affect in any material respect the interests of any securityholder who shall have consented thereto, and no opinion of counsel or written notice from the rating agencies shall be required to address the effect of any such amendment on any such consenting securityholder. In addition, an agreement may be amended without the consent of any of the securityholders to change the manner in which the security account is maintained, so long as the amendment does not adversely affect the then current ratings of the securities rated by each rating agency named in the prospectus supplement. In addition, if a REMIC election is made with respect to a trust fund, the related agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the trust fund as a REMIC, but the trustee shall have first received an opinion of counsel to the effect that the action is necessary or helpful to maintain the REMIC qualification.

Unless otherwise specified in the related prospectus supplement, each operative agreement may also be amended by the depositor, the master servicer and the trustee with consent of holders of securities evidencing not less than 66%, or such other percentage as is specified in the applicable prospectus supplement, of the aggregate percentage ownership interests of each affected class for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the agreement or of modifying in any manner the rights of the holders of the related securities. In no event, however, shall any amendment

•	reduce in any manner the amount of, or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of that security, or

•	reduce the percentage of the securities of any class the holders of which are required to consent to any amendment without the consent of the holders of all securities of that class then outstanding.

If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the agreement without having first received an opinion of counsel to the effect that the amendment will not cause the trust fund to fail to qualify as a REMIC.

Termination; Optional Termination; Calls

Pooling and Servicing Agreement; Trust Agreement. The obligations created by the pooling and servicing agreement and trust agreement for the related series of securities will terminate upon the payment to the securityholders of all amounts held in the security account or held by the master servicer, and required to be paid to the securityholders under the agreement, following the later to occur of the following:

•
the final payment or other liquidation of the last of the assets of the trust fund subject to the agreement or the disposition of all property acquired upon foreclosure of any assets remaining in the trust fund, and

•
the purchase from the trust fund by the servicer or the master servicer, as applicable, or such other party as may be specified in the related prospectus supplement, of all of the remaining trust fund assets and all property acquired in respect of those assets.

See “Material Federal Income Tax Consequences” in this prospectus.

Unless otherwise specified in the related prospectus supplement, any purchase of trust fund assets and property acquired in respect of trust fund assets will be made at the option of the related master servicer or, if applicable, another designated party, at a price, and in accordance with the procedures, specified in the related prospectus supplement. The exercise of this right will effect early retirement of the securities of that series. However, this right can be exercised only at the times and upon the conditions specified in the related prospectus supplement. If a REMIC election has been made with respect to the trust fund, any repurchase pursuant to the second bullet point in the immediately preceding paragraph will be made only in connection with a “qualified liquidation” of the REMIC within the meaning of Section 860F(a)(4) of the Internal Revenue Code.

Indenture. The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the trustee for cancellation of all the notes of that series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of that series.

If specified for the notes of any series, the indenture will provide that the related trust fund will be discharged from any and all obligations in respect of the notes of that series (except for certain obligations relating to temporary notes and exchange of notes, registering the transfer or exchange notes, replacing stolen, lost or mutilated notes, maintaining paying agencies and holding monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States which, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal and each installment of interest on the related notes on the last scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes of that series. In the event of any such defeasance and discharge of a series of notes, holders of the related notes would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

Calls. One or more classes of securities may be subject to a mandatory or optional call at the times and subject to the conditions specified in the related prospectus supplement. With respect to any series of certificates which provides for such a purchase, the purchase shall not be made unless either: (1) the aggregate principal balance of the certificates as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the certificates as of the Closing Date or (2) the aggregate principal balance of the mortgage loans as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans as of the cut-off date. In the event that any series of certificates provides for such a purchase at 25% or more of the aggregate principal balance of the certificates as of the Closing Date, the certificates will be identified with the word “Callable.” With respect to any series of notes which provides for such a purchase, the purchase shall not be made unless the aggregate principal balance of the notes as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the notes as of the Closing Date or a period specified in the related prospectus supplement has elapsed since the initial distribution date. In the event that any series of notes provides for such a purchase at 25% or more of the aggregate principal balance of the notes as of the Closing Date, the notes will be identified with the word “Callable.” In the case of a mandatory call, an auction call or in the event an optional call is exercised with respect to one or more classes of securities, holders of each affected class of securities will receive the outstanding principal balance of their securities together with accrued and unpaid interest at the applicable pass-through rate, subject to the terms specified in the related prospectus supplement.

The Trustee

The trustee under each agreement will be named in the related prospectus supplement. The trustee shall at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

Duties of the Trustee

The trustee for each series of securities will make no representation as to the validity or sufficiency of the related pooling and servicing agreement or servicing agreement, the securities or any underlying mortgage loan, mortgage security or related document and will not be accountable for the use or application by or on behalf of any master servicer, servicer or special servicer of any funds paid to the master servicer, servicer or special servicer in respect of the securities or the underlying mortgage loans or mortgage securities, or any funds deposited into or withdrawn from the Distribution Account for the series or any other account by or on behalf of the master servicer, servicer or special servicer. If no event of default has occurred and is continuing, the trustee for each series of securities will be required to perform only those duties specifically required under the related pooling and servicing agreement or servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related operative agreement, a trustee will be required to examine the documents and to determine whether they conform to the requirements of the operative agreement.

As provided in the pooling and servicing agreement or servicing agreement, if an event of default shall occur, the trustee may, by notice to the master servicer or servicer, terminate all of the rights and obligations (but not the liabilities) of the master servicer or servicer thereafter arising under the operative agreements, but without prejudice to any rights it may have as a security holder or to reimbursement of Monthly Advances and other advances of its own funds. On or after the receipt by the master servicer or servicer of the notice, all authority and power of the master servicer or servicer under the operative agreements, whether with respect to the securities, the Mortgage Loans, REO Property or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans or related REO Property) will pass to and be vested in the trustee. The trustee will act to carry out the duties of the master servicer or servicer, including the obligation to make any advance the nonpayment of which was an event of default. Any such action taken by the trustee must be prior to the distribution on the relevant Distribution Date.

Upon the receipt by the master servicer or servicer of a notice of termination, the trustee (or such other successor master servicer or servicer) will be the successor master servicer or servicer and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the master servicer or servicer by the terms and provisions of the applicable agreement arising on and after its succession. The trustee, in its capacity as successor to the master servicer or servicer, will assume all the obligation to make advances. The trustee, however, will not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts. The pooling and servicing agreement or servicing agreement will provide for a period of transition (not to exceed 90 days) before the transition of servicing obligations is fully effective. The trustee (or such other successor master servicer) shall be entitled to such compensation as the master servicer or servicer would have been entitled to hereunder if the notice of termination had not been given. If the trustee is unwilling to act as successor master servicer or servicer or if the trustee is legally unable so to act, the trustee will be required under the related operative agreement to appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than the amount set forth in the prospectus supplement as the successor to any part of the responsibilities, duties or liabilities of the master servicer or servicer. The appointment of any such successor master servicer or servicer may not result in the qualification, reduction or withdrawal of the ratings assigned to the related securities by the rating agencies as evidenced by a letter to such effect from the rating agencies. Pending appointment of a successor to the master servicer or servicer, unless the trustee is prohibited by law from so acting, the trustee shall act in such capacity as hereinabove provided. The successor may be entitled to receive compensation out of payments on mortgage loans in an amount equal to the compensation which the master servicer or servicer would otherwise have received pursuant to the applicable agreement (or such other compensation as the trustee and such successor shall agree, not to exceed the servicing fee). The appointment of a successor master servicer or servicer shall not affect any liability of the predecessor master servicer which may have arisen under the applicable agreement prior to its termination as master servicer or servicer to pay any deductible under an insurance policy or to reimburse the trustee), nor shall any successor master servicer or servicer be liable for any acts or omissions of the predecessor master servicer or servicer or for any breach by its predecessor of any of its representations or warranties contained in the applicable agreement or in any related document or agreement. Under the terms of the pooling and servicing agreement or servicing agreement, all reasonable servicing transfer costs may be paid by the predecessor master servicer or servicer upon presentation of reasonable documentation of such costs, and if such predecessor master servicer or servicer defaults in its obligation to pay such costs, such costs may be paid by the successor master servicer or the trustee (in which case the successor master servicer, the servicer or the trustee, as applicable, shall be entitled to reimbursement from the assets of the trust fund).

If the trustee succeeds to any duties of the master servicer or servicer respecting the mortgage loans, it will do so in a separate capacity and not in its capacity as trustee and, accordingly, the provisions of the operative agreements concerning the trustee’s duties will be inapplicable to the trustee in its duties as successor in the servicing of the Mortgage Loans (although such provisions shall continue to apply to the trustee in its capacity as trustee); the provisions of the operative agreements relating to the master servicer or servicer, however, shall apply to it in its capacity as successor.

Upon any termination or appointment of a successor to the master servicer or the servicer the trustee shall give prompt written notice thereof to security holders of record pursuant to the agreements and to the rating agencies if required by the pooling and servicing agreement or servicing agreement.

Certain Matters Regarding the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be required to be borne by the related trust fund.

The trustee for each series of securities generally will be entitled to indemnification, from amounts held in the distribution account for the series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related pooling and servicing agreement or indenture unless the loss, liability, cost or expense was incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

Resignation and Removal of the Trustee

The trustee may at any time resign and be discharged from the trust by giving written notice thereof to the depositor, the servicer, each rating agency and other applicable parties. Upon receiving such notice of resignation, the depositor shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning trustee and one copy to the successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by holders of securities evidencing not less than 51%, or such other percentage as is specified in the applicable prospectus supplement, of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. If the trustee resigns or is removed by the depositor, the expenses associated with the change of trustees will be paid by the former trustee and reimbursed from the distribution account by the paying agent. If the trustee is removed by holders of securities, such holders shall be responsible for paying any compensation payable to a successor trustee, in excess of the amount paid to the predecessor trustee.

Material Legal Aspects of the Loans

The following discussion contains general summaries of material legal matters relating to the loans. Because the legal matters are determined primarily by applicable state law and because state laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which security for the loans may be situated. The summaries are qualified in their entirety by reference to the applicable laws of the states in which loans may be originated.

General

Single Family Loans, Multifamily Loans and Home Equity Loans. The loans may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. A mortgage creates a lien upon the real property encumbered by the mortgage. The mortgage lien generally is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties: the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys to the grantee title to, as opposed to merely creating a lien upon, the subject property until such time as the underlying debt is repaid. The trustee’s authority under a deed of trust, the mortgagee’s authority under a mortgage and the grantee’s authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

Cooperative Loans. Certain of the loans may be cooperative loans. The cooperative owns all the real property that comprises the related project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If, as is generally the case, there is a blanket mortgage on the cooperative and/or underlying land, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative’s apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

A cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and the accompanying rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or against the tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

Manufactured Housing Contracts. Each Manufactured Housing Contract evidences both

•	the obligation of the borrower to repay the loan it represents, and

•	the grant of a security interest in a manufactured home to secure repayment of the loan.

The Manufactured Housing Contracts generally are “chattel paper” as defined in the Uniform Commercial Code in effect in the states in which the manufactured homes initially were registered. Pursuant to the UCC, the rules governing the sale of chattel paper are similar to those governing the perfection of a security interest in chattel paper. Under the related pooling and servicing agreement, the depositor will transfer physical possession of the Manufactured Housing Contracts to the trustee or its custodian. In addition the depositor will file UCC-1 financing statements in the appropriate states to give notice of the trustee’s ownership of the Manufactured Housing Contracts. Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title generally issued by the motor vehicles department of the state. In states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to that office, depending on state law.

Unless otherwise specified in the related prospectus supplement, the master servicer will be required to effect such notation or delivery of the required documents and fees and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home is registered. If the master servicer fails to effect such notation or delivery, due to clerical errors or otherwise, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the manufactured home securing the affected Manufactured Housing Contract. As manufactured homes have become larger and have often been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a “fixture filing” under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. Generally, Manufactured Housing Contracts will contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the seller and transferred to the depositor.

The depositor will assign to the trustee, on behalf of the securityholders, a security interest in the manufactured homes. Unless otherwise specified in the related prospectus supplement, none of the depositor, the master servicer or the trustee will amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party and, accordingly, the depositor or the seller will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor’s rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, assignment of the security interest might not be held effective against creditors of the depositor or seller.

In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the home owner, or administrative error by state recording officials, the notation of the lien of the trustee on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of the manufactured home or subsequent lenders who take a security interest in the manufactured home. In the case of any manufactured home as to which the security interest assigned to the depositor and the trustee is not perfected, the security interest would be subordinate to, among others, subsequent purchasers for value of the manufactured home and holders of perfected security interests in the home. There also exists a risk that, in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title, the security interest of the trustee could be released through fraud or negligence.

If the owner of a manufactured home moves it to a state other than the state in which it initially is registered, the perfected security interest in the manufactured home under the laws of most states would continue for four months after relocation and thereafter until the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in the new state, and if steps are not taken to re-perfect the trustee’s security interest in the new state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, the trustee must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien, the master servicer would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the new state. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when a borrower under a Manufactured Housing Contract sells a manufactured home, the lender must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Manufactured Housing Contract before the lien is released. The master servicer will be obligated, at its own expense, to take all steps necessary to maintain perfection of security interests in the manufactured homes.

Under the laws of most states, liens for repairs performed on a manufactured home take priority even over a perfected security interest. The depositor will obtain the representation of the seller that it has no knowledge of any repair liens with respect to any manufactured home securing a Manufactured Housing Contract. However, repair liens could arise at any time during the term of a Manufactured Housing Contract. No notice will be given to the trustee or securityholders in the event a repair lien arises.

Foreclosure

Single Family Loans, Multifamily Loans and Home Equity Loans. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the mortgaged property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. Before such non-judicial sale takes place, typically a notice of sale must be posted in a public place and published during a specific period of time in one or more newspapers, posted on the property and sent to parties having an interest of record in the property.

Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the mortgaged property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

Although foreclosure sales are typically public sales, frequently no third-party purchaser bids in excess of the lender’s lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier’s check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan plus accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property.

When the beneficiary under a junior mortgage or deed of trust cures the default on the related senior mortgage or reinstates or redeems the senior mortgage by paying it in full, the amount paid by the beneficiary to cure, reinstate or redeem the senior mortgage becomes part of the indebtedness secured by the junior mortgage or deed of trust. See “—Junior Mortgages, Rights of Senior Mortgages” below.

Cooperative Loans. Cooperative shares owned by a tenant-stockholder and pledged to a lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s articles of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement, and may be cancelled by the cooperative if the tenant-stockholder fails to pay rent or other obligations or charges owed, including mechanics’ liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides, that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest.

Recognition agreements also provide that, in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, lenders are not limited in any rights they may have to dispossess tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account for the surplus to subordinate lenders or the tenant-stockholder as provided in the UCC. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See “—Anti-Deficiency Legislation and Other Limitations on Lenders” below.

In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Repossession of Manufactured Homes

Repossession of manufactured housing is governed by state law. A number of states have enacted legislation that requires that the debtor be given an opportunity to cure a monetary default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become attached to real estate in such way that it may be treated as a part of the real estate under applicable state law, repossession in the event of a default by the obligor will generally be governed by the UCC. Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in certain particulars, the general repossession procedure is discussed below.

Because manufactured homes generally depreciate in value, it is unlikely that repossession and resale of a manufactured home will result in the full recovery of the outstanding principal and unpaid interest on the related defaulted Manufactured Housing Contract.

Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods, which are more commonly employed, are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and other terms of the sale are commercially reasonable.

Sale proceeds are to be applied first to reasonable repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment in those states that do not prohibit or limit such judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the subordinate creditors or the debtor, as provided in the UCC. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner’s strained financial condition.

Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana Revised Statutes in addition to Article 9 of the UCC. Louisiana law provides similar mechanisms for perfection and enforcement of a security interest in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished only after the obligor’s abandonment or with the obligor’s consent given after or in contemplation of default, or pursuant to judicial process and seizure by the sheriff.

Rights of Redemption

Single Family Loans, Multifamily Loans and Home Equity Loans. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the mortgaged property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan plus accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

Manufactured Housing Contracts. While state laws do not usually require notice to be given debtors prior to repossession, many states do require delivery of a notice of default and of the debtor’s right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of a manufactured home so that the owner may redeem at or before resale. In addition, the sale generally must comply with the requirements of the UCC.

Equitable Limitations on Remedies

In connection with lenders’ attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower’s failure to maintain the property adequately or the borrower’s execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in some cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

Anti-Deficiency Legislation and Other Limitations on Lenders

Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Certain states, including California, have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the master servicer will not seek deficiency judgments against defaulting borrowers. Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment for any deficiency following possession and resale of a manufactured home. However, some states impose prohibitions or limitations on deficiency judgments in these cases.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the Bankruptcy Code, the federal Servicemembers Civil Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the Bankruptcy Code, a lender may not foreclose on the mortgaged property without the permission of the bankruptcy court. If the mortgaged property is not the debtor’s principal residence and the bankruptcy court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, the rehabilitation plan proposed by the debtor may

•
reduce the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy thereby rendering the lender a general unsecured creditor for the difference,

•	reduce the monthly payments due under the mortgage loan,

•	change the rate of interest of the mortgage loan, and

•	alter the mortgage loan repayment schedule.

The effect of proceedings under the Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the mortgage loans underlying a series of certificates and possible reductions in the aggregate amount of payments.

The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, or TILA, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, an originator’s failure to comply with certain requirements of the federal TILA, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in borrowers’ rescinding the mortgage loans either against the originators or assignees. Further, the failure of the originator to use the correct form of notice of right to cancel in connection with non-purchase money transactions could subject the originator and assignees to extended borrower rescission rights.

Homeownership Act and Similar State Laws

Some of the mortgage loans, known as High Cost Loans, may be subject to the Home Ownership and Equity Protection Act of 1994, or Homeownership Act, which amended TILA to provide new requirements applicable to loans not made to finance the purchase of a mortgaged property that exceed certain interest rate and/or points and fees thresholds. The Homeownership Act requires certain additional disclosures, specifies when those disclosures are to be made and limits or prohibits inclusion of certain features in High Cost Loans. Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and be subject to all defenses that the borrower could assert against the originator of the High Cost Loan under TILA or any other law, unless the purchaser or assignee did not know, and could not with reasonable diligence have determined, that the loan was subject to the Homeownership Act. Remedies available to the borrower include monetary penalties as well as rescission rights, if the appropriate disclosures were not given as required or if the particular loan includes features prohibited by the Homeownership Act. The maximum damages that may be recovered from an assignee, including the related trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state levels that are designed to discourage predatory lending practices. Some states have enacted, and other state or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership Act. These laws prohibit inclusion of certain features in mortgage loans that have interests rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. Purchasers or assignees of a mortgage loan, including the related trust, could be exposed to all claims and defenses that the borrower could assert against the originator of the mortgage loan for a violation of state law. Claims and defenses available to the borrower could include actual, statutory and punitive damages, costs and attorneys’ fees, rescission rights, defenses to foreclosure action or an action to collect, and other equitable remedies.

The depositor will represent and warrant that all of the mortgage loans in the related pool complied in all material respects with all applicable local, state and federal laws at the time of origination. Although the depositor will be obligated to repurchase any mortgage loan as to which a breach of its representation and warranty has occurred (so long as the breach is materially adverse to the interests of the securityholders), the repurchase price of those mortgage loans could be less than the monetary damages and/or any equitable remedies imposed pursuant to various state laws.

Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of federal and state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts. Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that the mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the related seller will be required to purchase that mortgage loan from the trust.

The so-called Holder-in-Due-Course Rule of the Federal Trade Commission has the effect of subjecting a seller and certain related creditors and their assignees in a consumer credit transaction, and any assignee of the creditor, to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under this FTC Rule is limited to the amounts paid by a debtor on a Manufactured Housing Contract, and the holder of the Manufactured Housing Contract may also be unable to collect amounts still due under the Manufactured Housing Contract.

Most of the Manufactured Housing Contracts in a pool will be subject to the requirements of this FTC Rule. Accordingly, the trustee, as holder of the Manufactured Housing Contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, or that the purchaser of the home improvements may assert against the contractor, subject to a maximum liability equal to the amounts paid by the obligor on the Manufactured Housing Contract. If an obligor is successful in asserting any such claim or defense, and if the seller had or should have had knowledge of such claim or defense, the master servicer will have the right to require the seller to repurchase the Manufactured Housing Contract because of a breach of its representation and warranty that no claims or defenses exist which would affect the borrower’s obligation to make the required payments under the Manufactured Housing Contract.

A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials including such manufactured housing components as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts and others in the distribution process. Plaintiffs have won judgments in some of these lawsuits.

Under the FTC Rule discussed above, the holder of a Manufactured Housing Contract secured by a manufactured home with respect to which a formaldehyde claim has been asserted successfully may be liable to the borrower for the amount paid by the borrower on that Manufactured Housing Contract and may be unable to collect amounts still due under that Manufactured Housing Contract. Because the successful assertion of this type of claim would constitute the breach of a representation or warranty of the seller, the related securityholders would suffer a loss only to the extent that

•	the seller fails to perform its obligation to repurchase that Manufactured Housing Contract, and

•
the seller, the applicable depositor or the trustee is unsuccessful in asserting a claim of contribution or subrogation on behalf of the securityholders against the manufacturer or other who are directly liable to the plaintiff for damages.

Typical product liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities from the presence of formaldehyde in manufactured housing. As a result, recoveries from manufacturers and component suppliers may be limited to their corporate assets without the benefit of insurance.

Due-on-Sale Clauses

Unless otherwise provided in the related prospectus supplement, each conventional loan will contain a due-on-sale clause which will generally provide that, if the mortgagor or obligor sells, transfers or conveys the mortgaged property, the loan may be accelerated by the mortgagee or secured party. Unless otherwise provided in the related prospectus supplement, the master servicer will, to the extent it has knowledge of the sale, transfer or conveyance, exercise its rights to accelerate the maturity of the related loans through enforcement of the due-on-sale clauses, subject to applicable state law. Section 341(b) of the Garn-St. Germain Depository Institutions Act of 1982 (Garn-St. Germain) permits a lender, subject to certain conditions, to “enter into or enforce a contract containing a due-on-sale clause with respect to a real property loan,” notwithstanding any contrary state law. Garn-St. Germain gave states that previously had enacted “due-on-sale” restrictions a three-year window to reenact the previous restrictions or enact new restrictions. Only six states acted within this window period: Arizona, Florida, Michigan, Minnesota, New Mexico and Utah. Consequently, due-on-sale provisions in documents governed by the laws of those state are not preempted by federal law. With respect to loans secured by an owner-occupied residence including a manufactured home, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the mortgaged property to an uncreditworthy person, which could increase the likelihood of default, or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

In addition, under the federal Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy proceedings and under certain circumstances may be eliminated in a resulting loan modification.

Prepayment Charges; Late Fees

Under certain state laws, prepayment charges with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties may not be imposed after a certain period of time following the origination of a loan. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of this type of a restraint on prepayment, particularly with respect to fixed rate loans having higher loan rates or APRs, may increase the likelihood of refinancing or other early retirement of the loans. Legal restrictions, if any, on prepayment of Multifamily Loans will be described in the related prospectus supplement.

Loans may also contain provisions obligating the borrower to pay a late fee if payments are not timely made. In some states there may be specific limitations on the late charges that a lender may collect from the borrower for delinquent payments. Unless otherwise specified in the related prospectus supplement, late fees will be retained by the applicable servicer as additional servicing compensation.

Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transaction Parity Act 1982, or the Parity Act, permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or any entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and these amounts will not be available for payment on the securities. The Office of Thrift Supervision or OTS, the agency that administers the Parity Act for unregulated housing creditors, has withdrawn its favorable Parity Act regulations and chief counsel opinions that authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective July 1, 2003. However, the OTS’s ruling does not have retroactive effect on loans originated before July 1, 2003.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized to adopt a provision limiting discount points or other charges on loans covered by Title V. No Manufactured Housing Contract secured by a manufactured home located in any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted will be included in any trust fund if the Manufactured Housing Contract imposes finance charges or provides for discount points or charges in excess of permitted levels.

Title V also provides that state usury limitations will not apply to any loan which is secured by a first lien on certain kinds of manufactured housing provided that certain conditions are satisfied. These conditions relate to the terms of any prepayment, balloon payment, late charges and deferral fees and the requirement of a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.

Servicemembers Civil Relief Act

Generally, under the terms of the Servicemembers Civil Relief Act (referred to herein as the Relief Act), borrowers who enter military service after the origination of their mortgage loan may not be charged interest above an annual rate of 6% during the period of active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of the annual 6% rate, unless a court or administrative agency of the United States or of any state orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Air Force, Army, Marines, Navy or Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The Relief Act also applies to borrowers who are members of the National Guard or are on reserve status at the time their mortgage is originated and are later called to active duty.

Some states, such as California, provide similar protection to National Guard members called up to active service and reservists called to active duty as that provided by the Relief Act. It is possible that the interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on affected mortgage loans. Unless otherwise provided in the related prospectus supplement, any shortfall in interest collections resulting from the application of the Relief Act or a similar state law could result in losses to the related securityholders. In addition, the Relief Act imposes limitations which would impair the ability of the master servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status. Thus, in the event that a mortgage loan goes into default, the application of the Relief Act could cause delays and losses occasioned by the lender’s inability to realize upon the mortgaged property in a timely fashion.

Environmental Risks

Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA), the United States Environmental Protection Agency (EPA) may impose a lien on property where the EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

Under the laws of some states and under CERCLA, there is a possibility that a lender may be held liable as an “owner” or “operator” for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by a current or prior owner or operator. CERCLA imposes liability for such costs on any and all “responsible parties,” including owners or operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or outstanding balance of a loan or to the value of the related mortgaged property. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of “owner” or “operator” those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility. Thus, if a lender’s activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an “owner” or “operator” under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment, including leasing the facility or property to a third party, or fails to market the property in a timely fashion.

The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, or Conservation Act, amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities which a lender can engage in without losing the benefit of the secured creditor exemption. For a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the management or operational affairs of the mortgaged property. The Conservation Act provides that “merely having the capacity to influence, or the unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it (1) exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices for the mortgaged property, or (2) assumes responsibility for the overall management of the mortgaged property, including day-to-day decision-making for environmental compliance, or (3) assumes management of substantially all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even in the event that it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure so long as the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act, which regulates underground petroleum storage tanks other than heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of the Resource Conservation Act. Under this rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

The Conservation Act specifically addresses the potential liability under CERCLA of lenders that hold mortgages or similar conventional security interests in real property, as the trust fund generally does in connection with the loans. However, the Conservation Act does not clearly address the potential liability of lenders who retain legal title to a property and enter into an agreement with the purchaser for the payment of the purchase price and interest over the term of the contract as is the case with the installment contracts.

If a lender (including a lender under an installment contract) is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other “responsible parties,” including a previous owner or operator. However, these persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing contamination at a property pledged as collateral for one of the loans (or at a property subject to an installment contract), would be imposed on the trust fund, and thus occasion a loss to the securityholders, depends on the specific factual and legal circumstances at issue.

Except as otherwise specified in the applicable prospectus supplement, at the time the mortgage loans were originated, no environmental assessment or a very limited environment assessment of the mortgage properties was conducted.

Traditionally, many residential mortgage lenders have not taken steps to determine whether contaminants are present on a mortgaged property prior to the origination of a single family mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Except as otherwise specified in the applicable prospectus supplement, neither the depositor nor any master servicer will be required by any agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any mortgaged property or any casualty resulting from the presence or effect of contaminants. However, the master servicer will not be obligated to foreclose on any mortgaged property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

The pooling and servicing agreement will provide that the master servicer, acting on behalf of the trust fund, may not acquire title to a multifamily residential property or mixed-use property underlying a loan or take over its operation unless the master servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that the mortgaged property is in compliance with applicable environmental laws and regulations or that the acquisition would not be more detrimental than beneficial to the value of the mortgaged property and the interests of the related securityholders.

The Home Improvement Contracts

General. The Home Improvement Contracts, other than those that are unsecured or secured by mortgages on real estate, generally are “chattel paper” or constitute “purchase money security interests” each as defined in the UCC. Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of these contracts to the trustee or a designated custodian or may retain possession of them as custodian for the trustee. In addition, the depositor will file a UCC-1 financing statement in the appropriate states to give notice of the trustee’s ownership of the contracts. Unless otherwise specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee’s interest in the contracts could be defeated.

Security Interests in Home Improvements. The Home Improvement Contracts that are secured by the related home improvements grant to the originator a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods and the purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder’s interest in the home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

Enforcement of Security Interest in Home Improvements. So long as the home improvement has not become subject to the real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by “self-help” repossession that is “peaceful” (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days’ notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor’s loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Installment Contracts

Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser/borrower for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer’s equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender’s procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Junior Mortgages; Rights of Senior Mortgagees

To the extent that the loans comprising the trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund (and therefore the securityholders), as mortgagee under any such junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the cut-off date with respect to any mortgage will not be included in the trust fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

The Title I Program

General. Certain of the loans contained in a trust fund may be loans insured under the FHA Title I Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934. Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender’s FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

Title I loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a one- to four-family residential property.

There are two basic methods of lending or originating such loans which include a “direct loan” or a “dealer loan.” With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from the lender. The lender may disburse proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties to the transaction. With respect to a dealer Title I loan, a dealer may include a seller, a contractor or supplier of goods or services.

Loans insured under the Title I Program are required to have fixed interest rates and generally provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually where a borrower has an irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate must be negotiated and agreed to by the borrower and the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated according to the actuarial method. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender’s credit application and review must determine whether the borrower’s income will be adequate to meet the periodic payments required by the loan, as well as the borrower’s other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD unless the lender determines and documents in the loan file the existence of compensating factors concerning the borrower’s creditworthiness which support approval of the loan.

Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In such case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless such material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

Requirements for Title I Loans. The maximum principal amount for Title I loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that such maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I loans with respect to multiple properties, and a borrower may obtain more than one Title I loan with respect to a single property, in each case as long as the total outstanding balance of all Title I loans in the same property does not exceed the maximum loan amount for the type of Title I loan thereon having the highest permissible loan amount.

Borrower eligibility for a Title I loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I loan or a recorded land installment contract for the purchase of the real property. In the case of a Title I loan with a total principal balance in excess of $15,000, if the property is not occupied by the owner, the borrower must have equity in the property being improved at least equal to the principal amount of the loan, as demonstrated by a current appraisal. Any Title I loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

The proceeds from a Title I loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I loan and from time to time the Secretary of HUD may amend such list of items and activities. With respect to any dealer Title I loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I loan, the lender is required to obtain, promptly upon completion of the improvements but not later than 6 months after disbursement of the loan proceeds with one 6 month extension if necessary, a completion certificate, signed by the borrower. The lender is required to conduct an on-site inspection on any Title I loan where the principal obligation is $7,500 or more, and on any direct Title I loan where the borrower fails to submit a completion certificate.

FHA Insurance Coverage. Under the Title I Program, the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I contract of insurance. The amount of insurance coverage in this account is a maximum of 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with the FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay to the Title I lender. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to such loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. For each eligible loan reported and acknowledged for insurance, the FHA charges a premium. For loans having a maturity of 25 months or less, the FHA bills the lender for the entire premium in an amount equal to the product of 0.50% of the original loan amount and the loan term. For home improvement loans with a maturity greater than 25 months, each year that a loan is outstanding the FHA bills the lender for a premium in an amount equal to 0.50% of the original loan amount. If a loan is prepaid during the year, the FHA will not refund or abate the premium paid for that year.

Under the Title I Program the FHA will reduce the insurance coverage available in the lender’s FHA insurance coverage reserve account with respect to loans insured under the lender’s contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to such insured loans and (ii) the amount of insurance coverage attributable to insured loans sold by the lender, and such insurance coverage may be reduced for any FHA insurance claims rejected by the FHA. The balance of the lender’s FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage therein may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Originations and acquisitions of new eligible loans will continue to increase a lender’s insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring such eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary’s interest to do so.

The lender may transfer (except as collateral in a bona fide transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of such loan in accordance with the Title I regulations, will transfer from the transferor’s insurance coverage reserve account to the transferee’s insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of such loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender’s insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD. Amounts which may be recovered by the Secretary of HUD after payment of an insurance claim are not added to the amount of insurance coverage in the related lender’s insurance coverage reserve account.

Claims Procedures Under Title I. Under the Title I Program the lender may accelerate an insured loan following a default on such loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

Following acceleration of maturity upon a secured Title I loan, the lender may either (a) proceed against the property under any security instrument, or (b) make a claim under the lender’s contract of insurance. If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender’s efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I loan must be filed with the FHA no later than 9 months after the date of default of the loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender’s entire interest in the loan note (or a judgment in lien of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. Although the FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender, the FHA has expressed an intention to limit the period of time within which it will take such action to one year from the date the claim was certified for payment.

Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the claimable amount, up to the amount of insurance coverage in the lender’s insurance coverage reserve account. The “claimable amount” means an amount equal to 90% of the sum of:

•	the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing the loan;

•
the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim’s initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per year;

•	the uncollected court costs;

•	the attorney’s fees not to exceed $500; and

•	the expenses for recording the assignment of the security to the United States.

The Secretary of HUD may deny a claim for insurance in whole or in part for any violations of the regulations governing the Title I Program; however, the Secretary of HUD may waive such violations if it determines that enforcement of the regulations would impose an injustice upon a lender which has substantially complied with the regulations in good faith.

Material Federal Income Tax Consequences

The following summary of the material federal income tax consequences of the purchase, ownership and disposition of certificates is based on the opinion of tax counsel to the depositor, any of Sidley Austin llp, Thacher Proffitt & Wood llp or McKee Nelson llp, as specified in the related prospectus supplement. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, and the regulations, including the REMIC Regulations, rulings and decisions promulgated thereunder and, where applicable, proposed regulations, all of which are subject to change either prospectively or retroactively. This summary does not address the material federal income tax consequences of an investment in securities applicable to certain financial institutions, banks, insurance companies, tax exempt organizations, dealers in options, currency or securities, traders in securities that elect to mark to market, or persons who hold positions other than securities such that the securities are treated as part of a hedging transaction, straddle, conversion or other integrated transaction which are subject to special rules. Because of the complexity of the tax issues involved, we strongly suggest that prospective investors consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of securities.

General

The federal income tax consequences to securityholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of securities as a REMIC under the Code. The prospectus supplement for each series of securities will specify whether a REMIC election will be made. In the discussion that follows, all references to a “section” or “sections” shall be understood to refer, unless otherwise specifically indicated, to a section or sections of the Code.

If a REMIC election is not made, in the opinion of tax counsel the trust fund will not be classified as a publicly traded partnership, a taxable mortgage pool, or an association taxable as a corporation. A trust fund that qualifies as a “grantor trust” for federal income tax purposes also will receive an opinion of tax counsel to the effect that:

•	the trust fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code; and

•	owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund’s assets as described below.

A trust fund that issues notes may also receive an opinion of tax counsel regarding the characterization of the notes as debt instruments for federal income tax purposes.

With respect to each trust fund that elects REMIC status, in the opinion of tax counsel, assuming compliance with all provisions of the related agreement, the trust fund will qualify as a REMIC and the related certificates will be considered to be regular interests or residual interests in the REMIC. The related prospectus supplement for each series of securities will indicate whether the trust fund will make a REMIC election and whether a class of securities will be treated as a regular or residual interest in the REMIC.

Each opinion is an expression of an opinion only, is not a guarantee of results and is not binding on the Internal Revenue Service or any third party.

If, contrary to the opinion of tax counsel, the IRS successfully were to assert that a class of notes did not represent debt instruments for federal income tax purposes, that class of notes would be treated as equity interests in the related trust fund. The trust fund would then be treated as a partnership and could be a publicly traded partnership. If the trust fund were classified as a publicly traded partnership, it would not be subject to taxation as a corporation because its income would constitute “qualifying income” not derived in the conduct of a financial business. Nevertheless, if the trust fund were classified as a partnership, treatment of a class of notes as equity interests in such a partnership could have adverse tax consequences to certain holders. For example, income to foreign holders of such a class generally would be subject to U.S. tax and withholding requirements, and individual holders of such a class would be allocated their proportionate share of the trust’s income but might be subject to certain limitations on their ability to deduct their share of the trust’s expenses.

Taxation of Debt Securities

Status as Real Property Loans. Except to the extent otherwise provided in the related prospectus supplement, if the securities are regular interests in a REMIC or represent interests in a grantor trust, in the opinion of tax counsel:

•	securities held by a domestic building and loan association will constitute “loans... secured by an interest in real property” within the meaning of section 7701(a)(19)(C)(v) of the Code; and

•
securities held by a real estate investment trust will constitute “real estate assets” within the meaning of section 856(c)(4)(A) of the Code and interest on securities will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of section 856(c)(3)(B) of the Code.

Interest and Acquisition Discount. In the opinion of tax counsel, securities that are REMIC regular interests are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the securities that are REMIC regular interests will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder’s normal accounting method. Interest (other than original issue discount) on securities (other than securities that are REMIC regular interests) which are characterized as indebtedness for federal income tax purposes will be includible in income by their holders in accordance with their usual methods of accounting. When we refer to “debt securities” in this section, we mean securities characterized as debt for federal income tax purposes and securities that are REMIC regular interests.

In the opinion of tax counsel, “compound interest securities” (i.e., debt securities that permit all interest to accrue for more than one year before payments of interest are scheduled to begin) will, and certain of the other debt securities issued at a discount may, be issued with “original issue discount” or OID. The following discussion is based in part on the OID Regulations. A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the debt securities.

In general, OID, if any, will equal the difference between the stated redemption price at maturity of a debt security and its issue price. In the opinion of tax counsel, a holder of a debt security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a debt security will be considered to be zero if it is less than a de minimis amount determined under the Code.

The issue price of a debt security is the first price at which a substantial amount of debt securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of debt securities is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of that class on the closing date. The issue price of a debt security also includes the amount paid by an initial debt security holder for accrued interest that relates to a period prior to the issue date of the debt security. The stated redemption price at maturity of a debt security includes the original principal amount of the debt security, but generally will not include distributions of interest if the distributions constitute “qualified stated interest.”

Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the debt security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. Although the matter is not free from doubt, the trustee intends to treat interest on such debt securities as unconditionally payable and as constituting qualified stated interest, not OID. However, absent clarification of the OID Regulations, where debt securities do not provide for default remedies, the interest payments will be included in the debt security’s stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on debt securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such debt securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first distribution date on a debt security is longer than the interval between subsequent distribution dates, the greater of (i) the interest foregone and (ii) the excess of the stated principal amount over the issue price will be included in the stated redemption price at maturity and tested under the de minimis rule described below. Where the interval between the issue date and the first distribution date on a debt security is shorter than the interval between subsequent distribution dates, all of the additional interest will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a debt security with a long first period that has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the debt security will generally have OID. Holders of debt securities are encouraged to consult their own tax advisors to determine the issue price and stated redemption price at maturity of a debt security.

Under the de minimis rule, OID on a debt security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the debt security multiplied by the weighted average maturity of the debt security. For this purpose, the weighted average maturity of the debt security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the debt security and the denominator of which is the stated redemption price at maturity of the debt security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the debt security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is generally treated as payable at a qualified variable rate and not as contingent interest if

•	the interest is unconditionally payable at least annually,

•	the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

•
interest is based on a “qualified floating rate,” an “objective rate,” or a combination of “qualified floating rates” that do not operate in a manner that significantly accelerates or defers interest payments on the debt security.

In the case of compound interest securities, certain interest weighted securities, and certain of the other debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price at maturity.

The Internal Revenue Service issued contingent payment regulations governing the calculation of OID on instruments having contingent interest payments. These contingent payment regulations represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to section 1272(a)(6) of the Code, such as the debt securities.

Additionally, the OID Regulations do not contain provisions specifically interpreting section 1272(a)(6) of the Code. Until the Treasury issues guidance to the contrary, the trustee intends to base its computation on section 1272(a)(6) and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under section 1272(a)(6) of the Code, there can be no assurance that such methodology represents the correct manner of calculating OID.

The holder of a debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the debt security, the sum of the “daily portions” of OID. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a debt security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the debt security and the adjusted issue price of the debt security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to the debt security in all prior periods, other than qualified stated interest payments.

Certain classes of the debt securities may be “pay-through securities,” which are debt instruments that are subject to acceleration due to prepayments on other debt obligations securing those instruments. The amount of OID to be included in the income of a pay-through security is computed by taking into account the prepayment rate assumed in pricing the debt instrument. The amount of OID that will accrue during an accrual period on a pay-through security is the excess, if any, of the

•	sum of

•	the present value of all payments remaining to be made on the pay-through security as of the close of the accrual period and

•	the payments during the accrual period of amounts included in the stated redemption price of the pay-through security,

over

•	the adjusted issue price of the pay-through security at the beginning of the accrual period.

The present value of the remaining payments is to be determined on the basis of three factors:

•	the original yield to maturity of the pay-through security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period),

•	events that have occurred before the end of the accrual period, and

•	the assumption that the remaining payments will be made in accordance with the original prepayment assumption.

The effect of this method is to increase the portions of OID required to be included in income by a holder to take into account prepayments with respect to the loans at a rate that exceeds the prepayment assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that is slower than the prepayment assumption. Although OID will be reported to holders of pay-through securities based on the prepayment assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

The depositor may adjust the accrual of OID on a class of securities that are regular REMIC interests (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a class of securities that are regular REMIC interests could increase.

Certain classes of securities that are regular REMIC interests may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the applicable trustee intends, based on the OID Regulations, to calculate OID on such securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

A subsequent holder of a debt security will also be required to include OID in gross income, but the holder who purchases the debt security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a debt security’s issue price) to offset such OID by comparable economic accruals of portions of the excess.

Effects of Defaults and Delinquencies. In the opinion of tax counsel, holders will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities are encouraged to consult their own tax advisors on this point.

Interest Weighted Securities. An “interest weighted security” is a security that is a REMIC regular interest or a “stripped” security (as discussed under “—Tax Status as a Grantor Trust; General” below) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying pass-through securities. It is not clear how income should be accrued with respect to interest weighted securities. The trustee intends to take the position that all of the income derived from an interest weighted security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the interest weighted security as a compound interest security. However, in the case of interest weighted securities that are entitled to some payments of principal and are REMIC regular interests, the IRS could assert that income derived from the interest weighted security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the Security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an interest weighted security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of interest weighted securities that are stripped securities as described below. See “—Non-REMIC Certificates—B. Multiple Classes of Senior Certificates—Stripped Bonds and Stripped Coupons” below.

Variable Rate Debt Securities. In the opinion of tax counsel, in the case of debt securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that the yield to maturity of the debt securities and in the case of pay-through securities, the present value of all payments remaining to be made on the debt securities, should be calculated as if the interest index remained at its value as of the issue date of the securities. Because the proper method of adjusting accruals of OID on a variable rate debt security is uncertain, holders of variable rate debt securities are encouraged to consult their own tax advisers regarding the appropriate treatment of such securities for federal income tax purposes.

Market Discount. In the opinion of tax counsel, a purchaser of a security may be subject to the market discount rules of sections 1276 through 1278 of the Code. A holder that acquires a debt security with more than a prescribed de minimis amount of “market discount” (generally, the excess of the principal amount of the debt security over the purchaser’s purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the debt security received in that month and, if the securities are sold, the gain realized. This market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, market discount would in general accrue either

•	on the basis of a constant yield (in the case of a pay-through security, taking into account a prepayment assumption) or

•
in the ratio of (a) in the case of securities (or in the case of a pass-through security, as set forth below, the loans underlying the security) not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a pass-through security, as described below, the loans underlying the security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

Section 1277 of the Code provides that, regardless of the origination date of the debt security (or, in the case of a pass-through security, the loans), the excess of interest paid or accrued to purchase or carry the security (or, in the case of a pass-through security, as described below, the underlying loans) with market discount over interest received on the security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the security (or in the case of a pass-through security, an underlying loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

Premium. In the opinion of tax counsel, a holder who purchases a debt security (other than an interest weighted security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on comparable securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of pay-through securities will be calculated using the prepayment assumption used in pricing the class. If a holder makes an election to amortize premium on a debt security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities are encouraged to consult their tax advisers regarding the election to amortize premium and the method to be employed.

On December 30, 1997, the IRS issued final amortizable bond premium regulations dealing with amortizable bond premium. The regulations specifically do not apply to prepayable debt instruments subject to section 1272(a)(6) of the Code. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the debt securities are encouraged to consult their tax advisors regarding the possible application of the amortizable bond premium regulations.

Election to Treat All Interest as Original Issue Discount. The OID Regulations permit the holder of a debt security to elect to accrue all interest, discount (including de minimis market discount or OID) and premium income as interest, based on a constant yield method for Debt securities acquired on or after April 4, 1994. If such an election were to be made with respect to a debt security with market discount, the holder of the debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the debt security acquires during the year of the election or thereafter. Similarly, the holder of a debt security that makes this election for a debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a debt security is irrevocable.

Sale or Exchange of a Debt Security. Sale or exchange of a debt security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the seller’s adjusted basis in the debt security. Such adjusted basis generally will equal the seller’s purchase price for the debt security, increased by the OID and market discount included in the seller’s gross income with respect to the debt security, and reduced by principal payments on the debt security previously received by the seller and any premium amortized by the seller. Such gain or loss will be capital gain or loss to a seller for which a debt security is a “capital asset” within the meaning of section 1221 of the Code except to the extent of any accrued but unrecognized market discount, and will be long-term or short-term depending on whether the debt security has been owned for the long-term capital gain holding period (currently more than one year).

Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors are encouraged to consult their own tax advisors concerning these tax law provisions.

It is possible that capital gain realized by holders of debt securities could be considered gain realized upon the disposition of property that was part of a “conversion transaction.” A sale of a debt security will be part of a conversion transaction if substantially all of the holder’s expected return is attributable to the time value of the holder’s net investment, and at least one of the following conditions is met:

•	the holder entered the contract to sell the debt security substantially contemporaneously with acquiring the debt security;

•	the debt security is part of a straddle;

•	the debt security is marketed or sold as producing capital gain; or

•	other transactions to be specified in Treasury regulations that have not yet been issued occur.

If the sale or other disposition of a debt security is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

Non-U.S. Persons. Generally, to the extent that a debt security evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under section 1441 or 1442 of the Code to (i) an owner that is not a U.S. Person or (ii) a debt securityholder holding on behalf of an owner that is not a U.S. Person, will be subject to federal income tax, collected by withholding, at a rate of 30% (or such lower rate as may be provided for interest by an applicable tax treaty). Accrued OID recognized by the owner on the sale or exchange of such a debt security also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a debt security evidences ownership in mortgage loans issued after July 18, 1984, if

•
the debt securityholder does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the trust fund);

•	the debt securityholder is not a controlled foreign corporation within the meaning of section 957 of the Code related to the issuer; and

•
the debt securityholder complies with certain identification requirements, including delivery of a statement, signed by the debt securityholder under penalties of perjury, certifying that it is not a U.S. Person and providing its name and address.

Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each holder of a debt security at any time during the year, such information as may be deemed necessary or desirable to assist securityholders in preparing their federal income tax returns, or to enable holders to make the information available to owners or other financial intermediaries of holders that hold the debt securities as nominees. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax liability.

Non-REMIC Certificates

Single Class of Senior Certificates

Characterization. The trust fund may be created with one class of senior certificates and one class of subordinated certificates. In this case, each senior certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by that senior certificate and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans in the related mortgage pool. Any amounts received by a senior certificateholder in lieu of amounts due with respect to any mortgage loan because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

Each holder of a senior certificate will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans in the trust fund represented by that senior certificate, including interest, original issue discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer in accordance with the senior certificateholder’s method of accounting. Under section 162 or 212 of the Code, each senior certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that these amounts are reasonable compensation for services rendered to the trust fund. A senior certificateholder that is an individual, estate or trust will be entitled to deduct its share of expenses only to the extent such expenses, plus all other section 212 expenses, exceed 2% of that senior certificateholder’s adjusted gross income. A senior certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the master servicer. A senior certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the master servicer, whichever is earlier. If the servicing fees paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as a retained ownership interest by the master servicer, or any person to whom the master servicer assigned for value all or a portion of the servicing fees, in a portion of the interest payments on the mortgage loans. The mortgage loans might then be subject to the “coupon stripping” rules of the Code discussed below.

Unless otherwise specified in the related prospectus supplement, tax counsel will deliver its opinion to the depositor with respect to each series of certificates that:

•
a senior certificate owned by a “domestic building and loan association” within the meaning of section 7701(a)(19) of the Code representing principal and interest payments on mortgage loans will be considered to represent “loans . . . secured by an interest in real property which is . . . residential property” within the meaning of section 7701(a)(19)(C)(v) of the Code to the extent that the mortgage loans represented by that senior certificate are of a type described in the section;

•
a senior certificate owned by a real estate investment trust representing an interest in mortgage loans will be considered to represent “real estate assets” within the meaning of section 856(c)(4)(A) of the Code and interest income on the mortgage loans will be considered “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code to the extent that the mortgage loans represented by that senior certificate are of a type described in the section; and

•	a senior certificate owned by a REMIC will be an “obligation . . . which is principally secured by an interest in real property” within the meaning of section 860G(a)(3)(A) of the Code.

The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of section 593(d) of the Code to any taxable year beginning after December 31, 1995.

The assets constituting certain trust funds may include “buydown” mortgage loans. The characterization of any investment in “buydown” mortgage loans will depend upon the precise terms of the related buydown agreement, but to the extent that such “buydown” mortgage loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in “buydown” mortgage loans. Accordingly, holders of senior certificates should consult their own tax advisors with respect to characterization of investments in senior certificates representing an interest in a trust fund that includes “buydown” mortgage loans.

Premium. The price paid for a senior certificate by a holder will be allocated to the holder’s undivided interest in each mortgage loan based on each mortgage loan’s relative fair market value, so that the holder’s undivided interest in each mortgage loan will have its own tax basis. A senior certificateholder that acquires an interest in mortgage loans at a premium may elect to amortize the premium under a constant interest method, provided that the mortgage loan was originated after September 27, 1985. Premium allocable to a mortgage loan originated on or before September 27, 1985 should be allocated among the principal payments on the mortgage loan and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on a senior certificate. The basis for a senior certificate will be reduced to the extent that amortizable premium is applied to offset interest payments.

It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Code. A certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder acquires during the year of the election or thereafter.

If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a senior certificate acquired at a premium should recognize a loss, if a mortgage loan prepays in full, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the senior certificate and the portion of the adjusted basis of the senior certificate that is allocable to the mortgage loan. If a reasonable prepayment assumption is used to amortize the premium, it appears that a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

On December 30, 1997, the Internal Revenue Service issued final amortizable bond premium regulations. These regulations, which generally are effective for bonds issued or acquired on or after March 2, 1998 (or, for holders making an election for the taxable year that included March 2, 1998 or any subsequent taxable year, shall apply to bonds held on or after the first day of the taxable year of the election). The amortizable bond premium regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments, such as the trust fund, the yield on which may be affected by prepayments which are subject to section 1272(a)(6) of the Code. Absent further guidance from the IRS and unless otherwise specified in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described above. Prospective purchasers are encouraged to consult their tax advisors regarding amortizable bond premium and the amortizable bond premium regulations.

Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code (currently sections 1271 through 1273 and section 1275) relating to original issue discount (OID) will be applicable to a senior certificateholder’s interest in those mortgage loans meeting the conditions necessary for these sections to apply. Accordingly, the following discussion is based in part on the Treasury’s OID Regulations issued on February 2, 1994 under sections 1271 through 1273 and section 1275 of the Code. Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the certificates. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable provisions of the Code or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See “—B. Multiple Classes of Senior Certificates—Senior Certificates Representing Interests in Loans Other than ARM Loans—Accrual of Original Issue Discount” below.

Market Discount. A senior certificateholder that acquires an undivided interest in mortgage loans may be subject to the market discount rules of sections 1276 through 1278 to the extent an undivided interest in a mortgage loan is considered to have been purchased at a “market discount.” Generally, the excess of the portion of the principal amount of a mortgage loan allocable to the holder’s undivided interest over the holder’s tax basis in such interest. Market discount with respect to a senior certificate will be considered to be zero if the amount allocable to the senior certificate is less than 0.25% of the senior certificate’s stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors are encouraged to consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under sections 1276 through 1278 of the Code.

The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

The Code also grants to the Department of the Treasury authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Although the Treasury has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a senior certificate is issued with OID, the amount of market discount that accrues during any accrual period is equal to the product of

•	the total remaining market discount

times

•
a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the accrual period.

For senior certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

•	the total remaining market discount

times

•
a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods in the case of instruments (such as the senior certificates) which provide for payments which may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of original issue discount will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a senior certificate purchased at a discount or premium in the secondary market.

A holder who acquires a senior certificate at a market discount also may be required to defer, until the maturity date of the senior certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the senior certificate in excess of the aggregate amount of interest (including OID) includible in such holder’s gross income for the taxable year with respect to the senior certificate. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the senior certificate for the days during the taxable year on which the holder held the senior certificate and, in general, would be deductible when such market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the senior certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the senior certificateholder elects to include such market discount in income currently as it accrues on all market discount obligations acquired by the senior certificateholder in that taxable year or thereafter.

Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4, 1994. If such an election is made with respect to a mortgage loan with market discount, the certificateholder will be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See “—Regular Certificates—Original Issue Discount and Premium” below. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable.

Anti-abuse Rule. The IRS is permitted to apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage asset, mortgage loan or senior certificate, or the effect of applying the otherwise applicable rules, is to achieve a result that is unreasonable in light of the purposes of the applicable statutes (which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments).

Multiple Classes of Senior Certificates

Stripped Bonds and Stripped Coupons

General. Pursuant to section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. For purposes of sections 1271 through 1288 of the Code, section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a trust fund is created with two classes of senior certificates, one class of senior certificates will represent the right to principal and interest, or principal only, on all or a portion of the mortgage loans (“stripped bond certificates”), while the second class of senior certificates will represent the right to some or all of the interest on such portion (“stripped coupon certificates”).

Servicing fees in excess of reasonable servicing fees will be treated under the stripped bond rules. If such excess servicing fee is less than 100 basis points (i.e., 1% interest on the mortgage loan principal balance) or the certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a mortgage loan by mortgage loan basis, which could result in some mortgage loans being treated as having more than 100 basis points of interest stripped off.

Although not entirely clear, a stripped bond certificate generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, if the discount on a stripped bond certificate is larger than a de minimis amount (as calculated for purposes of the original issue discount rules), a purchaser of such a certificate will be required to accrue the discount under the original issue discount rules of the Code. See “—Single Class of Senior Certificates—Original Issue Discount” above. However, a purchaser of a stripped bond certificate will be required to account for any discount on the certificate as market discount rather than original issue discount if either

•	the amount of OID with respect to the certificate was treated as zero under the OID de minimis rule when the certificate was stripped, or

•	no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) are stripped off the trust fund’s mortgage loans.

Pursuant to Revenue Procedure 91-49 issued on August 8, 1991, purchasers of stripped bond certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

The precise tax treatment of stripped coupon certificates is substantially uncertain. The Code could be read literally to require that original issue discount computations be made on a mortgage loan by mortgagee loan basis. However, based on recent IRS guidance, it appears that a stripped coupon certificate should be treated as a single installment obligation subject to the original issue discount rules of the Code. As a result, all payments on a stripped coupon certificate would be included in the certificate’s stated redemption price at maturity for purposes of calculating income on such certificate under the original issue discount rules of the Code.

It is unclear under what circumstances, if any, the prepayment of mortgage loans will give rise to a loss to the holder of a stripped bond certificate purchased at a premium or a stripped coupon certificate. If a senior certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the senior certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if the senior certificate is treated as an interest in discrete mortgage loans or if no prepayment assumption is used, then, when a mortgage loan is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan.

Because of the complexity of these issues, we strongly suggest that holders of stripped bond certificates and stripped coupon certificates consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

Treatment of Certain Owners. Several sections of the Code provide beneficial treatment to certain taxpayers that invest in mortgage loans of the type that make up the trust fund. With respect to these sections, no specific legal authority exists regarding whether the character of the senior certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans. While section 1286 treats a stripped obligation as a separate obligation for purposes of the provisions of the Code addressing original issue discount, it is not clear whether such characterization would apply with regard to these other sections. Although the issue is not free from doubt, in the opinion of tax counsel, based on policy considerations, each class of senior certificates should be considered to represent “real estate assets” within the meaning of section 856(c)(4)(A) of the Code and “loans . . . secured by, an interest in real property which is . . . residential real property” within the meaning of section 7701(a)(19)(C)(v) of the Code, and interest income attributable to senior certificates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code, provided that in each case the underlying mortgage loans and interest on such mortgage loans qualify for such treatment. Prospective purchasers to which such characterization of an investment in senior certificates is material are encouraged to consult their own tax advisors regarding the characterization of the senior certificates and related income. Senior certificates will be “obligations (including any certificate of beneficial ownership therein) which are principally secured by an interest in real property” within the meaning of section 860G(a)(3)(A) of the Code.

Senior Certificates Representing Interests in Loans Other Than ARM Loans

General. The OID rules of sections 1271 through 1275 of the Code will be applicable to a senior certificateholder’s interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, OID could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable provisions of the Code, or, under certain circumstances, by the presence of “teaser” rates on the mortgage loans. OID on each senior certificate must be included in the owner’s ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner’s income in any taxable year with respect to a senior certificate representing an interest in mortgage loans other than mortgage loans with interest rates that adjust periodically (ARM loans) likely will be computed as described under “—Accrual of Original Issue Discount” below. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986, as amended. The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments such as the senior certificates issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the mortgage loans should be used or, in the case of stripped bond certificates or stripped coupon certificates, the date when these certificates are acquired. The holder of a senior certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

Under the Code, the mortgage loans underlying each senior certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage loan’s stated redemption price at maturity over its issue price. The issue price of a mortgage loan is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan is the sum of all payments to be made on such mortgage loan other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described under “— Accrual of Original Issue Discount” below, will, unless otherwise specified in the related prospectus supplement, utilize the original yield to maturity of the senior certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the senior certificates and will take into account events that occur during the calculation period. This prepayment assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the Tax Reform Act provides, however, that the regulations will require that this prepayment assumption be the prepayment assumption that is used in determining the offering price of the certificate. No representation is made that any certificate will prepay at the prepayment assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the master servicer intends to calculate and report OID under the method described below.

Accrual of Original Issue Discount. Generally, the owner of a senior certificate must include in gross income the sum of the “daily portions,” as defined below, of the OID on that senior certificate for each day on which it owns the senior certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of original issue discount with respect to each component generally will be determined as follows under the Amendments. A calculation will be made by the master servicer or such other entity specified in the related prospectus supplement of the portion of original issue discount that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the distribution dates on the senior certificate (or the day prior to each such date). This will be done, in the case of each full month accrual period, by adding

•
the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component, under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component, and

•
any payments received during such accrual period (other than a payment of qualified stated interest), and subtracting from that total the “adjusted issue price” of the respective component at the beginning of such accrual period.

The “adjusted issue price” of a senior certificate at the beginning of the first accrual period is its issue price; the “adjusted issue price” of a senior certificate at the beginning of a subsequent accrual period is the “adjusted issue price” at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment (other than a payment of qualified stated interest) made at the end of or during that accrual period. The OID during the accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

OID generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of OID includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued OID, less prior payments of principal. Accordingly, if mortgage loans acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of such mortgage loan, no original issue discount attributable to the difference between the issue price and the original principal amount of such mortgage loan (i.e., points) will be includible by such holder. Other OID on the mortgage loans (e.g., that arising from a “teaser” rate) would still need to be accrued.

Senior Certificates Representing Interests in ARM Loans

The OID Regulations do not address the treatment of instruments, such as the senior certificates (if the related trust fund includes ARM loans), which represent interests in ARM loans. Additionally, the IRS has not issued guidance under the coupon stripping rules of the Code with respect to these instruments. In the absence of any authority, the master servicer will report OID on senior certificates attributable to ARM loans (“stripped ARM obligations”) to holders in a manner it believes to be consistent with the rules described under the heading “— Senior Certificates Representing Interests in Loans Other Than ARM Loans” above and with the OID Regulations. In general, application of these rules may require inclusion of income on a stripped ARM obligation in advance of the receipt of cash attributable to such income. Further, the addition of deferred interest resulting from negative amortization to the principal balance of an ARM loan may require the inclusion of such amount in the income of the senior certificateholder when the amount accrues. Furthermore, the addition of deferred interest to the senior certificate’s principal balance will result in additional income (including possibly OID income) to the senior certificateholder over the remaining life of the senior certificates.

Because the treatment of stripped ARM obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to these certificates.

Possible Application of Contingent Payment Regulations to Certain Non-REMIC Certificates

Final regulations issued on June 11, 1996 with respect to OID under section 1275 include “contingent payment regulations” covering obligations that provide for one or more contingent payments. Rights to interest payments on a mortgage loan might be considered to be contingent within the meaning of the contingent payment regulations if the interest would not be paid if the borrower exercised its right to prepay the mortgage loan. However, in the case of an investor having a right to shares of the interest and principal payments on a mortgage loan when the share of interest is not substantially greater than the share of principal, the possibility of prepayment should not be considered to characterize otherwise noncontingent interest payments as contingent payments. The absence of interest payments following a prepayment would be the normal consequence of the return of the investor’s capital in the form of a principal payment. On the other hand, a right to interest on such a mortgage loan is more likely to be regarded as contingent if held by an investor that does not also hold a right to the related principal. Such an investor would not recover its capital through receipt of a principal payment at the time of the prepayment of the mortgage loan.

Applying these principles to the senior certificates, because the mortgage loans are subject to prepayment at any time, payments on a class of senior certificates representing a right to interest on the mortgage loans could be considered to be contingent within the meaning of the contingent payment regulations, at least if the senior certificate was issued at a premium. The likelihood that such payments will be considered contingent increases the greater the amount of such premium.

In the event that payments on a senior certificate in respect of interest on the mortgage loans are considered contingent, then the holder would generally report income or loss as described under the heading “—Stripped Bonds and Stripped Coupons” above; provided, however, that the yield that would be used in calculating interest income would not be the actual yield but would instead equal the “applicable Federal rate” (AFR), in effect at the time of purchase of the senior certificate by the holder. The AFR generally is an average of current yields on Treasury securities computed and published monthly by the IRS. In addition, once the holder’s adjusted basis in the senior certificate has been reduced (by prior distributions or losses) to an amount equal to the aggregate amount of the remaining noncontingent payments of the mortgage loans that are allocable to the senior certificate (or to zero if the senior certificate does not share in principal payments), then the holder would recognize income in each subsequent month equal to the full amount of interest on the mortgage loans that accrues in that month and is allocable to the senior certificate. It is uncertain whether, under the contingent payment regulations, any other adjustments would be made to take account of prepayments of the mortgage loans.

Sale or Exchange of a Senior Certificate

Sale or exchange of a senior certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the seller’s adjusted basis in the senior certificate. Such adjusted basis generally will equal the seller’s purchase price for the senior certificate, increased by the OID and market discount included in the seller’s gross income with respect to the senior certificate, and reduced by principal payments on the senior certificate previously received by the seller and any premium amortized by the seller. Such gain or loss will be capital gain or loss to a seller for which a senior certificate is a “capital asset” within the meaning of section 1221 of the Code except to the extent of any accrued but unrecognized market discount, and will be long-term or short-term depending on whether the senior certificate has been owned for the long-term capital gain holding period (currently more than one year).

Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors are encouraged to consult their own tax advisors concerning these tax law provisions.

It is possible that capital gain realized by holders of the senior certificates could be considered gain realized upon the disposition of property that was part of a “conversion transaction.” A sale of a senior certificate will be part of a conversion transaction if substantially all of the holder’s expected return is attributable to the time value of the holder’s net investment, and at least one of the following conditions is met:

•	the holder entered the contract to sell the senior certificate substantially contemporaneously with acquiring the senior certificate;

•	the senior certificate is part of a straddle;

•	the senior certificate is marketed or sold as producing capital gain; or

•	other transactions to be specified in Treasury regulations that have not yet been issued occur.

If the sale or other disposition of a senior certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

Senior certificates will be “evidences of indebtedness” within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a senior certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

Non-U.S. Persons

Generally, to the extent that a senior certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under section 1441 or 1442 to (i) an owner that is not a U.S. Person or (ii) a senior certificateholder holding on behalf of an owner that is not a U.S. Person, will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a senior certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a senior certificate evidences ownership in mortgage loans issued after July 18, 1984, if

•
the senior certificateholder does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the trust fund);

•	the senior certificateholder is not a controlled foreign corporation within the meaning of section 957 of the Code related to the issuer; and

•
the senior certificateholder complies with certain identification requirements, including delivery of a statement, signed by the senior certificateholder under penalties of perjury, certifying that it is not a U.S. Person and providing its name and address.

Information Reporting and Backup Withholding

The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each certificateholder at any time during the year, such information as may be deemed necessary or desirable to assist securityholders in preparing their federal income tax returns, or to enable holders to make the information available to owners or other financial intermediaries of holders that hold the certificates as nominees. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax liability.

REMIC Certificates

General

The trust fund relating to a series of certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however, “—Prohibited Transactions and Other Taxes”) below, if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year (including the implementation of restrictions on the purchase and transfer of the residual interest in a REMIC as described under “—Residual Certificates” below), the Code provides that a trust fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related REMIC certificates may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury to issue regulations providing relief in the event of an inadvertent termination of status as a REMIC, no such regulations have been issued. Moreover, any relief may be accompanied by sanctions such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, in the opinion of tax counsel, assuming compliance with all provisions of the related Agreement, the trust fund will qualify as a REMIC and the related certificates will be considered to be regular interests (“regular certificates”) or residual interests (“residual certificates”) in the REMIC. The related prospectus supplement for each series of certificates will indicate whether the trust fund will make a REMIC election and whether a class of certificates will be treated as a regular or residual interest in the REMIC.

In general, with respect to each series of certificates for which a REMIC election is made,

•	certificates held by a thrift institution taxed as a “domestic building and loan association” will constitute assets described in section 7701(a)(19)(C) of the Code;

•	certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of section 856(c)(4)(A) of the Code; and

•
interest on certificates held by a real estate investment trust will be considered “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code.

If less than 95% of the REMIC’s assets are assets qualifying under any of the foregoing sections, the certificates will be qualifying assets only to the extent that the REMIC’s assets are qualifying assets. In addition, payments on mortgage loans held pending distribution on the REMIC certificates will be considered to be qualifying assets under the foregoing sections.

In some instances, the mortgage loans may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of “buydown” mortgage loans contained in “—Non-REMIC Certificates—Single Class of Senior Certificates” above. REMIC certificates held by a real estate investment trust will not constitute “Government Securities” within the meaning of section 856(c)(4)(A) of the Code and REMIC certificates held by a regulated investment company will not constitute “Government Securities” within the meaning of section 851(b)(4)(A)(ii) of the Code. REMIC certificates held by certain financial institutions will constitute “evidences of indebtedness” within the meaning of section 582(c)(1) of the Code.

A “qualified mortgage” for REMIC purposes is any obligation that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that manufactured housing or mobile homes (not including recreational vehicles, campers or similar vehicles) which are “single family residences” under section 25(e)(10) of the Code will qualify as real property without regard to state law classifications. Under section 25(e)(10), a single family residence includes any manufactured home which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location.

Tiered REMIC Structures

For certain series of certificates, two separate elections may be made to treat designated portions of the related trust fund as REMICs (respectively, the “subsidiary REMIC” and the “master REMIC”) for federal income tax purposes. Upon the issuance of any such series of certificates, tax counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the master REMIC as well as any subsidiary REMIC will each qualify as a REMIC and the REMIC certificates issued by the master REMIC and the subsidiary REMIC, respectively, will be considered to evidence ownership of regular certificates or residual certificates in the related REMIC within the meaning of the REMIC provisions.

Only REMIC certificates issued by the master REMIC will be offered under this prospectus. The subsidiary REMIC and the master REMIC will be treated as one REMIC solely for purposes of determining

•
whether the REMIC certificates will be (i) “real estate assets” within the meaning of section 856(c)(4)(A) of the Code or (ii) “loans secured by an interest in real property” under section 7701(a)(19)(C) of the Code; and

•	whether the income on the certificates is interest described in section 856(c)(3)(B) of the Code.

Regular Certificates

General. Except as otherwise stated in this discussion, regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of regular certificates that otherwise report income under a cash method of accounting will be required to report income with respect to regular certificates under an accrual method.

Original Issue Discount and Premium. The regular certificates may be issued with OID within the meaning of section 1273(a) of the Code. Generally, the amount of OID, if any, will equal the difference between the “stated redemption price at maturity” of a regular certificate and its “issue price.” Holders of any class of certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act. Holders of regular certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities such as the regular certificates.

Rules governing OID are set forth in sections 1271 through 1273 and section 1275 of the Code. These rules require that the amount and rate of accrual of OID be calculated based on a Prepayment Assumption and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations which have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of the regular certificates. The prospectus supplement for each series of regular certificates will specify the prepayment assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the regular certificates will prepay at the prepayment assumption or at any other rate.

In general, each regular certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its “stated redemption price at maturity” over its “issue price.” The issue price of a regular certificate is the first price at which a substantial amount of regular certificates of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of regular certificates is sold for cash on or prior to the date of their initial issuance, the issue price for that class will be treated as the fair market value of that class on the initial issue date. The issue price of a regular certificate also includes the amount paid by an initial regular certificateholder for accrued interest that relates to a period prior to the initial issue date of the regular certificate. The stated redemption price at maturity of a regular certificate includes the original principal amount of the regular certificate, but generally will not include distributions of interest if such distributions constitute “qualified stated interest.” Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the regular certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on regular certificates with respect to which deferred interest will accrue will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of the regular certificates includes all distributions of interest as well as principal thereon.

Where the interval between the initial issue date and the first distribution date on a regular certificate is longer than the interval between subsequent distribution dates, the greater of any OID (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long-first-period regular certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first distribution date on a regular certificate is shorter than the interval between subsequent distribution dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the certificates stated redemption price at maturity. Regular securityholders are encouraged to consult their own tax advisors to determine the issue price and stated redemption price at maturity of a regular certificate.

Under the de minimis rule, OID on a regular certificate will be considered to be zero if the amount of OID is less than 0.25% of the stated redemption price at maturity of the regular certificate multiplied by the weighted average maturity of the regular certificate. For this purpose, the weighted average maturity of the regular certificate is computed as the sum of the amounts determined by multiplying

•	the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made times

•
a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the regular certificate and the denominator of which is the stated redemption price at maturity of the regular certificate.

Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans and the anticipated reinvestment rate, if any, relating to the regular certificates. This prepayment assumption with respect to a series of regular certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received and such income will be capital gain if the regular certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

The prospectus supplement with respect to a trust fund may provide for certain regular certificates to be issued as “super-premium” certificates at prices significantly exceeding their principal amounts or based on notional principal balances. The income tax treatment of these super-premium certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of the super-premium certificates is the sum of all payments to be made on these certificates determined under the prepayment assumption set forth in the related prospectus supplement, with the result that the super-premium certificates would be treated as being issued with OID. The calculation of income in this manner could result in negative OID (which delays future accruals of OID rather than being immediately deductible) when prepayments on the mortgage loans exceed those estimated under the prepayment assumption. The IRS might contend, however, that the contingent payment regulations should apply to the super-premium certificates.

Although the contingent payment regulations are not applicable to instruments governed by section 1272(a)(6) of the Code, they represent the only guidance regarding the current view of the IRS with respect to contingent payment instruments. In the alternative, the IRS could assert that the stated redemption price at maturity of such regular certificates should be limited to their principal amount (subject to the discussion under “—Accrued Interest Certificates” below), so that such regular certificates would be considered for U.S. federal income tax purposes to be issued at a premium. If such position were to prevail, the rules described under “—Premium” below would apply. It is unclear when a loss may be claimed for any unrecovered basis for a super-premium certificate. It is possible that a holder of a super-premium certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments, or when the final payment is received with respect to the super-premium certificate.

Under the REMIC Regulations, if the issue price of a regular certificate (other than regular certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, a regular certificate generally should not be treated as a super-premium certificate and the rules described below under “—Premium” below should apply. However, it is possible that holders of regular certificates issued at a premium, even if the premium is less than 25% of the certificate’s actual principal balance, will be required to amortize the premium under an OID method or contingent interest method even though no election under section 171 of the Code is made to amortize such premium.

Generally, a regular certificateholder must include in gross income the “daily portions,” as determined below, of the OID that accrues on a regular certificate for each day the regular certificateholder holds the regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a regular certificate, a calculation will be made of the portion of the OID that accrues during each successive accrual period that ends on the day in the calendar year corresponding to a distribution date (or if distribution dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by adding

•
the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the regular certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the regular certificate under the Prepayment Assumption, and

•	any payments included in the stated redemption price at maturity received during the accrual period,

and subtracting from that total the “adjusted issue price” of the regular certificates at the beginning of the accrual period.

The “adjusted issue price” of a regular certificate at the beginning of the first accrual period is its issue price; the “adjusted issue price” of a regular certificate at the beginning of a subsequent accrual period is the “adjusted issue price” at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

A subsequent purchaser of a regular certificate issued with OID who purchases the regular certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that regular certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that regular certificate exceeds the following amount:

•
the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original regular certificateholder (who purchased the regular certificate at its issue price), less

•	any prior payments included in the stated redemption price at maturity,

and the denominator of which is the sum of the daily portions for that regular certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as original issue.

Variable Rate Regular Certificates. Regular certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally,

•	the interest is unconditionally payable at least annually;

•	the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

•
interest is based on a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates,” one “qualified inverse floating rate,” or a combination of “qualified floating rates” that do not operate in a manner that significantly accelerates or defers interest payments on the regular certificate.

The amount of OID with respect to a regular certificate bearing a variable rate of interest will accrue in the manner described under “—Original Issue Discount and Premium” above by assuming generally that the index used for the variable rate will remain fixed throughout the term of the certificate. Appropriate adjustments are made for the actual variable rate.

Although unclear at present, the depositor intends to treat interest on a regular certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the regular certificates will be deemed to be the index in effect through the life of the regular certificates. It is possible, however, that the IRS may treat some or all of the interest on regular certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on regular certificates.

Market Discount. A purchaser of a regular certificate may be subject to the market discount provisions of sections 1276 through 1278 of the Code. Under these provisions and the OID Regulations, “market discount” equals the excess, if any, of

•
the regular certificate’s stated principal amount or, in the case of a regular certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased the regular certificate from an original holder)

over

•	the price for the regular certificate paid by the purchaser.

A holder who purchases a regular certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under section 1276 of the Code such a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder using the accrual method of accounting to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election is made with respect to a regular certificate with market discount, the certificateholder will be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See“—Original Issues Discount and Premium” above. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable.

Market discount with respect to a regular certificate will be considered to be zero if the amount allocable to the regular certificate is less than 0.25% of the regular certificate’s stated redemption price at maturity multiplied by the regular certificate’s weighted average maturity remaining after the date of purchase. If market discount on a regular certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the regular certificate and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors are encouraged to consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under sections 1276 through 1278 of the Code.

The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

The Code also grants authority to the Treasury to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the legislative history of the Tax Reform Act will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. For regular certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of

•	the total remaining market discount

multiplied by

•	a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For regular certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

•	the total remaining market discount

multiplied by

•
a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments (such as the regular certificates) which provide for payments which may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply.

A holder of a regular certificate that acquires it at a market discount also may be required to defer, until the maturity date of the regular certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the regular certificate in excess of the aggregate amount of interest (including OID) includible in the holder’s gross income for the taxable year with respect to the regular certificate. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the regular certificate for the days during the taxable year on which the holder held the regular certificate and, in general, would be deductible when such market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the regular certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the regular certificateholder elects to include such market discount in income currently as it accrues on all market discount obligations acquired by the regular certificateholder in that taxable year or thereafter.

Premium. A purchaser of a regular certificate who purchases the regular certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the regular certificate at a premium and may elect to amortize such premium under a constant yield method. A certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the prepayment assumption would be taken into account in determining the life of the regular certificate for this purpose. However, the legislative history of the Tax Reform Act states that the same rules that apply to accrual of market discount (which rules require use of a prepayment assumption in accruing market discount with respect to regular certificates without regard to whether the certificates have OID) will also apply in amortizing bond premium under section 171 of the Code. The Code provides that amortizable bond premium will be allocated among the interest payments on the regular certificates and will be applied as an offset against the interest payment.

On June 27, 1996, the IRS published in the Federal Register proposed regulations on the amortization of bond premium. The foregoing discussion is based in part on such proposed regulations. On December 30, 1997, the IRS issued the amortizable bond premium regulations which generally are effective for bonds acquired on or after March 2, 1998 or, for holders making an election to amortize bond premium as described above, the taxable year that includes March 2, 1998 or any subsequent taxable year, will apply to bonds held on or after the first day of taxable year in which such election is made. Neither the proposed regulations nor the final regulations, by their express terms, apply to prepayable securities described in section 1272(a)(6) of the Code such as the regular certificates. Holders of regular certificates are encouraged to consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

Deferred Interest. Certain classes of regular certificates will provide for the accrual of interest when one or more ARM Loans are adding deferred interest to their principal balance by reason of negative amortization. Any deferred interest that accrues with respect to a class of regular certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to deferred interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated interest or whether all or a portion of the interest payable on the certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID (which could accelerate such inclusion). Interest on regular certificates must in any event be accounted for under an accrual method by the holders of these certificates. Applying the latter analysis therefore may result only in a slight difference in the timing of the inclusion in income of interest on the regular certificates.

Effects of Defaults and Delinquencies. Certain series of certificates may contain one or more classes of subordinated certificates and, in the event there are defaults or delinquencies on the mortgage loans, amounts that would otherwise be distributed on the subordinated certificates may instead be distributed on the senior certificates. Holders of subordinated certificates nevertheless will be required to report income with respect to these certificates under an accrual method without giving effect to delays and reductions in distributions on such subordinated certificates attributable to defaults and delinquencies on the mortgage loans, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a holder of a subordinated certificate in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the subordinated certificate is reduced as a result of defaults and delinquencies on the mortgage loans. However, the timing and character of such losses or reductions in income are uncertain. Accordingly, holders of subordinated certificates are encouraged to consult their own tax advisors on this point.

Sale, Exchange or Redemption. If a regular certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller’s adjusted basis in the regular certificate. The adjusted basis generally will equal the cost of the regular certificate to the seller, increased by any OID and market discount included in the seller’s gross income with respect to the regular certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment which is part of the stated redemption price at maturity of a regular certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder’s adjusted basis in the regular certificate. The holder of a regular certificate that receives a final payment which is less than the holder’s adjusted basis in the regular certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under “—Market Discount” above, any such gain or loss will be capital gain or loss, provided that the regular certificate is held as a “capital asset” (generally, property held for investment) within the meaning of section 1221 of the Code.

Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors are encouraged to consult their own tax advisors concerning these tax law provisions.

Gain from the sale or other disposition of a regular certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of:

•
the amount that would have been includible in such holder’s income with respect to the regular certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in section 1274(d) of the Code determined as of the date of purchase of such regular certificate, over

•	the amount actually includible in the holder’s income.

Gain from the sale or other disposition of a regular certificate that might otherwise be capital gain will be treated as ordinary income, (i) if the regular certificate is held as part of a “conversion transaction” as defined in section 1258(c) of the Code, up to the amount of interest that would have accrued at the applicable federal rate under section 1274(d) of the Code in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or (ii) if the regular certificate is held as part of a straddle. Potential investors are encouraged to consult their tax advisors with respect to the tax consequences of ownership and disposition of an investment in regular certificates in their particular circumstances.

Regular certificates will be “evidences of indebtedness” within the meaning of section 582(c)(1) of the Code so that gain or loss recognized from the sale of a regular certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

The regular certificate information reports will include a statement of the adjusted issue price of the regular certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of regular certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

Accrued Interest Certificates. Regular certificates that are “payment lag” certificates may provide for payments of interest based on a period that corresponds to the interval between distribution dates but that ends prior to each distribution date. The period between the initial issue date of the payment lag certificates and their first distribution date may or may not exceed such interval. Purchasers of payment lag certificates for which the period between the initial issue date and the first distribution date does not exceed such interval could pay upon purchase of the regular certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the distribution date were interest accrued from distribution date to distribution date. If a portion of the initial purchase price of a regular certificate is allocable to interest that has accrued prior to the issue date (“pre-issuance accrued interest”), and the regular certificate provides for a payment of stated interest on the first payment date (and the first payment date, is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the regular certificate’s issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the regular certificate. However, it is unclear under this method how the proposed OID Regulations treat interest on payment lag certificates as described above. Therefore, in the case of a payment lag certificate, the REMIC intends to include accrued interest in the issue price and report interest payments made on the first distribution date as interest only to the extent such payments represent interest for the number of days that the certificateholder has held the payment lag certificate during the first accrual period.

Investors are encouraged to consult their own tax advisors concerning the treatment for federal income tax purposes of payment lag certificates.

Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a “single-class REMIC,” a portion of the REMIC’s servicing, administrative and other noninterest expenses will be allocated as a separate item to those regular securityholders that are “pass-through interest holders.” Generally, a single-class REMIC is defined as (i) a REMIC that would be treated as a fixed investment trust under Treasury regulations but for its qualification as a REMIC or (ii) a REMIC that is substantially similar to an investment trust but is structured with the principal purpose of avoiding this allocation requirement imposed by the temporary regulations. Such a pass-through interest holder would be required to add its allocable share, if any, of such expenses to its gross income and to treat the same amount as an item of investment expense. An individual generally would be allowed a deduction for such expenses only as a miscellaneous itemized deduction subject to the limitations under section 67 of the Code. That section allows such deductions only to the extent that in the aggregate such expenses exceed 2% of the holder’s adjusted gross income. In addition, section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the “applicable amount”) will be reduced by the lesser of (i) 3% of the excess of the individual’s adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. As a result of the Economic Growth and Tax Relief Reconciliation Act of 2001 (the “2001 Act”), limitations imposed by section 68 of the Code on claiming itemized deductions will be phased-out commencing in 2006. Unless amended, this provision of the 2001 Act will no longer apply for taxable years beginning on or after December 31, 2010. The amount of additional taxable income recognized by residual securityholders who are subject to the limitations of either section 67 or section 68 may be substantial. The REMIC is required to report to each pass-through interest holder and to the IRS such holder’s allocable share, if any, of the REMIC’s non-interest expenses. The term “pass-through interest holder” generally refers to individuals, entities taxed as individuals and certain pass-through entities including regulated investment companies, but does not include real estate investment trusts. Certificateholders that are “pass-through interest holders” are encouraged to consult their own tax advisors about the impact of these rules on an investment in the regular certificates.

Treatment of Realized Losses. Although not entirely clear, it appears that holders of regular certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any regular certificates becoming wholly or partially worthless and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any regular certificates becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of certificates may be allowed a bad debt deduction at such time that the principal balance of any regular certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the related trust fund have been liquidated or the certificates of the related series have been otherwise retired. Prospective investors in and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the regular certificates to a regular certificateholder who is a non-U.S. Person not engaged in a trade or business within the United States will not be subject to federal withholding tax if

•
the regular certificateholder does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the trust fund or the beneficial owners of the related residual certificates);

•	the regular certificateholder is not a controlled foreign corporation (within the meaning of section 957 of the Code) related to the issuer; and

•
the regular certificateholder complies with certain identification requirements, including delivery of a statement, signed by the regular certificateholder under penalties of perjury, certifying that it is a foreign person and providing its name and address.

If a regular certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued OID, the holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

Further, it appears that a regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, securityholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

Regular securityholders who are non-U.S. Persons and persons related to such holders should not acquire any residual certificates, and residual securityholders and persons related to residual securityholders should not acquire any regular certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each regular certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist regular securityholders in preparing their federal income tax returns or to enable holders to make such information available to owners or other financial intermediaries of holders that hold regular certificates. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient’s federal income tax liability.

Residual Certificates

Allocation of the Income of the REMIC to the Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See“—Prohibited Transactions and Other Taxes” below. Instead, each original holder of a residual certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any residual certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. The holder’s share of the taxable income of the REMIC for each day will be based on the portion of the outstanding residual certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the residual securityholders without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from residual certificates will be “portfolio income” for purposes of the taxation of taxpayers subject to the limitations on the deductibility of “passive losses.” As residual interests, the residual certificates will be subject to tax rules, described below, that differ from those that would apply if the residual certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

A residual certificateholder may be required to include taxable income from the residual certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (i.e., a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (i.e., “phantom income”). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a residual certificate to a residual certificateholder. Investors are encouraged to consult their own tax advisors concerning the federal income tax treatment of a residual certificate and the impact of such tax treatment on the after-tax yield of a residual certificate.

A subsequent residual certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the residual certificateholder owns the residual certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original residual certificateholder, as described above. The legislative history of the Tax Reform Act indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a residual certificate that purchased the residual certificate at a price greater than (or less than) the adjusted basis the residual certificate would have in the hands of an original residual certificateholder. See “—Sale or Exchange of Residual Certificates” below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

Taxable Income of the REMIC Attributable to Residual Certificates. The taxable income of the REMIC will reflect a netting of the income from the mortgage loans and the REMIC’s other assets and the deductions allowed to the REMIC for interest and OID on the regular certificates and, except as described under “—Non-Interest Expenses of the REMIC” below, other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the regular and residual certificates (or, if a class of certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the mortgage loans and other assets of the REMIC in proportion to their respective fair market values. A mortgage loan will be deemed to have been acquired with discount or premium to the extent that the REMIC’s basis therein is less or greater, respectively than its principal balance. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the regular certificates. The REMIC expects to elect under section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies would be amortized under a constant yield method. It is likely that the yield of a mortgage loan would be calculated for this purpose taking account of the prepayment assumption. However, the election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

The REMIC will be allowed a deduction for interest and OID on the regular certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to regular certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

A residual certificateholder will not be permitted to amortize the cost of the residual certificate as an offset to its share of the REMIC’s taxable income. However, such taxable income will not include cash received by the REMIC that represents a recovery of the REMIC’s basis in its assets, and, as described above, the issue price of the residual certificates will be added to the issue price of the regular certificates in determining the REMIC’s initial basis in its assets. See “—Sale or Exchange of Residual Certificates” below. For a discussion of possible adjustments to income of a subsequent holder of a residual certificate to reflect any difference between the actual cost of the residual certificate to such holder and the adjusted basis the residual certificate would have in the hands of an original residual certificateholder, see “— Allocation of the Income of the REMIC to the Residual Certificates” above.

Additional Taxable Income of Residual Interests. Any payment received by a holder of a residual certificate in connection with the acquisition of the residual certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt or accrual as ordinary income, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of residual certificates are encouraged to consult their tax advisors concerning the treatment of such payments for income tax purposes.

Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the residual securityholders in the same manner as the REMIC’s taxable income. The net loss allocable to any residual certificate will not be deductible by the holder to the extent that such net loss exceeds such holder’s adjusted basis in the residual certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the residual certificateholder to offset its share of the REMIC’s taxable income in future periods (but not otherwise). The ability of residual securityholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

Mark-to-Market Regulations. Prospective purchasers of a residual certificate should be aware that the IRS finalized mark-to-market regulations which provide that a residual certificate acquired after January 3, 1995 cannot be marked to market. The mark-to-market regulations replaced the temporary regulations which allowed a residual certificate to be marked to market provided that it was not a “negative value” residual interest.

Inducement Fees. The Treasury Department has issued final regulations, effective May 11, 2004, that address the federal income tax treatment of “inducement fees” received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods that permit transferees to include inducement fees in income either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the residual certificates are encouraged to consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

Non-Interest Expenses of the REMIC. The REMIC’s taxable income will be determined in the same manner as if the REMIC were an individual. However, all or a portion of the REMIC’s servicing, administrative and other non-interest expenses will be allocated as a separate item to residual securityholders that are “pass-through interest holders.” Such a holder would be required to add an amount equal to its allocable share, if any, of such expenses to its gross income and to treat the same amount as an item of investment expense. Individuals are generally allowed a deduction for such an investment expense only as a miscellaneous itemized deduction subject to the limitations under section 67 of the Code which allows such deduction only to the extent that, in the aggregate, all such expenses exceed 2% of an individual’s adjusted gross income. In addition, the personal exemptions and itemized deductions of individuals with adjusted gross incomes above particular levels are subject to certain limitations which reduce or eliminate the benefit of such items. The REMIC is required to report to each pass-through interest holder and to the IRS the holder’s allocable share, if any, of the REMIC’s non-interest expenses. The term “pass-through interest holder” generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Residual securityholders that are “pass-through interest holders” are encouraged to consult their own tax advisors about the impact of these rules on an investment in the residual certificates. See“— Regular Certificates—Non-Interest Expenses of the REMIC” above.

Excess Inclusions. A portion of the income on a residual certificate (referred to in the Code as an “excess inclusion”) for any calendar quarter will, with an exception discussed below for certain thrift institutions, be subject to federal income tax in all events. Thus, for example, an excess inclusion

•	may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a residual certificateholder;

•
will be treated as “unrelated business taxable income” within the meaning of section 512 of the Code if the residual certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see “Tax-Exempt Investors” below); and

•	is not eligible for any reduction in the rate of withholding tax in the case of a residual certificateholder that is a foreign investor.

See “—Non-U.S. Persons” below. The exception for thrift institutions is available only to the institution holding the residual certificate and not to any affiliate of the institution, unless the affiliate is a subsidiary all the stock of which, and substantially all the indebtedness of which, is held by the institution, and which is organized and operated exclusively in connection with the organization and operation of one or more REMICs.

Except as discussed in the following paragraph, with respect to any residual certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of

•	the income of the residual certificateholder for that calendar quarter from its residual certificate over

•	the sum of the “daily accruals” for all days during the calendar quarter on which the residual certificateholder holds the residual certificate.

For this purpose, the daily accruals with respect to a residual certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the “adjusted issue price” of the residual certificate at the beginning of the calendar quarter and 120% of the “Federal long-term rate” in effect at the time the residual certificate is issued. For this purpose, the “adjusted issue price” of a residual certificate at the beginning of any calendar quarter equals the issue price of the residual certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the residual certificate before the beginning of such quarter. The “Federal long-term rate” is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

In the case of any residual certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such residual certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a residual certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual certificateholder. First, the alternative minimum taxable income for the residual certificateholder is determined without regard to the special rule that taxable income cannot be less than excess inclusion. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, the residual certificateholder’s alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer’s income tax below its tentative minimum tax computed only on excess inclusions.

Payments. Any distribution made on a residual certificate to a residual certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the residual certificateholder’s adjusted basis in the residual certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the residual certificate.

Pass-Through of Miscellaneous Itemized Deductions. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the residual certificates. In the case of a “single class REMIC,” however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the holders of the regular certificates and the holders of the residual certificates on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In the case of individuals (or trusts, estates or other persons who compute their income in the same manner as individuals) who own an interest in a regular certificate directly or through a pass-through entity which is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g., a partnership, an S corporation or a grantor trust), such expenses will be deductible only to the extent that such expenses, plus other “miscellaneous itemized deductions” of the individual, exceed 2% of such individual’s adjusted gross income. The reduction or disallowance of this deduction coupled with the allocation of additional income may have a significant impact on the yield of the regular certificate to such a holder. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders’ alternative minimum taxable income. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related residual certificates in their entirety and not to holders of the related regular certificates.

Sale or Exchange of Residual Certificates. If a residual certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the residual certificate (except that the recognition of loss may be limited under the “wash sale” rules described below). A holder’s adjusted basis in a residual certificate generally equals the cost of the residual certificate to the residual certificateholder, increased by the taxable income of the REMIC that was included in the income of the residual certificateholder with respect to the residual certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to the residual certificateholder with respect to the residual certificate and by the distributions received thereon by the residual certificateholder. In general, any such gain or loss will be capital gain or loss provided the residual certificate is held as a capital asset. However, residual certificates will be “evidences of indebtedness” within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from sale of a residual certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

Except as provided in Treasury regulations yet to be issued, if the seller of a residual certificate reacquires the residual certificate or acquires any other residual certificate, any residual interest in another REMIC or similar interest in a “taxable mortgage pool” (as defined in section 7701(i)) of the Code during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the “wash sale” rules of section 1091 of the Code. In that event, any loss realized by the residual certificateholder on the sale will not be deductible, but instead will increase the residual certificateholder’s adjusted basis in the newly acquired asset.

Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors are encouraged to consult their own tax advisors concerning these tax law provisions.

Prohibited Transactions and Other Taxes

The REMIC is subject to a tax at a rate equal to 100% of the net income derived from “prohibited transactions.” In general, a prohibited transaction means the disposition of a mortgage loan other than pursuant to certain specified exceptions, the receipt of investment income from a source other than a mortgage loan or certain other permitted investments or the disposition of an asset representing a temporary investment of payments on the mortgage loans pending payment on the residual certificates or regular certificates. In addition, the assumption of a mortgage loan by a subsequent purchaser could cause the REMIC to recognize gain which would also be subject to the 100% tax on prohibited transactions.

In addition, certain contributions to a REMIC made after the initial issue date of the certificates could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property.

It is not anticipated that the REMIC will engage in any prohibited transactions or receive any contributions subject to the contributions tax. However, in the event that the REMIC is subject to any such tax, unless otherwise disclosed in the related prospectus supplement, such tax would be borne first by the residual securityholders, to the extent of amounts distributable to them, and then by the master servicer.

Liquidation and Termination

If the REMIC adopts a plan of complete liquidation, within the meaning of section 860F(a)(4)(A)(i) of the Code, which may be accomplished by designating in the REMIC’s final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any prohibited transaction tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of regular and residual certificates within the 90-day period.

The REMIC will terminate shortly following the retirement of the regular certificates. If a residual certificateholder’s adjusted basis in the residual certificate exceeds the amount of cash distributed to the residual certificateholder in final liquidation of its interest, it would appear that the residual certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

Administrative Matters

Solely for the purpose of the administrative provisions of the Code, the REMIC will be treated as a partnership and the residual securityholders will be treated as the partners. Under temporary regulations, however, if there is at no time during the taxable year more than one residual certificateholder, a REMIC shall not be subject to the rules of subchapter C of chapter 63 of the Code relating to the treatment of partnership items for a taxable year. Accordingly, the REMIC will file an annual tax return on Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. In addition, certain other information will be furnished quarterly to each residual certificateholder who held the residual certificate on any day in the previous calendar quarter.

Each residual certificateholder is required to treat items on its return consistently with their treatment on the REMIC’s return, unless the residual certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a residual certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

Tax-Exempt Investors

Any residual certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its “unrelated business taxable income” within the meaning of section 512 of the Code will be subject to such tax on that portion of the distributions received on a residual certificate that is considered an “excess inclusion.” See “—Residual Certificates— Excess Inclusions” above.

Non-U.S. Persons

Amounts paid to residual securityholders who are not U.S. Persons (see “—Regular Certificates—Non-U.S. Persons” above) are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to residual securityholders should qualify as “portfolio interest,” subject to the conditions described in “—Regular Certificates” above, but only to the extent that the mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a residual certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See “— Residual Certificates—Excess Inclusions” above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the residual certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (e.g., where the residual certificates do not have significant value). See “—Residual Certificates—Excess Inclusions” above. If the amounts paid to residual securityholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding tax will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U. S. federal income taxation at regular graduated rates. For special restrictions on the transfer of residual certificates, see “—Tax-Related Restrictions on Transfers of Residual Certificates” below.

Regular securityholders and persons related to such holders should not acquire any residual certificates, and residual securityholders and persons related to residual securityholders should not acquire any regular certificates without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

Tax-Related Restrictions on Transfers of Residual Certificates

Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by “disqualified organizations.” Further, a tax is imposed on the transfer of a residual interest in a REMIC to a disqualified organization. The amount of the tax equals the product of

•	an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated “excess inclusions” with respect to such interest for periods after the transfer multiplied by

•	the highest marginal federal income tax rate applicable to corporations.

The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middlemen) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A “disqualified organization” means

•
the United States, any state, possession, or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental agency),

•	any organization (other than certain farmers’ cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on “unrelated business taxable income,”

•	a rural electric or telephone cooperative, and

•	electing large partnerships.

A tax is imposed on a “pass-through entity” holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of

•	the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization, and

•	the highest marginal federal income tax rate applicable to corporations.

The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a “pass-through entity” means

•	a regulated investment company, real estate investment trust or common trust fund,

•	a partnership, trust or estate, and

•	certain cooperatives.

Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988.

In order to comply with these rules, the pooling and servicing agreement will provide that no record or beneficial ownership interest in a residual certificate may be, directly or indirectly, purchased, transferred or sold without the express written consent of the master servicer. The master servicer will grant such consent to a proposed transfer only if it receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the residual certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the residual certificate.

Non-economic Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a non-economic residual certificate to a U.S. Person, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A “non-economic residual certificate” is any residual certificate (including a residual certificate with a positive value at issuance) unless at the time of transfer, taking into account the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents,

•
the present value of the expected future distributions on the residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and

•
the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if

•
the transferor conducted a reasonable investigation of the transferee’s financial condition and found that the transferee had historically paid its debts as they come due and found no evidence to indicate that the transferee would not continue to pay its debts in the future; and

•
the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due.

Final Treasury regulations issued on July 18, 2002 (the “New REMIC Regulations”), provide that transfers of non-economic residual interests must meet two additional requirements to qualify for the safe harbor:

•
the transferee must represent that it will not cause income from the non-economic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a “foreign branch”) of the transferee or another U.S. taxpayer; and

•	the transfer must satisfy either an “asset test” or a “formula test” provided under the REMIC Regulations.

A transfer to an “eligible corporation,” generally a domestic corporation, will satisfy the asset test if:

•
at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the transferee’s fiscal year of transfer, the transferee’s gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons;

•
the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know that the transferee will not honor these restrictions on subsequent transfers, and

•
a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the non-economic residual interest), that the taxes associated with the residual interest will not be paid.

In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test.

The formula test provides that the transfer of a non-economic residual interest will not qualify under the formula test unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the present value of the sum of

•	any consideration given to the transferee to acquire the interest (the inducement payment),

•	future distributions on the interest, and

•	any anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of this calculation, the present value is calculated using a discount rate equal to the lesser of the applicable federal rate and the transferee’s cost of borrowing.

If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

The New REMIC Regulations generally apply to transfers of non-economic residual interests occurring on or after February 4, 2000. The requirement of a representation that a transfer of a non-economic residual interest is not made to a foreign branch of a domestic corporation and the requirement of using the short term applicable federal rate for purposes of the formula test apply to transfers occurring on or after August 19, 2002.

If a transfer of a non-economic residual certificate is disregarded, the transferor would continue to be treated as the owner of the residual certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

Foreign Investors. The REMIC Regulations provide that the transfer of a residual certificate that has a “tax avoidance potential” to a “foreign person” will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person, unless such transferee’s income in respect of the residual certificate is effectively connected with the conduct of a United States trade or business. A residual certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30% of each excess inclusion and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the residual certificate to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The pooling and servicing agreement will provide that no record or beneficial ownership interest in a residual certificate may be, directly or indirectly, transferred to a non-U.S. Person unless such person provides the trustee with a duly completed IRS Form W-8ECI and the trustee consents to such transfer in writing.

Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in residual certificates are advised to consult their own tax advisors with respect to transfers of the residual certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

Reportable Transactions

Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code). The rules defining “reportable transactions” are complex. In general, they include transactions that result in certain losses that exceed threshold amounts and transactions that result in certain differences between the taxpayer’s tax treatment of an item and book treatment of that same item. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

Penalty Avoidance

The summary of tax considerations contained herein was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States Federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

State Tax Considerations

In addition to the federal income tax consequences described in this prospectus under “Material Federal Income Tax Considerations” above, potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors are encouraged to consult their own tax advisors with respect to the various tax consequences of investments in the certificates.

ERISA Considerations

The following describes certain considerations under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code. The related prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to the particular securities offered by the prospectus supplement.

ERISA imposes requirements on certain employee benefit plans (and the Code imposes requirements on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans) as well as on collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, and on persons who bear specified relationships to these types of plans or arrangements (“Parties in Interest”) or are fiduciaries with respect to these types of plans or arrangements. In this prospectus we refer to these types of plans and arrangements as “Plans.” Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of a Plan be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of the Plan. ERISA also imposes certain duties on persons who are fiduciaries of Plans, such as the duty to invest prudently, to diversify investments unless it is prudent not to do so, and to invest in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of that Plan (subject to certain exceptions not here relevant). In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and Parties in Interest, and impose additional prohibitions where Parties in Interest are fiduciaries with respect to a Plan. Parties in Interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to Section 4975 of the Code, or penalties imposed pursuant to Section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available.

Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA’s requirements. Accordingly, assets of such plans may be invested in securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

The United States Department of Labor (DOL) issued regulations concerning the definition of what constitutes the assets of a Plan (DOL Reg. Section 2510.3-101). Under this “Plan Assets Regulation,” the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an “equity” investment could be deemed, for purposes of ERISA, to be assets of the investing Plan in certain circumstances.

The Plan Assets Regulation provides that, generally, the assets of an entity in which a Plan invests will not be deemed to be assets of the Plan for purposes of ERISA if the equity interest acquired by the investing Plan is a “publicly-offered security,” or if equity participation by “benefit plan investors” is not “significant.” In general, a publicly-offered security, as defined in the Plan Assets Regulation, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934. Equity participation in an entity by “benefit plan investors” is not significant if, after the most recent acquisition of an equity interest in the entity, less than 25% of the value of each class of equity interest in the entity is held by benefit plan investors, which include benefit plans described in ERISA or under Section 4975 of the Code, whether or not they are subject to ERISA, as well as entities the underlying assets of which include assets of the benefit plan by reason of investment in the entity by the benefit plan.

If no exception under the Plan Assets Regulation applies and if a Plan (or a person investing assets of a Plan, such as an insurance company general account) acquires an equity interest in the trust, then the assets of the trust could be considered to be assets of the Plan. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the trust could become subject to the fiduciary responsibility provisions of Title I of ERISA to the extent that they exercised discretionary control of Plan assets. In addition, parties with certain relationships to investing plans or providing services with respect to the issuer’s assets could be deemed to be Parties in Interest with respect to investing plans and could become subject to the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code with respect to transactions involving the assets of the trust. Because the loans held by the trust may be deemed assets of each Plan that purchases an equity interest, an investment in an equity interest issued by the trust by a Plan may not only be a prohibited transaction under ERISA and subject to an excise tax under Section 4975 of the Code, but may cause transactions undertaken in the course of operating the trust to constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

Without regard to whether securities are considered to be equity interest in the trust, the trust, certain affiliates of the trust (including the holder of the trust certificate), or a seller of a security (including an underwriter) might be considered or might become Parties in Interest with respect to a Plan. In this case, the acquisition or holdings of the securities by or on behalf of the Plan could constitute or give rise to a prohibited transaction, within the meaning of ERISA and the Code, unless they were subject to one or more exemptions. Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of securities-for example, Prohibited Transaction Class Exemption (“PTCE”) 96-23, which exempts certain transactions effected on behalf of a Plan by an “in-house asset manager”; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts transactions by insurance company pooled separate accounts; or PTCE 84-14; which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager.” There can be no assurance that any of these exemptions will apply with respect to any Plan’s investment in securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with the investment. Furthermore, these exemptions would not apply to transactions involved in operation of the trust if, as described above, the assets of the trust were considered to include Plan assets.

Insurance Company General Accounts

The DOL has published final regulations under Section 401(c) of ERISA describing a safe harbor for insurers that, on or before December 31, 1998, issued certain non-guaranteed policies supported by their general accounts to Plans (Labor Reg. Section 2550.401c-1). Under this regulation, an insurer will not be considered an ERISA fiduciary with respect to its general account by virtue of a Plan’s investment in such a policy. In general, to meet the safe harbor, an insurer must

•	disclose certain specified information to investing Plan fiduciaries initially and on an annual basis;

•
allow Plans to terminate or discontinue a policy on 90 days’ notice to the insurer, and to elect, without penalty, either a lump-sum payment or annual installment payments over a ten-year period, with interest; and

•	give Plans written notice of “insurer-initiated amendments” 60 days before the amendments take effect.

Prohibited Transaction Class Exemption 83-1

Any fiduciary or other Plan asset investor that proposes to purchase securities on behalf of, or with assets of, a Plan is encouraged to consult with its counsel on the potential applicability of ERISA and Section 4975 of the Code to that investment and the availability of any prohibited transaction class exemption in connection therewith. In particular, in connection with a contemplated purchase of certificates, but not notes, representing a beneficial ownership interest in a pool of single-family residential mortgages, the fiduciary should consider the availability of PTCE 83-1 for various transactions involving mortgage pool investment trusts. PTCE 83-1 permits, subject to certain conditions, transactions that might otherwise be prohibited between Plans and Parties in Interest with respect to those plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in those mortgage pools by Plans. However, PTCE 83-1 does not provide exemptive relief with respect to certificates evidencing interests in trusts which include mortgage loans secured by third or more junior liens, revolving credit loans, loans on unimproved land, contracts, cooperative loans, multifamily or mixed-use mortgage loans or some types of private securities, or which contain an interest rate swap (a “swap”), a yield maintenance agreement (a “cap”) or a pre-funding arrangement. In addition, PTCE 83-1 does not provide exemptive relief for transactions involving subordinated securities. The prospectus supplement may indicate whether it is expected that PTCE 83-1 will apply to securities offered by that prospectus supplement.

Underwriter Exemption

On September 6, 1990 the DOL issued to Greenwich Capital Markets, Inc. an underwriter exemption (PTE 90-59, Application No. D-8374, 55 Fed. Reg. 36724 (1990)) (the “Exemption”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, holding and subsequent resale by Plans of “securities” that are obligations of an issuer containing certain receivables, loans and other obligations, and with respect to which Greenwich Capital Markets, Inc. is the underwriter, manager or co-manager of an underwriting syndicate. The Exemption, which was amended and expanded by PTE 97-34, 62 Fed. Reg. 39021 (1997); PTE 2000-58, 65 Fed. Reg. 67765 (2000); and PTE 2002-41, 67 Fed. Reg. 54487 (2002), provides relief which is generally similar to that provided by PTCE 83-1, but is broader in several respects.

The Exemption contains a number of requirements. It does not apply to any investment pool unless, among other things, the investment pool satisfies the following conditions:

•	the investment pool consists only of assets of a type which have been included in other investment pools;

•
securities evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to the Plan’s acquisition of securities pursuant to the exemption; and

•
securities in such other investment pools have been rated in one of the three (or four, if the investment pool contains certain types of assets) highest generic rating categories by one of the credit rating agencies noted below.

The Exemption sets forth general conditions which must be satisfied for a transaction to be eligible for exemptive relief thereunder. Generally, the Exemption holds that the acquisition of the securities by a Plan must be on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm’s length transaction with an unrelated party. The Exemption requires that the rights and interests evidenced by the securities not be “subordinated” to the rights and interests evidenced by other securities of the same trust, except when the trust holds certain types of assets. The Exemption requires that securities acquired by a Plan have received a rating at the time of their acquisition that is in one of the three (or four, if the trust holds certain types of assets) highest generic rating categories of Standard & Poor’s, Moody’s Investors Service, Inc. or Fitch Ratings. The Exemption specifies that the pool trustee must not be an affiliate of any other member of the “Restricted Group” (defined below), other than an underwriter. The Exemption stipulates that any Plan investing in the securities must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended. The Exemption requires that certain payments made in connection with the creation and operation of the trust and the sale of its securities be reasonable. Finally, the Exemption requires that, depending on the type of issuer, the documents establishing the issuer and governing the transaction contain certain provisions to protect the assets of the issuer, and that the issuer receive certain legal opinions.

If an issuer holds obligations that have loan-to-value ratios in excess of 100%, the Exemption may apply to only the issuer’s non-subordinated securities rated in one of the two highest generic rating categories by at least one of the rating agencies named in the Exemption if both of the following conditions are met:

•	the obligations are residential or home equity loans, and

•
the fair market value of the real property collateral securing the loan on the closing date is at least 80% of the sum of the outstanding principal balance of the loan held in the investment pool and the outstanding principal balance of any other loan of higher lien priority secured by the same real property collateral.

Moreover, the Exemption generally provides relief from certain self-dealing and conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities of an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements:

•
in the case of an acquisition in connection with the initial issuance of securities, at least 50% of each class of securities in which Plans have invested and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the Restricted Group;

•	the fiduciary (or its affiliate) is an obligor with respect to not more than 5% of the fair market value of the obligations contained in the issuer;

•	the Plans’ investment in securities of any class does not exceed 25% of all of the securities of that class outstanding at the time of the acquisition; and

•
immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which the person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

This relief is not available to Plans sponsored by the “Restricted Group,” which consists of the seller, the underwriter, the trustee, the master servicer, any servicer, any counterparty of a permitted swap or notional principal contract or any insurer with respect to the mortgage loans, any obligor with respect to mortgage loans included in the investment pool constituting more than 5% of the aggregate principal balance of the assets in the investment pool, or any affiliate of those parties, and in general the Exemption provides only limited relief to such Plans.

If pre-funding is anticipated, the Exemption extends exemptive relief to securities issued in transactions using pre-funding accounts, whereby a portion of the loans backing the securities are transferred to the trust fund within a specified period following the closing date (the “DOL Pre-Funding Period”), when the conditions of the Exemption are satisfied and the pre-funding accounts meet certain requirements.

The Exemption, as amended, extends exemptive relief to certain mortgage-backed and asset-backed securities transactions involving trusts that contain a swap or a cap, provided the swap or cap satisfies certain criteria and the other requirements of the Exemption are met. Among other requirements, the counterparty to the swap or cap must maintain ratings at certain levels from Exemption rating agencies, and the documentation for the swap or cap must provide for certain remedies if the rating declines. The swap or cap must be an interest rate notional contract denominated in U.S. dollars, may not be leveraged, and must satisfy several other criteria, including limitations on its notional amount. Securities of any class affected by the swap or cap may be sold to Plan investors only if they are “qualified plan investors” that satisfy several requirements relating to their ability to understand the terms of the swap or cap and the effects of the swap or cap on the risks associated with an investment in the security.

The rating of a security may change. If a class of securities no longer satisfies the applicable rating requirement of the Exemption, securities of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the security when it had an appropriate rating would not be required by the Exemption to dispose of it). However, PTCE 95- 60, which is applicable to Plan investors that are insurance company general accounts, may be available in such circumstances.

The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby as to which it is expected that the Exemption will apply.

In the case of certain types of securities, transfer of the securities will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, or with assets of, a Plan, or provides an opinion of counsel or a certification, which opinion of counsel or certification will not be at the expense of the trustee or depositor, satisfactory to the trustee and the depositor that the purchase of the securities by or on behalf of, or with assets of, a Plan, is permissible under applicable law, will not give rise to a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the operative agreements.

Any Plan fiduciary which proposes to cause a Plan to purchase securities is encouraged to consult with their counsel concerning the impact of ERISA and the Code, the applicability of the Exemption or any other available exemption, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

Legal Investment Considerations

The prospectus supplement for each series of certificates will specify which, if any, of those classes of certificates constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (SMMEA). Classes of certificates that qualify as “mortgage related securities” will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of these entities with respect to “mortgage related securities,” certificates will constitute legal investments for entities subject to the legislation only to the extent provided therein. Approximately twenty-one states adopted the legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in certificates, or require the sale or other disposition of certificates, so long as such contractual commitment was made or such certificates were acquired prior to the enactment of the legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in certificates without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration (NCUA) Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA’s regulation “Investment and Deposit Activities” (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

All depository institutions considering an investment in the certificates (whether or not the class of certificates under consideration for purchase constitutes a “mortgage related security”) should review the Federal Financial Institutions Examination Council’s Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution’s investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including “mortgage related securities,” which are “high-risk mortgage securities” as defined in the Policy Statement. According to the Policy Statement, “high-risk mortgage securities” include securities such as certificates not entitled to distributions allocated to principal or interest, or subordinated certificates. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a “high-risk mortgage security,” and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not “interest bearing” or “income paying.”

The Office of Thrift Supervision, or OTS, has issued Thrift Bulletin 73a, entitled “Investing in Complex Securities” (“TB 73a”), which applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities” (“TB 13a”), which applies to thrift institutions regulated by the OTS.

One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. OTS recommends, with respect to purchases of specific securities, additional analyses, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the due diligence requirements of the OTS for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association’s investment practices will be subject to criticism, and OTS any require divestiture of such securities. OTS also recommends, with respect to an investment in any “complex securities,” that savings associations should take into account quality and suitability, interest rate risk and classification factors. For the purpose of each of TB 73a and TB 13a, the term “complex security” includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” mortgage pass-through security (i.e., securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all Classes of the Offered Certificates would likely be viewed as “complex securities.” With respect to quality and suitability factors, TB 73a warns (i) that a savings association’s sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a. With respect to collateralized loan or bond obligations, TB 73a also requires that the savings associations meet similar requirements with respect to the underlying collateral, and warns that investments that are not fully rated as to both principal and interest do not meet OTS regulatory requirements.

One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative. The OTS recommends that a thrift institution should conduct its own in-house pre acquisition analysis, although it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase certificates or to purchase certificates representing more than a specified percentage of the investor’s assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the certificates constitute legal investments for them.

Method of Distribution

The certificates offered by this prospectus and by the related prospectus supplement will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement and subject to the receipt of any required approvals from the Board of Governors of the Federal Reserve System, the certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Greenwich Capital Markets, Inc. (GCM) acting as underwriter with other underwriters, if any, named in the prospectus supplement. In such event, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the certificates, underwriters may receive compensation from the depositor or from purchasers of the certificates in the form of discounts, concessions or commissions. The related prospectus supplement will describe any compensation paid by the depositor.

As to any offering of securities, in addition to the method of distribution as described in the prospectus supplement and this base prospectus, the distribution of any class of the offered securities may be effected through one or more resecuritization transactions, in accordance with Rule 190.

Alternatively, the related prospectus supplement may specify that the certificates will be distributed by GCM acting as agent or in some cases as principal with respect to certificates that it has previously purchased or agreed to purchase. If GCM acts as agent in the sale of certificates, GCM will receive a selling commission with respect to each series of certificates, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related mortgage assets as of the cut-off date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that GCM elects to purchase certificates as principal, GCM may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of certificates of that series.

The depositor will indemnify GCM and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments GCM and any underwriters may be required to make in respect of those liabilities.

In the ordinary course of business, GCM and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor’s mortgage loans pending the sale of the mortgage loans or interests in the loans, including the certificates.

The depositor anticipates that the certificates will be sold primarily to institutional investors. Purchasers of certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933, in connection with reoffers and sales of certificates by them. Holders of certificates are encouraged to consult with their legal advisors in this regard prior to any such reoffer or sale.

Legal Matters

The legality of the certificates of each series, including certain material federal income tax consequences with respect to the certificates, will be passed upon for the depositor by Sidley Austin llp, 787 Seventh Avenue, New York, New York 10019, or by Thacher Proffitt & Wood llp, Two World Financial Center, New York, New York 10281, or by McKee Nelson llp, 1919 M Street, NW, Washington, DC 20036, as specified in the related prospectus supplement.

Financial Information

A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this Prospectus or in the related prospectus supplement.

Available Information

The depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, with respect to the certificates. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the SEC. For further information, reference is made to the Registration Statement and the exhibits thereto. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Section, 100 F Street, N. E., Washington, D.C. 20549. In addition, the SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the depositor, that file electronically with the SEC. Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity’s name. The depositor does not intend to provide any financial reports to securityholders.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Description of the Securities — Reports to Securityholders” and “Servicing of Mortgage Loans — Evidence as to Compliance,” required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as shall have been filed with the Commission will be posted on the internet web site of the trustee for the related transaction as soon as reasonably practicable after they have been electronically filed with, or furnished to, the Commission.

Reports to Securityholders

The master servicer or another designated person will be required to provide periodic unaudited reports concerning each trust fund to all registered holders of offered securities of the related series with respect to each trust fund as are required under the Exchange Act and the Commission’s related rules and regulations, and under the terms of the applicable agreements.

As to each issuing entity, so long as it is required to file reports under the Exchange Act, those reports will be made available as described above under “Available Information.”

As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the website referenced above under “Available Information” as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See “Operative Agreements — Evidence as to Compliance” and “Description of the Securities — Reports to Securityholders.”

Ratings

It is a condition to the issuance of the certificates of each series offered by this prospectus and the accompanying prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

Ratings on mortgage pass-through certificates address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the credit enhancer or guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in certain cases might fail to recoup their underlying investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

Glossary of Terms

Agency Securities: Mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac.

Home Equity Loans: Closed end and/or revolving home equity loans generally secured by junior liens on one- to four-family residential properties.

Home Improvement Contracts: Home improvement installment sales contracts and loan agreements that are either unsecured or secured by senior or junior liens on one- to four-family residential or mixed-use properties or by purchase money security interests in the related home improvements.

Insurance Proceeds: All proceeds of the related hazard insurance policies and any primary mortgage insurance policies to the extent the proceeds are not applied to property restoration or released to mortgagors in accordance with the master servicer’s normal servicing procedures, net of insured expenses including unreimbursed payments of property taxes, insurance premiums and other items incurred by any related sub-servicer and net of reimbursed advances made by the sub-servicer.

Liquidation Proceeds: All cash amounts (other than Insurance Proceeds) received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, net of unreimbursed liquidation and foreclosure expenses incurred by any related sub-servicer and net of unreimbursed advances made by the sub-servicer.

Manufactured Housing Contracts: Conditional sales contracts and installment sales or loan agreements secured by manufactured housing.

Multifamily Loans: First lien mortgage loans, secured by residential properties consisting of five or more residential units, including cooperative apartment buildings.

Private Label Securities: Mortgage-backed or asset-backed securities that are not Agency Securities.

REMIC Regulations: Regulations promulgated by the Department of the Treasury on December 23, 1992 and generally effective for REMICs with start-up dates on or after November 12, 1991.

Single Family Loans: First lien mortgage loans, secured by one- to four-family residential properties.

U.S. Person: Any of the following:

•	a citizen or resident of the United States;

•
a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or under the laws of the United States, or any State thereof or the District of Columbia (unless in the case of a partnership Treasury regulations are adopted that provide otherwise);

•	an estate whose income is includible in gross income for federal income tax purposes regardless of its source; or

•
a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

In addition, certain trusts which would not qualify as U.S. Persons under the above definition but which are eligible to and make an election to be treated as U.S. Persons will also be treated as U.S. Persons.

Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the Securities offered by this prospectus supplement, whether or not participating in this distribution, may be required to deliver this prospectus supplement and the prospectus. This is in addition to the obligation of dealers to deliver this prospectus supplement and the prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$1,173,704,000
(Approximate)

HarborView Mortgage Loan Trust
Mortgage Loan Pass-Through Certificates, Series 2006-8

Class	Approximate Principal Balance	Pass-Through Rate
Class 1A-1	$ 360,539,000	Variable
Class 2A-1A	$ 422,772,000	Variable
Class 2A-1B	$ 176,155,000	Variable
Class 2A-1C	$ 105,693,000	Variable
Class B-1	$ 29,820,000	Variable
Class B-2	$ 25,645,000	Variable
Class B-3	$ 5,964,000	Variable
Class B-4	$ 19,085,000	Variable
Class B-5	$ 8,350,000	Variable
Class B-6	$ 11,928,000	Variable
Class B-7	$ 7,753,000	Variable

Greenwich Capital Acceptance, Inc.
Depositor

HarborView Mortgage Loan Trust 2006-8
Issuing Entity

Greenwich Capital Financial Products, Inc.
Sponsor and Seller

Wells Fargo Bank, N.A.
Master Servicer and Securities Administrator

PROSPECTUS SUPPLEMENT

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates in any state where the offer is not permitted.

We do not claim that the information in this prospectus supplement and the prospectus is accurate as of any date other than the dates stated on their respective covers.

RBS Greenwich Capital

August 28, 2006